   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 1997

                                                      REGISTRATION NO. 333-26503
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            UROHEALTH SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                       3841, 3842                      98-0122944
(STATE OR OTHER JURISDICTION    (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
     OF INCORPORATION OR        CLASSIFICATION CODE NUMBERS)       IDENTIFICATION NUMBER)
        ORGANIZATION)

                                 GATES PLASTICS
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         CALIFORNIA                                                      95-2766979
(STATE OR OTHER JURISDICTION                                          (I.R.S. EMPLOYER
             OF
      INCORPORATION OR                                             IDENTIFICATION NUMBER)
        ORGANIZATION)

                              DACOMED CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          MINNESOTA                                                      41-1368855
(STATE OR OTHER JURISDICTION                                          (I.R.S. EMPLOYER
             OF
      INCORPORATION OR                                             IDENTIFICATION NUMBER)
        ORGANIZATION)

                          DACOMED INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          MINNESOTA                                                      41-1777037
(STATE OR OTHER JURISDICTION                                          (I.R.S. EMPLOYER
             OF
      INCORPORATION OR                                             IDENTIFICATION NUMBER)
        ORGANIZATION)

                        ALLSTATE MEDICAL PRODUCTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          MINNESOTA                                                      41-1335220
(STATE OR OTHER JURISDICTION                                          (I.R.S. EMPLOYER
             OF
      INCORPORATION OR                                             IDENTIFICATION NUMBER)
        ORGANIZATION)

                          UROHEALTH OF KENTUCKY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          KENTUCKY                                                       61-1278679
(STATE OR OTHER JURISDICTION                                          (I.R.S. EMPLOYER
             OF
      INCORPORATION OR                                             IDENTIFICATION NUMBER)
        ORGANIZATION)

                                MICROSURGE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                                       04-3118465
(STATE OR OTHER JURISDICTION                                          (I.R.S. EMPLOYER
             OF
      INCORPORATION OR                                             IDENTIFICATION NUMBER)
        ORGANIZATION)

                          OSBON MEDICAL SYSTEMS, LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           GEORGIA                                                       58-1546773
(STATE OR OTHER JURISDICTION                                          (I.R.S. EMPLOYER
             OF
      INCORPORATION OR                                             IDENTIFICATION NUMBER)
        ORGANIZATION)

                          UROHEALTH, INC. (CALIFORNIA)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         CALIFORNIA                                                      95-3755249
(STATE OR OTHER JURISDICTION                                          (I.R.S. EMPLOYER
             OF
      INCORPORATION OR                                             IDENTIFICATION NUMBER)
        ORGANIZATION)

================================================================================

                            5 CIVIC PLAZA, SUITE 100
                        NEWPORT BEACH, CALIFORNIA 92660
                                 (714) 668-5858
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               CHARLES A. LAVERTY
                            UROHEALTH SYSTEMS, INC.
                            5 CIVIC PLAZA, SUITE 100
                        NEWPORT BEACH, CALIFORNIA 92660
                                 (714) 668-5858
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                WITH A COPY TO:

                             ROBERT M. MATTSON, JR.
                            MORRISON & FOERSTER LLP
                           19900 MACARTHUR BOULEVARD
                                   SUITE 1200
                            IRVINE, CALIFORNIA 92612
                                 (714) 251-7500

     APPROXIMATE DATE OF COMMENCEMENT OF SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

===================================================================================================
                                                                       PROPOSED
                                                       PROPOSED        MAXIMUM
          TITLE OF EACH                 AMOUNT         MAXIMUM        AGGREGATE       AMOUNT OF
       CLASS OF SECURITIES              TO BE       OFFERING PRICE     OFFERING      REGISTRATION
         TO BE REGISTERED             REGISTERED     PER UNIT(1)       PRICE(1)          FEE
---------------------------------------------------------------------------------------------------
12 1/2% Senior Subordinated Notes
  due 2004........................   $110,000,000        100%        $110,000,000     $33,334(2)
Guarantees........................       N/A             N/A             N/A             (3)
===================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) Previously paid.

(3) No separate fee is payable pursuant to Rule 457(n).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH
SECTION 8(a), MAY DETERMINE.
================================================================================

                             CROSS REFERENCE SHEET

       PURSUANT TO ITEM 501(b) OF REGULATION S-K SHOWING LOCATION IN THE
            PROSPECTUS OF INFORMATION REQUIRED BY ITEMS IN FORM S-4

                     ITEM IN FORM S-4                              CAPTION IN PROSPECTUS
----------------------------------------------------------  -----------------------------------
 1.    Forepart of the Registration Statement and Outside
       Front Cover Page of Prospectus.....................  Facing Page; Cross-Reference Sheet
                                                            Cover Page of Prospectus
 2.    Inside Front and Outside Back Cover Pages of
       Prospectus.........................................  Available Information; Table of
                                                            Contents; Cover Page of Prospectus
 3.    Risk Factors, Ratio of Earnings to Fixed Charges
       and Other Information..............................  Prospectus Summary; Risk Factors;
                                                            Ratio of Earnings to Fixed Charges;
                                                            The Exchange Offer; Selected
                                                            Consolidated Financial Data
 4.    Terms of the Transaction...........................  Prospectus Summary; Risk Factors;
                                                            The Prior Offering; Description of
                                                            Notes; Incorporation of Certain
                                                            Documents by Reference
 5.    Pro Forma Financial Information....................  Prospectus Summary; Consolidated
                                                            Financial Statements
 6.    Material Contracts with the Company Being
       Acquired...........................................  Not Applicable
 7.    Additional Information Required for Reoffering by
       Persons and Parties Deemed to be Underwriters......  Not Applicable
 8.    Interests of Named Experts and Counsel.............  Legal Matters; Experts
 9.    Disclosure of Commission Position on
       Indemnification for Securities Act Liabilities.....  Not Applicable
10.    Information with Respect to S-3 Registrants........  Prospectus Cover Page; Available
                                                            Information; Incorporation of
                                                            Certain Documents; Prospectus
                                                            Summary; Selected Consolidated
                                                            Financial Data; Management's
                                                            Discussion and Analysis of
                                                            Financial Condition and Results of
                                                            Operations; Index to Financial
                                                            Statements
11.    Incorporation of Certain Information by
       Reference..........................................  Incorporation of Certain Documents
                                                            By Reference
12.    Information with Respect to S-2 or S-3
       Registrants........................................  Not Applicable
13.    Incorporation of Certain Information by
       Reference..........................................  Not Applicable
14.    Information with Respect to Registrants Other than
       S-3 or S-2 Registrants.............................  Not Applicable
15.    Information with Respect to S-3 Companies..........  Not Applicable
16.    Information with Respect to S-2 or S-3 Companies...  Not Applicable
17.    Information with Respect to Companies other than
       S-3 or S-2 Companies...............................  Not Applicable
18.    Information if Proxies, Consents or Authorizations
       are to be Solicited................................  Not Applicable
19.    Information if Proxies, Consents or Authorizations
       are not to be Solicited or in an Exchange Offer....  Incorporation of Certain Documents
                                                            By Reference

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 1997


                            UROHEALTH SYSTEMS, INC.
                               OFFER TO EXCHANGE

                                ALL OUTSTANDING
                   12 1/2% SENIOR SUBORDINATED NOTES DUE 2004
                  ($110,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                 FOR 12 1/2% SENIOR SUBORDINATED NOTES DUE 2004
                         ------------------------------

     The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York
City time, on           , 1997 (as such date may be extended, the "Expiration
Date").

     Urohealth Systems, Inc., a Delaware corporation ("Urohealth" or the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal"), to exchange $1,000 in principal amount of its 12 1/2% Senior Subordinated Notes due 2004 (the "New Notes") for each $1,000 in principal amount of its outstanding 12 1/2% Senior Subordinated Notes due 2004 (the "Old Notes") (the Old Notes and the New Notes are collectively referred to herein as the "Notes"). The Notes are fully and unconditionally guaranteed on a senior subordinated basis by the Company's domestic and material foreign subsidiaries and all future Restricted Subsidiaries. An aggregate principal amount of $110,000,000 of Old Notes is outstanding. See "The Exchange Offer." As of June 30, 1997, the Company had outstanding indebtedness of approximately $171 million and subsequent to June 30, 1997 the Company drew down $5.0 million under its senior credit facility.

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business one year after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     The Company will accept for exchange any and all Old Notes that are validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is subject to the terms and provisions of the Registration Rights Agreement, dated as of April 10, 1997 (the "Registration Rights Agreement"), between the Company and Bear, Stearns & Co. Inc. (the "Initial Purchaser"). The Old Notes may be tendered only in multiples of $1,000. See "The Exchange Offer."

                                                        (continued on next page)

      SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY HOLDERS IN EVALUATING THE EXCHANGE OFFER.
                         ------------------------------

          THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS           , 1997

     The Old Notes were issued in a transaction (the "Prior Offering") pursuant to which the Company issued an aggregate of $110,000,000 principal amount of the Old Notes to the Initial Purchaser on April 10, 1997 (the "Closing Date") pursuant to a Purchase Agreement, dated April 3, 1997 (the "Purchase Agreement"), among the Company, Gates Plastics, a California corporation and wholly-owned indirect subsidiary of the Company ("Gates"), Dacomed Corporation, a Minnesota corporation and wholly-owned subsidiary of the Company ("Dacomed"), Dacomed International, Inc., a Minnesota corporation and wholly-owned indirect subsidiary of the Company ("Dacomed International"), Allstate Medical Products, Inc., a Minnesota corporation and wholly-owned subsidiary of the Company ("Allstate"), Urohealth of Kentucky, Inc., a Kentucky corporation and wholly-owned subsidiary of the Company ("Urohealth Kentucky"), Microsurge, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Microsurge"), Osbon Medical Systems, Ltd., a Georgia corporation and wholly-owned subsidiary of the Company ("Osbon"), and Urohealth, Inc. (California), a California corporation and wholly-owned subsidiary of the Company ("Urohealth California," and together with Gates, Dacomed, Dacomed International, Allstate, Urohealth Kentucky, Microsurge and Osbon, the "Guarantors"), and the Initial Purchaser. The Initial Purchaser subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The Company and the Initial Purchaser also entered into the Registration Rights Agreement pursuant to which the Company granted certain registration rights for the benefit of the holders of the Old Notes. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement with respect to the Old Notes. See "The Exchange Offer -- Purpose and Effect."

     The Old Notes were issued, and the New Notes will be issued, under the Indenture, dated as of April 10, 1997 among the Company, the Guarantors and The Bank of New York, as trustee (in such capacity, the "Trustee"). The Indenture, as supplemented, is hereinafter referred to as the "Indenture."

     The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) holders of New Notes will not be entitled to liquidated damages equal to one-half of one percent (0.5%) per annum of the principal amount of the Notes held by such Holder during the first 90-day period immediately following the occurrence of a Registration Default (as defined), increasing by an additional one-half of one percent (0.5%) per annum of the principal amount of such Notes during each subsequent 90-day period, up to a maximum amount of Liquidated Damages equal to two percent (2.0%) per annum of the principal amount of such Notes, during any period in which a Registration Default is continuing (the "Liquidated Damages") and (iii) holders of New Notes will not be, and upon the consummation of the Exchange Offer, holders of Old Notes will no longer be, entitled to certain rights under the Registration Rights Agreement intended for the holders of unregistered securities. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to The Bank of New York, as registrar of the Old Notes (in such capacity, the "Registrar") under the Indenture, of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that are validly tendered by holders thereof pursuant to the Exchange Offer. See "The Exchange Offer -- Termination of Certain Rights" and "Procedures for Tendering Old Notes" and "Description of Notes."

     The New Notes will bear interest at a rate equal to 12 1/2% per annum from their date of issuance. Interest on the New Notes is payable semiannually on October 1 and April 1 of each year (each an "Interest Payment Date"). Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of original issuance or the last Interest Payment Date, as applicable, to, but not including, the date of issuance of the New Notes, such interest to be payable with the first Interest Payment on the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue on the day prior to the issuance of the New Notes. The Notes will mature on April 1, 2004. See "Description of Notes."

     The New Notes will not be redeemable at the Company's option prior to April 1, 2001. Thereafter, the New Notes will be redeemable by the Company at the redemption price, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, and subject to the conditions set forth in "Description of Notes -- Optional Redemption." Upon the occurrence of a Change of Control (as defined herein), each Holder of a New Note will have the right to require the Company to repurchase all or any part

(equal to $1,000 or an integral multiple thereof) of such Holder's New Notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase. There is no assurance that the Company will have adequate funds to repurchase the New Notes upon a Change in Control. See "Description of Notes -- Repurchase of New Notes at the Option of the Holders -- Change of Control."

     The New Notes will be general unsecured obligations of the Company subordinated in right of payment to all existing and future Senior Indebtedness (as defined herein) of the Company, including borrowings under the New Credit Facility (as defined herein). The New Notes will also be effectively subordinated to all of the indebtedness of the Company's Subsidiaries. See "Description of Notes." The Indenture permits the Company and its subsidiaries to incur additional indebtedness, including additional Senior Indebtedness subject to satisfying certain financial covenants.

     Based on existing interpretations of the Securities Act by the staff of the Securities and Exchange Commission (the "Commission") set forth in "no-action" letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer to any holder of Old Notes in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such holder (other than a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is not an affiliate of the Company, is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. Holders wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. In addition, if such holder is not a broker-dealer, it must represent that it is not engaged in, and does not intend to engage in, a distribution of the New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "The Exchange Offer -- Resales of the New Notes" and "Plan of Distribution." This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities.

     As of           , 1997, Cede & Co. ("Cede"), as nominee for The Depository
Trust Company, New York, New York ("DTC"), was the sole registered holder of the
Old Notes and held the Old Notes for        of its participants. The Company
believes that no such participant is an affiliate (as such term is defined in Rule 405 of the Securities Act) of the Company. There has previously been only a limited secondary market, and no public market, for the Old Notes. The Old Notes are eligible for trading in the Private Offering, Resales and Trading through Automatic Linkages ("PORTAL") market. In addition, the Initial Purchaser has advised the Company that it currently intends to make a market in the New Notes; however, the Initial Purchaser is not obligated to do so and any market making activities may be discontinued by the Initial Purchaser at any time. Therefore, there can be no assurance that an active market for the New Notes will develop. If such a trading market develops for the New Notes, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on such factors, the New Notes may trade at a discount from their face value. See "Risk Factors -- Lack of Public Market."

     The Company will not receive any proceeds from this Exchange Offer. Pursuant to the Registration Rights Agreement, the Company will bear certain registration expenses.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     The Old Notes were issued originally in global form (the "Global Old Note"). The Global Old Note was deposited with, or on behalf of, DTC, as the initial depository with respect to the Old Notes (in such capacity, the "Depositary"). The Global Old Note is registered in the name of Cede, as nominee of DTC, and beneficial interests in the Global Old Note are shown on, and transfers thereof are effected only through, records maintained by the Depositary and its participants. The use of the Global Old Note to represent certain of the Old Notes permits the Depositary's participants, and anyone holding a beneficial interest in an Old Note registered in the name of such a participant, to transfer interests in the Old Notes electronically in accordance with the Depositary's established procedures without the need to transfer a physical certificate. New Notes issued in exchange for the Global Old Note will also be issued initially as a note in global form (the "Global New Note," and, together with the Global Old Note, the "Global Notes") and deposited with, or on behalf of, the Depositary. After the initial issuance of the Global New Note, New Notes in certificated form will be issued in exchange for a holder's proportionate interest in the Global New Note only as set forth in the Indenture.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Available Information.................................................................    1
Incorporation of Certain Documents by Reference.......................................    1
Prospectus Summary....................................................................    3
Risk Factors..........................................................................   12
The Company...........................................................................   21
The Exchange Offer....................................................................   21
Use of Proceeds.......................................................................   28
Ratio of Earnings to Fixed Charges....................................................   28
Capitalization........................................................................   29
Selected Consolidated Financial Data..................................................   30
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..........................................................................   32
Business..............................................................................   38
Management............................................................................   52
Principal Stockholders................................................................   56
Description of Certain Indebtedness...................................................   58
Description of Notes..................................................................   59
Description of Capital Stock..........................................................   85
Certain Federal Income Tax Considerations.............................................   90
Plan of Distribution..................................................................   91
Legal Matters.........................................................................   92
Experts...............................................................................   92
Index to Financial Statements.........................................................  F-1

                             AVAILABLE INFORMATION

     The Company has filed a registration statement on Form S-4 (together with any amendments thereto, the "Registration Statement") with the Commission under the Securities Act with respect to the New Notes. This Prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement and reference is made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Company and the New Notes offered hereby. This Prospectus contains summaries of the material terms and provisions of certain documents and in each instance reference is made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Company and the New Notes offered hereby. This Prospectus contains summaries of the material terms and provisions of certain documents and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such summary is qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60061; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, certain of the information regarding the Company is available on the World Wide Web by accessing the Securities and Exchange Commission web site at http://www.sec.gov. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is traded on The Nasdaq National Market under the trading symbol "UROH."

     The Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, it will furnish to the holders of the Notes and submit to the Commission (unless the Commission will not accept such materials) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's independent accountants, and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, for so long as any of the Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act. In addition, upon registration of the guarantees of the New Notes in connection with the Exchange Offer, each Guarantor will also become subject to the reporting requirements of the Exchange Act, subject to obtaining exemptive relief from the Commission or no-action relief from the Commission staff.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The Company hereby incorporates by reference in this Prospectus the following documents, which have been filed with the Commission pursuant to the Exchange Act: (i) the Company's Annual Report on Form 10-K for the year ended March 31, 1997, as amended on July 29, 1997 and September 2, 1997 (Commission file no. 1-11150); (ii) the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997 (Commission file no. 1-11150); and (iii) the Company's Current Report on Form 8-K, dated April 28, 1997 (Commission file no. 1-11150).


     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Exchange Offer shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

     As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document, copies of which are available from the Company as described below, each such statement being qualified in all respects by such reference.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus (excluding exhibits to the information that is incorporated herein by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such copies should be directed to Kevin M. Higgins, Senior Vice President and General Counsel, Urohealth Systems, Inc., 5 Civic Plaza, Suite 100, Newport Beach, 92660; telephone number (714) 668-5858. In order to ensure timely delivery of the documents, any request should be made by
               , 1997.

     Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed incorporated document or in any accompanying prospectus supplement modifies or supersedes such statement (but not to the extent that any statement and any such other filed document is only summarized herein or in any other subsequently filed document). Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus and the documents referred to herein. Except for the historical information contained herein, the discussion in this Prospectus and the documents referred to herein contain forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed herein. Market data used throughout this Prospectus was obtained or extrapolated from industry publications which the Company believes to be reliable, but there can be no assurance as to its accuracy. As used in this Prospectus and the documents referred to herein and unless otherwise required by the context, the terms "Urohealth" and the "Company" mean Urohealth Systems, Inc. and its direct and indirect subsidiaries. During 1996, the Company changed its fiscal year end from June 30 to March 31.

                                  THE COMPANY

     Urohealth is a developer, manufacturer and distributor of products for the urology, minimally invasive and general surgery, and gynecology markets (the "Target Markets"). The Company has a broad offering of products used by healthcare professionals for patients suffering from impotence, incontinence and other gynecological and urological disorders, and other conditions requiring minimally invasive and general surgery. In October 1994, under the leadership of new management, the Company adopted and began to implement a strategic plan which took advantage of consolidation opportunities in the highly fragmented medical products industry. Management's strategy was to position the Company to benefit from the competitive advantages and operating efficiencies inherent in an infrastructure which combines an experienced management team, sophisticated and efficient manufacturing facilities and a large sales force.

     The Company believes that it has developed well-established urology and minimally invasive and general surgery platforms and that it is well-positioned further to acquire and develop new product lines, including products serving the gynecology market, to enable it to become a leader in each of its Target Markets. The Company has increased sales from $4.3 million for the year ended June 30, 1994 (prior to giving effect to its acquisitions) to $90.7 million for the year ended March 31, 1997.

     The Company's strategy is to: (i) expand the range of products to its growing Target Markets; (ii) leverage its sales force to increase sales of its existing, newly acquired and recently developed products, including sales through distributors and group purchasing organizations; (iii) further capitalize on efficiencies and synergies available by continuing to consolidate manufacturing of existing and acquired products into the Company's existing manufacturing operations; (iv) continue to acquire and develop additional innovative products and product lines, including products to serve the gynecology market; and (v) develop and expand an international sales and marketing presence to capitalize on opportunities it identifies in selected developed countries.

     The Company offers a number of products designed for the treatment of urological disorders, including the leading vacuum erection system, a penile prosthesis and diagnostic equipment. Vacuum erection devices are low cost compared with other erectile dysfunction treatment options. Erectile dysfunction is estimated to affect between 10 and 20 million men in the United States, with the vast majority of cases remaining untreated. The Company believes that the market for erectile dysfunction products will increase significantly as patients and others become more knowledgeable regarding the treatment alternatives available and as the average age of men in the United States continues to rise.

     The Company offers a broad line of minimally invasive and general surgery instruments, which are sold primarily to general surgeons, gynecologists and urologists. Minimally invasive surgery, or endoscopy, relies on viewing tubes (endoscopes) that allow surgeons to look into the body and is enabled through the use of telescopes, light sources, cameras and video viewing, recording and printing systems. During fiscal 1997 the Company introduced its Reflex(R) AEC35(TM)articulating cutter and stapler, and EndoView(TM) product, which is an inexpensive, portable video viewing system that urologists, general surgeons and gynecologists can attach to an endoscope. The transition from open surgery to minimally invasive surgery has gained significant momentum in the past few years as studies have shown minimally invasive surgery to be more economical and beneficial to the patient, including shortening the hospital stay and reducing post-operative complications, resulting in faster recovery. In addition to growth prospects for its existing products, the Company is developing a number of additional products to serve this market.

     The Company offers a number of products designed for the treatment of incontinence, including a line of catheters and urinary drainage systems, and other products such as washable pads, briefs and diapers. Urinary incontinence is estimated to affect between 15 and 25 million adults in the United States, of which approximately 85% are female, a vast majority of which do not seek treatment for their problem. The Company believes that the market for incontinence products will increase as patients become more knowledgeable about treatment options and as the number of patients suffering from incontinence problems rise as the average age in the United States continues to increase.

     The Company believes that the medical products industry is highly fragmented and that there are opportunities to acquire additional product lines or companies in complementary lines of business. The Company is continuously exploring these opportunities and management believes that future growth will, in significant part, take place through acquisitions.

                              RECENT DEVELOPMENTS

     On April 19, 1997, the Company entered into a definitive Agreement and Plan of Merger pursuant to which Urohealth would acquire Imagyn Medical, Inc. ("Imagyn") in a stock-for-stock merger (the "Merger"). The merger is expected to be accounted for as a pooling-of-interests and each share of Imagyn common stock will be exchanged for 1.40 shares of Urohealth Common Stock. Urohealth will issue approximately 11.4 million shares of Common Stock upon consummation of the Merger. The consummation of the Merger is subject to approval of the Imagyn and Urohealth stockholders, and other customary closing conditions. No assurances can be given that the Merger will be successfully consummated.

     Imagyn designs, develops and markets micro-invasive devices for diagnosis and treatment of gynecological and reproductive disorders. Imagyn's technology platform, based on micro-optics and micro-access devices, provides physicians with the ability to atraumatically access and visualize the abdominal cavity, the uterus and the fallopian tubes. Imagyn's micro-optics enable physicians to visualize a patient's internal anatomy with the resolution and light efficiency of larger, more invasive devices commonly used today. Imagyn's principal product systems based on these core technologies are the MicroLap microlaparoscopy system, the MicroSpan microhysteroscopy system and the Ovation systems for infertility indications. See "Risk Factors -- Management of Growth."

                               THE PRIOR OFFERING

     The outstanding $110.0 million principal amount of Old Notes were sold by the Company to the Initial Purchaser on the Closing Date pursuant to the Purchase Agreement among the Company, the Guarantors and the Initial Purchaser. The Initial Purchaser subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act. The Company and the Initial Purchaser also entered into the Registration Rights Agreement pursuant to which the Company and the Guarantors granted certain registration rights for the benefit of the holders of the Old Notes. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement with respect to the Old Notes. See "The Exchange Offer" and "The Exchange Offer -- Purpose and Effect."

                               THE EXCHANGE OFFER

THE EXCHANGE OFFER............   The Company is offering upon the terms and
                                 subject to the conditions set forth herein and
                                 in the accompanying letter of transmittal (the
                                 "Letter of Transmittal"), to exchange $1,000 in
                                 principal amount of its 12 1/2% Senior
                                 Subordinated Notes due 2004 (the "New Notes,"
                                 with the Old Notes and the New Notes
                                 collectively referred to herein as the "Notes")
                                 for each $1,000 in principal amount of the
                                 outstanding Old Notes (the "Exchange Offer").
                                 As of the date of this Prospectus, $110.0
                                 million in aggregate principal amount of the
                                 Old Notes is outstanding, the maximum amount
                                 authorized by the Indenture for all Notes. As
                                 of           , 1997, there was one registered
                                 holder of the Old Notes, Cede & Co. ("Cede"),
                                 which held the Old Notes for           of its
                                 participants. See the "Exchange Offer -- Terms of the Exchange Offer."

EXPIRATION DATE...............   5:00 p.m., New York City time, on           ,
                                 1997 as the same may be extended. See "The
                                 Exchange Offer -- Expiration Date; Extensions;
                                 Amendments."

CONDITIONS OF THE EXCHANGE
OFFER.........................   The Exchange Offer is not conditioned upon any
                                 minimum principal amount of Old Notes being tendered for exchange. The only condition to the Exchange Offer is the declaration by the Commission of the effectiveness of the Registration Statement of which this Prospectus constitutes a part. See "The Exchange Offer --
                                 Conditions of the Exchange Offer."

TERMINATION OF CERTAIN
RIGHTS........................   Pursuant to the Registration Rights Agreement,
                                 holders of Old Notes (i) have rights to receive
                                 Liquidated Damages and (ii) have certain rights intended for the holders of unregistered securities. "Liquidated Damages" means damages of 0.5% per annum of the principal amount of the Old Notes during the first 90 days of a Registration Default, increasing by an additional 0.5% per annum for each additional
                                 90-day period (up to a maximum of 2.0% per annum of the principal amount) for any period during which a Registration Default is continuing pursuant to the terms of the Registration Rights Agreement. Holders of New
                                 Notes will not be, and upon consummation of the Exchange Offer, holders of Old Notes will no longer be, entitled to (i) the right to receive the Liquidated Damages or (ii) certain other rights under the Registration Rights Agreement intended for holders of unregistered securities. See "The Exchange
                                 Offer -- Termination of Certain Rights" and
                                 "Procedures for Tendering Old Notes."

ACCRUED INTEREST..............   The New Notes will bear interest at a rate
                                 equal to 12 1/2% per annum from their date of issuance. Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of original issuance or the last Interest Payment
                                 Date, as applicable, to, but not including, the date of issuance of the New Notes, such interest to be payable with the first Interest
                                 Payment Date on the New Notes. Interest on the
                                 Old Notes accepted for exchange will cease to accrue on the day prior to the issuance of the New Notes. See "Description of Notes
                                 -- Principal, Maturity and Interest."

PROCEDURES FOR TENDERING OLD
NOTES.........................   Unless a tender of Old Notes is effected
                                 pursuant to the procedures for book-entry transfer as provided herein, each holder desiring to accept the Exchange Offer must complete and sign the Letter of Transmittal, have the signature thereon guaranteed if required by the Letter of Transmittal, and mail or deliver the Letter of Transmittal, together with the Old Notes or a Notice of Guaranteed
                                 Delivery and any other required documents (such as evidence of authority to act, if the Letter of Transmittal is signed by someone acting in a fiduciary or representative capacity), to the Exchange Agent (as defined) at the address set forth on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. Any Beneficial Owner (as defined) of the Old Notes whose Old Notes are registered in the name of the nominee, such as a broker, dealer, commercial bank or trust company and who wishes to tender Old Notes in the Exchange Offer, should instruct such entity or person to promptly tender on such Beneficial
                                 Owner's behalf. See "The Exchange Offer --
                                 Procedures for Tendering Old Notes."

GUARANTEED DELIVERY
PROCEDURES....................   Holders of Old Notes who wish to tender their
                                 Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date (or complete the procedure for book-entry transfer on a timely basis), may tender their Old Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. See
                                 "The Exchange Offer -- Guaranteed Delivery
                                 Procedures."

ACCEPTANCE OF OLD NOTES AND
DELIVERY OF NEW NOTES.........   Upon effectiveness of the Registration
                                 Statement of which this
                                 Prospectus constitutes a part and consummation of the Exchange Offer, the Company will accept any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration
                                 Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly after acceptance of the Old Notes. See "The Exchange
                                 Offer --
                                 Acceptance of Old Notes for Exchange; Delivery of New Notes.

WITHDRAWAL RIGHTS.............   Tenders of Old Notes may be withdrawn at any
                                 time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer
                                 Withdrawal Rights."

THE EXCHANGE AGENT............   The Bank of New York is the exchange agent (in
                                 such capacity, the "Exchange Agent"). The address and telephone number of the Exchange
                                 Agent are set forth in "The Exchange
                                 Offer -- The Exchange Agent; Assistance."

FEES AND EXPENSES.............   All expenses incident to the Company's
                                 consummation of the Exchange Offer and
                                 compliance with the Registration Rights
                                 Agreement will be borne by the Company. The
                                 Company will also pay certain transfer taxes applicable to the Exchange Offer. See "The
                                 Exchange Offer -- Fees and Expenses."

RESALES OF THE NEW NOTES......   Based on existing interpretations by the staff
                                 of the Commission set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer to a holder in exchange for Old
                                 Notes may be offered for resale, resold and otherwise transferred by a holder (other than (i) a broker-dealer who purchased the Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities
                                 Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "The Exchange
                                 Offer -- Resales of the New Notes" and "Plan of
                                 Distribution."

EFFECT OF NOT TENDERING OLD
NOTES FOR EXCHANGE............   Old Notes that are not tendered or that are not
                                 properly tendered will, following the
                                 expiration of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. The Company will have no further obligations to provide for the registration under the Securities Act of such Old Notes and such Old Notes will, following the expiration of the Exchange Offer, bear interest at the same rate as the New Notes.

                            DESCRIPTION OF NEW NOTES

     The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) holders of New Notes will not be entitled to Liquidated Damages, and (iii) holders of New Notes will not be, and upon the consummation of the Exchange Offer, holders of Old Notes will no longer be, entitled to certain rights under the Registration Rights Agreement intended for the holders of unregistered securities. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Registrar under the Indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that are validly tendered by holders thereof pursuant to the Exchange Offer. See "The Exchange Offer -- Termination of Certain Rights" and "-- Procedures for Tendering Old Notes" and "Description of Notes." The Warrants issued in connection with the issuance of the Old Notes are not the subject of the Exchange Offer and will continue to be subject to the restrictions on transfer set forth therein.

SECURITIES OFFERED............   $110.0 million aggregate principal amount of
                                 12 1/2% Senior Subordinated Notes due 2004.

MATURITY DATE.................   April 1, 2004.

INTEREST PAYMENT DATES........   April 1 and October 1, commencing October 1,
                                 1997.

GUARANTEES....................   The Notes are unconditionally guaranteed on an
                                 unsecured senior subordinated basis by the Company's existing domestic and material foreign subsidiaries and will be unconditionally guaranteed by future Restricted
                                 Subsidiaries.

MANDATORY REDEMPTION..........   The Company is not required to make mandatory
                                 redemption or sinking fund payments with respect to the Notes.

OPTIONAL REDEMPTION...........   The Notes are redeemable at the option of the
                                 Company, in whole or in part, at any time on or after April 1, 2001 at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption, and Liquidated Damages, if any. In addition, at any time prior to April 1, 2000, the Company may, on one or more occasions, redeem up to 35% of the original aggregate principal amount of the Notes with any of the net proceeds of one or more Public Equity Offerings resulting in net cash proceeds to the Company of at least
                                 $40 million at a redemption price of 112 1/2% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption and Liquidated Damages, if any;
                                 provided, however, that at least 65% of the original aggregate principal amount of the Notes remains outstanding following each such redemption. See "Description of
                                 Notes -- Optional Redemption."

CHANGE OF CONTROL.............   In the event of a Change of Control, each
                                 holder of the Notes will have the right to require the Company to purchase such holder's
                                 Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase and Liquidated Damages, if any. See "Description of Notes -- Certain
                                 Covenants -- Repurchase of Notes at the Option of the Holder Upon a Change of Control."

RANKING.......................   The Notes and the Guarantees are general
                                 unsecured obligations of the Company and the Guarantors, as applicable, subordinated in right of payment to all existing and future
                                 Senior Indebtedness of
                                 the Company and the Guarantors, as applicable, including indebtedness pursuant to the New
                                 Credit Facility. The Indenture prohibits the
                                 Company and the Guarantors from incurring, assuming or guaranteeing any Indebtedness that is subordinated to any Senior Indebtedness and senior in right of payment to the Notes or the Guarantees, as applicable. See "Description of Notes -- Subordination."

CERTAIN COVENANTS.............   The Indenture contains certain covenants,
                                 including limitations on the ability of the Company and the Guarantors to: (i) incur additional Indebtedness (as defined herein);
                                 (ii) incur certain liens; (iii) engage in certain transactions with affiliates; (iv) make certain restricted payments; (v) agree to payment restrictions affecting Subsidiaries;
                                 (vi) engage in unrelated lines of business; or
                                 (vii) engage in mergers, consolidations or the transfer of all or substantially all of the assets of the Company or the Subsidiaries to another person. In addition, in the event of certain Asset Sales (as defined herein), the Company is required to use the proceeds to reinvest in the Company's business, to repay certain debt or to offer to purchase Notes at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon, plus Liquidated Damages, if any, to the date of purchase. See "Description of Notes -- Certain
                                 Covenants."

SECURITY......................   Approximately $19.2 million of the net proceeds
                                 of the offering of the Old Notes (the
                                 "Offering") was used by the Company to purchase the Pledged Securities (as defined herein), scheduled interest and principal payments on which will be in an amount sufficient to provide for payment in full when due of the first three scheduled interest payments on the Notes. The Pledged Securities have been pledged, until depleted, as security for repayment of principal and interest on the Notes under the Security Agreement (the
                                 "Security Agreement") between the Company and The Bank of New York, as trustee. The Pledged
                                 Securities will be held by the Initial
                                 Purchaser or the trustee pending disbursement.
                                 See "Description of Notes -- Security."

                                  RISK FACTORS

     For a discussion of certain factors that should be considered by investors in connection with the Exchange Offer, see "Risk Factors."

                 SUMMARY CONDENSED CONSOLIDATED FINANCIAL DATA

     The following summary condensed consolidated financial data of the Company have been derived from the consolidated financial statements of the Company which have been prepared in accordance with United States generally accepted accounting principles and include the statements of operations and balance sheet data for Osbon Medical Systems, Ltd. ("Osbon"), Advanced Surgical, Inc. ("Advanced"), Dacomed Corporation ("Dacomed"), Allstate Medical Products, Inc. ("Allstate") and Microsurge, Inc. ("Microsurge") which acquisitions were accounted for as pooling-of-interests transactions. The selected consolidated financial data presented below have also been derived from the statement of operations and balance sheet for Richard-Allan, which has been accounted for as a purchase, from August 14, 1996 and for X-Cardia Corporation, which has been accounted for as a purchase, from February 28, 1997. For further information on these and other business combinations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 1 of Notes to Consolidated Financial Statements contained elsewhere herein. Financial data as of March 31, 1996 and 1997 and for the year ended June 30, 1995, the nine months ended March 31, 1996 and the year ended March 31, 1997 are derived from the consolidated financial statements of the Company included elsewhere herein that have been audited by Ernst & Young LLP, independent auditors, except for the financial statements of Microsurge for all periods presented and the financial statements of Dacomed for the fiscal year ended June 24, 1995, consolidated subsidiaries which were audited by other independent auditors. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information included or referred to herein. The selected consolidated financial data set forth below for the years ended June 30, 1993 and 1994 and as of June 30, 1993, 1994 and 1995 are derived from financial statements not included herein. The financial data for the nine months ended March 31, 1995, for the 12-months ended March 31, 1996 and for the three months ended June 30, 1996 and 1997 are derived from the unaudited financial statements of the Company, which contain all adjustments, consisting of normal recurring accruals (except for the restructuring, direct acquisition and other costs and extraordinary items identified in the statement of operations data below) which the Company considers necessary for a fair presentation of the financial position and results of operations for those periods. The results of operations for the three months ended June 30, 1997 are not necessarily indicative of the results to be expected for the entire year. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company included elsewhere herein.

                                                                                                                THREE MONTHS
                                                              NINE MONTHS ENDED    12-MONTHS                       ENDED
                                 YEAR ENDED JUNE 30,            MARCH 31,(1)         ENDED      YEAR ENDED        JUNE 30,
                            ------------------------------   -------------------   MARCH 31,    MARCH 31,    ------------------
                              1993       1994       1995       1995       1996        1996         1997       1996       1997
                            --------   --------   --------   --------   --------   ----------   ----------   -------   --------
                                                       (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
STATEMENTS OF OPERATIONS
  DATA:
  Net sales...............  $ 32,666   $ 39,376   $ 49,250   $ 34,467   $ 42,953    $ 56,630     $ 90,695    $17,318   $ 25,237
  Gross profit............    20,008     24,341     30,721     22,026     27,989      36,793       49,612     11,198     13,535
  Selling, general and
    administrative........    26,298     36,114     41,057     28,839     37,056      47,977       57,691     10,685     16,863
  Research and
    development...........     6,332     11,480      5,406      4,752      2,777       3,881        4,997        800      1,665
  Restructuring, direct
    acquisition and other
    costs(2)..............       563      1,000      7,663      6,812      9,688      10,539       62,832         --         --
                            --------   --------   --------   --------   --------    --------     --------    -------   --------
  Loss from operations....   (13,185)   (24,253)   (23,405)   (18,377)   (21,532)    (25,604)     (75,908)      (287)    (4,993)
  Interest expense........       325        406        367        254      1,059       1,165        8,143      1,044      5,433
  Loss before
    extraordinary item....   (13,441)   (24,804)   (24,837)   (19,299)   (23,024)    (27,527)     (83,510)    (1,290)    (9,591)
  Extraordinary item......        --         --         --         --         --          --       (2,973)    (2,973)    (1,823)
                            --------   --------   --------   --------   --------    --------     --------    -------   --------
  Net loss................  $(13,441)  $(24,804)  $(24,837)  $ 19,299   $(23,024)   $(27,527)    $(86,483)   $(4,263)  $(11,414)
  Loss per share before
    extraordinary item....  $  (1.04)  $  (1.90)  $  (1.70)  $  (1.39)  $  (1.58)   $  (1.85)    $  (4.31)   $ (0.10)  $  (0.40)

                                                                   JUNE 30,                     MARCH 31,
                                                        -------------------------------   ---------------------   JUNE 30,
                                                         1993        1994        1995       1996        1997        1997
                                                        -------     -------     -------   ---------   ---------   --------
                                                                                  (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and equivalents............................      $10,161     $ 7,065     $ 2,857    $ 3,345    $  2,591    $  5,750
  Working capital (deficit).......................       17,307      12,784       5,909     (3,330)      1,714      30,508
  Restricted cash.................................           96          96          96         96          48      19,327
  Total assets....................................       32,954      31,473      31,082     33,355     137,159     179,689
  Short-term debt.................................           --          --       1,689      9,549      14,518       5,268
  Current portion of long-term debt...............        1,568       2,025         822        546       3,328       3,216
  Long-term debt..................................        1,475       1,529       2,674      8,272      98,292      53,269
  Senior subordinated notes, net of discount......           --          --          --         --          --     108,340
  Redeemable convertible preferred stock..........           --          --       1,143      3,554          --          --
  Common stockholders' equity (deficiency)........       23,825      19,537      12,941     (4,575)    (14,511)    (23,976)

                                                                                                                         THREE
                                                                  NINE MONTHS                                 THREE     MONTHS
                                                                     ENDED         12-MONTHS                  MONTHS     ENDED
                                     YEAR ENDED JUNE 30,           MARCH 31,         ENDED      YEAR ENDED    ENDED      JUNE
                                  --------------------------    ----------------   MARCH 31,    MARCH 31,    JUNE 30,     30,
                                   1993      1994      1995      1995      1996       1996         1997        1996      1997
                                  ------    ------    ------    ------    ------   ----------   ----------   --------   -------
                                                                     (DOLLARS IN THOUSANDS)
OTHER DATA:
  Depreciation and
    amortization...............   $1,528    $1,884    $3,090    $1,581    $1,715     $3,481      $  5,272     $  649    $2,535
  Capital expenditures.........   $2,734    $2,165    $3,645    $2,901    $3,033     $3,942      $ 12,277     $3,642    $3,119
  Ratio of earnings to fixed
    charges(3).................       --        --        --        --        --         --            --         --        --

---------------
(1) During 1996, the Company changed its fiscal year end from June 30 to March
    31.

(2) Includes restructuring charges, write-off of purchased research and development, direct acquisition costs and settlement of litigation.

(3) For purposes of computing the ratio of earnings to fixed charges, (i) earnings represents income (loss) from continuing operations before income taxes plus fixed charges, and (ii) fixed charges consists of interest expense, the portion of rent expense representing interest, and dividends on the preferred stock of a subsidiary. The Company had a deficiency of earnings compared to its fixed charges for the years ended June 30, 1993, 1994 and 1995 and for the nine months ended March 31, 1995 and 1996, twelve months ended March, 31, 1996 and for the year ended March 31, 1997 of $12.6 million, $24.2 million, $23.5 million, $18.2 million, $22.6 million, $26.8 million and $83.7 million, respectively. For the three months ended June 30, 1996 and 1997, the Company had a deficiency of earnings to cover fixed charges of $1.3 million and $9.6 million, respectively.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus holders of Notes should carefully consider the risk factors set forth below.

     Significant Leverage. The Company has substantial indebtedness and significant debt service obligations. At June 30, 1997, the Company had approximately $170.1 million of indebtedness outstanding, approximately $179.7 million of total assets, approximately $121.0 million of total tangible assets and approximately $(24.0) million of stockholder's equity. See "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- General."


     The Company's ability to pay interest on the Notes and to satisfy its other debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond its control, as well as the availability of borrowings under the New Credit Facility or successor credit facilities. The Company will require substantial amounts of cash to fund scheduled payments of principal and interest on its outstanding indebtedness as well as future capital expenditures and any increased working capital requirements. The Company historically and, on a pro forma basis for the year ended March 31, 1997, has had negative cash flow from operations. In order to have positive cash flow from operations and meet its various financial requirements, including debt service, the Company must experience substantial growth and improvements in its results of operations. There can be no assurance that the Company will have positive cash flow from operations in the future. If the Company is unable to meet its cash requirements out of cash flow from operations or from available borrowings, there can be no assurance that it will be able to obtain alternative financing or that it will be permitted to do so under the terms of the New Credit Facility, the Indenture, or other debt instruments. The Company was not in compliance with certain financial covenants under its Senior Credit Facility for the quarter ended June 30, 1997, and has been granted a waiver through September 15, 1997 by its senior lender that permits borrowings equal to the lesser of $15 million and 80% of eligible accounts receivable under the facility. After giving effect to the waiver, the Company's borrowing eligibility under the Credit Facility was approximately $13.4 million. Subsequent to June 30, 1997, the Company borrowed $13.3 million under the Senior Credit Facility. In the absence of such financing, including financing under the Senior Credit Facility, the Company's ability to absorb adverse operating results or to fund capital expenditures or research and development, to respond to changing business and economic conditions and to make future acquisitions may be adversely affected. In addition, actions taken by the lending banks under the New Credit Facility would not be not subject to approval by the holders of the Securities. Finally, it is anticipated that in order to pay the principal balance of the Notes due at maturity, the Company will have to obtain alternative financing.


     The Company's high degree of leverage could have important consequences to the holders of the Notes including, without limitation, the following: (i) a substantial portion of the Company's net cash provided by operations will be committed to the payment of the Company's interest expense and principal repayment obligations and will not be available to the Company for its operations, capital expenditures, acquisitions or other purposes; (ii) the Company's ability to obtain additional financing in the future for working capital, capital expenditures or acquisitions may be limited; (iii) the Company will be more highly leveraged than certain of its competitors, which may place it at a disadvantage and limit the Company's flexibility in reacting to changes in its business; and (iv) the Company's borrowings under the New Credit Facility would bear interest at variable rates, which could result in higher interest expense if interest rates rise. See "Description of Certain Indebtedness" and "Description of Notes."

     Operating Losses; No Assurance of Profitability; Liquidity. The Company reported net losses for its fiscal year ended June 30, 1995, for the nine months ended March 31, 1996 and for the year ended March 31, 1997 of $24.8 million, $23.0 million, and $86.5 million, respectively, and a net loss of $11.4 million for the three months ended June 30, 1997. There can be no assurance that the Company will be profitable in any future period. The net cash used in operating activities by the Company for its fiscal year ended June 30, 1995, for the nine months ended March 31, 1996 and for the year ended March 31, 1997 was $12.9 million, $16.9 million and $55.0 million, respectively, and $22.9 million for the three months ended June 30, 1997. There can be no assurance that the operating activities of the Company will generate sufficient cash flow to meet its liquidity needs in any future period. The Company's future capital requirements will depend upon many factors, including the success of the Company's sales and marketing efforts, new product development, and future acquisitions of companies and products. The Company believes that the net proceeds from the Offering, together with borrowings under the New Credit Facility (see "Significant Leverage") and funds expected to be generated from operations will be adequate to fund its operations for the next 12 months. There can be no assurance, however, that the Company will not require additional financing during such time. Further, there can be no assurance that any additional financing will be available to the Company on acceptable terms, if at all. In addition, other than certain Permitted Indebtedness (as defined herein), including Indebtedness under the New Credit Facility, the Company will need improvement in results of operations in order to incur additional indebtedness under the terms of the Indenture. If adequate funds are not available, the Company may be required to delay, scale back or eliminate its acquisition and product development efforts, which could have a material adverse effect on the Company's business, results of operations or financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Consolidated Financial Statements.

     Limitations Imposed by Certain Indebtedness. The documents governing the indebtedness of the Company (including the Indenture and the New Credit Facility) contain significant covenants that limit the Company's and its subsidiaries' ability to engage in various transactions and, in the case of the New Credit Facility, require satisfaction of specified financial performance criteria. See "Significant Leverage." In addition, under each of the foregoing documents, the occurrence of certain events (including, without limitation, failure to comply with the foregoing covenants, material inaccuracies of representations and warranties, certain defaults under or acceleration of other indebtedness and events of bankruptcy or insolvency) would, in certain cases after notice and grace periods, constitute an event of default permitting acceleration of the indebtedness covered by such documents. The limitations imposed by the documents governing the outstanding indebtedness of the Company and its subsidiaries are substantial, and failure to comply with them could have a material adverse effect on the Company and its subsidiaries. See "Description of Certain Indebtedness" and "Description of Notes."

     Subordination; Holding Company Structure. The payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes and the Guarantees will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (including, indebtedness under the New Credit Facility) of the Company and Guarantors, as applicable.

     During the continuance of any default (beyond any applicable grace period) in the payment of principal, premium, interest or any other payment due on Senior Indebtedness, and, in certain circumstances, during the continuance of non-payment defaults, no payment of principal, interest or Liquidated Damages on the Notes may be made by the Company or the Guarantors. In addition, upon any reorganization, the payment of the principal, interest and Liquidated Damages on the Notes or the Guarantees is subordinated to the extent provided in the Indenture to the prior payment in full of all Senior Indebtedness of the Company or the Guarantors, as applicable. By reason of this subordination, in the event of the Company's dissolution, holders of Senior Indebtedness may receive more, ratably, and holders of the Notes may receive less, ratably, than the other creditors of the Company. See "Description of Notes -- Subordination."

     The Company is a holding company whose material assets consist primarily of the capital stock of its subsidiaries. Consequently, the Company is dependent upon dividends paid by its subsidiaries to pay its operating expenses, service its debt obligations, including the Notes, and satisfy any repurchase obligations relating to the Notes, as a result of a Change of Control or a sale or other disposition of certain assets. See "-- Fraudulent Transfer Considerations," "Description of Certain Indebtedness" and "Description of Notes."

     Future Operating Results Dependent on Products. The future operating results of the Company will be dependent upon its ability to increase sales of its existing medical products and their continued acceptance by the medical community and third-party payors as useful and cost-effective. Historically, the Company has been highly dependent on the sale of vacuum erection devices for the treatment of male impotence. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The market for medical products is characterized by rapid technological change and product obsolescence. In particular, competition in the market for treatment of male impotence is especially intense and has increased substantially in recent years. Competitors and others may develop and introduce new products, devices or approaches for treatment of the conditions targeted by Urohealth that could render one or more of Urohealth's products obsolete or noncompetitive. The Company's future operating results will also be dependent, therefore, upon the Company's ability to develop or acquire new products that are competitive in the markets it serves. Product acceptance will depend upon many factors, including the continued demonstration of the utility and cost-effectiveness of the Company's products, the maintenance of regulatory clearance in the United States and elsewhere and the continued availability of third-party reimbursement. Failure of one or more of the Company's products to continue to be accepted by the medical community or the Company's inability to develop new products could have a material adverse effect on the Company. Substantially all of the Company's medical product sales are derived from medical products of companies that the Company acquired. As the Company has acquired businesses and technologies, it has acquired a number of related products under development which will require additional research and development efforts by the Company in an attempt to bring products to market. While members of management of the Company have experience in developing products internally, the Company has not historically developed a significant number of medical products internally. There can be no assurance that the Company's medical products will be successfully developed and marketed, that required regulatory approvals from the Food and Drug Administration ("FDA") or equivalent foreign authorities for any indication will be obtained or that any products, if produced, will be capable of being produced in commercial quantities at reasonable costs, that such future products will be brought to market in a timely manner or that existing products will generate significant sales, the failure of any of which could have a material adverse effect on the Company's business, operating results or financial condition.

     Concentration of Credit Risk; Extended Payment Terms. Urohealth sells several product lines that are considered "capital equipment" by hospitals and other purchasers. From time to time, Urohealth offers certain customers extended payment terms to facilitate sales of these products. Urohealth may in the future grant similar extended payment terms. For the year ended March 31, 1997, sales that Urohealth made pursuant to extended payment terms were approximately 7% of total sales. Urohealth's typical payment terms require payment from 30 to 90 days. As of June 30, 1997, Urohealth had a total of $4.1 million of accounts receivable on extended payment terms with Integrated Medical Resources, Inc. ("IMR") for sales of Urohealth's Rigiscan product pursuant to terms under which the payments are due over 15-36 months. Over the twelve month period ended March 31, 1997, Urohealth sold approximately $5.8 million of products to IMR on extended terms. IMR is a public company traded on the Nasdaq under the symbol "IMRI." For its most recent fiscal year ended December 31, 1996, IMR reported a loss of $6.5 million. Bruce Hazuka, Chief Operating Officer for Urohealth, is a member of the board of directors of IMR.

     Uncertainty Relating to Third-Party Reimbursement. In the United States, health care providers, such as hospitals and physicians, that purchase Urohealth's products and other medical devices, generally rely on third-party payors, including private health insurance plans and federal Medicare and state Medicaid, to reimburse all or part of the cost of the procedure in which the medical device is being used. Reimbursement has traditionally been available in the United States for vacuum erection devices manufactured by Urohealth and sold by prescription to patients under a specific reimbursement code. The majority of the remaining Urohealth products are used in procedures for which reimbursement is generally available, however, there are no specific reimbursement codes for Urohealth's products. There can be no assurance that reimbursement will be available for procedures performed using Urohealth's existing products or future products. In the event that reimbursement is not available for procedures using such products, the market acceptance for such products in the United States could be materially and adversely affected. In addition, certain health care providers are moving toward a managed care system in which such providers contract to provide comprehensive health care for a fixed cost per covered individual. Urohealth is unable to predict what changes will be made in the reimbursement methods utilized by third-party health care payors, and Urohealth could be adversely affected by changes in reimbursement policies of governmental or private health care payors, particularly to the extent any such changes affect reimbursement for procedures in which its products are used. Failure by physicians, hospitals and other users of Urohealth's products to obtain sufficient reimbursement from health care payors for procedures in which their products are used or adverse changes in governmental and private third-party payors' policies toward reimbursement for such procedures would have a material adverse effect on Urohealth's business, financial condition and results of operations.

     Market acceptance of Urohealth's products in international markets may be dependent in part upon the availability of reimbursement within prevailing health care payment systems. Reimbursement and health care payment systems in international markets vary significantly by country, and include both government sponsored and private health insurance. There can be no assurance that any international reimbursement approvals will be obtained in a timely manner, or at all. Failure to receive international reimbursement approvals could have a material adverse effect on market acceptance of Urohealth's products in international markets and therefore could have a material adverse effect on Urohealth's business, financial condition and results of operations.

     Management of Growth. The Company's growth has placed, and is expected to continue to place, significant demands on its financial, operational and management resources. In addition, in order to meet expected growth, the Company expects to add administrative and other personnel and manufacturing capacity, and make additional investments in operations and systems. There can be no assurances that the Company would be able to find and train such personnel, or do so on a timely basis, or expand its operations and manufacturing capacity to the extent and in the time required. Continued growth in sales, including sales under new group purchasing organization and distributor agreements, would require the Company to carefully manage production capacity and inventory levels, as well as quality controls, to meet increasing product demand and new product introductions. The Company has already experienced rapid growth in its inventory levels in anticipation of increased sales. Inaccuracies in demand forecasts could result in insufficient or excessive capacity or inventories and disproportionate overhead expenses. Failure to adequately manage growth, including any unexpected costs, delays, quality control issues or inefficiencies incurred or encountered in connection with such management of growth could have a material adverse effect on the Company's business, operating results or financial condition. See "Recent Developments."

     Integration of Acquired Operations. The Company recently acquired X-Cardia and Microsurge and has recently entered into an agreement to acquire Imagyn. The Company has integrated the operations of those acquired entities with its own operations. No assurance can be given that the benefits expected from such integration will be realized. In addition, the Company will be subject to the risks that such recently acquired operations and future acquisitions will not perform as expected and that the earnings from such operations will not be sufficient to support the capital expenditures needed to develop such operations in conformity with the Company's strategy. Any delays or unexpected costs incurred in connection with such integration could have a material adverse effect on the Company's business, operating results or financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Future Acquisitions. An important element of the Company's strategy is to identify and acquire businesses and product lines. The Company actively seeks acquisition opportunities in the regular course of its business and is engaged in ongoing evaluations of and discussions with third parties regarding potential acquisitions certain of which, if consummated, could be material. Since July 1995, the Company has acquired a number of medical product companies and product lines and has acquired or licensed additional technology. As a result of those acquisitions, the Company has experienced rapid growth. The Company expects to continue to acquire additional products and companies in the future. There can be no assurance that the Company will be able to implement or sustain its acquisition strategy or that its strategy will ultimately prove profitable to the Company. The Company will likely be required to issue additional shares of Common Stock, incur additional debt or to use a portion of its cash balances to make such future acquisitions. In addition, the terms of the Indenture and the terms of other indebtedness may restrict the Company's ability to pursue and consummate future acquisitions.

     Reliance on Patents and Proprietary Rights. The commercial success and future revenue growth of the Company will depend, in part, on its ability to operate without infringing on the rights of others both in the United States and abroad and not breaching technology licenses that cover technology used in the Company's products. The Company owns or has authority to use United States and foreign patent rights with respect to some of its medical products and has filed, and expects in the future to file, additional patent applications. It is uncertain whether any third party patents will require the Company to develop alternative technology or to alter its products or processes, obtain licenses or cease certain activities. If such licenses are required, there can be no assurance that the Company will be able to obtain such licenses on commercially favorable terms, if at all. Failure by the Company to obtain a license to any technology that it may require to commercialize its products could have a material adverse effect on the Company. The Company recently acquired X-Cardia and its cardiac output monitoring technology and recently received approval of its patents filed with respect to the technology. There can be no assurance as to the breadth or degree of the protection that may be afforded by such patent, or whether such applications ultimately may be approved. See "Recent Developments." The Company believes that some measure of patent protection with respect to its products will be required to allow it to compete with large medical products companies. There can be no assurance that the Company will continue to develop or acquire products or processes that are patentable or that patents applied for will be issued or that any patents issued to or licensed by the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide it with competitive advantages. In addition, the Company could incur substantial costs in defending its proprietary rights and there can be no assurance that a competitor's technology or product would be found to infringe such rights. Although the Company believes that its patents are valid, there can be no assurance that the validity of any patent will be upheld if asserted by the Company against any party. Further, there can be no assurances as to the breadth and degree of protection of these rights or that other companies will not independently develop products similar to the Company's products that will not infringe on its rights but will compete directly with its products. In addition, the laws of some foreign countries may not protect the Company's proprietary rights to the same extent as the laws of the United States. In addition, there is currently pending before Congress legislation providing for changes to the patent law which may adversely affect pharmaceutical, biopharmaceutical and biomedical firms. If such pending legislation is adopted, the extent to which such changes would affect the operations of the Company cannot be ascertained.

     The patents or proprietary rights of others may have an adverse effect on the ability of the Company to do business in the future. The Company may be required to obtain licenses to patents or proprietary rights of other parties in order to produce and sell certain of its products. No assurance can be given that the Company's technology can be developed and commercialized without a license to such patents or proprietary rights or that any licenses required under any such patent or proprietary rights would be made available on terms acceptable to the Company, if at all. If the Company does not obtain or maintain such licenses, it could encounter delays in product introductions while it attempts to design around or contest the validity of such patents, or the Company could find that the development, manufacture or sale of products requiring such licenses could be foreclosed, any of which could have a material adverse effect on the Company. Furthermore there can be no assurance that competitors or potential competitors will not independently develop similar or alternative products to those of the Company, duplicate any of the Company's products or technologies, or design around the patented technologies developed by the Company or its licensors, any of which could have a material adverse effect on the Company's business, results of operations or financial condition.

     The Company also relies on trade secrets, know-how, continuing technological innovations and licensing opportunities to develop and maintain its competitive position. There can be no assurance that others will not independently create substantially equivalent proprietary information or otherwise gain access to or disclose such information of the Company. It is the Company's policy to require certain of its employees, contractors and consultants to execute confidentiality agreements to protect its unpatented proprietary technology and know-how. There can be no assurance that such confidentiality agreements will not be breached, that the Company would have adequate remedy for such breach, or that the Company's trade secrets will not otherwise become known through independent discovery by competitors. Moreover, in the absence of patent protection, the Company's business may be adversely affected by competitors who independently develop substantially equivalent technology. See "Business."

     Regulatory Matters. Most of the Company's laboratory and medical products are subject to regulation for safety and efficacy by, among other governmental entities, the FDA and corresponding agencies of state and foreign countries in which the Company sells its products. The process of receiving governmental approval may take a number of years and the expenditure of substantial resources. There can be no assurance that even after such time and expenditures, regulatory approval will be obtained for any of the products developed by the Company. If regulatory approval of a product is granted, such approval may entail limitations on the indicated uses for which the product may be marketed. Further, discovery of previously unknown problems with a product, manufacturer or its manufacturing facilities may result in restrictions on such product or manufacturer, including withdrawal of the product from the market. The Federal Food, Drug and Cosmetic Act, the Public Health Services Act and other federal statutes and regulations govern or influence the testing, manufacture, safety, labeling, storage, recordkeeping, approval, advertising and promotion of such products. Product development and approvals within this regulatory framework take a number of years and involve the expenditure of substantial resources. Noncompliance with applicable requirements may have a material adverse effect on the Company and can result in fines, warning letters, recall or seizure of products, total or partial suspension of production, refusal by the government to approve product license applications or allow the Company to enter into supply contracts, and criminal prosecution. The FDA also has the authority to revoke product licenses and establishment licenses previously granted. Failure to comply with present or future regulatory requirements, or respond to the new information reflecting on the safety or effectiveness of an approved product, can lead the FDA to withdraw its approval to market a product. The Company incurs substantial costs in complying with regulatory requirements.

     The FDA requires that a manufacturer introducing a new medical device or a new indication for use of an existing medical device obtain either a 510(k) premarket notification clearance or a premarket approval ("PMA") prior to being introduced into the market. The 510(k) premarket notification clearance process is significantly quicker and less costly than the PMA process. Substantially all of the Company's FDA marketing clearances have been obtained through the FDA's 510(k) process; however, certain other products will require PMAs. The PMA process is significantly more complex and time consuming than the 510(k) notification process. The PMA process may take several years or longer and requires the submission of extensive supporting data and clinical information. The Company believes that it is in material compliance with the FDA's 510(k) requirements for new and modified devices. The FDA has announced a program to review approvals (510(k)s and PMAs) for certain devices. There can be no assurance that upon any such review the FDA will agree with the Company's determination regarding its 510(k)s. If the FDA were to disallow a 510(k) marketing clearance for any device, the Company could be required to file appropriate applications, either 510(k) or PMA, with the FDA or to take the products in question off the market. If the FDA were to require suspension of the sale of one or more of the products pending receipt of 510(k) clearance or if the FDA were to refuse to grant 510(k) clearance, the Company's business, results of operations and financial condition could be materially and adversely affected. There can be no assurance that the Company will obtain timely regulatory approval for its future products, or that existing approvals will not be withdrawn. Moreover, regulatory approvals, if granted, may include significant limitations on the indicated uses for which a product may be marketed.


     Competition and Technological Change. The markets in which the Company operates are very competitive and are characterized by rapidly evolving technology and product obsolescence. The Company believes that its ability to develop and commercialize new products and product enhancements is and will be critical to its continued growth. There are a substantial number of medical products companies and such companies could develop or offer products which would compete with products which the Company currently markets or intends to market. Some of these companies have marketing and distribution capabilities, and many of them have capital resources and research and development staffs, substantially greater than those of the Company. Moreover, it is reasonable to expect additional entrants into the field. Any of these companies could introduce competing products, which could cause a decline in sales or loss of market acceptance of existing or future products of the Company. There can be no assurances that technological change will not place one or more of the Company's existing or future products at a competitive disadvantage. In addition, increased competitive pressure could lead to intensified price-based competition that could materially adversely affect the Company's business, results of operations or financial condition. There can be no assurance that the Company will be able to compete successfully in the future. See "Business -- Competition."


     Dependence on Management. The success of the Company will depend on its ability to attract and retain highly qualified personnel. In particular, the loss of Charles A. Laverty, the Company's Chief Executive

Officer, could have a material adverse effect on the Company's business if a suitable replacement could not be found. The Company has an employment agreement with Mr. Laverty that provides for a three-year term expiring on April 1, 1999. The agreement automatically renews for additional three-year terms if not terminated by either party by prior notice. The Company has "key person" insurance (solely payable to the Company) on the life of Mr. Laverty in the amount of $5.0 million; however, there can be no assurance that such insurance would be sufficient to compensate the Company for his absence. There can be no assurance that the Company will be successful in attracting or retaining key personnel. See "Management."

     Products Liability Exposure. The medical products manufactured by the Company have from time to time become the subject of products liability litigation initiated by the patients using the products. In addition, as additional products of the Company enter the market, the Company will be subject to an increased risk of products liability claims. While the Company believes that its products have been manufactured in accordance with industry standards, and believes it has maintained adequate products liability insurance coverage, any adverse claim or series of claims or adverse publicity resulting from a claim could have a material adverse effect on the Company's business, results of operations or financial condition.

     Potential Tax Liability. In connection with the redomestication of the Company from Canada to the State of Delaware in July 1995, the Company has filed a final Canadian tax return reporting the "deemed sale" of assets of Davstar Industries Ltd. (the Canadian parent company). The Company anticipates that the Canadian tax authorities will review the tax status of the former entity, Davstar Industries Ltd., as a result of its redomestication from Canada to the United States and believes that all or at least a significant amount of any potential Canadian tax liability arising from the redomestication would be offset against the Company's Canadian loss carryforwards. However, the Canadian tax authorities could attempt to assign a greater value to the Company than used in the Company's estimates, which could result in some amount of Canadian tax that cannot be presently determined being assessed in a future period. No provision for any liability that may result from the ultimate resolution of this tax matter has been included in the accompanying consolidated financial statements.

     Potential Impact of Pending Legal Proceedings. In July 1997, several complaints were filed against Urohealth, certain its officers and directors and, in certain complaints, the lead underwriters of Urohealth's November 1996 public offering, requesting certification of a class action, alleging various violations of Federal securities laws and seeking unspecified compensatory damages. The suits were filed in the United States District Court for the Central District of California. All of the suits are based on substantially the same facts and have been brought on behalf of purchasers of Common Stock of Urohealth during various periods between July 18, 1996 and July 1, 1997. No proceedings have taken place in any of the suits. There can be no assurance that any of these suits will not result in an outcome unfavorable to Urohealth or that the outcome of any of these suits will not have a material adverse effect on Urohealth's business, results of operations or financial conditions.

     Limitation on Use of Tax Net Operating Loss Carryovers. As of March 31, 1997, the Company had accumulated net operating loss carryovers for U.S. federal and state income tax purposes of approximately $92 million and $68 million, respectively. These loss carryovers would expire, if not previously utilized against income of the Company, in various years through 2012. The future income tax benefit of these losses has not been given recognition in the Consolidated Financial Statements. Under Section 382 of the United States Internal Revenue Code of 1986, as amended (the "Code"), and corresponding provisions of state tax law, certain "ownership changes" with respect to the stock of a corporation having unused net operating loss carryovers (a "loss corporation"), or with respect to the stock of its parent corporation, may result in annual limitations on utilizations of such loss carryovers against future income of the loss corporation. In connection with the acquisition of Osbon, an ownership change occurred for purposes of Section 382 of the Code, thereby subjecting the Company to annual limitations on its ability to offset its existing loss carryovers against its future income. In connection with the acquisition of Microsurge on March 31, 1997, an additional ownership change may have occurred. Urohealth believes this additional ownership change will not reduce the December 29, 1995
Section 382 limitation, but will place limitations on the maximum annual utilization of operating loss carryforwards generated subsequent to such date.

     Possible Inability to Repurchase Notes upon a Change of Control. The New Credit Facility prohibits the Company from purchasing any of the Notes and also provides that certain change of control events with respect to the Company constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing the Notes, the Company could seek the consent of its lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing the Notes by the relevant Senior Indebtedness. In such case, the Company's failure to purchase the tendered Notes would constitute an event of default under the Indenture which would, in turn, constitute a default under the New Credit Facility and/or other Senior Indebtedness. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the holders of the Notes. Furthermore, no assurance can be given that the Company will have sufficient resources to satisfy its repurchase obligation with respect to the Notes following a Change of Control. See "Description of Notes."

     Fraudulent Transfer Considerations. The Guarantees of the Notes by the Guarantors may be subject to review under state or federal fraudulent transfer laws in the event of the bankruptcy or other financial difficulty of a Guarantor. Under those laws, if a court in a lawsuit by an unpaid creditor or representative of creditors of a Guarantor, such as a trustee in bankruptcy or the Guarantor as debtor in possession, were to find that at the time the Guarantor incurred its obligations under its Guarantee, it (a) received less than fair consideration or reasonably equivalent value therefor and (b) either
(i) was insolvent, (ii) was rendered insolvent, (iii) was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital, or (iv) intended to incur or believed that it would incur debts beyond its ability to pay as such debts matured, the court could avoid such Guarantor's Guarantee and its obligations thereunder, and direct the return of any amounts paid under its Guarantee to the Guarantor or to a fund for the benefit of its creditors. Moreover, regardless of the factors identified in
(a) and (b) above, the court could avoid a Guarantee and direct such repayment if it found that the Guarantee was entered into with actual intent to hinder, delay or defraud the Guarantor's creditors.

     It is likely that a Guarantor will be deemed not to have received fair consideration or reasonably equivalent value for its Guarantee to the extent that its liability thereunder exceeds the amount by which it directly benefits from the proceeds of the Notes.

     The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

     Absence of Public Market. The New Notes are a new issue of securities, have no established trading market and may not be widely distributed. The Company does not intend to list the New Notes on any national securities exchange or to seek admission thereof to trading in the National Association of Securities Dealers Automated Quotation system. The Initial Purchaser has advised the Company that it currently intends to make a market in the New Notes; however, the Initial Purchaser is not obligated to do so and any market making activities may be discontinued at any time without notice. In addition, such market making activity will be subject to the limitations imposed by the Securities Act and the Exchange Act, and may be limited during the Exchange Offer and, if required, the pendency of the shelf registration statement relating to the Warrants and the underlying shares of Common Stock. No assurance can be given that an active public or other market will develop for the New Notes or as to the liquidity of or trading market for the New Notes. If a trading market does not develop or is not maintained, holders of the New Notes may experience difficulty in reselling the New Notes or may be unable to sell them at all. If a market for the New Notes develops, any such market may be discontinued at any time. If a public trading market develops for the New Notes, future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other facts, including the financial condition of the Company, the New Notes may trade at a discount from their principal amount.

     Consequences of Failure to Exchange. Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. The rights of holders of Old Notes to receive Liquidated Damages and to the rights provided under the Registration Rights Agreement would also terminate with respect to Old Notes which are not exchanged for New Notes in the Exchange Offer.

     Forward-Looking Statements. Certain statements contained in this Prospectus, including without limitation, statements containing the words "believes," "anticipates," "intends," "expects" and words of similar import, constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, both domestic and foreign; industry capacity; management of growth; development of products; proprietary rights; demographic changes; existing government regulations and changes in, or the failure to comply with, government regulations; legislative proposals for healthcare reform; liability and other claims asserted against the Company; competition; the loss of any significant customers; changes in operating strategy or development plans; the ability to attract and retain qualified personnel; the significant indebtedness of the Company; the availability and terms of capital to fund the expansion of the Company's business; and other factors referenced in this Prospectus. Certain of these factors are discussed in more detail elsewhere in this Prospectus, including, without limitation, under the captions "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Given these uncertainties, holders of Notes are cautioned not to place undue reliance on such forward-looking statements.

                                  THE COMPANY

     The Company is a developer, manufacturer and distributor of products for the urology, minimally invasive and general surgery, and gynecology markets. The Company was incorporated in 1985 and operated as a research and development company attempting to bring proprietary medical products to market until October 1994. In October 1994, under the leadership of new management, the Company adopted and began to implement a strategic plan which took advantage of consolidation opportunities in the highly fragmented medical products industry.

     In July 1995, the Company acquired Dacomed Corporation ("Dacomed") and Allstate Medical Products, Inc. ("Allstate") and, in December 1995, acquired Osbon Medical Systems Ltd. ("Osbon") and Advanced Surgical, Inc. ("Advanced"). Dacomed, Allstate, Osbon and Advanced were each acquired in stock-for-stock mergers, which were accounted for as pooling of interests. Urohealth completed the acquisitions of Endoscopic Imaging Systems, Inc. (May 1996) (stock-for-stock merger), The Intermed Group, Inc. ("Intermed") (June 1996) and Richard-Allan Medical Ltd. ("Richard-Allan") (August 1996) ($60 million purchase price consisting of 50% cash and 50% stock) and the minimally invasive surgery product lines of O.R. Concepts (June 1996) and X-Med, Inc. (August 1996). In February 1997, the Company acquired X-Cardia ($33 million purchase price consisting of 50% cash and 50% stock; $21 million of the purchase price contingent upon achieving certain milestones), and its cardiac output monitoring and blood oximetry technology. In March 1997, the Company acquired Microsurge (stock-for-stock merger) and acquired or licensed certain other technology relating to pivotal minimally invasive surgical instruments and a breast biopsy system. In April 1997, the Company entered into an agreement to acquire Imagyn in a stock-for-stock merger.

     The Company's principal executive offices are located at 5 Civic Plaza, Suite 100, Newport Beach, California 92660, and its telephone number is (714) 668-5858. The Common Stock is traded on The Nasdaq National Market under the trading symbol "UROH."

                               THE EXCHANGE OFFER

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and reference is made to the provisions of the Registration Rights Agreement, which has been filed as an exhibit to the Registration Statement and a copy of which is available upon request to the Trustee.

PURPOSE AND EFFECT

     The Old Notes were sold by the Company and the Guarantors to the Initial Purchaser on April 10, 1997, pursuant to the Purchase Agreement. The Initial Purchaser subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act. The Company, the Guarantors and the Initial Purchaser also entered into the Registration Rights Agreement, pursuant to which the Company and the Guarantors agreed, with respect to the Old Notes and subject to the Company's determination that the Exchange Offer is permitted under applicable law, to (i) cause to be filed, on or prior to May 10, 1997, a registration statement with the Commission under the Securities Act concerning the Exchange Offer, (ii) use its best efforts (a) to cause such registration statement to be declared effective by the Commission on or prior to July 9, 1997, and (b) to consummate the Exchange Offer on or prior to August 9, 1997. The Company will keep the Exchange Offer open for a period of not less than 20 business days (or longer if required by applicable law) after the date the notice of the Exchange Offer is mailed to the holders of the Old Notes. This Exchange Offer is intended to satisfy the Company's and the Guarantor's exchange offer obligations under the Registration Rights Agreement.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

     Following the expiration of the Exchange Offer, holders of Old Notes not tendered, or not properly tendered will not have any further registration rights and such Old Notes will continue to be subject to the existing restrictions on transfer thereof. Accordingly, the liquidity of the market for a holder's Old Notes could be adversely affected upon expiration of the Exchange Offer if such holder elects not to participate in the Exchange Offer.

TERMS OF THE EXCHANGE OFFER

     The Company hereby offers, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, to exchange $1,000 in principal amount of the New Notes for each $1,000 in principal amount of the outstanding Old Notes. The Company will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of the Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to the terms and provisions of the Registration Rights Agreement. See "The Exchange Offer -- Conditions of the Exchange Offer."

     Old Notes may be tendered only in multiples of $1,000. Subject to the foregoing, holders of Old Notes may tender less than the aggregate principal amount represented by the Old Notes held by them, provided that they appropriately indicate this fact on the Letter of Transmittal accompanying the tendered Old Notes (or so indicate pursuant to the procedures for book-entry transfer).

     As of the date of this Prospectus, $110 million in aggregate principal amount of the Old Notes is outstanding, the maximum amount authorized by the
Indenture for all Notes. As of           , 1997, there was one registered holder
of the Old Notes, Cede, which held the Old Notes for           of its
participants. Solely for reasons of administration (and for no other purpose),
the Company has fixed the close of business on           ,           , 1997, as
the record date (the "Record Date") for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. Only a holder of the Old Notes (or such holder's legal representative or attorney-in-fact) may participate in the Exchange Offer. There will be no fixed record date for determining holders the Old Notes entitled to participate in the Exchange Offer. The Company believes that, as of the date of this Prospectus, no such holder is an affiliate (as defined in Rule 405 under the Securities Act) of the Company.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes and for the purposes of receiving the New Notes from the Company.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The Expiration Date shall be           1997 at 5:00 p.m., New York City
time, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the Expiration Date shall be the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, (ii) to extend the Exchange Offer, in which event the term "Expiration Date" shall mean the latest time and date to which the Exchange Offer is extended, and (iii) to amend the terms of the Exchange Offer in any manner. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendments by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes. Modifications of the Exchange Offer, including but not limited to extension of the period during which the Exchange Offer is open, may require that at least five business days remain in the Exchange Offer. In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

CONDITIONS OF THE EXCHANGE OFFER

     The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is conditioned upon the declaration by the Commission of the effectiveness of the Registration Statement of which this Prospectus constitutes a part.

TERMINATION OF CERTAIN RIGHTS

     The Registration Rights Agreement provides that, subject to certain exceptions, in the event of a Registration Default (as defined below), holders of Old Notes are entitled to receive Liquidated Damages of 0.5% per annum of the principal amount of the Old Notes during the first 90 days of a Registration Default, increasing by an additional 0.5% per annum for each additional 90 day period of a Registration Default (up to a maximum of 2.0% per annum). A "Registration Default" with respect to the Exchange Offer shall occur if: (i) the Company fails to consummate the Exchange Offer on or prior to
               , 1997, or (ii) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective during the period specified in the Registration Rights Agreement. Holders of New Notes will not be and, upon consummation of the Exchange Offer, holders of Old Notes will no longer be, entitled to (i) the right to receive the Liquidated Damages or (ii) certain other rights under the Registration Rights Agreement intended for holders of Old Notes. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Registrar under the Indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that are tendered by holders thereof pursuant to the Exchange Offer.

ACCRUED INTEREST

     The New Notes will bear interest at a rate equal to 12 1/2% per annum from and including their date of issuance. Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of their original issuance or the last Interest Payment Date, as applicable to, but not including, the date of issuance of the New Notes, such interest to be payable with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange, which interest accrued at the rate of 12 1/2% per annum, will cease to accrue on the day prior to the issuance of the New Notes. See "Description of Notes -- Principal, Maturity and Interest."

PROCEDURES FOR TENDERING OLD NOTES

     The tender of a holder's Old Notes as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit such Old Notes, together with a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT THE HOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedures for such transfer. In connection with a book-entry transfer, a

Letter of Transmittal need not be transmitted to the Exchange Agent, provided that the book-entry transfer procedure must be complied with prior to 5:00 p.m., New York City time, on the Expiration Date.

     Each signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant hereto are tendered (i) by a registered holder of the Old Notes who has not completed either the box entitled "Special Exchange Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal, or (ii) by an Eligible Institution (as defined). In the event that a signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or otherwise be an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, "Eligible Institutions"). If the Letter of Transmittal is signed by a person other than the registered holder of the Old Notes, the Old Notes surrendered for exchange must either (i) be endorsed by the registered holder, with the signature thereon guaranteed by an Eligible Institution, or (ii) be accompanied by a bond power, in satisfactory form as determined by the Company in it sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution. The term "registered holder" as used herein with respect to the Old Notes means any person in whose name the Old Notes are registered on the books of the Registrar.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered and to reject any Old Notes the Company's acceptance of which might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such period of time as the Company shall determine. The Company will use reasonable efforts to give notification of defects or irregularities with respect to tenders of Old Notes for exchange but shall not incur any liability for failure to give such notification. Tenders of the Old Notes will not be deemed to have been made until such irregularities have been cured or waived.

     If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

     Any beneficial owner of the Old Notes (a "Beneficial Owner") whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such Beneficial Owner's behalf. If such Beneficial Owner wishes to tender directly, such Beneficial Owner must, prior to completing and executing the Letter of Transmittal and tendering Old Notes, make appropriate arrangements to register ownership of the Old Notes in such Beneficial Owner's name. Beneficial Owners should be aware that the transfer of registered ownership may take considerable time.

     By tendering, each registered holder will represent to the Company that, among other things (i) the New Notes to be acquired in connection with the Exchange Offer by the holder and each Beneficial Owner of the Old Notes are being acquired by the holder and each Beneficial Owner in the ordinary course of business of the holder and each Beneficial Owner, (ii) the holder and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the New Notes, (iii) the holder and each Beneficial Owner acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in no-action letters that are discussed herein under "Resales of New Notes,"
(iv) that if the holder is a broker-dealer that acquired Old Notes as a result of market making or other trading activities, it will deliver a prospectus in connection with any resale of New Notes acquired in the Exchange Offer, (v) the holder and each Beneficial Owner understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Commission, and (vi) neither the holder nor any Beneficial Owner is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company except as otherwise disclosed to the Company in writing. In connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the Letter of Transmittal.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date (or complete the procedure for book-entry transfer on a timely basis), may tender their Old Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. Pursuant to such procedures:
(i) such tender must be made by or through an Eligible Institution and a Notice of Guaranteed Delivery (as defined in the Letter of Transmittal) must be signed by such Holder, (ii) on or prior to the Expiration Date, the Exchange Agent must have received from the Holder and the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number or numbers of the tendered Old Notes, and the principal amount of tendered Old Notes, stating that the tender is being made thereby and guaranteeing that, within four (4) business days after the date of delivery of the Notice of Guaranteed Delivery, the tendered Old Notes, a duly executed Letter of Transmittal and any other required documents will be deposited by the Eligible Institution with the Exchange Agent, and (iii) such properly completed and executed documents required by the Letter of Transmittal and the tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC) must be received by the Exchange Agent within four (4) business days after the Expiration Date. Any Holder who wishes to tender Old Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery and Letter of Transmittal relating to such Old Notes prior to 5:00 p.m., New York City time, on the Expiration Date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all the conditions to the Exchange Offer, the Company will accept any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly after acceptance of the Old Notes. For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes, when, as, and if the Company has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuances of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents (or of confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC); provided, however, that the Company reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered Old Notes are not accepted for any reason, such unaccepted Old Notes will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

WITHDRAWAL RIGHTS

     Tenders of the Old Notes may be withdrawn by delivery of a written notice to the Exchange Agent, at its address set forth on the back cover page of this Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes, as applicable), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution together with the other documents required upon transfer by the Indenture, and (iv) specify the name in which such Old Notes are to be re-registered, if different from the Depositor, pursuant to such documents of transfer. Any questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion. The Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are withdrawn will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "The Exchange Offer -- Procedures for Tendering Old Notes" at any time on or prior to the Expiration Date.

THE EXCHANGE AGENT; ASSISTANCE

     The Bank of New York is the Exchange Agent. All tendered Old Notes, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

                         By Hand, or Overnight Courier:

                              THE BANK OF NEW YORK
                               101 Barclay Street
                            New York, New York 10286
                        Corporate Trust Services Window
                                  Ground Level

                          Attn: Reorganization Section
                                    Arwen Gibbons

             Facsimile Transmissions (Eligible Institutions Only):
                                 (212) 815-6339

                To confirm by telephone or for information call:
                                 (212) 815-5920

                        By Registered or Certified Mail:
                              The Bank of New York
                             101 Barclay Street, 7E
                            New York, New York 10286
                          Attn: Reorganization Section
                                    Arwen Gibbons

FEES AND EXPENSES

     All expenses incident to the Company's and the Guarantors' consummation of the Exchange Offer and compliance with the Registration Rights Agreement will be borne by the Company, including, without limitation: (i) all registration and filing fees (including, without limitation, fees and expenses of compliance with state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for the New Notes in a form eligible for deposit with DTC and of printing Prospectuses), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of independent certified public accountants,
(vi) rating agency fees and (vii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties).

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss will be recognized by the Company for accounting purposes. The expenses of the Exchange Offer will be amortized over the term of the New Notes.

RESALES OF THE NEW NOTES

     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer to a holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such holder (other than (i) a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. The Company has not requested or obtained an interpretive letter from the Commission staff with respect to this Exchange Offer, and the Company and the holders are not entitled to rely on interpretive advice provided by the staff to other persons, which advice was based on the facts and conditions represented in such letters. However, the Exchange Offer is being conducted in a manner intended to be consistent with the facts and conditions represented in such letters. If any holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such holder cannot rely on the position of the staff of the Commission enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1989), or interpreted in the Commission's letter to Shearman and Sterling (available July 2, 1993), or similar no-action or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

     It is expected that the New Notes will be freely transferable by the holders thereof, subject to the limitations described in the immediately preceding paragraph. Sales of New Notes acquired in the Exchange Offer by holders who are "affiliates" of the Company within the meaning of the Securities Act will be subject to certain limitations on resale under Rule 144 of the Securities Act. Such persons will only be entitled to sell New Notes in compliance with the volume limitations set forth in Rule 144, and sales of New Notes by affiliates will be subject to certain Rule 144 requirements as to the manner of sale, notice and the availability of current public information regarding the Company. The foregoing is a summary only of Rule 144 as it may apply to affiliates of the Company. Any such persons must consult their own legal counsel for advice as to any restrictions that might apply to the resale of their Notes.

                                USE OF PROCEEDS

     There will be no cash proceeds payable to the Company from the issuance of the New Notes pursuant to the Exchange Offer. The Company is conducting the Exchange Offer in order to satisfy certain of the Company's and the Guarantor's obligations under the Registration Rights Agreement executed in connection with the issuance of the Old Notes. The proceeds from the issuance of the Old Notes were used to repay $55.0 million of outstanding indebtedness under its term and revolving credit facility and pay related fees and expenses. See "Description of Certain Indebtedness -- New Credit Facility." In addition, the Company currently intends to use approximately $16.5 million of the net proceeds of the Offering to fund the cash portion of the milestone payment due the former X-Cardia shareholders upon issuance of the X-Cardia patent and approximately $9.0 million to repay assumed Microsurge indebtedness and other obligations. In addition, the Company used approximately $19.2 million of the net proceeds to purchase a portfolio of Government Securities (as defined herein) (the "Pledged Securities"), the scheduled interest and principal payments on which will be in an amount sufficient to provide for payment in full when due of the first three scheduled interest payments on the Notes (estimated at approximately $20.6 million). See "Description of the Notes -- Security." The remaining balance of the net proceeds will be used for general corporate purposes, including the possible acquisition of companies in the same or complementary lines of business. The indebtedness of the Company repaid had a final maturity of September 30, 2001 and had an interest rate of approximately 9.5% as of March 31, 1997. Pending such uses, the net proceeds will be invested in investment-grade, short-term, interest-bearing securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The Company actively seeks acquisition opportunities in the regular course of business and is engaged in ongoing evaluations of and discussions with third parties regarding potential acquisitions certain of which, if consummated, could be material.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The Company had a deficiency of earnings compared to its fixed charges for the years ended June 30, 1993, 1994 and 1995 and for the nine months ended March 31, 1995 and 1996 and for the years ended March 31, 1996 and 1997 of $12.6 million, $24.2 million, $23.5 million, $18.2 million, $22.6 million, $26.8 million and $83.7 million, respectively. For the three months ended June 30, 1996 and 1997, the Company had a deficiency of earnings to cover fixed charges of $1.3 million and $9.6 million, respectively. For purposes of computing the ratio of earnings to fixed charges, (i) earnings represents income (loss) from continuing operations before income taxes plus fixed charges, and (ii) fixed charges consists of interest expense, the portion of rent expense representing interest, and dividends on the preferred stock of a subsidiary.

                                 CAPITALIZATION

     The following table sets forth the Company's capitalization at June 30, 1997.

                                                                                 JUNE 30, 1997
                                                                                 --------------
                                                                                 (IN THOUSANDS)
Cash and cash equivalents......................................................    $    5,750
                                                                                   ==========
Restricted cash................................................................    $   19,327
                                                                                   ==========
Short-term debt................................................................    $    5,268
Current portion of long-term debt..............................................         3,216
Long-term debt.................................................................        53,269
Senior subordinated notes......................................................       108,340(1)
                                                                                   ----------
          Total debt...........................................................    $  170,093
                                                                                   ==========

Stockholders' equity:
  Common Stock, $.001 par value; 50,000,000 shares authorized;
     23,825,000 shares.........................................................            24
  Additional paid-in capital...................................................       150,638
  Warrants.....................................................................         7,080
  Deficit......................................................................      (181,762)
  Foreign currency translation.................................................            44
                                                                                   ----------
     Total common stockholders' equity (deficit)...............................    $  (23,976)
                                                                                   ==========
Total capitalization...........................................................    $  146,117
                                                                                   ==========

---------------

(1) Net of debt discount resulting from the issuance of the Warrants of $1,660,000.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data of the Company have been derived from the consolidated financial statements of the Company which have been prepared in accordance with United States generally accepted accounting principles and include the statements of operations and balance sheet data for Osbon Medical Systems, Ltd. ("Osbon"), Advanced Surgical, Inc. ("Advanced"), Dacomed Corporation ("Dacomed"), Allstate Medical Products, Inc. ("Allstate") and Microsurge, Inc. ("Microsurge") which acquisitions were accounted for as pooling-of-interests transactions. The selected consolidated financial data presented below have also been derived from the statement of operations and balance sheet data for Richard-Allan, which has been accounted for as a purchase, from August 14, 1996, and X-Cardia, which has been accounted for as a purchase, from February 28, 1997. For further information on these and other business combinations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 1 of Notes to Consolidated Financial Statements contained elsewhere herein. Financial data as of March 31, 1996 and 1997 and for the year ended June 30, 1995, the nine months ended March 31, 1996 and the year ended March 31, 1997 are derived from the consolidated financial statements of the Company included elsewhere herein that have been audited by Ernst & Young LLP, independent auditors, except for the financial statements of Microsurge for all periods presented and the financial statements of Dacomed for the fiscal year ended June 24, 1995, consolidated subsidiaries which were audited by other independent auditors. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information included or referred to herein. The selected consolidated financial data set forth below for the years ended June 30, 1993 and 1994 and as of June 30, 1993, 1994 and 1995 are derived from financial statements not included herein. The financial data for the nine months ended March 31, 1995, for the 12-months ended March 31, 1996 and for the three months ended June 30, 1996 and 1997 are derived from the unaudited financial statements of the Company, which contain all adjustments, consisting of normal recurring accruals (except for the restructuring, direct acquisition and other costs and extraordinary items identified in the statement of operations data below) which the Company considers necessary for a fair presentation of the financial position and results of operations for those periods. The results of operations for the three months ended June 30, 1997 are not necessarily indicative of the results to be expected for the entire year. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company included elsewhere herein.

                                                                                                                 THREE MONTHS
                                                               NINE MONTHS ENDED    12-MONTHS                        ENDED
                                  YEAR ENDED JUNE 30,            MARCH 31,(1)         ENDED      YEAR ENDED        JUNE 30,
                             ------------------------------   -------------------   MARCH 31,    MARCH 31,    -------------------
                               1993       1994       1995       1995       1996        1996         1997        1996       1997
                             --------   --------   --------   --------   --------   ----------   ----------   --------   --------
                                                         (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
STATEMENTS OF OPERATIONS
  DATA:
  Net sales................  $ 32,666   $ 39,376   $ 49,250   $ 34,467   $ 42,953    $ 56,630     $ 90,695    $ 17,318   $ 25,237
  Gross profit.............    20,008     24,341     30,721     22,026     27,989      36,793       49,612      11,198     13,535
  Selling, general and
    administrative.........    26,298     36,114     41,057     28,839     37,056      47,977       57,691      10,685     16,863
  Research and
    development............     6,332     11,480      5,406      4,752      2,777       3,881        4,997         800      1,665
  Restructuring, direct
    acquisition and other
    costs(2)...............       563      1,000      7,663      6,812      9,688      10,539       62,832          --         --
                             --------   --------   --------   --------   --------    --------     --------    --------   --------
  Loss from operations.....   (13,185)   (24,253)   (23,405)   (18,377)   (21,532)    (25,604)     (75,908)       (287)    (4,993)
  Interest expense.........       325        406        367        254      1,059       1,165        8,143       1,044      5,433
  Loss before extraordinary
    item...................   (13,441)   (24,804)   (24,837)   (19,299)   (23,024)    (27,527)     (83,510)     (1,290)    (9,591)
  Extraordinary item.......        --         --         --         --         --          --       (2,973)     (2,973)    (1,823)
                             --------   --------   --------   --------   --------    --------     --------    --------   --------
  Net loss.................  $(13,441)  $(24,804)  $(24,837)  $ 19,299   $(23,024)   $(27,527)    $(86,483)   $ (4,263)  $(11,414)
  Loss per share before
    extraordinary item.....  $  (1.04)  $  (1.90)  $  (1.70)  $  (1.39)  $  (1.58)   $  (1.85)    $  (4.31)   $  (0.10)  $  (0.40)

                                                                       JUNE 30,                      MARCH 31,
                                                            -------------------------------     --------------------     JUNE 30,
                                                             1993        1994        1995        1996         1997         1997
                                                            -------     -------     -------     -------     --------     --------
                                                                                       (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and equivalents................................      $10,161     $ 7,065     $ 2,857     $ 3,345     $  2,591     $  5,750
  Working capital (deficit)...........................       17,307      12,784       5,909      (3,330)       1,714       30,508
  Restricted cash.....................................           96          96          96          96           48       19,327
  Total assets........................................       32,954      31,473      31,082      33,355      137,159      179,689
  Short-term debt.....................................           --          --       1,689       9,549       14,518        5,268
  Current portion of long-term debt...................        1,568       2,025         822         546        3,328        3,216
  Long-term debt......................................        1,475       1,529       2,674       8,272       98,292       53,269
  Senior subordinated notes, net of discount..........           --          --          --          --           --      108,340
  Redeemable convertible preferred stock..............           --          --       1,143       3,554           --           --
  Common stockholders' equity (deficiency)............       23,825      19,537      12,941      (4,575)     (14,511)     (23,976)

                                                                   NINE MONTHS                                     THREE MONTHS
                                                                      ENDED          12-MONTHS                        ENDED
                                      YEAR ENDED JUNE 30,           MARCH 31,          ENDED       YEAR ENDED        JUNE 30,
                                   --------------------------    ----------------    MARCH 31,     MARCH 31,     ----------------
                                    1993      1994      1995      1995      1996        1996          1997        1996      1997
                                   ------    ------    ------    ------    ------    ----------    ----------    ------    ------
                                                                       (DOLLARS IN THOUSANDS)
OTHER DATA:
  Depreciation and
    amortization.................  $1,528    $1,884    $3,090    $1,581    $1,715      $3,481       $  5,272     $  649    $2,535
  Capital expenditures...........  $2,734    $2,165    $3,645    $2,901    $3,033      $3,942       $ 12,277     $3,642    $3,119
  Ratio of earnings to fixed
    charges(3)...................      --        --        --        --        --          --             --         --        --

---------------
(1) During 1996, the Company changed its fiscal year end from June 30 to March
    31.

(2) Includes restructuring charges, direct acquisition costs and settlement of litigation.

(3) For purposes of computing the ratio of earnings to fixed charges, (i) earnings represents income (loss) from continuing operations before income taxes plus fixed charges, and (ii) fixed charges consists of interest expense, the portion of rent expense representing interest, and dividends on the preferred stock of a subsidiary. The Company had a deficiency of earnings compared to its fixed charges for the years ended June 30, 1993, 1994 and 1995 and for the nine months ended March 31, 1995 and 1996 and for the years ended March 31, 1996 and 1997 of $12.6 million, $24.2 million, $23.5 million, $18.2 million, $22.6 million, $26.8 million and $83.7 million, respectively. For the three months ended June 30, 1996 and 1997, the Company had a deficiency of earnings to cover fixed charges of $1.3 million and $9.6 million, respectively.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS
GENERAL

     Background. Since October 1994, Urohealth through new management has been transformed from a research and development company into a fully-integrated medical products company.

     Historical Growth through Acquisitions; Pooling and Purchase
Accounting. The mergers of Dacomed and Allstate were completed on July 28, 1995, the acquisitions of Osbon and Advanced closed on December 29, 1995 and the acquisition of Microsurge was completed on March 31, 1997. The operations of Urohealth are presented on a combined basis historically, as these transactions were all accounted for as poolings of interests. On May 22, 1996, Urohealth acquired Endoscopic Imaging Systems, Inc. and on June 1, 1996 and June 5, 1996 Urohealth acquired Intermed and the minimally invasive surgery product lines of O.R. Concepts, respectively. All three of these transactions were accounted for as purchases and are included in Urohealth's financials as of the date of the acquisitions. On August 14, 1996, Urohealth acquired Richard-Allan and on February 28, 1997, Urohealth acquired X-Cardia. These acquisitions were also accounted for as purchases, therefore, the results from Richard-Allan have been included commencing August 14, 1996 and the results of X-Cardia have been included from February 28, 1997, the date each acquisition closed, respectively.

     Integration of Acquisitions; Restructuring Charges. The Company has recorded significant direct acquisition costs, write-off of purchased research and development and other charges related primarily to the Company's acquisitions which have adversely impacted operating results during the periods discussed below. The restructuring charges related primarily to personnel reduction costs and facility reduction costs, as well as write-downs of acquired assets to their estimated net realizable value. For the year ended March 31, 1997, these charges totaled $65.7 million, consisting of $47.2 million related to the write-down of purchased incomplete research and development costs, $12 million of restructuring charges, $3.6 million of merger and acquisition costs, and $2.9 million of extraordinary items. The Company anticipates cost savings in future periods relating to restructuring plans implemented during the fourth quarter of fiscal 1997, primarily relating to the elimination of certain administrative finance and assembly functions in Augusta, Georgia at its Urology Division and in connection with cost savings relating to utilizing the Company's in-house molding capabilities for recently acquired products.

     As a result of the foregoing, Urohealth's fiscal 1997 results are not necessarily comparable to prior periods. The fiscal 1997 results also may not be comparable due to, among other reasons, the pooling of results of operations of merged entities for periods during which such entities were operated under a different management team and the acquisitions completed in fiscal 1997 and accounted for as purchase transactions. In addition, historical results are not necessarily indicative of, nor will they be comparable to, the financial results Urohealth will realize in future periods.


     Restatement of Fiscal 1997 Quarters. Urohealth restated the results for the first three fiscal quarters of 1997 to reflect the delayed recognition of revenue from distributor initial stocking orders ($2,465,000 in Q3), the delayed recognition of revenue relating to the shipment of introductory products ($661,000 in Q1, $855,000 in Q2 and $55,000 in Q3), reductions of overhead capitalized in inventory ($143,000 in Q1, $349,000 in Q2 and $978,000 in Q3) and increased sales return allowances ($53,000 in Q1, $53,000 in Q2 and $115,000 in Q3). Those adjustments have been reflected in the discussion set forth below. For a more complete description of the effect of this restatement see Note 14 of Notes to Consolidated Financial Statements of Urohealth.


     Change in Fiscal Year End. In 1996, Urohealth changed its fiscal year end from June 30 to March 31, therefore, the following discussion for fiscal 1997 compares the year ended March 31, 1997 with the 12-months ended March 31, 1996 and fiscal 1996 compares the nine month transition period ending March 31, 1996 to the corresponding period of the prior year.

THREE MONTHS ENDED JUNE 30, 1997 COMPARED TO THREE MONTHS ENDED JUNE 30, 1996.

     Net sales. For the three months ended June 30, 1997, net sales of $25.2 million were $7.9 million or 46% higher than sales of $17.3 million for the corresponding period in 1996. This increase was largely due to the acquisition of Richard Allan, recorded as a purchase, on August 19, 1996 which increased revenues by approximately $9.6 million for the three months ended June 30, 1997 compared to the corresponding period in 1996. Sales for the three months ended June 30, 1997 include approximately $7.6 million of reorders received from Urohealth's new surgical products distributors. The increase in surgical products sales was offset by a decrease of $3.7 million in sales of urology products for the three months ended June 30, 1997 compared to the corresponding period of the prior year. Urohealth believes that the introduction of a new drug-based treatment for impotence adversely affected the sale of vacuum erection devices during the quarter as patients opted to try the new treatment modality. While it is impracticable for Urohealth to predict the long-term effect of the new treatment modality, Urohealth had an increase in vacuum erection device sales after quarter end. Urohealth's shipments of approximately $15.1 million of surgical products to certain new surgical product distributors during fiscal 1997 as part of initial stocking orders are expected to be recognized as revenue later this fiscal year.

     Gross profit. For the three months ended June 30, 1997, gross profit increased $2.3 million or 21% over the corresponding period in 1996. The gross profit percentage decreased from 65% for the three months ended June 30, 1996 to 54% for the three months ended June 30, 1997. The decrease in gross profit percentage was primarily due to the large increase in lower margin surgical product sales. For the three months ended June 30, 1996, higher margin urology products accounted for 78% of sales, decreasing to approximately 39% of sales during the three months ended June 30, 1997.


     Selling, general and administrative. Selling, general and administrative expenses of $16.9 million for the three months ended June 30, 1997 were $6.2 million or 58% higher than selling, general and administrative expenses of $10.7 million for the corresponding period in 1996. The increase was due to the increased sales levels and selling, general and administrative expenses included in the quarter ended June 30, 1997 relating to Richard-Allan operations (approximately $4.7 million) and the infrastructure for Urohealth's visualization and gynecology divisions (approximately $900,000) which were not included in the corresponding quarter of the prior year.


     Research and development. Research and development costs for the three months ended June 30, 1997 increased $865,000 over the corresponding period in 1996. During fiscal 1997, Urohealth made significant investments in, and acquisitions of, technology. The increase in research and development expenditures is related to the development of new products using the acquired technologies.

     Interest expense. Interest expense for the three months ended June 30, 1997 increased $4.4 million over the corresponding period in 1996. The increase was primarily due to interest expense associated with Urohealth's sale of $110 million of 12.5% Senior Subordinated Notes in April 1997 as well as a full three months of interest on the convertible subordinated debentures issued in May 1996.

     Extraordinary item. Urohealth used approximately $54 million of the net proceeds from the offering of the Notes to repay amounts outstanding under its term and revolving credit facility and recorded an extraordinary loss of $1.8 million, consisting of the write-off of deferred financing costs, related to the early retirement of this credit facility.

YEAR ENDED MARCH 31, 1997 COMPARED TO YEAR ENDED MARCH 31, 1996

     Net Sales. Net sales during the 12-months ended March 31, 1997 ("fiscal 1997" or "1997") increased $34 million, or 60%, over the twelve months ended March 31, 1996. This increase was primarily due to higher sales of Urohealth's urology products which increased $11.8 million, or 28%, to $53.7 million, the purchase of Richard-Allan on August 14, 1996 which increased revenues by approximately $16.3 million and the acquisition of Microsurge in March 1997 which increased revenues by $3.1 million. In addition, the Company shipped approximately $15.1 million of surgical products to distributors during fiscal 1997 as part of initial stocking orders. Revenues from these initial stocking orders are expected to be recognized in fiscal 1998. Net sales of the Company's urology products, minimally invasive and general surgery products, and medical/ surgical products represented 59.3%, 30.3% and 10.4%, respectively, of net sales for the year ended March 31, 1997.

     Gross Profit. Gross profit during 1997 increased $12.8 million, or 35%, over the 12-months ended March 31, 1996. The gross profit percentage was 55% in 1997 and 65% for the 12-months ended March 31, 1996. The decrease in gross profit percentage was primarily due to a change in the mix of products sold and the write off of discontinued product inventory of approximately $1.7 million. During the 12-months ended March 31, 1996, the Company's higher margin urology products accounted for 74% of sales, decreasing to 59% of sales in fiscal 1997.

     Selling, General and Administrative. Selling, general and administrative expenses during 1997 increased by $9.7 million, or 20%, compared to the 12-months ended March 31, 1996. The increase in selling, general and administrative expenses was related to increased sales levels and the selling, general and administrative expenses of Richard-Allan and Microsurge which were acquired during fiscal 1997. As a percentage of sales, selling, general and administrative expenses decreased to 63% for the twelve months ended March 31, 1997 from 85% for the corresponding period in 1996. The Company implemented a restructuring plan during the fourth quarter of fiscal 1997 at its Augusta, Georgia urology division to eliminate administrative functions, finance functions and assembly operations, which should result in a reduction of selling, general and administration expenses relating to those operations.

     Research and Development. Research and development expenses during 1997 increased $1.1 million, or 29%, over the 12-months ended March 31, 1996. The increase was largely due to the Company devoting additional resources to accelerate the development of new products for its gynecology and visualization product lines.

     Write-off of Purchased Research and Development. Subsequent to the acquisition of Richard-Allan and X-Cardia, a study was conducted to determine the proper allocation of the purchase price for each of these acquisitions. An independent valuation of assets acquired was performed and used as an aid in determining the fair market value of each identifiable tangible and intangible asset and in allocating the purchase price among the acquired assets, including the portion of the purchase price properly attributed to incomplete research and development projects that should be expensed. Additionally, during the fourth quarter of fiscal 1997 the Company made acquisitions of technologies under development that were also accounted for or purchased research and development and written-off. Accordingly, $25.5 million, $11.5 million and $10.2 million have been expensed in connection with the acquisitions of Richard-Allan, X-Cardia and other technology purchases, respectively. The acquired in-process research and development projects to which the write-offs relate include: the articulating endoscopic cutter and stapler (Richard-Allan) (the "AEC Project"), the cardiac output endotracheal tube (X-Cardia) (the "ECOM Project"), the reflexive oximetry sensor (X-Cardia) (the "ROS Project"), the percutaneous excisional breast biopsy system (PEBB) (the "PEBB Project"), the pivotal endoscopic technology (Pivotal) (the "Pivotal Project"), the optical aspirating currette (the "OAC Project") and pHEM alert (the "pHEM Project"). Urohealth determined on a project by project basis the uncertainties associated with successfully completing each project, and estimated the amount necessary to complete each project, which at the time of valuation were as follows: the AEC
Project: $200,000; the ECOM Project: $2.1 million; the ROS Project: $2.7 million; the PEBB Project: $2.8 million; the Pivotal Project: $1.6 million; the OAC Project: $1.4 million; and the pHEM Project: $700,000. Urohealth then valued the purchased research and development primarily using the income approach, which included an analysis of markets, cash flows, and risks associated with achieving such cash flows for each project. Based on the foregoing analysis a portion of the purchase price was allocated to each project based on the appraised fair market value of the project. Due to uncertainties that are an inherent part of the research and development process, there can be no assurance that such acquired research and development projects will be successfully completed, or if successfully completed, the products will find market acceptance or generate sufficient net cash flows to recover invested funds.

     Restructuring Charges. In September 1996, the Company established a restructuring plan to eliminate redundant manufacturing facilities resulting from the Richard-Allan, Intermed and O.R. Concepts acquisitions and their consolidation with some of the Company's existing manufacturing locations. This restructuring is expected to be completed within one year except for redundant facilities, lease costs and payments under certain severance agreements that may continue over their terms. The Company has provided a restructuring charge of $4.0 million, of which all are cash expenditures. This restructuring includes severance costs for approximately 18 employees, certain facility closures and elimination of other redundant selling and administrative costs. Although subject to future adjustment, management of the Company believes that restructuring reserves as of March 31, 1997 are adequate to complete the restructuring.

                                       BEGINNING                                               BALANCE AT
                                     RESTRUCTURING   NON-CASH    CASH                          MARCH 31,
                                        ACCRUAL      CHARGES    CHARGES   RECLASSIFICATIONS       1997
                                     -------------   --------   -------   -----------------   ------------
                                                                (IN THOUSANDS)
    Personnel reduction costs......     $ 2,412       $   --    $  990         $    --           $1,422
    Facility reduction costs.......       1,588           --       263              --            1,325
                                        -------       ------    ------         -------           ------
                                        $ 4,000       $   --    $1,253         $    --           $2,747
                                        =======       ======    ======         =======           ======

     In March 1997, the Company implemented a restructuring plan to consolidate redundant facilities and reduce personnel resulting from the mergers with Osbon and Microsurge. The plan provides for the elimination of approximately 90 personnel and the closure of all significant operations at Osbon (except for customer service, sales and a limited accounting support staff) and the closure of all Microsurge facilities. The estimated cost associated with each component of this restructuring plan and the cash and non-cash charges incurred during fiscal 1997 are summarized in the table below. Non-cash charges consist of the write-down of existing assets to their estimated net realizable value. Although subject to future adjustment, management of the Company believes that restructuring reserves as of March 31, 1997 are adequate to complete the restructuring (in thousands).

                                                   BEGINNING                             BALANCE AT
                                                 RESTRUCTURING    NON-CASH     CASH       MARCH 31,
                                                    ACCRUAL       CHARGES     CHARGES       1997
                                                 -------------    --------    -------    -----------
                                                                   (IN THOUSANDS)
    Personnel reduction costs..................     $ 7,067         $ --      $3,879       $ 3,188
    Facility reduction costs...................         933          473          43           417
                                                    -------         ----      ------       -------
                                                    $ 8,000         $473      $3,922       $ 3,605
                                                    =======         ====      ======       =======

     It is possible that the Company will undertake additional restructuring in fiscal 1998 or thereafter as it continues to execute its business plan or as a result of additional acquisitions.

     Direct Acquisition Costs. Merger and acquisition costs during 1997 decreased $1.5 million, or 29%, over the 12-months ended March, 31, 1996. The decrease was primarily due to acquisitions completed in fiscal 1997 being recorded as purchase transactions which provides for the capitalization of acquisition costs as opposed to expensing these costs incurred in transactions accounted for as pooling of interests. These transaction costs include expenses related to broker and other professional fees.

     Interest Expense. Interest expense during 1997 increased by approximately $7.0 million, or 599%, over the 12-months ended March, 31, 1996. This increase was primarily due to increased borrowings under term loans and lines of credit and the issuance of $50 million of convertible subordinated debentures during the second and third quarters of fiscal 1997.

NINE MONTHS ENDED MARCH 31, 1996 COMPARED TO NINE MONTHS ENDED MARCH 31, 1995

     Net Sales. Net sales during the nine months ended March 31, 1996 ("fiscal 1996" or "1996") increased $8.5 million or 25% over the nine months ended March 31, 1995 ("1995") primarily due to an increase in sales of Urohealth's urological products. Urohealth's vacuum erection devices accounted for 52% and 55% of sales for 1996 and 1995, respectively. Urohealth continued to increase its sales force and maintained an aggressive advertising campaign, contributing to the sales growth.

     Gross Profit. Gross profit during 1996 increased $6.0 million or 27% over the same period in 1995. The gross margin was 65% in 1996 and 66% in 1995. There were no significant changes in Urohealth's product mix or product pricing between periods. Urohealth closed two facilities in 1996 and improved operating efficiencies, the effect of which was primarily realized in the last quarter of fiscal 1996.

     Selling, General and Administrative. Selling, general and administrative expenses during 1996 increased $8.2 million or 28% over the same period in 1995. This increase was primarily due to increases in sales and marketing expenses as Urohealth continued to build a sales organization. Also, general and administrative costs increased due to the addition of key management personnel and expenses associated with the integration of its four operating locations.

     Research and Development. Research and development expenses during 1996 decreased $2.0 million or 42% in 1996 over the same period in 1995. Overall, the decline in research and development costs was a result of Urohealth's decision to narrow the focus of such efforts, and to adopt a program of actively acquiring or licensing developed technology. In connection with the acquisition of Laparomed Corporation on July 27, 1994, Urohealth expensed $5.3 million of purchased research and development. The Laparomed Corporation acquisition has been accounted for as purchase with a purchase price of approximately $7 million.

     Restructuring Charges. In December 1995, Urohealth implemented a restructuring plan to consolidate redundant facilities and reduce personnel resulting from the mergers with Dacomed, Osbon and Advanced. Under the plan, Urohealth eliminated approximately 70 manufacturing, engineering and administrative personnel and closed all operations at two acquired facilities. The estimated cost associated with each component of this restructuring plan and the cash and non-cash charges incurred during fiscal 1996 are summarized in the table below. Non-cash charges consist of the write-down of existing assets to their estimated net realizable value. Reclassifications during the period relate to decreases in severance amounts payable to officers of acquired companies, offset by increases in estimates for facility closure costs including loss on sale of discontinued product lines and closure costs related to international operations of acquired companies. The remaining restructuring accrual at March 31, 1996 relates primarily to terminated employee severance and facility lease obligations, which are expected to be paid in cash. Although subject to future adjustment, management of Urohealth believes that restructuring reserves as of March 31, 1996 are adequate to complete the restructuring.

                                         BEGINNING                                            BALANCE AT
                                       RESTRUCTURING     NON-CASH      CASH      RECLASSI-     MARCH 31,
                                          ACCRUAL        CHARGES     CHARGES     FICATIONS       1996
                                       --------------    --------    --------    ---------    -----------
                                                                 (IN THOUSANDS)
    Personnel reduction costs........      $2,620         $   --      $1,171       $(730)       $   719
    Facility reduction costs.........       2,836          1,187       1,258         730          1,121
                                           ------         ------      ------       -----        -------
                                           $5,456         $1,187      $2,429       $  --        $ 1,840
                                           ======         ======      ======       =====        =======

     Direct Acquisition Costs. Merger and acquisition costs during 1996 increased $3.4 million over the same period in 1995. The results of operations in 1996 reflect additional transaction costs of $4.2 million related to Urohealth's mergers with Osbon, Advanced and Dacomed. These transaction costs include expenses related to broker and other professional fees.

     Interest Expense. Interest expense during 1996 increased by approximately $805,000 or 317% over the same period in 1995, primarily due to the issuance of the Debentures as well as increased borrowings under term loans and lines of credit.

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY

     Expenses related to minority interest were $78,000, $55,000 and $25,000 during fiscal 1995, 1996 and 1997, respectively. Such expenses consist of 7% dividends payable to stockholders of preferred stock of a Urohealth subsidiary.

LIQUIDITY AND CAPITAL RESOURCES

     In April 1997, Urohealth completed the sale of $110 million of its 12 1/2% Senior Subordinated Notes due 2004 (the "Notes") raising net proceeds of approximately $105 million. Urohealth used approximately $54 million of the net proceeds from the offering to repay amount outstanding under Urohealth's term and revolving credit facility. Concurrently with the consummation of the sale of the Notes, Urohealth entered into a new $50 million revolving credit facility with Urohealth's senior lender (the "Senior Credit Facility"). The Senior Credit Facility is secured by substantially all of the Company's assets and matures in March 2002. The Company is required to meet certain financial covenants under the Senior Credit Facility and available amounts under the revolving credit facility are based on eligible inventory and accounts receivable. As of June 30, 1997, Urohealth had no amounts outstanding under the Senior Credit Facility. The Company was not in compliance with certain financial covenants under its Senior Credit Facility for the quarter ended June 30,

1997, and has been granted a waiver through September 15, 1997 by its senior lender that permits borrowings equal to the lesser of $15 million and 80% of eligible accounts receivable under the facility. As of June 30, 1997 after giving effect to the waiver, Urohealth's borrowing eligibility under the Senior Credit Facility was approximately $13.4 million. Subsequent to June 30, 1997, Urohealth drew down $13.3 million under the Senior Credit Facility. As of June 30, 1997, Urohealth had working capital of approximately $30.5 million.


     The Company used $19.2 million of the proceeds from the sale of the Notes to purchase government securities (the "Pledged Securities") which have been pledged for the benefit of the holders of the Notes. The scheduled principal and interest payments on the Pledged Securities is in an amount sufficient to pay when due the first three semi-annual scheduled interest payments on the Notes. During fiscal 1998, the Company is obligated to repay at maturity approximately $5.8 million of notes and accrued interest assumed in the acquisition of Microsurge. In addition, the Company is obligated to pay $16.5 million to the former X-Cardia shareholders on or prior to October 3, 1997 relating to the achievement of the patent approval milestone.

     Approximately $5.5 million of Urohealth's restructuring charges are projected to be paid over the next 12 months. The long-term portion consists of redundant facility lease costs to be paid out through 2003 and severance costs to be paid out over the next two years. Urohealth currently expects to pay these restructuring charges from cash flow from operations or from financing activities.

     Urohealth had capital expenditures for the nine months ended March 31, 1996, the year ended March 31, 1997 and the three months ended June 30, 1997 of $3.0 million, $12.3 million and $3.1 million, respectively, primarily due to the consolidation and expansion of manufacturing and upgrade of management information systems. Urohealth currently has a $2.7 million commitment for a corporate aircraft and anticipates capital expenditures, primarily for increased manufacturing capacity and information systems, for the next 12 months will exceed $10.0 million.

     The Company is a holding company whose material assets consist primarily of the capital stock of its subsidiaries. Consequently, the Company is dependent upon dividends paid by its subsidiaries to pay the Company's operating expenses and to service the Company's debt obligations, including its obligations under the Notes and the Senior Credit Facility. Except for applicable restrictions under state corporate laws, there are currently no restrictions on any of the subsidiaries ability to pay dividends to the Company.

     Through June 30, 1997 Urohealth has continued to have negative cash flow from operations, primarily due to increases in operating losses, accounts receivable and inventories. Operating losses increased for the reasons discussed previously in this Management's Discussion and Analysis of Financial Condition and Results of Operations. Urohealth's accounts receivable balances were approximately $4.8 million higher at June 30, 1997 than at March 31, 1997 primarily due to increased sales during the quarter. Management anticipates further increases in accounts receivable in 1997, possibly also on extended payment terms, as sales volume under a number of distribution agreements increases. Urohealth's inventory balances were approximately $8.8 million higher at June 30, 1997 than at March 31, 1997 due to an increase in inventory levels to support increased sales volume. Urohealth expects further increases in inventories to support anticipated sales under group purchasing organization and distribution agreements. Cash used in operations totaled approximately $55 million for the year ended March 31, 1997 and approximately $22.9 million for the three months ended June 30, 1997. During this period, Urohealth's operations have been funded primarily from the proceeds of debt and equity offerings.

     Urohealth believes that currently available cash balances, amounts available under the Senior Credit Facility, and funds generated from operations will provide adequate liquidity to finance its operations for the next 12 months. Urohealth's business strategy includes efforts to expand business operations through the acquisition of new products, product lines and businesses. Business acquisitions may continue to be financed through the issuance of shares of Urohealth's Common Stock and other financing activities. However, there can be no assurance that any such transactions will be consummated. Should Urohealth not be able to obtain such financing, Urohealth will be required to proceed with its planned expansion at a slower rate. Urohealth may require additional funds to support its working capital requirements or for other purposes and may seek to raise such additional funds through public or private equity and/or debt financings or from other sources. No assurance can be given that additional financing will be available or that, if available, such financing will be obtainable on terms favorable to Urohealth.

                                    BUSINESS

OVERVIEW

     Urohealth is a developer, manufacturer and distributor of products for the urology, minimally invasive and general surgery, and gynecology markets (the "Target Markets"). The Company has a broad offering of products used by health care professionals for their patients suffering from impotence, incontinence and other gynecological and urological disorders, and other conditions requiring minimally invasive and general surgery. The Company was incorporated in August 1985. In October 1994, under the leadership of new management, the Company adopted and began to implement a strategic plan which took advantage of consolidation opportunities in the highly fragmented medical products industry. Management's strategy was to position the Company to benefit from the competitive advantages and operating efficiencies inherent in an infrastructure which combines an experienced management team, sophisticated and efficient manufacturing facilities and a large sales force.

     The Company believes that it has developed well-established and integrated minimally invasive and general surgery and urology platforms and that it is well-positioned further to acquire and develop new product lines, including gynecology product lines, to enable it to become a leader in each of its Target Markets.

GROWTH STRATEGY

     The Company's strategy is to: (i) expand the range of products to its growing Target Markets; (ii) leverage its sales force to increase sales of its existing, newly acquired and recently developed products, including sales through distributors and group purchasing organizations; (iii) further capitalize on efficiencies and synergies available by continuing to consolidate manufacturing of existing and acquired products into the Company's existing manufacturing operations; (iv) continue to acquire and develop additional innovative products and product lines, including products to serve the gynecology market; and (v) develop and expand an international sales and marketing presence to capitalize on opportunities it identifies in selected developed countries.

     The Company believes that its acquisition and product development strategy has been successful in building a broad selection of medical products and combining companies and product lines that can capitalize on the manufacturing and distribution capabilities of Urohealth. In the urology market, the Company acquired Dacomed which offered a line of high-quality products designed to diagnose and treat male impotence, but which lacked manufacturing and marketing expertise and an effective distribution channel. The Company then acquired Osbon which was the market leader in vacuum erection devices for the treatment of male impotence primarily on the strength of Osbon's sales force. The Company relocated Dacomed manufacturing operations to its Costa Mesa, California manufacturing facility and began to market and sell the Dacomed products through the Osbon distribution channel. As a result of the combination, the Dacomed products were marketed through an established distribution channel and the Osbon sales force had a broader product line to offer their customers.

     To expand its presence in the market for minimally invasive and general surgery products, the Company acquired Advanced which had a pipeline of potential products but had limited manufacturing and distribution capabilities and was experiencing significant liquidity and capital constraints as the result of its substantial research and development program. Advanced's commercially viable products were integrated into Urohealth's manufacturing and distribution infrastructure. In June 1996, the Company acquired product lines of O.R. Concepts. In August 1996, Urohealth acquired Richard-Allan, an established company with a broad array of minimally invasive products including the recently introduced Reflex(R) AEC35(TM) articulating cutter and stapler. In August 1996, the Company also acquired a line of minimally invasive surgery products from X-Med. Management believes that operating efficiencies and synergies similar to those created by combining the acquired urology products and companies will result from the combination of Advanced, Richard-Allan and the product lines acquired from O.R. Concepts and X-Med.

     In June 1996, the Company introduced its EndoView(TM) video endoscopy system. The EndoView(TM) system is designed for use in the hospital and physician's office setting and is priced to make it affordable for widespread use in the offices of physician's performing endoscopic procedures. The Company recently released its new Reflex(R) AEC35(TM) articulating cutter and stapler, which greatly increases the types and number of procedures that can be performed using minimally invasive surgical techniques. The AEC35's articulating head gives the surgeon greater range and flexibility in performing minimally invasive surgical procedures. Products such as the EndoView(TM) and the Reflex(R) AEC35(TM) provide the Company's sales force with increased access to physicians and surgeons, and, therefore, increased selling opportunities as physicians and surgeons are anxious to learn about innovations which could have a material effect on their practices.

     The Company plans to expand further its product offerings for its Target Markets with products currently under development and through the acquisition of complementary products and product lines. The Company targets urologists, gynecologists and general surgeons using its sales force, of which 70 sales representatives call primarily on urologists and 90 sales representatives focus their selling efforts on gynecologists and general surgeons.

     The Company believes that the medical products industry is highly fragmented and that there are a significant number of opportunities to acquire additional product lines or companies in complementary lines of business. The Company is continuously exploring these opportunities and management believes that future growth, will, in significant part, be through acquisitions.

MARKETS

     The Company develops, manufactures and markets products designed for the diagnosis and treatment of urological and gynecological disorders, including products designed to treat erectile dysfunction and incontinence. The Company also offers a comprehensive line of products designed to serve the minimally invasive and general surgery market and has recently introduced visualization products which can be used in a number of medical applications.

Erectile Dysfunction

     Erectile dysfunction is estimated to affect between 10 and 20 million men in the United States, with the vast majority of cases remaining untreated. Only recently have physicians become more knowledgeable regarding treatment alternatives and most patients suffering from erectile dysfunction fail to seek medical treatment for their problem. Erectile dysfunction can have either a psychological or physiological cause. Approximately 85% of erectile dysfunction cases are attributable to physiological causes, the most common of which are related to vascular disease.

     There are three basic treatments for physiological erectile dysfunction:
(i) drug therapy; (ii) mechanical therapy, involving the use of vacuum erection devices; and (iii) surgery, involving the implantation of a penile prothesis. While there are a number of drug and delivery systems under development, the only currently available drug therapy is an injectable prostaglandin. Currently available drug therapies include oral prostaglandins, which have a limited effectiveness, an injectable prostaglandin and urethral suppositories. Mechanical therapy involves the use of non-invasive vacuum erection devices which create a vacuum in a plastic cylinder that increases blood flow to the penis causing erection. Once an erection is achieved a tension band is placed at the base of the penis to sustain the erection during sexual activity. Vacuum erection devices are low cost compared with other treatment options. Surgical treatment for erectile dysfunction involves the implantation of a prostheses in the corporal body of the penis which provides rigidity adequate for sexual activity. Penile protheses can be either manually or hydraulically operated to achieve an erection.

     The Company believes that the market for erectile dysfunction products could increase significantly as patients and others become more knowledgeable regarding the treatment alternatives available to deal with the problem. In addition, the market for erectile dysfunction products could grow as the average age of men in the United States continues to increase.

Incontinence

     Urinary incontinence is estimated to affect between 15 and 25 million adults in the United States of which approximately 85% are female. A recent survey revealed that one out of every six adult women in the United States suffers from some form of urinary incontinence. Women typically experience a higher incidence of incontinence than men primarily as a result of childbearing and its impact on the urinary system. There are three basic types of urinary incontinence: (i) stress incontinence, which involves leakage related to rapid movement, a sneeze or exercise; (ii) urge incontinence, which involves a sudden need to empty the bladder; and (iii) overflow incontinence, which results from an overly distended bladder, typically caused by an obstruction or a weakened bladder.

     The vast majority of patients who suffer from some form of incontinence do not seek treatment for their problem, with most of the patients utilizing some form of home treatment to deal with their medical problem. There are a number of treatments for incontinence, including adult diapers and pads, catheterization and clamping of the urethra, pelvic muscle repositioning and training, electrical stimulation therapy, surgery, collagen injections and drug therapy.

     The Company believes that the market for incontinence products could also increase as patients become more knowledgeable about treatment options. In addition, the number of patients suffering from incontinence problems could increase as the average age in the United States continues to increase. With new, less invasive technologies in development, such as urethral inserts for women, the general interest of both physicians and consumers in treatments for incontinence should increase.

Minimally Invasive and General Surgery

     Minimally invasive surgery, or endoscopy, relies on viewing tubes (endoscopes) that allow surgeons to look into the body. Such surgeries are carried out using special instruments that are inserted into one to six small "keyhole" incision sites. Laparoscopy is the term for minimally invasive surgery within the abdominal cavity. Laparoscopy was primarily developed by gynecologists who use minimally invasive surgical techniques to perform hysterectomies, tubal ligations, infertility procedures and to remove fibroid tumors and ovarian cysts, as well as for other exploratory and diagnostic procedures. General surgeons use laparoscopy for such common procedures as gall bladder removal, hernia repair and appendectomies. Gastroenterologists remove intestinal tissue laparoscopically, including operations for Crohn's disease, diverticulitis, non-cancerous polyps and colon tumors. Urologists can perform nephrectomies (removal of a kidney) and bladder neck suspensions laparoscopically, as well as remove kidney stones and treat bladder cancer.

     Because minimally invasive surgery is far less traumatic than conventional open surgery techniques, patient recovery time is much faster and the period of hospitalization is greatly reduced. Typically, patients are back to normal activity levels within one week of surgery performed using minimally invasive surgery techniques. While minimally invasive surgery requires surgeons to learn a new set of skills, it is estimated that 80% of all general surgery will be done endoscopically by the year 2000. The transition from open surgery to minimally invasive surgery has gained significant momentum in the past few years as studies have shown minimally invasive surgery to be more economical and beneficial to the patient, including shortening the hospital stay and reducing post-operative complications, resulting in faster recovery.

     The Company believes that successful companies in this marketplace will develop and market products that make these procedures more cost and time effective.

Visualization

     Endoscopy, meaning "to look within the body," is enabled through the use of telescopes, light sources, cameras and video viewing, recording and printing systems. Telescopes (referred to as "endoscopes") differ in size and functionality relative to specific anatomies, including those to look within the abdomen (laparoscopes), the uterus (hysteroscopes), the bladder (cystoscopes), the joints (arthroscopes), the colon (signoidoscopes), and other organs and physiological structures. Physicians can monocularly view the desired anatomy through an eyepiece on the end of the scope. Generally, bright light must be introduced to the organ or anatomy, through the scope, to enhance visualization. Cameras can be coupled to scopes to convert an image to a video monitor for real time viewing in the operative environment and to a recorder for procedure documentation purposes. Technological advances in endoscopy include the use of fiber optics for miniaturization and flexibility, and the development of camera chips that can be built into the proximal end of the scope. These advances, combined with product durability and affordability have spurred growth in the visualization marketplace.

     The Company believes that this market is complementary to those for the treatment of urological and gynecological disorders and to the minimally invasive surgical instrument market. New and innovative endoscopic visualization products should fuel the movement of surgical and diagnostic procedures out of the hospital and into the physician office setting.

MEDICAL PRODUCTS

     The Company offers a broad range of products to urologists, general surgeons and gynecologists. Historically, the Company has been highly dependent on the sale of vacuum erection devices for the treatment of male impotence. However, the Company believes that with the acquisition of Richard-Allan and other businesses and the introduction of its EndoView(TM) product, the Company's reliance on vacuum erection devices has and should continue to decrease.

     The Company offers a broad line of minimally invasive and general surgery instruments, which are sold primarily to general surgeons, gynecologists and urologists. The Company's comprehensive product line includes an antifogger, pneumo needles, trocars, graspers, scissors, retractors, a kittner, specimen retrieval bags, wound access and closure devices and electrosurgical and suction and irrigation probes. The recent acquisition of Richard-Allan expanded the Company's product offerings of access products, wound closure products and hand held instruments for both open and minimally invasive surgeries. The Company recently introduced its Reflex(R) AEC35(TM) articulating cutter and stapler, which is the only endoscopic surgical product on the market to have articulation capabilities. The Company also recently introduced its EndoView(TM) product, which is an inexpensive, portable video viewing system that urologists, general surgeons, and gynecologists can attach to an endoscope. The Company believes that there are additional product opportunities in the "visualization" area and is exploring those opportunities.

     The Company offers a number of products designed for the treatment of urological disorders, including the leading vacuum erection system, a penile prosthesis and diagnostic equipment. The Company's vacuum erection systems, which are available by prescription, include Esteem(TM), ErecAid(R), Catalyst(TM) and Impower(TM). The Company's vacuum erection devices are not subject to patent protection that would prohibit others from offering competing products. The Company is a leader in the vacuum erection system market primarily as a result of its high level of customer service and physician assistance in training patients on the use of the products. The Company also offers the RigiScan(R) System, a microprocessor-controlled impotence diagnostic monitor, and its Inform(TM), a disposable impotence screening device. Many of the minimally invasive surgery products and medical/surgical products offered by the Company are used in the treatment of urological disorders.

     The Company offers a number of products designed for the treatment of incontinence, including a line of catheters and urinary drainage systems, and other products such as washable pads, briefs and diapers. The Company is actively seeking additional products to serve this market. These products are marketed to both gynecologists and urologists, as are the Company's AccuBar(TM) and AccuLoop(TM) vaporizing electrodes. Urologists use vaporizing electrodes to ablate prostate tissue, and gynecologists use them to ablate endometrial tissue.

     The Company is developing a number of additional products for its Target Markets including additional articulating minimally invasive surgical instruments and a breast biopsy system. Urohealth's future success will depend in part on its ability to commercialize products under development and to develop new medical products both for its existing markets and for new markets. The extent and pace at which market acceptance of such products is achieved is a function of many variables, including price, product performance and attributes, product reliability, the effectiveness of marketing and sales efforts, the ability to meet delivery schedules, as well as general economic conditions affecting customers' purchasing patterns. New product development and introduction in the medical product market requires considerable time and capital and is subject to the risks of market acceptance. There can be no assurance as to the continued market acceptance of the Company's existing products or the Company's ability to develop or acquire additional products in the future.

     On February 28, 1997, the Company acquired X-Cardia and its cardiac output monitoring technology. The Company has prototype products developed and anticipates beginning clinical trials on a product using the technology during 1997.

Reposable Products

     On March 31, 1997, the Company acquired Microsurge. Microsurge designs, develops, manufactures and markets surgical instrumentation for use in minimally invasive surgery. Microsurge is currently developing families of surgical instrumentation for use in minimally invasive abdominal procedures, referred to as laparoscopy, and minimally invasive thoracic procedures, referred to as thoracoscopy. Microsurge's laparoscopic instrumentation is based on a "multi-use" design concept which seeks to address the shortcomings of, and provide an alternative to, currently available single-use disposable and traditional reusable laparoscopic instrumentation. Microsurge is also exploring the applicability of its product designs and technologies to other areas of minimally invasive surgery, such as cardiac and colorectal surgery.

     Laparoscopy was initially performed using traditional stainless steel instrumentation designed to be sterilized and reused many times. The principal benefit of traditional reusable instrumentation is that its reusable nature reduces the instrumentation cost per procedure. However, this instrumentation is often difficult to clean and needs to be repaired periodically in order to continue to be used effectively. In addition, after a number of repairs, the precision of traditional reusable instrumentation permanently degrades. In response to these shortcomings, surgical instrumentation manufacturers introduced single-use disposable laparoscopic instrumentation in 1989. These manufacturers facilitated the market acceptance of single-use disposable products by offering surgeons training programs focusing on the use of this new instrumentation. Although disposable laparoscopic instrumentation has less precision than traditional reusable instrumentation it was widely accepted because it did not need to be cleaned or repaired. However the managed care cost containment pressures of the 1990s have caused healthcare providers to reevaluate the use of single-use disposable laparoscopic instrumentation because of its high cost per surgical procedure.

     To address the shortcomings of single-use disposable and traditional reusable laparoscopic instrumentation, Microsurge is developing a family of "multi-use" laparoscopic surgical instrumentation. Multi-use laparoscopic instrumentation is designed to provide a lower instrumentation cost per procedure than single-use disposable instrumentation and greater convenience and more consistent performance than traditional reusable instrumentation. Microsurge's multi-use laparoscopic instrumentation is designed to be easily cleaned and used multiple times. Most of this instrumentation is comprised of two components. One component, generally a handle, is designed to be used many, often hundreds of, times. The other component, generally a tip configuration, is designed to be used one or more times. When the performance of any component deteriorates, it is discarded and replaced by a new component, eliminating the need for repairs.

     Microsurge's principal laparoscopic products include its line of DetachaTip multi-use hand-held scissors, graspers and dissectors and DetachaPort multi-use trocars. Microsurge is also developing a DetachaClip multi-use laparoscopic clip applier for use in ligating vessels and ducts. Microsurge began marketing its laparoscopic products in July 1993 and has since introduced over 52 products to the laparoscopic instrumentation market.

     The manufacturing, product development, and sales and marketing for the Microsurge reposable product line has been integrated with the Company's existing operations.

SALES AND MARKETING

     The Company believes that its strategy of focusing on products for the minimally invasive and general surgery, urology and gynecology markets by utilizing a large sales force has and will continue to afford it competitive advantages. This distribution channel, in combination with a telemarketing staff, a national accounts department and a network of international distributors gives the Company widespread access to the markets it serves.

     Approximately 90 domestic sales representatives call on general surgeons and gynecologists, primarily in the operating room setting in hospitals and surgery centers. This sales force offers a full line of minimally invasive and general surgical instruments, including pneumo needles, trocars, retractors, scissors, staplers and access and wound closure devices for a wide range of diagnostic and operative procedures. With proprietary technology, such as that demonstrated by the new Reflex(R) AEC35(TM) articulating cutter and stapler, an endoscopic surgical device that simultaneously cuts and staples tissues in difficult to reach anatomy, this sales force has been welcome in the operating room. In addition, these sales representatives work with distributor sales representatives providing training and technical support for the sales efforts of the Company's distributors for these products.

     Another 70 domestic sales representatives call on urologists with the Company's urological products, including the ErecAid(R) and Esteem(TM) vacuum erection systems, the RigiScan(R), a microprocessor-controlled impotence diagnostic monitor, the Dura-II(TM) penile prosthesis and the AccuBar(TM) and AccuLoop(TM) vaporizing electrodes. The urology sales representative becomes an extension of the urologist's practice through patient education and in service training relating to the Company's products. As a value added service to patients and physicians, the Company staffs a 24 hour, 365 days per year urology "hot line" to answer questions about erectile dysfunction and product use. The Company believes that its high level of customer and physician service is important to its market leadership in vacuum erection systems.

     Both the urology and general surgery/gynecology sales forces sell EndoView(TM), the first self-contained video endoscopy system that can be used by all medical specialties practicing visualization. This product, which creates a new segment in the visualization market, was successfully launched in June, 1996. The Company expects to protect its market position with this new product and to develop follow-on products for distribution through its 160 sales representatives. The Company believes that the availability of innovative products, such as EndoView(TM) and the Reflex(R) AEC35(TM) articulating cutter and stapler, provides the Company's sales force with additional access to physicians and surgeons, and therefore, increases selling opportunities as physicians are anxious to learn about innovations which could have a material effect on their practices.

     Telemarketers solicit leads and reorders in support of both the urology and general surgery/gynecology sales forces. Telemarketing is an important source of sales for the Company's medical/surgical products as well, including reusable underpads, briefs and diapers, catheters and urinary drainage systems. These products are typically sold to stocking distributors, hospitals and nursing home chains and commercial laundries.

     A national accounts staff seeks national and regional contracting opportunities for the Company's products, prepares competitive proposals, makes presentations and enters into long term sales relationships with hospital chains, managed care organizations and medical/surgical distributors. The Company has recently focused its sales and marketing efforts on establishing relationships with large healthcare group purchasing organizations, and recently entered into agreements with several group purchasing organizations in the United States.

     While Urohealth is not required to maintain significant amounts of inventory to address customer's demands or to maintain favorable supply arrangements for raw materials, particularly since implementation of Urohealth's decision to sell its surgical products through distributors, Urohealth's current inventory levels are significant. Those inventory levels reflect inventory held by distributors for which revenue has not been recognized and inventory built in anticipation of a significant group purchasing organization order. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Urohealth generally permits distributors to balance inventory periodically by returning inventory purchased by the distributor for other medical products of Urohealth. In addition, the ultimate customers for Urohealth's products generally have a right to return products that they find unsatisfactory within 30 days after the date of purchase. Urohealth sells several product lines that are considered "capital equipment" by hospitals and other purchasers. From time to time, Urohealth offers certain customers extended payment terms to facilitate sales of these products. See "Risk Factors -- Concentration of Credit Risk; Extended Payment Terms."

INTERNATIONAL SALES

     International sales (sales outside of North America) were $3.3 million, $1.7 million, $11.8 million and $3.6 million for the year ended June 30, 1995, for the nine months ended March 31, 1996, for the year ended March 31, 1997 and for the three months ended June 30, 1997, respectively. The Company distributes its products through a network of distributors covering a number of countries outside of North America.

MANUFACTURING

     The Company's manufacturing operations are conducted primarily at its facilities in Costa Mesa, California and Richland, Michigan. At its Costa Mesa facility, the Company conducts injection molding operations, assembles products and conducts quality assurance procedures. The Company has a Class 100 clean room at its Costa Mesa facility. Because of the Company's injection molding capabilities, the Company has been able to manufacture a number of its acquired products in-house, thereby realizing significant cost savings. The Company has significant capacity to take on additional medical products molding work related to its own existing and new products, as well as medical products of third parties, without additional capital expenditures. The Company's manufacturing facility in Richland, Michigan is a sophisticated manufacturing facility that employs many manufacturing techniques designed to lower costs and insure quality.

     The Company manufactures and distributes Class I, II and III medical devices following "good manufacturing practice" ("GMP") guidelines at its manufacturing facilities in Costa Mesa, California and Richland, Michigan. The Company's manufacturing operations consist of the fabrication of certain specialized components and assembly, inspection, testing and packaging of these components into a final product. Final assembly and packaging operations for some of the products are conducted in environmentally controlled rooms. Various components, subassemblies and certain finished products are manufactured by suppliers to the Company's specifications. In addition, the Company manufactures its line of reusable underpads and briefs at its manufacturing facility in Watertown, South Dakota, and conducts certain assembly operations at its facilities in Augusta, Georgia.

     The Company has not experienced in the past material difficulty in obtaining equipment, supplies and materials which it may require in connection with manufacturing its products. Although the Company presently believes that there are a number of possible vendors for most of the raw materials, components and subassemblies required for the Company's products, certain components currently are obtained from a single source. Moreover, substitute raw materials and components may not be immediately available in quantities needed by the Company. The disruption or termination of any single source vendor could have a material adverse effect on the Company's operations. The Company's manufacturing facilities are subject to periodic inspection by regulatory authorities, including GMP compliance inspections conducted by the FDA and by state regulatory authorities.

     The Company's Costa Mesa manufacturing facility has recently received ISO9001 certification.

COMPETITION

     While the Company competes with a number of multi-product companies, there are a number of "single product" companies serving, or developing products for, some of the Company's Target Markets. The Company believes that it has a competitive advantage over many "single product" companies. Competition in the field of medical products is intense and rapidly changing, and the Company expects that competitive pressures will intensify. The Company competes on the basis of a number of factors, including product features and price. Some of the companies producing competing products have greater marketing and distribution capabilities than the Company, and many of them have substantially greater financial and other resources with which to pursue development, manufacturing, marketing and distribution of their products. The Company expects its competitors to continue to improve the performance of their current products and to introduce new products with improved features and lower prices. New product introductions by the Company's competitors could cause a decline in sales or loss of market acceptance of the Company's existing or future products. Increased competitive pressure also could lead to intensified price-based competition that could materially adversely affect the Company's business, results of operations and financial condition. There can be no assurance that the Company will be able to compete successfully in the future.

     The Company believes that the primary competitive factors affecting its business are the safety and effectiveness of the products offered, ease of product use, product reliability, price, physician familiarity with the manufacturer and its products, distribution channels and third party reimbursement policies. For certain of the Company's potential products, an important factor in competition may be the timing of market introduction of its or its competitors' products. Accordingly, the Company believes that its ability to compete successfully will depend on its capability to create and maintain technology, develop proprietary products, attract and retain scientific personnel, obtain patent or other proprietary protection for its products and technologies, obtain required regulatory approvals and manufacture, assemble and successfully market products either alone or through other parties. Rapid technological development by others may result in the Company's products becoming obsolete before the Company recovers a significant portion of the research, development and commercialization expenses incurred with respect to those products. Some of the Company's competitors have long-term or preferential supply arrangements with hospitals. Such arrangements may act as a barrier to market entry by the Company. There can be no assurance that the Company will be able to compete successfully with existing or future competitors.

     In the minimally invasive surgery market, the Company competes with medical products companies, including United States Surgical Corporation and Ethicon, Inc., a division of Johnson & Johnson. In the erectile dysfunction market, Urohealth competes with companies such as Mission Pharmacal and Mentor, which together with Urohealth control a significant portion of the market for vacuum erection devices. The Company's products also compete with those of others designed for alternative methods of treatment, such as drugs sold by pharmaceutical companies as a treatment for erectile dysfunction. Because many of the competing drug-based treatments have only recently been introduced, or are still being developed, it is impracticable for Urohealth to assess the competitive impact of these treatments on Urohealth's vacuum erection business. In the incontinence market, the Company competes with disposable paper adult diapers and briefs manufactured by large paper companies, such as Kimberly Clark, and with competing products similar to those offered by the Company.

RESEARCH AND DEVELOPMENT; PRODUCT DEVELOPMENT

     The Company recognizes that the sale of medical products requires continuous development of new products and refinements of established products. A major component of the Company's research and development strategy, involves identifying products and companies that have developed products that may be potential acquisition candidates. The Company believes that there are a number of opportunities to acquire products and technologies that have already been developed or partially developed.

     The Company had $5.4 million, $2.8 million and $5.0 million in research and development expenditures in the year ended June 30, 1995, for the nine months ended March 31, 1996 and for the year ended March 31, 1997, respectively. The research and development expenditures of the Company as a percentage of net sales have decreased significantly as the Company has decided to narrow the focus of its research and development efforts, and to adopt a program of actively acquiring or licensing developed technology. As a result the Company's research and development expenditures have decreased as the Company has consolidated the research and development groups of certain acquired companies into a single group and as a result of the write-down of significant research and development of acquired entities in 1995 and 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The Company's current research and development efforts include completion of clinical trials and regulatory approval of the cardiac output monitoring device acquired from X-Cardia. In addition, the

Company has several product development projects underway which involve enhancements of, or improvements to, existing products. As the Company has acquired businesses and technologies, it has acquired a number of products under development which will require additional research and development efforts by the Company in an attempt to bring products to market. As a result, the Company anticipates that research and development expenditures will increase in the future over historical levels.

     The Company employs a product development staff with product design capabilities and also employs a product quality department to ensure that its products are acceptable for patient use.

PATENTS, LICENSES AND TRADEMARKS

     The Company believes that patents and other proprietary rights are important to its business. The Company's commercial success and future revenue growth will depend, in part, on its ability to operate without infringing on the rights of others both in the United States and abroad and not breaching technology licenses that cover technology used in the Company's products. The Company owns or has authority to use United States and foreign patent rights with respect to some of its medical products and has filed, and expects in the future to file, additional patent applications. It is uncertain whether any third party patents will require the Company to develop alternative technology or to alter its products and processes, obtain licenses or cease certain activities. If such licenses are required, there can be no assurance that the Company will be able to obtain such licenses on commercially favorable terms, if at all. Failure by the Company to obtain a license to any technology that it may require to commercialize its products could have a material adverse effect on the Company. The Company recently acquired X-Cardia which has filed patent applications with respect to its cardiac output monitoring technology, although no assurance can be given that patent approval will be received. There can be no assurance as to the breadth or degree of the protection that may be afforded by such patent, or whether such applications ultimately may be approved. See "Recent Developments." The Company believes that some measure of patent protection with respect to its products will be required to allow it to compete with large medical products companies. There can be no assurance that the Company will continue to develop or acquire products or processes that are patentable or that the patents applied for will be issued or that any patents issued to or licensed by the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide the Company with competitive advantages. In addition, the Company could incur substantial costs in defending its proprietary rights and there can be no assurance that a competitor's technology or product would be found to infringe such rights. Although the Company believes that its patents are valid, there can be no assurance that the validity of any patent will be upheld if asserted by the Company against any party. Further, there can be no assurance as to the breadth and degree of protection of these rights or that other companies will not independently develop products similar to the Company's products that will not infringe on the Company's rights but will compete directly with the Company's products. In addition, the laws of some foreign countries may not protect the Company's proprietary rights to the same extent as the laws of the United States.

     The patents or proprietary rights of others may have an adverse effect on the ability of the Company to do business in the future. The Company may be required to obtain licenses to patents or proprietary rights of other parties in order to produce and sell certain of its products. No assurance can be given that the Company's technology can be developed and commercialized without a license to such patents or proprietary rights or that any licenses required under any such patent or proprietary rights would be made available on terms acceptable to the Company, if at all. If the Company does not obtain or maintain such licenses, it could encounter delays in product introductions while it attempts to design around or contest the validity of such patents, or it could find that the development, manufacture or sale of products requiring such licenses could be foreclosed, any one of which could have a material adverse effect on the Company. Furthermore there can be no assurance that competitors or potential competitors will not independently develop similar or alternative technologies to those of the Company, duplicate any of the Company's products or technologies, or design around the patented technologies developed by the Company or its licensors, any of which could have a material adverse effect on the Company's business, results of operations or financial condition.

     The Company also relies on trade secrets, know-how, continuing technological innovations and licensing opportunities to develop and maintain its competitive position. There can be no assurance that others will not independently create substantially equivalent proprietary information or otherwise gain access to or disclose such information of the Company. It is the Company's policy to require certain of its employees, contractors and consultants to execute confidentiality agreements to protect its unpatented proprietary technology and know-how. There can be no assurance that such confidentiality agreements will not be breached, that the Company would have adequate remedy for such breach, or that the Company's trade secrets will not otherwise become known through independent discovery by competitors. Moreover, in the absence of patent protection, the Company's business may be adversely affected by competitors who independently develop substantially equivalent technology.

GOVERNMENT REGULATION

     Most of the Company's laboratory and medical products and its ongoing research and development activities are subject to regulation for safety and efficacy by, among other governmental entities, the FDA and corresponding agencies of states and foreign countries in which the Company sells its products. The process of receiving governmental approval may take a number of years and the expenditure of substantial resources. There can be no assurance that even after such time and expenditures, regulatory approval will be obtained for any of the products developed by the Company. If regulatory approval of a product is granted, such approval may entail limitations on the indicated uses for which the product may be marketed. Further, discovery of previously unknown problems with a product, manufacturer or its manufacturing facilities may result in restrictions on such product or manufacturer, including withdrawal from the market. The Federal Food, Drug and Cosmetic Act (the "FDC Act"), the Public Health Services Act and other federal statutes and regulations govern or influence the testing, manufacture, safety, labeling, storage, recordkeeping, approval, advertising and promotion of such products. Product development and approval within this regulatory framework takes a number of years and involves the expenditure of substantial resources. Noncompliance with applicable requirements may have a material adverse effect on the Company and can result in fines, warning letters, recall or seizure of products, total or partial suspension of production, refusal by the government to approve product license applications or allow the Company to enter into supply contracts, and criminal prosecution. The FDA also has the authority to revoke product licenses and establishment licenses previously granted. Failure to comply with present or future regulatory requirements, or respond to new information reflecting on the safety or effectiveness of an approved product, can lead the FDA to withdraw its approval to market the product. The Company incurs substantial costs in complying with regulatory requirements.

     With the enactment of the Medical Device Amendments in May 1976 to the FDC Act, the FDA classified medical devices in commercial distribution into three classes, Class I, II or III. This classification is based on the controls necessary to reasonably ensure the safety and effectiveness of the medical device. Class I devices are those devices whose safety and effectiveness can reasonably be ensured through general controls, such as adequate labeling, premarket notification, and adherence to GMP regulations. Some Class I devices are further exempted from some of the general controls. Class II devices are those devices whose safety and effectiveness can reasonably be ensured through the use of special controls, such as performance standards, post-market surveillance, patient registries, and FDA guidelines. Class III devices are devices which must receive premarket approval by the FDA pursuant to a premarket approval ("PMA") application to ensure their safety and effectiveness. Generally, Class III devices are limited to life sustaining, life-supporting or implantable devices.

     The FDA requires that a manufacturer introducing a new medical device or a new indication for use of an existing medical device obtain either a premarket notification clearance pursuant to Section 510(k) of the FDC Act ("510(k) Notification") or a PMA prior to being introduced into the market. In general, clearance of a 510(k) Notification may be obtained if a manufacturer or distributor of a medical product can establish that a new device is "substantially equivalent" in terms of safety, effectiveness and intended use to another legally marketed and approved medical device. The FDA may also require review by an advisory panel as a condition for 510(k) Notification, which can further lengthen the process. In addition to requiring clearance for new products, FDA rules typically require a filing and a waiting period prior to marketing modified versions of existing products. The Company anticipates that most of its products will be eligible for the 510(k) Notification procedure. The process of obtaining a 510(k) Notification typically takes at least three months from the date of filing of the application and generally requires the submission of supporting data, which in some cases can be extensive and, as a result, may extend the process for a considerable length of time. At this time, the FDA typically responds to a submission of a 510(k) Notification within 180 to 360 days. Market clearance may take three to twelve months or longer. If the FDA were to require suspension of the sale of one or more of the Company's products pending receipt of a newly required 510(k) Notification or if the FDA were to refuse to grant 510(k) Notification, the Company's revenues and operating income could be materially and adversely affected. Under the Safe Medical Devices Act of 1990 ("SMDA"), the FDA is directed to adopt new 510(k) notice regulations which could potentially make the approval process for the Company's products more time-consuming, difficult and expensive. The SMDA includes new provisions relating to post-market surveillance requirements for certain types of devices and authorizes the FDA to adopt new controls to be applied to certain devices such as some being developed by the Company, including the promulgation of a performance standard, requirements for patient registries and imposition of guidelines.

     In the event that the shorter 510(k) Notification procedure is not available, or if the Company cannot obtain 510(k) Notification for a product subject to FDA marketing approval, the Company will be required to seek approval to market the device through the PMA process. The preparation and processing of a PMA is significantly more complex and time consuming than the 510(k) Notification process. The PMA process may take several years or longer and requires the submission of extensive supporting data and clinical information. An approved PMA application for a new instrument indicates that the FDA has determined that a device has been proven, through the submission of preclinical and clinical data and manufacturing information, to be safe and effective for its intended uses. Upon receipt, the FDA will conduct a preliminary review of the PMA to determine whether the submission is sufficiently complete to permit a substantive review. If sufficiently complete, the submission is declared fileable by the FDA. By regulation, the FDA has 180 days to review a PMA once it is determined to be fileable. While the FDA generally has responded to PMAs within the allotted time period, complete PMA reviews more often occur over a significantly protracted time period, and generally take approximately two years or more from the date of filing to approval.

     Substantially all of the Company's FDA marketing clearances have been obtained through the 510(k) process. Certain future applications, however, may require PMA clearance. The Company believes that it is in material compliance with the FDA's 510(k) requirements for new and modified devices. The FDA has announced a program to review approvals (510(k)s and PMAs) for certain devices. There can be no assurance that upon any such review the FDA will agree with the Company's determination regarding its 510(k)s. If the FDA were to disallow a 510(k) marketing clearance for any device, the Company could be required to file appropriate applications, either 510(k) or PMA, with the FDA or be required to take the products in question off the market. Also, the FDA could bring regulatory or enforcement actions against the Company. The Company has met and continues to meet the requirements for FDA compliance through their good manufacturing practice guidelines and semi-annual FDA inspections. In addition, changes in regulations could have a material adverse effect on the Company.

     International sales of medical devices are subject to regulatory requirements that vary widely from country to country. For marketing outside the United States before FDA approval, the Company must submit an export permit application to the FDA. The time required to obtain approvals by foreign countries may be longer or shorter than that required for FDA approval, and regulatory requirements in foreign countries may differ significantly from those of the FDA. The receipt or denial of FDA approval for a particular product may result in the receipt or denial of regulatory approval for that product in certain other countries. In addition, international sales of medical devices not cleared by the FDA for distribution in the United States may be subject to FDA export requirements, which require the Company to document that the sale of the device is not in violation of that country's medical device laws. This documentation is then submitted to the FDA with a request for a permit for export to that country.

     There can be no assurance that the Company will obtain timely regulatory approval for their future products, or that existing approvals will not be withdrawn. Moreover, regulatory approvals, if granted, may include significant limitations on the indicated uses for which a product may be marketed. Failure to comply with applicable regulatory requirements can, among other consequences, result in fines, civil penalties, injunctions, suspensions or losses of regulatory approvals, product recalls, seizure of products, operating restrictions, refusal of the government to allow each company to enter into supply contracts, and criminal prosecution. In addition, governmental regulations may be established that could prevent or delay regulatory approval of any of the Company's products. Delays in receipt of, or failure to receive, approvals, or the loss of previously received approvals, could have a material adverse affect on the Company's business, financial condition and results of operations.

     FDA and state regulations also govern the manufacturing of the Company's medical products. The Company is registered as a medical device manufacturer with the FDA and state health service agencies. The FDA and state health service agencies inspect the Company from time to time to determine whether it is in compliance with various regulations relating to medical device manufacturing, including the Good Manufacturing Practice ("GMP") regulations governing manufacturing, testing and quality control, and product liability of medical devices. Although the Company believes that it currently is in material compliance with these regulations, a determination that the Company is in material violation of such regulations could lead to the imposition of injunctions, suspension or loss of regulatory approvals, refusal to approve future marketing clearances, recalls, cessation of distribution, or product seizures, and, in the most egregious cases, criminal sanctions or closure of the Company's manufacturing facilities.

     Healthcare is an area of extensive and dynamic regulatory change. In recent years, an increasing number of legislative proposals have been introduced or proposed in Congress and in some state legislatures that would effect major changes in the healthcare system, either nationally or at the state level. Among the proposals under consideration are cost controls on hospitals, insurance market reforms to increase the availability of group health insurance to small businesses, requirements that all businesses offer health insurance coverage to their employees and the creation of a single government health insurance plan that would cover all citizens. Key elements in many of the healthcare reform proposals were various insurance market reforms, the requirement that businesses provide health insurance coverage for their employees, reductions or smaller increases in future Medicare and Medicaid reimbursement to providers and more stringent governmental cost controls. None of these proposals have been adopted. There continue to be efforts at the federal level to introduce various insurance market reforms, expanded fraud and abuse and anti-referral legislation and further reduction in Medicare and Medicaid reimbursement. A broad range of both similar and more comprehensive healthcare reform initiatives is likely to be considered at the state level. The costs of certain proposals would be funded in part by reductions in payments by governmental programs, including Medicare and Medicaid to healthcare providers. In addition, both public and private payors are increasing pressures to limit increases in healthcare costs. These changes could have a material adverse effect on the Company's business, results of operations and financial condition.

     There have been a number of proposals over the last several years that, if implemented, could have the effect of eliminating or reducing, or curtailing increases in, Medicare and Medicaid reimbursement for certain medical products, and there has been increasing pressure from private payors to limit increases in healthcare costs. Any of these proposals (including without limitation any such proposal relating to the Company's Rigiscan product), if adopted could have a material adverse effect on the Company's business, results of operations, future sales or its ability to collect accounts receivable related to such sales and historical sales. In addition, increased pricing pressure from private payors could have a material adverse effect on the Company's business, results of operations or financial condition.

     Healthcare is subject to laws and regulations of federal, state and local governments and is an area of extensive and dynamic regulatory change. The process of obtaining required regulatory clearances can be lengthy and expensive, and compliance with the FDA's GMP regulations and regulatory requirements can be burdensome. Laws and regulations often are adopted to regulate new and existing products, services and industries. Changes in the law or regulations or in the interpretation of existing laws can have a dramatic effect on permissible activities and the relative costs of doing business. There can be no assurance that federal, state or local governments will not impose additional restrictions upon all or a portion of the Company's activities which could have a material adverse effect on the Company's business, results of operations and financial condition. Moreover, there can be no assurance that the required regulatory clearances will be obtained, or that those obtained may not include significant limitations on the uses of the product in question. In addition, changes in existing regulations or the adoption of new regulations could make regulatory compliance by the

Company more difficult in the future. The Company believes that the FDA has increased its scrutiny of the medical device market, thus slowing the regulatory review process for medical devices. This may affect the Company's proposed sale of certain products. The failure to obtain the required regulatory clearances or to comply with applicable regulations would result in fines, delays or suspensions of clearances, seizures or recalls of products, operating restrictions and criminal prosecutions and could have a material adverse effect on the Company.

ENVIRONMENTAL MATTERS

     The Company also is subject to federal, state and local laws, regulations and ordinances that (i) govern activities or operations that may have adverse environmental effects (such as emissions to air, discharges to water, and the generation, handling, storage and disposal of solid and hazardous wastes) or
(ii) impose liability for the costs of clean up or other remediation of contaminated property, including damages from spills, disposals or other releases of hazardous substances or wastes, in certain circumstances without regard to fault. Certain of the Company's operations routinely involve the handling of chemicals and wastes, some of which are or may become regulated as hazardous substances. The Company has not incurred any significant expenditures or liabilities for environmental matters to date. However, no assurance can be given that the Company will not incur significant expenditures in future periods with respect to complying with environmental laws.

LITIGATION

     In July 1997, several complaints were filed against the Company, certain of its officers and directors and, in certain complaints, the lead underwriters of the Company's November 1996 public offering requesting certification of a class action, alleging various violations of Federal securities laws and seeking unspecified compensatory damages. The suits were filed in the United States District Court for the Central District of California. All of the suits are based on substantially the same facts and have been brought on behalf of purchasers of Common Stock of the Company during various periods between July 18, 1996 and July 1, 1997. No proceedings have taken place in any of the suits.

     In addition, the Company is involved in litigation in the normal course of business. In management's opinion, the ultimate resolution of the claims currently pending will not have a material adverse effect on the Company's business, results of operations or financial condition.

PRODUCT LIABILITY AND INSURANCE

     The nature of the Company's present and planned medical products, particularly surgically implanted products, exposes the Company to product liability risks. The Company maintains product liability insurance, which it believes is adequate. There can be no assurance, however, that the amount of such insurance will be adequate to satisfy claims made against the Company in the future or that the Company will be able to obtain insurance in the future at satisfactory rates or in adequate amounts. Product liability claims or product recalls could have a material adverse effect on the business, results of operations and financial condition of the Company. In addition, the Company is required under certain of its licensing agreements to indemnify its licensors against certain product liability claims by third parties.

EMPLOYEES


     As of July 31, 1997, the Company employed approximately 973 persons. The Company has experienced no work stoppages and is not a party to any collective bargaining agreement. The Company believes that its relations with employees are good.

FACILITIES

     The following table summarizes the leased and owned facilities of the
Company:

     FACILITY LOCATION                 PRIMARY USES              SQUARE FEET        LEASED/OWNED
---------------------------   ------------------------------   ----------------   ----------------
Newport Beach, CA                   Corporate Offices               16,500             leased
Costa Mesa, CA                      Manufacturing; R&D              52,600             leased
Irvine, CA                              Warehouse                   42,000             leased
Richland, MI                      Manufacturing; Sales;             43,500             owned
                                      Administration
Augusta, GA                    Sale Offices; Administration         31,656             leased
Augusta, GA                   Office, warehouse and assembly        57,500             owned
Watertown, SD                         Manufacturing                 15,700             leased
Sparta, NJ                         Office and warehouse             7,000              leased

     The Company has entered into a five-year lease expiring in April 2001 with respect to approximately 16,500 square feet of office space which is used for the Company's corporate executive offices. The lease provides for monthly rental payments of approximately $24,000 per month.

     The Company leases approximately 42,400 square feet of space in Costa Mesa, California for its research and development personnel and manufacturing and assembly of its medical products. The lease expires on March 31, 1999 and provides for monthly rental of $19,080 during 1996, $20,352 during 1997 and $22,048 during 1998. The Company leased an additional 10,200 square feet at the same location on August 1, 1996. The lease expires on July 31, 1997 and provides for monthly payments of $4,080. The Company leased an additional 10,212 square feet of space at another location in Costa Mesa on June 1, 1996. The lease expired on May 31, 1997 and is continuing on a month to month basis thereafter at a monthly rent of $10,212.

     The Company leases approximately 42,000 square feet of warehouse space in Irvine, California which is used as a warehouse facility. The lease expires in June 1998 and provides for monthly rental payments of $24,700 per month.

     The Company owns approximately 30 acres in Richland, Michigan and approximately 43,500 square feet of office and manufacturing facilities located on that property related to Richard-Allan operations.

     The Company leases approximately 31,656 square feet of office and warehouse space in Augusta, Georgia, from a partnership controlled by former Osbon stockholders. The lease runs from February 1, 1995 through December 31, 2003, and provides for rental payments of $17,500 per month. The lease also requires the Company to pay insurance, utility, maintenance and other costs. The Company owns 57,500 square feet of office, warehouse and assembly space in three other buildings in Augusta, Georgia.

     The Company leases 15,700 square feet of space at a plant location in Watertown, South Dakota. The lease runs from August 1, 1995 through July 31, 2000 and provides for rental payments of $2,171 per month. The lease requires the Company to pay for utilities and other costs not specifically borne by the landlord. The Company also leases 1,115 square feet of office space in Minnetonka, Minnesota. The lease runs from April 1, 1993 through March 31, 1998 and provides for rental payments of $1,218 per month.

     The Company leases approximately 7,000 square feet of office and warehouse space in Sparta, New Jersey. The lease runs from August 1996 through March 2000, and provides for rental payments of $8,500 per month.

                                   MANAGEMENT

     The following table sets forth the names and ages of all executive officers, certain key employees and directors of the Company as of July 31, 1997. A summary of the background and experience of each of these individuals is set forth below.


                NAME                    AGE                         POSITION HELD
------------------------------------    ---     -----------------------------------------------------
Charles A. Laverty(1)...............    51      Chairman of the Board and Chief Executive Officer
Bruce A. Hazuka.....................    50      Chief Operating Officer
Kevin M. Higgins....................    55      Senior Vice President and General Counsel
Joseph T. Artino....................    47      Vice President -- Finance

Paul Petersen.......................    38      President -- Urology Products
Richard Kindberg....................    39      President -- Surgical Products
M. Cassandra Hoag...................    41      President -- Gynecology Products
Randall L. Condie...................    42      President -- Medical/Surgical Products
Michael Schuler.....................    47      President -- Visualization Products

Abbey J. Butler(2)..................    57      Director
John S. Chamberlin..................    68      Director
Robert W. Elkins, M.D.(3)...........    51      Director
Melvyn J. Estrin(3).................    52      Director
C. Sage Givens......................    40      Director
Lawrence Goelman(1)(2)(3)...........    56      Director
Michael S. Gross....................    35      Director
Richard Newhauser...................    50      Director
Francis J. Tedesco, M.D.(2).........    52      Director


---------------
(1) Member of Executive Committee.

(2) Member of Audit Committee.

(3) Member of Compensation Committee.

     Directors of the Company are elected at annual meetings of stockholders to serve one-year terms or until their successors are elected and officers of the Company serve at the discretion of the Board of Directors.

     CHARLES A. LAVERTY became Chief Executive Officer in September 1994, and Chairman of the Board of Directors in December 1994. Mr. Laverty has spent the last 15 years of his 20 years of management and marketing experience in the healthcare field and currently serves as a director of Integrated Living Communities, an operator of retirement communities. Prior to joining the Company, Mr. Laverty was employed as Senior Executive Vice President and was a director of Coram Healthcare Corporation, the second largest home infusion therapy company in the U.S., which was formed by the merger of Curaflex Health Services, Inc., HealthInfusion, Inc., Medisys, Inc., and T2 Medical, Inc. Mr. Laverty served as the Chairman of the Board, President and Chief Executive Officer of Curaflex Health Services from February 1989 to July 1994. Prior to his association with Curaflex, Mr. Laverty served as President and Chief Executive Officer of InfusionCare, Inc., a home infusion services company, from October 1988 to February 1989. In addition, he has held several positions, including Chief Operating Officer, with Foster Medical Corporation, a durable medical equipment supply company, and worked in both sales and management for C.R. Bard, a medical device company.


     BRUCE A. HAZUKA served as Executive Vice President -- Operations from September 1995 until March 1997 when he became Chief Operating Officer. Mr. Hazuka has spent his entire 27 years of general management, marketing and operations experience in the healthcare field, and was founder, President and Chief Executive Officer of Healthcare Associates, Inc. which was founded in January 1990. Prior to joining the Company, Mr. Hazuka served as Chairman of the Board, President and Chief Executive Officer of

Allscrips Pharmaceuticals, Inc., a pharmaceutical benefits management company, from September 1990 to June 1994. Mr. Hazuka is a director of Integrated Medical Resources, Inc., a provider of disease management services for men suffering from erectile dysfunction.

     KEVIN M. HIGGINS became Senior Vice President and General Counsel of the Company in November 1995. From 1989 to 1995 Mr. Higgins was Vice President and General Counsel of Curaflex Health Services, Inc. From 1987 to 1989 he was Vice President and General Counsel of Foster Medical Corporation. Prior to that, Mr. Higgins was with Avon Products, Inc.

     JOSEPH T. ARTINO became Vice President -- Finance of Urohealth in September 1996. From July 1995 to September 1996, Mr. Artino was Chief Financial Officer of Children's Homecare, Inc. From April 1992 to July 1995, Mr. Artino was Corporate Controller of Curaflex Health Services, Inc. Mr. Artino was appointed Assistant Treasurer and Acting Chief Financial Officer of Urohealth in July 1997.

     PAUL PETERSEN became President -- Urology Products in January 1997. From December 1995 until January 1997, Mr. Petersen served as Senior Vice President -- Sales and Marketing. Mr. Petersen served in various management positions at Osbon Medical Systems from October 1988 until December 1995 when Osbon Medical Systems became a subsidiary of the Company.

     RICHARD KINDBERG has served as President -- Surgical Products since August 1996. He joined Richard-Allan as Director of Marketing, Sales Development and International Sales in January 1995 and served in these capacities until August 1996 when the Company acquired Richard-Allan. He was Director of New Product Development at Focal Interventional during 1994. Prior to that time, he served as Director of Professional Marketing & Education at the Ethicon Endosurgery Division of Johnson & Johnson.

     M. CASSANDRA HOAG served as Senior Vice President -- Sales and Marketing from October 1994 through August 1996 at which time she became
President -- Gynecological Products. Prior to joining the Company, Ms. Hoag served as a Division Vice President of Curaflex Health Services, Inc., a home infusion company. From April 1989 to December 1992, Ms. Hoag served as Curaflex's Vice President, Central Operations. Prior to joining Curaflex, Ms. Hoag held several positions, including Vice President of Central Operations, with Foster Medical Corporation and Abbey Healthcare Group from February 1985 to April 1989.

     RANDALL CONDIE has served as President -- Medical Surgical Products since February 1997. Prior to that Mr. Condie was Vice President, National Accounts for the Company, serving in that capacity since August 1995. Prior to that he held several executive sales management positions with the Company since October 1994.

     MICHAEL SCHULER joined the Company in January 1996 as Senior Vice President, New Business Development. He became President -- Visualization Products in August 1996. Prior to joining the Company, Mr. Schuler was with Advanced Surgical, Inc. from 1992 until 1995. He was appointed Chief Executive Officer in 1994. Prior to Advanced, Mr. Schuler was with Johnson and Johnson Interventional Systems as Vice President of Product Management.

     ABBEY J. BUTLER has served as a director of the Company since March 1995. He is Co-Chairman and Co-Chief Executive Officer of Avatex Corporation, formerly FoxMeyer Health Corporation, a holding company that is primarily engaged in owning and operating a medical claims processing company, owning and operating hotels and office buildings, and investing in other corporations and businesses. Avatex Corporation was formerly the owner of one of the largest distributors of pharmaceuticals and health care products in the United States. Mr. Butler became a director of Avatex in 1990. Mr. Butler also serves as managing partner of Centaur Partners, L.P., an investment partnership with ownerhip interests in Avatex, as well as the President and a director of C.B. Equities Corp., a private investment company. Mr. Butler presently serves as a director and a member of the Executive Committee of FWB Bancorporation, the holding company of Grand Bank, Phar-Mor, Inc., a discount drug store chain, Carson, Inc., a health and beauty products manufacturer, and Cyclone, Incorporated, a distributor and installer of chain link fence systems, highway guard rails and industrial gates and posts. Certain affiliates and subsidiaries of Avatex Corporation of which Mr. Butler was Co-Chairman, including FoxMeyer Drug Company, are currently involved in proceedings under the Bankruptcy Code.

     JOHN S. CHAMBERLIN has served as a director of the Company since June 1996. Mr. Chamberlin worked for 22 years in various assignments for General Electric Company, including sales, product planning, marketing, General Manager of Radio Receiver Department and Vice President and General Manager of the Housewares and Audio Business Division. From 1976 to 1985 he was the President and Chief Executive Officer of Lenox, Inc. and in 1985 joined Avon Products, Inc. as President and Chief Operating Officer, leaving Avon in 1988. Mr. Chamberlin is presently Chairman of the Board of Life Fitness Company and WNS, Inc., and he serves on the Boards of Directors of The Scotts Co., Seasons, Inc., the Robbins Company, Healthsouth Corporation and the Sports Holding Company. Mr. Chamberlin is a Trustee of the Medical Center of Princeton and the Woodrow Wilson National Fellowship Foundation.


     ROBERT N. ELKINS, M.D. has served as a director of the Company since March 1995. Dr. Elkins is the founder of Integrated Health Services, Inc., a provider of post acute and subacute care through more than 25,000 beds in 192 facilities located in 30 states. Dr. Elkins has served as the Chairman and Chief Executive Officer of Integrated Health Services since 1986. Dr. Elkins, a graduate of the University of Pennsylvania, received his M.D. degree from the Upstate Medical Center at the State University of New York and completed his residency at Harvard University.



     MELVYN J. ESTRIN has served as a director of the Company since March 1995. He is Co-Chairman and Co-Chief Executive Officer of Avatex Corporation, formerly FoxMeyer Health Corporation, a holding company that is primarily engaged in owning and operating a medical claims processing company, owning and operating hotels and office buildings, and investing in other corporations and businesses. Avatex Corporation was formerly the owner of one of the largest distributors of pharmaceuticals and health care products in the United States. Mr. Estrin became a director of Avatex in 1990. Mr. Estrin also serves as managing partner of Centaur Partners, L.P., an investment partnership with ownership interests in Avatex, as well as Chairman of Human Service Group, Inc., a privately held company that provides training, development and technical assistance to governmental and educational institutions. Mr. Estrin presently serves as a member of the Board of Directors of Grand Bank, Phar-Mor, Inc., a discount drug store chain, Carson, Inc., a health and beauty products manufacturer, and Washington Gas Light Company. Certain affiliates and subsidiaries of Avatex Corporation of which Mr. Estrin was Co-Chairman, including FoxMeyer Drug Company, are currently involved in proceedings under the Bankruptcy Code.



     C. SAGE GIVENS has served as a director of the Company since June 1996. Ms. Givens is the founding Managing Partner of Acacia Venture Partners, located in San Francisco. Acacia Venture Partners was formed to invest exclusively in all stages of healthcare service companies. Prior to forming Acacia Venture Partners, Ms. Givens was a General Partner of First Century Partners, a private, diversified venture capital and buyout fund, where she launched and managed the partnership's diversification into healthcare. Ms. Givens was also formerly a Managing Director at Smith Barney and presently serves as a director of Healthsouth Corporation and Phycor, and serves on the Boards of Directors of several other private portfolio companies.



     LAWRENCE GOELMAN has served as a director of the Company since March 1995. From 1981 until 1995, Mr. Goelman served as the Chairman and Chief Executive Officer of CostCare, a national healthcare cost management firm. Since 1995, Mr. Goelman has acted as a consultant, and is currently the Chairman of the Board and acting Chief Executive Officer of Diedrich's Coffee and is Managing Director of Archway Capital LLP.


     MICHAEL S. GROSS has served as a director of the Company since June 1996. Mr. Gross is one of the founding principals of Apollo Advisors, L.P. which, together with an affiliate, acts as managing general partner of Apollo Investment Fund, L.P., AIF II, L.P. and Apollo Investment Fund III, L.P., private securities investment funds, and of Lion Advisors, L.P., which acts as financial advisor to and representative for certain institutional investors with respect to securities investments. Mr. Gross is a director of Allied Waste Industries, Inc., Converse, Inc., The Florsheim Group, Inc., Furniture Brands International, Inc. and Proffitts, Inc.

     RICHARD NEWHAUSER became a director of the Company in August 1996. Prior to that he served as Chairman and Chief Executive Officer of Richard-Allan from 1974 until the acquisition of Richard-Allan by the Company in August 1996.



     FRANCIS J. TEDESCO, M.D. has served as a director of the Company since December 1995. Dr. Tedesco has served as President of the Medical College of Georgia since 1988, and prior to that time he held several different positions at the college, including Professor of Medicine and Chief, Section of Gastroenterology and Vice President for Clinical Affairs.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of July 31, 1997 by (i) each person known by the Company to own beneficially 5% or more of the Common Stock, (ii) each current director of the Company, (iii) each named executive officer, and
(iv) all current directors and executive officers as a group.


                                                                           SHARES BENEFICIALLY
                                                                                  OWNED
                                                                          ----------------------
                          NAME AND ADDRESS(1)                               NUMBER       PERCENT
------------------------------------------------------------------------  ----------     -------
Appaloosa Management L.P.(2)............................................   2,836,500       10.0%
Avatex Corporation(3)...................................................   2,464,827        8.4
Apollo Investors Fund III, L.P.
Apollo Overseas Partners III, L.P.
Apollo (U/K) Partners, L.P.(4)..........................................   2,200,906        7.7
Chase Venture Capital Associates, L.P.(5)...............................   2,196,069        7.7
Charles A. Laverty(6)...................................................   1,322,816        4.5
Robert N. Elkins, M.D.(7)...............................................     153,889         *
Lawrence Goelman(8).....................................................     128,295         *
Melvyn J. Estrin(9).....................................................   2,479,827        9.8
Abbey J. Butler(9)......................................................   2,479,827        9.8
Francis J. Tedesco, M.D.(10)............................................      15,000         *
Michael S. Gross(11)....................................................   2,200,906        7.7
John Chamberlin(12).....................................................      28,333         *
C. Sage Givens(13)......................................................      28,333         *
Richard Newhauser.......................................................   2,040,281        7.2
Bruce A. Hazuka(14).....................................................     138,889         *
Paul Petersen(15).......................................................     122,809         *
Michael Schuler(16).....................................................      77,890         *
All current directors and executive officers as a group (16
  persons)(17)..........................................................   9,167,890       28.8


---------------
  *  Less than 1%.

 (1) Unless otherwise indicated in the following footnotes, each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned, subject to applicable community property law. Unless otherwise noted in the following notes the address of each person listed is c/o Urohealth Systems, Inc., 5 Civic Plaza, Suite 100, Newport Beach, California 92660. The foregoing table presents voting securities which include Common Stock and the Debentures which vote with the Common Stock on an "as converted" basis.

 (2) Information obtained from filings made with the Securities and Exchange Commission. The address for Appaloosa Management L.P. is 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078. David A. Tepper is deemed to beneficially own the shares beneficially owned by Appaloosa Management L.P. Mr. Tepper is the President and sole stockholder of Appaloosa Partners, Inc., the general partner of Appaloosa Management L.P.

 (3) Includes 1,414,827 shares of Common Stock and warrants to purchase 1,050,000 shares of Common Stock which are currently exercisable. The address of Avatex Corporation is 5910 North Central Expressway, Dallas, Texas 75206.

 (4) Represents Debentures which vote on an "as converted" basis representing 2,087,156 shares and warrants to purchase 113,750 shares of Common Stock which are currently exercisable. The general partner of each of the Apollo entities listed is Apollo Advisors II, L.P. ("Advisors") whose general partner is Apollo Capital Management II, Inc. ("ACMI"). Messrs. Leon Black and John Hannan, directors of ACMI and founding principals of Advisors, disclaim beneficial ownership of the shares shown above. The address for Apollo Advisors II, L.P. is 1301 Sixth Avenue, New York, New York 10019.

 (5) Represents Debentures which vote on an "as converted" basis representing 2,082,569 shares and warrants to purchase 113,500 shares of Common Stock which are currently exercisable. The address for Chase Venture Capital Associates, L.P. is 380 Madison Avenue, New York, New York 10017.

 (6) Includes 1,322,816 shares subject to options exercisable on or before September 30, 1997.

 (7) Includes 153,889 shares subject to options exercisable on or before September 30, 1997.

 (8) Includes 128,295 shares subject to options exercisable on or before September 30, 1997.

 (9) Includes the 2,464,827 shares of Common Stock and Warrants beneficially owned by Avatex Corporation as shown above and 15,000 shares subject to options exercisable on or before September 30, 1997. Messrs. Estrin and Butler are Co-Chairmen of the Board of Directors of Avatex Corporation.

(10) Includes 15,000 shares subject to options exercisable on or before September 30, 1997.

(11) Represents securities held by Apollo Advisors II, L.P., of which Mr. Gross is a principal. Mr. Gross disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(12) Includes 28,333 shares subject to options exercisable on or before September 30, 1997.

(13) Includes 28,333 shares subject to options exercisable on or before September 30, 1997.

(14) Includes 138,889 shares subject to options exercisable on or before September 30, 1997.

(15) Includes 55,556 shares subject to options exercisable on or before September 30, 1997.

(16) Includes 63,784 shares subject to options exercisable on or before September 30, 1997.

(17) Includes 2,236,794 shares subject to options exercisable on or before September 30, 1997, warrants to purchase 1,163,750 shares of Common Stock and Debentures which vote on an "as converted" basis with respect to 2,087,156 Common Stock equivalents.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

NEW CREDIT FACILITY

     Concurrently with the consummation of the Offering, the Company entered into a $50.0 million revolving credit facility (the "New Credit Facility"). The proceeds of the New Credit Facility will be used for working capital and general corporate purposes. Availability under the facility is limited to 80% of eligible accounts receivable and 50% of eligible inventory.

     The New Credit Facility matures March 31, 2002. Amounts outstanding under the facility bear interest at the agent bank's base rate plus 1.25% or the 30, 60, 90 or 180 day LIBOR rate plus 2.75%. The Company is permitted to prepay the indebtedness evidenced by the New Credit Facility in whole or in part without penalty (subject to reimbursement of Lenders' breakage and redeployment costs actually incurred in the case of prepayment of LIBOR borrowings).

     The Company is required to make payments on amounts outstanding under the New Credit Facility equal to the net proceeds received from (i) the sale or disposition of all or any part of the assets of the Company or its subsidiaries other than sales of inventory in the ordinary course of business; (ii) the incurrence of any indebtedness for borrowed money or the issuance of debt or equity securities by the Company after the date of the initial draw under the New Credit Facility; (iii) at the agent's discretion, insurance recoveries other than recoveries less than a threshold amount to be determined that is promptly applied toward repair or replacement of the damaged property; and (iv) the reversion of pension plan assets or tax refunds.

     Repayment of the indebtedness evidenced by the New Credit Facility is secured by a first perfected security interest in all accounts receivable, inventory, property, plant and equipment, intangibles, contract rights and other personal, intellectual and real property of the Company and its subsidiaries. In addition, repayment is guaranteed by all of the Company's subsidiaries.


     The loan documents contain representations, indemnification and other provisions that are usual and customary for transactions of this type and the Company is required to meet customary financial maintenance and other covenants. The Company was not in compliance with certain financial covenants under its Senior Credit Facility for the quarter ended June 30, 1997, and has been granted a waiver through September 15, 1997 by its senior lender that permits borrowings equal to the lesser of $15 million and 80% of eligible accounts receivable under the facility. As of June 30, after giving effect to the waiver, Urohealth's borrowing eligibility under the Senior Credit Facility was approximately $13.4 million. Subsequent to June 30, 1997, Urohealth drew down $13.3 million under the Senior Credit Facility.


8.75% CONVERTIBLE SUBORDINATED DEBENTURES

     The Company currently has outstanding $50 million aggregate principal amount of its 8.75% Convertible Subordinated Debentures (the "Debentures") issued pursuant to an Indenture, dated May 13, 1996 (the "Debenture Indenture"), between the Company and Bankers Trust Company, as trustee (the "Debenture Indenture Trustee"). The Debentures represent unsecured general obligations of the Company, subordinate in right of payment to the Notes and other Debenture Senior Debt (as defined below) of the Company, and are convertible into Common Stock of the Company. Interest on the indebtedness evidenced by the Debentures is payable quarterly on March 31, June 30, September 30 and December 31 of each year. The Debentures were issued in fully registered form, and will mature on May 30, 2006. The Debenture Indenture does not contain any financial covenants, nor any limitation on the Company's ability to incur Debenture Senior Debt. The Debenture Indenture has been filed with the Commission and is also available for inspection at the offices of the Debenture Indenture Trustee.

     The indebtedness evidenced by the Debentures and the payment of principal and interest thereon, including any redemption price, are subordinate and subject in right of payment to the prior payment in full of all Debenture Senior Debt, including the Notes. "Debenture Senior Debt" means all indebtedness of the Company for borrowed money, other than the Debentures, whether outstanding on the date of the Debenture Indenture or thereafter created, incurred or assumed; provided that with respect to indebtedness incurred after the date of the Debenture Indenture the instruments evidencing such indebtedness provide that such indebtedness will be Debenture Senior Debt.

     The holders of the Debentures are entitled at any time prior to the close of business on May 30, 2006, subject to prior redemption, to convert any Debentures or portions thereof into Common Stock of the Company, at the conversion price (subject to adjustment) of $10.90 per share of Common Stock.

     The Debentures are redeemable at the option of the Company at any time after May 13, 1999 at a redemption premium of 105% of the principal amount of the Debentures for any redemption occurring prior to May 13, 2000, decreasing to 100% for any redemption occurring after May 13, 2004. In addition, the Debentures are redeemable after May 13, 1998 but prior to May 13, 1999 if the average trading price of a share of Common Stock of the Company for the 60 trading days prior to redemption is greater than $22.00.

     Upon a Change of Control (as defined in the Debenture Indenture), the holders of the Debentures can require the Company to repurchase the Debentures at 105% of the principal amount of the Debentures.

                              DESCRIPTION OF NOTES

     Set forth below is a summary of certain provisions of the New Notes. The New Notes will be issued pursuant to an indenture (the "Indenture") dated as of April 10, 1997, by and among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee"). The terms of the Indenture are also governed by certain provisions contained in the Trust Indenture Act of 1939, as amended. The following summaries of certain provisions of the Indenture are summaries only, do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Indenture. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture. Wherever particular provisions of the Indenture are referred to in this summary, such provisions are incorporated by reference as a part of the statements made and such statements are qualified in their entirety by such reference. A copy of the Indenture is available upon request.

     EXCEPT AS OTHERWISE INDICATED BELOW, THE FOLLOWING SUMMARY APPLIES TO BOTH THE OLD NOTES AND THE NEW NOTES. AS USED HEREIN, THE TERM "NOTES" MEANS THE OLD NOTES AND THE NEW NOTES, UNLESS OTHERWISE INDICATED.

     The form and terms of the New Notes are substantially identical to the form and terms of the Old Notes, except that (i) the exchange of the New Notes pursuant to the Exchange Offer will be registered under the Securities Act, (ii) the New Notes will not provide for payment of penalty interest as Liquidated Damages, which Liquidated Damages terminate upon consummation of the Exchange Offer, and (iii) the New Notes will not bear any legends restricting transfer thereof. The New Notes will be issued solely in exchange for an equal principal amount of Old Notes. As of the date hereof, $110 million aggregate principal amount of Old Notes is outstanding. See "The Exchange Offer."

GENERAL

     The Notes are senior subordinated, unsecured, general obligations of the Company, limited in aggregate principal amount to $110 million. The Notes are subordinate in right of payment to certain other debt obligations of the Company. The Notes are jointly and severally irrevocably and unconditionally guaranteed on a senior subordinated basis by each of the Company's present domestic and material foreign Subsidiaries and future Restricted Subsidiaries (the "Guarantors"). The obligations of each Guarantor under its guarantee ("Guarantee"), however, will be limited in a manner intended to avoid it being deemed a fraudulent conveyance under applicable law. See "Certain Bankruptcy Limitations" below. The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

     The Notes mature on April 1, 2004. The Notes bear interest at the rate per annum stated on the cover page hereof from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semi-annually on April 1 and October 1 of each year, commencing October 1, 1997, to the Persons in whose names such Notes are registered at the close of business on the March 15 or September 15 immediately preceding such Interest Payment Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Principal of, premium, if any, and interest and liquidated damages, if any, on the Notes is payable, and the Notes may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The

City of New York, except as set forth below. At the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at the addresses set forth upon the registry books of the Company. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by the Company, the Company's office or agency will be the corporate trust office of the Trustee presently located at the office of the Trustee in the Borough of Manhattan, The City of New York.

     Restrictions in the Indenture on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to make asset sales, to enter into transactions with affiliates and to enter into mergers, consolidations or sales of all or substantially all of its assets, may make more difficult or discourage a takeover of the Company, whether favored or opposed by management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford holders of Notes protection against all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction. See "Description of Notes -- Certain Covenants." Holders of a majority in aggregate principal amount of the Notes at the time outstanding typically have the ability to waive on behalf of all Holders any default under, or to amend, the Indenture. See "Description of Notes -- Events of Default" and "-- Amendments and Supplements."

     The Indenture provides that in the event that a Change of Control has occurred, each Holder of Notes will have the right, at such Holder's option, to require the Company to repurchase all or any part of such Holder's Notes. See "Description of Notes -- Certain Covenants -- Repurchase of Notes at the Option of the Holder Upon a Change of Control." The Company is prohibited under the terms of its New Credit Facility from repurchasing the Notes in the event of a Change of Control and, even if permitted in the future under another senior credit facility, no assurances can be given that the Company would have sufficient resources to satisfy its repurchase obligation with respect to the Notes under such circumstances. See "Risk Factors -- Possible Inability to Repurchase Notes Upon a Change of Control." The failure of the Company to repurchase properly tendered Notes upon the occurrence of a Change of Control would constitute an Event of Default under the Indenture; however, such Event of Default under the Notes would constitute an event of default under the New Credit Facility and no payments could be made by the Company with respect to the repurchase of Notes upon a Change of Control. See "Risk
Factors -- Subordination; Holding Company Structure," and "Description of
Notes -- Subordination." The existence of the Change of Control provision in the Indenture may make it more difficult for the Company to obtain additional financing in the future. See "Risk Factors -- Significant Leverage."

SECURITY

     The Indenture provides that as soon as practicable after the closing of the Offering, the Company shall purchase and pledge to the Trustee, for the benefit of the Holders of the Notes, the Pledged Securities in such amount as will be sufficient upon receipt of scheduled interest and principal payments of such securities, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to provide for payment in full when due of the first three scheduled interest payments on the Notes. The Company used approximately $19.2 million of the net proceeds of the Offering to acquire the Pledged Securities on April 10, 1997. The Pledged Securities were pledged by the Company to the Trustee for the benefit of the Holders of the Notes pursuant to the Security Agreement. Pursuant to the Security Agreement, immediately prior to an interest payment date on the Notes, the Company may either deposit with the Trustee from funds otherwise available to the Company cash sufficient to pay the interest scheduled to be paid on such date or the Company may direct the Trustee to release proceeds sufficient to pay the interest scheduled to be paid on such date. In the event that the Company exercises the former option, the Security Agreement provides that the Company may thereafter direct the Trustee to release to the Company proceeds or Pledged Securities in a like amount. A failure by the Company to pay interest on the Notes in a timely manner through October 1, 1998 will constitute an immediate Event of Default under the Indenture, with no grace or cure period. See "-- Events of Default and Remedies."

     Interest earned on the Pledged Securities will be added to the pledged amount. In the event that the pledged funds or Pledged Securities exceed the amount sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to provide for payment in full of the first three scheduled interest payments due on the Notes (or, in the event an interest payment or interest payments have been made, an amount sufficient to provide for payment in full of any interest payments remaining, up to and including the third scheduled interest payment), the Trustee will be permitted to release to the Company any such excess amount. The Notes will be secured by a first priority security interest in the Pledged Securities and in the pledged funds and, accordingly, the Pledged Securities and the pledged funds will also secure repayment of the principal amount of the Notes to the extent of such security.

     Under the Security Agreement, assuming that the Company makes the first three scheduled interest payments on the Notes in a timely manner, all of the Pledged Securities and pledged funds will be released.

SUBORDINATION

     The Notes and the Guarantees are general, unsecured obligations of the Company and the Guarantors, respectively, subordinated in right of payment to all Senior Indebtedness of the Company and the Guarantors, as applicable.

     The Indenture provides that no payment (by set-off or otherwise) may be made by or on behalf of the Company or a Guarantor, as applicable, on account of the principal of, premium, if any, or interest or Liquidated Damages on the Notes (including any repurchases of Notes), or on account of the redemption provisions of the Notes, for cash or property (other than Junior Securities),
(i) upon the maturity of any Senior Indebtedness of the Company or such Guarantor by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest on such Senior Indebtedness are first paid in full in cash or Cash Equivalents (or such payment is duly provided for) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents, or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on Senior Indebtedness of the Company or such Guarantor when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

     Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Senior Indebtedness to declare such Senior Indebtedness to be due and payable and (ii) written notice of such event of default given to the Company and the Trustee by the Agent under the New Credit Facility or the representative of the holders of an aggregate of at least $15 million principal amount outstanding of any other Senior Indebtedness or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Company or any Guarantor which is an obligor under such Senior Indebtedness on account of the principal of, premium, if any, or interest or Liquidated Damages on the Notes, (including any repurchases of any of the Notes), or on account of the redemption provisions of the Notes, in any such case, other than payments made with Junior Securities. Notwithstanding the foregoing, unless the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, the Company and the Guarantors shall be required to pay all sums not paid to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and (ii) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Indebtedness) shall be made the basis for the commencement of any other Payment Blockage Period.

     Upon any distribution of assets of the Company or any Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization of the Company or a Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities, (i) the holders of all Senior Indebtedness of the Company or such Guarantor, as applicable, will first be entitled to receive payment in full in cash or Cash Equivalents (or have such payment duly provided for) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents before the Holders are entitled to receive any payment on account of principal of, premium, if any, and interest on the Notes (other than Junior Securities) and (ii) any payment or distribution of assets of the Company or such Guarantor of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the subordination provisions contained in the Indenture, will be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of such Senior Indebtedness or their representative to the extent necessary to make payment in full in cash or Cash Equivalents (or have such payment duly provided for) on all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company or any Guarantor (other than Junior Securities) shall be received by the Trustee at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Indebtedness, and shall be paid or delivered by the Trustee, to the holders of such Senior Indebtedness remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, for application to the payment of all such Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Indebtedness in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     No provision contained in the Indenture or the Notes will affect the obligation of the Company and the Guarantors, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the Notes. The subordination provisions of the Indenture and the Notes will not prevent the occurrence of any Default or Event of Default under the Indenture or limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Notes.

     As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of the creditors of the Company or a marshalling of assets or liabilities of the Company, Holders of the Notes may receive ratably less than other creditors.

CERTAIN BANKRUPTCY LIMITATIONS

     The Company is a holding company, conducting substantially all of its business through Subsidiaries, which have guaranteed the Company's obligations with respect to the Notes. See "Risk Factors." Holders of the Notes will be direct creditors of each Guarantor by virtue of its Guarantee. Nonetheless, in the event of the bankruptcy or financial difficulty of a Guarantor, such Guarantor's obligations under its Guarantee may be subject to review and avoidance under state and federal fraudulent transfer laws. Among other things, such obligations may be avoided if a court concludes that such obligations were incurred for less than reasonably equivalent value or fair consideration at a time when the Guarantor was insolvent, was rendered insolvent, or was left with inadequate capital to conduct its business. A court would likely conclude that a Guarantor did not receive reasonably equivalent value or fair consideration to the extent that the aggregate amount of its liability on its guarantee exceeds the economic benefits it receives in the Offering. The obligations of each Guarantor under its Guarantee will be limited in a manner intended to cause it not to be a fraudulent conveyance under applicable law, although no assurance can be given that a court would give the holder the benefit of such provision. See "Risk
Factors -- Fraudulent Transfer Considerations."

     If the obligations of a Guarantor under its Guarantee were avoided, Holders of Notes would have to look to the assets of any remaining Guarantors for payment. There can be no assurance in that event that such assets would suffice to pay the outstanding principal and interest on the Notes.

OPTIONAL REDEMPTION

     The Company will not have the right to redeem any Notes prior to April 1, 2001, except as provided below. The Notes will be redeemable for cash at the option of the Company, in whole or in part, at any time on or after April 1, 2001, upon not less than 30 days nor more than 60 days notice to each holder of Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing April 1 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date:

                                       YEAR                 PERCENTAGE
                        ----------------------------------  ----------
                        2001..............................    106.250%
                        2002..............................    103.125%
                        2003 and thereafter...............    100.000%

     Until April 1, 2000, upon a Public Equity Offering of Common Stock resulting in Net Cash Proceeds to the Company of at least $40 million, up to 35% of the aggregate principal amount of the Notes may be redeemed at the option of the Company within 120 days of such Public Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the Notes to be redeemed, with cash from the Net Cash Proceeds of such Public Equity Offering, at a redemption price equal to 112 1/2% of principal (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date), together with accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided, however, that immediately following such redemption, not less than 65% of the aggregate principal amount of the Notes remain outstanding.

     In the case of a partial redemption, the Trustee shall select the Notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair. The Notes may be redeemed in part in multiples of $1,000 only.

     The Notes will not have the benefit of any sinking fund.

     Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to the Holder of each Note to be redeemed to such Holder's last address as then shown upon the registry books of the Registrar. Any notice which relates to a Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date of redemption, upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date of redemption, interest will cease to accrue on the Notes or portions thereof called for redemption, unless the Company defaults in the payment thereof.

CERTAIN COVENANTS

  REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL

     The Indenture provides that in the event that a Change of Control has occurred, each Holder of Notes will have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such holder's Notes (provided that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 45 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date. The Change of Control Offer shall be made within 20 Business Days following a Change of Control and shall remain open for at least 20 Business Days following its commencement (unless a longer period shall be required by law) (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company promptly shall purchase all Notes properly tendered in response to the Change of Control Offer. See "Risk
Factors -- Possible Inability to Repurchase Notes Upon a Change of Control."

     As used herein, a "Change of Control" means (i) any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets, on a consolidated basis, of the Company, in one transaction or a series of related transactions (in each case other than to a Restricted Subsidiary who is a Guarantor); (ii) any merger or consolidation of the Company with or into any Person (other than a Guarantor) if, immediately after giving effect to such transaction, any "Person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than a Guarantor) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the surviving entity or entities; (iii) any "Person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than a Guarantor) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors; (iv) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (v) the adoption of a plan relating to the liquidation or dissolution of the Company.

     On or before the Change of Control Purchase Date, the Company will (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any,) of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest), and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Company to the Holder thereof. The Company publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

     The Change of Control purchase feature of the Notes may make more difficult or discourage a takeover of the Company, and, thus, the removal of incumbent management. In addition, the Company has in place a shareholder rights plan that is commonly referred to as a "poison pill" that may have the effect of preventing or delaying an unsolicited takeover offer for the Company. The Change of Control repurchase obligation in the Notes together with the shareholder rights plan, would, in general, tend to discourage an unsolicited takeover offer for the Company.

     The Change of Control provisions described above will be applicable whether any other provisions of the Indenture are applicable to a specified transaction. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit Holders to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     The phrase "all or substantially all" of the assets of the Company will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of the Company has occurred. In addition, no assurances can be given that the Company will be able to acquire Notes tendered upon the occurrence of a Change of Control.

     Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws.

  LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK

     The Indenture provides that, except as set forth in this covenant, the Company and the Guarantors will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, issue, assume, guarantee, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness), except Permitted Indebtedness. Notwithstanding the foregoing, the Company and the Guarantors may incur Indebtedness or Disqualified Capital Stock if (a) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital Stock and (b) on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Company for the Reference Period after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be (1) for any Incurrence Date occurring prior to and including December 31, 1998, at least 2.0 to 1 and (2) thereafter, at least 2.25 to 1 (any such ratio, as applicable, the "Debt Incurrence Ratio").

     Indebtedness or Disqualified Capital Stock of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary of the Company (including upon designation of any Unrestricted Subsidiary or other Person to be a Restricted Subsidiary) or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company shall be deemed to have been Incurred at the time such Person becomes such a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company, as applicable.

  LIMITATION ON RESTRICTED PAYMENTS

     The Indenture provides that the Company and the Guarantors will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis, (i) a Default or an Event of Default shall have occurred and be continuing, (ii) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the first paragraph of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or (iii) the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (a) 50% of the aggregate Consolidated Net Income of the Company for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of such Restricted Payment (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (b) the aggregate Net Cash Proceeds received by the Company from the sale of its Qualified Capital Stock (other than (1) to a Restricted Subsidiary of the Company and (2) to the extent applied in connection with a Qualified Exchange), after the Issue Date.

     The provisions of the immediately preceding paragraph, however, will not prohibit (i) a Qualified Exchange, (ii) the payment of any dividend (a) on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions or (b) to minority shareholders of any Subsidiary on a pro rata basis, (iii) the redemption of the Series A Preferred Stock of Urohealth, Inc. (California), for total consideration of not more than

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

$1.6 million on or before June 30, 1997 or (iv) the redemption of the Microsurge convertible subordinated notes outstanding on the Issue Date prior to maturity in an amount not to exceed $6.0 million. The full amount of any Restricted Payment made pursuant to the foregoing clause (ii) of the immediately preceding sentence, however, will be deducted (without duplication) in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (iii) of the immediately preceding paragraph.

  LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Indenture provides that the Company and the Guarantors will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Restricted Subsidiary of the Company to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any Restricted Subsidiary of the Company, except (i) restrictions imposed by the Notes or the Indenture,
(ii) restrictions imposed by applicable law, (iii) existing restrictions under Indebtedness outstanding on the Issue Date, (iv) restrictions under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement relating to any property, asset, or business acquired by the Company or any of its Restricted Subsidiaries, which restrictions, in each case, existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (v) any such restriction or requirement imposed by Indebtedness incurred under clause (ii) of the definition of Permitted Indebtedness, provided such restriction or requirement is no more restrictive than that imposed by the Credit Agreement as of the Issue Date, (vi) restrictions with respect solely to a Restricted Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Restricted Subsidiary, provided such restrictions apply solely to the Equity Interests or assets of such Restricted Subsidiary which are being sold, and (vii) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (i), (iii) or (iv) of this paragraph that are not more restrictive than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, nor (b) Liens permitted under the terms of the Indenture on assets securing Senior Indebtedness or Purchase Money Indebtedness incurred in accordance with the definition of "Permitted Indebtedness" or the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" shall, in and of themselves, be considered a restriction on the ability of the Company, the applicable Guarantor or the applicable Restricted Subsidiary to transfer such agreement or assets, as the case may be.

  LIMITATIONS ON LAYERING INDEBTEDNESS

     The Indenture provides that the Company and the Guarantors will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, incur, or suffer to exist any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Company or a Guarantor unless, by its terms, such Indebtedness is subordinate in right of payment to, or ranks pari passu with, the Notes or the Guarantee, as applicable.

  LIMITATION ON LIENS

     The Indenture provides that the Company and the Guarantors will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, incur, or suffer to exist any Lien on any of their respective assets, now owned or hereinafter acquired, securing any Indebtedness that is pari passu with or subordinated in right of payment to the Notes, except Permitted Liens, unless the Notes or the Guarantees, as applicable, are secured on an equal and ratable basis as such other Indebtedness; provided that, if such Indebtedness is by its terms expressly subordinated to the Notes and the Guarantees, as applicable, the Lien securing such subordinated or junior Indebtedness shall be subordinated and junior to the Lien securing the Notes and the

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

Guarantees, as applicable, with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the Notes and the Guarantees, as applicable.

  LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK

     The Indenture provides that the Company and the Guarantors will not, and will not permit any of their Restricted Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation (in the case of a Guarantor or a Restricted Subsidiary of the Company), and including any sale or other transfer or issuance of any Equity Interests of any Restricted Subsidiary of the Company, whether by the Company or a Restricted Subsidiary of either or through the issuance, sale or transfer of Equity Interests by a Restricted Subsidiary of the Company and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, (ii) the Company determines in good faith (as relates to any Asset Sale or series of related Asset Sales with respect to which the aggregate Fair Market Value exceeds $5 million, as evidenced by a resolution of the Board of Directors of the Company) that the Company or such Restricted Subsidiary, as applicable, receives Fair Market Value for such Asset Sale, (iii) at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents, and (iv) (a) within 270 days following such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") is (1) used to retire Senior Indebtedness and permanently to reduce the amount of such Indebtedness outstanding on the Issue Date or permitted pursuant to clause (ii) of the definition of Permitted Indebtedness (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount) or
(2) (x) committed to be invested pursuant to a definitive agreement subject only to customary closing conditions and (y) within 365 days following such Asset Sale, invested, in assets and property (other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board will immediately constitute or be a part of a Related Business of the Company or such Restricted Subsidiary (if it continues to be a Restricted Subsidiary) immediately following such transaction; provided, however, that upon the earlier, if any, of any termination of such agreement or the failure to consummate such transaction within such 365-day period (any such event, an "Investment Default"), the Company shall immediately make an Asset Sale Offer on the terms set forth in clause (b) below (except that application of the Asset Sale Offer Amount shall be made within 30 days of such Investment Default) or
(b) within 270 days after the date of such Asset Sale, the Asset Sale Offer Amount is applied to the optional redemption of the Notes in accordance with the terms of the Indenture or to the repurchase of the Notes pursuant to an irrevocable, unconditional cash offer (the "Asset Sale Offer") to repurchase Notes at a purchase price of 100% of principal amount (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, made within 240 days of such Asset Sale.

     The Indenture provides that an acquisition of Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses (and within the times provided) set forth in (iv) above (the "Excess Proceeds") exceeds $10 million and that each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount, plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Notes properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Notes so tendered) at the Asset Sale Offer Price (together with accrued interest). To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the Indenture and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. For purposes of (iii) above, total consideration received means the total consideration received for such Asset Sales minus the amount of (i) Senior Indebtedness assumed by a transferee which assumption permanently reduces the amount of Indebtedness outstanding on the Issue Date or permitted pursuant to clause (ii) and (v) of the definition of Permitted Indebtedness (including that in the case of a revolver or similar arrangement

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

that makes credit available, such commitment is so reduced by such amount) and
(ii) Purchase Money Indebtedness secured solely by the assets sold and assumed by a transferee.

     Notwithstanding the foregoing provisions of the prior paragraph:

          (i) the Company and its Restricted Subsidiaries may, in the ordinary course of business, convey, sell, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business;

          (ii) the Company and its Restricted Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the covenant "Limitation on Merger, Sale or Consolidation";

          (iii) the Company and its Restricted Subsidiaries may sell or dispose of property in the ordinary course of business, in the aggregate amount not exceeding $3 million during any 12-month period, so long as such property is no longer necessary for the proper conduct of the business of the Company or such Restricted Subsidiary, as applicable; and

          (iv) the Company and the Guarantors may convey, sell, transfer, assign or otherwise dispose of assets to the Company or any of the Guarantors.

     All Net Cash Proceeds from an Event of Loss shall be invested, used for prepayment of Senior Indebtedness, or used to repurchase Notes, all within the period and as otherwise provided above in clauses iv(a) or iv(b) of the first paragraph of this covenant.

     In addition to the foregoing, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale of any of the Equity Interests of any Restricted Subsidiary, except pursuant to an Asset Sale of all the Equity Interests of such Restricted Subsidiary.

     Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws.

  LIMITATION ON TRANSACTIONS WITH AFFILIATES

     The Indenture provides that neither the Company nor any of its Subsidiaries will be permitted on or after the Issue Date to enter into any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions, other than Exempt Affiliate Transactions, unless (i) it is determined that the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company, than could have been obtained in an arm's-length transaction with a non-Affiliate, (ii) if the consideration to any party is in excess of $500,000, such Affiliate Transaction(s) is evidenced by an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction (or Transactions) has been approved by a majority of the members of the Board of Directors that are disinterested in such transaction and
(iii) if the consideration to any party is in excess of $5 million, the Company shall have obtained, prior to the consummation thereof, a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from an independent financial advisor of national standing.

  LIMITATION ON PAYMENTS FOR CONSENT

     The Indenture provides that none of the Company or any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes, unless such consideration is offered to be paid or is irrevocably pledged to be paid to all Holders of the Notes who so consent, waive, or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement, which solicitation documents must be mailed to all Holders of the Notes prior to the expiration of the solicitation.

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

  LIMITATION ON MERGER, SALE OR CONSOLIDATION

     The Indenture provides that the Company will not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, except for any consolidation or merger with or into, or sale, lease or transfer to, solely a Guarantor, or adopt a plan of liquidation, unless (i) either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Notes and the Indenture; (ii) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall exist or would occur; (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the consolidated surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and (iv) immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the first paragraph of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."

     Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or consummation of a plan of liquidation in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company, and the Company shall be released from the obligations under the Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

  LIMITATION ON LINES OF BUSINESS

     The Indenture provides that neither the Company nor any of its Restricted Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business.

  FUTURE SUBSIDIARY GUARANTORS

     The Indenture provides that all present domestic and material foreign Subsidiaries and future Restricted Subsidiaries of the Company jointly and severally will guaranty irrevocably and unconditionally all principal, premium, if any, and interest on the Notes on a senior subordinated basis.

  RELEASE OF GUARANTORS

     The Indenture provides that no Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless, subject to the provisions of the following paragraph and certain other provisions of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person shall unconditionally guarantee, on a senior subordinated basis, all of such Guarantor's obligations

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

under such Guarantor's guarantee and the Indenture on the terms set forth in the Indenture. In addition, no Guarantor shall consolidate or merge with or into another Person which is not a Guarantor unless, immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.

     Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor or all or substantially all of its assets to an entity which is not a Guarantor (and a Restricted Subsidiary) or the designation of a Restricted Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with the Indenture (including, without limitation, the provisions of the covenant "Limitations on Sale of Assets and Subsidiary Stock"), such Guarantor will be deemed released from its obligations under its Guarantee; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its Guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company or any other Restricted Subsidiary shall also terminate upon such release, sale or transfer.

  LIMITATION ON STATUS AS INVESTMENT COMPANY

     The Indenture prohibits the Company and its Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.

REPORTS

     The Indenture provides that whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and, to each Holder and to prospective purchasers of Notes identified to the Company by the Initial Purchaser, within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, to the extent permitted by the Exchange Act or the Commission (if it were subject to such reporting obligations), file with the Commission the annual, quarterly and other reports which it is or would have been required to file with the Commission.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture defines an Event of Default as (i) the failure by the Company to pay any installment of interest on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days; provided, however, that any failure by the Company to pay in full any interest on the Notes in a timely manner through October 1, 1998 or to purchase and deposit the Pledged Securities as soon as practicable after the closing of the offering as required by the Security Agreement, will constitute an immediate Event of Default, (ii) the failure by the Company to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise, (iii) the failure by the Company or any of its Restricted Subsidiaries otherwise to comply with the covenants "Repurchase of Notes at the Option of the Holder Upon a Change of Control," "Limitation on Sale of Assets and Subsidiary Stock" and "Limitation on Merger, Sale or Consolidation," (iv) the failure by the Company or any Restricted Subsidiary to observe or perform any other covenant or agreement contained in the Notes or the Indenture (except as provided in clauses (i), (ii) and (iii) above) and the continuance of such failure for a period of 60 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding,
(v) certain events of bankruptcy, insolvency or reorganization in respect of the Company or any of its Significant Subsidiaries, (vi) a default in Indebtedness for borrowed

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

money of the Company or any of its Restricted Subsidiaries with an aggregate principal amount in default or accelerated in excess of $5 million, which default (A) is caused by a failure to pay principal on the maturity date thereof, or (B) results in the acceleration of such Indebtedness prior to its express maturity, and (vii) final unsatisfied judgments not covered by insurance aggregating in excess of $5 million, at any one time rendered against the Company or any of its Restricted Subsidiaries and not stayed, bonded or discharged within 60 days. The Indenture provides that if a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such default, give to the Holders notice of any such default known to the Trustee.

     If an Event of Default occurs and is continuing (other than an Event of Default specified in clauses (v) or (vi), above, relating to the Company or any Significant Subsidiary,) then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest thereon to be due and payable immediately; provided, however, that if any Senior Indebtedness is outstanding pursuant to the Credit Agreement, upon a declaration of such acceleration, such principal and interest shall be due and payable upon the earlier of (a) the fifth Business Day after the sending to the Company and the Representative of such written notice, unless such Event of Default is cured or waived prior to such date and (b) the date of acceleration of any Senior Indebtedness under the Credit Agreement. If an Event of Default specified in clauses (v) or (vi), above, relating to the Company or any of its Significant Subsidiaries occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of Trustee or the Holders. The Holders of a majority in aggregate principal amount of Notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Notes which have become due solely by such acceleration and except on default with respect to any provision requiring a supermajority approval to amend, which default may only be waived by such a supermajority, and have been cured or waived.

     Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any default, except on default with respect to any provision requiring a supermajority approved to amend, which default may only be waived by such a supermajority, and except a default in the payment of principal of or interest on any Note not yet cured or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides that the Company may, at its option and at any time within one year of the Stated Maturity of the Notes, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented, and the Indenture shall cease to be of further effect as to all outstanding Notes and Guarantees, except as to (i) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust funds referred to below; (ii) the Company's obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust; (iii) the rights, powers, trust, duties, and immunities of the Trustee, and the Company's obligations in connection therewith; and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company

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

may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, non-payment of guarantees, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, U.S. legal tender, U.S. Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such Notes, and the Holders of Notes must have a valid, perfected, exclusive security interest in such trust;
(ii) in the case of the Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to Trustee confirming that (A) the Company has received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for in, in the case of the officers' certificate,
(i) through (vi) and, in the case of the opinion of counsel, clauses (i) (with respect to the validity and perfection of the security interest), (ii), (iii) and (v) of this paragraph have been complied with.

     If the funds deposited with the Trustee to effect Legal Defeasance or Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due, then the obligations of the Company under the Indenture will be revived and no such defeasance will be deemed to have occurred.

AMENDMENTS AND SUPPLEMENTS

     The Indenture contains provisions permitting the Company, the Guarantors and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Company, the Guarantors and the Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the Holders; provided that no such modification may without the consent of holders of at least 66 2/3% in aggregate principal amount of Notes at the time outstanding, modify the provisions (including the defined terms used therein) of the covenant "Repurchase of Notes at the Option of the Holder upon a Change of Control" in a manner adverse to the holders; and provided, that no such modification may, without the consent of each Holder affected thereby: (i) change the Stated Maturity on any

Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price or alter the provisions (including the defined terms used therein) regarding the right of the Company to redeem the Notes in a manner adverse to the Holders, or (ii) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture, or
(iii) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

NO PERSONAL LIABILITY OF PARTNERS, STOCKHOLDERS, OFFICERS OR DIRECTORS

     The Indenture provides that no direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Guarantors or any successor entity shall have any personal liability in respect of the obligations of the Company or the Guarantors under the Indenture or the Notes by reason of his or its status as such stockholder, employee, officer or director, except to the extent such Person is the Company or a Guarantor.

CERTAIN DEFINITIONS

     "Acquired Indebtedness" means Indebtedness or Disqualified Capital Stock of any Person existing at the time such Person (i) becomes a Restricted Subsidiary of the Company, including by designation, or (ii) is merged or consolidated into or with the Company or one of its Restricted Subsidiaries.

     "Acquisition" means the purchase or other acquisition of any Person or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

     "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise. Notwithstanding the foregoing, an ownership interest in the Company and its Subsidiaries by a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

     "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

     "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "Person" shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

     "Capitalized Lease Obligation" means rental obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

     "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits, bankers acceptances, money market deposit accounts and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc., and in the case of each of (i),
(ii), and (iii) maturing within one year after the date of acquisition, and (iv) any fund investing exclusively in investments of the types described in clauses
(i) or (ii) above.

     "Consolidated Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (i) the aggregate amount of Consolidated EBITDA of such Person for the Reference Period to (ii) the aggregate Consolidated Fixed Charges of such Person during the Reference Period; provided that for purposes of such calculation, (a) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (b) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (c) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, and (d) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction
Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) consolidated income tax expense, (ii) consolidated depreciation and amortization expense, provided that consolidated depreciation and amortization of a Consolidated Subsidiary that is a less than wholly owned Consolidated Subsidiary shall only be added to the extent of the equity interest of the Company in such Consolidated Subsidiary,
(iii) Consolidated Fixed Charges and (iv) non-recurring restructuring charges, write-off of purchased research and development, and direct acquisition costs, less the amount of all cash payments made by such Person or any of its Consolidated Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period.

     "Consolidated Fixed Charges" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (i) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (a) original issue discount and non-cash interest payments or accruals on any Indebtedness, (b) the interest portion of all deferred payment obligations, and (c) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period and (ii) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person. For purposes of this definition, (1) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (2) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

     "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (i) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are either one-time or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock), (ii) the net income, if positive, of any Person, other than a Restricted Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a wholly owned Consolidated Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such Person's net income for such period, (iii) the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (iv) the net income, if positive, of any of such Person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary and (v) all gains (but not losses) attributable to operations and businesses permanently discontinued or disposed of.

     "Consolidated Net Worth" of any Person at any date means the aggregate consolidated stockholders' equity of such Person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity) (i) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such Person and its Consolidated Subsidiaries, (ii) all upward revaluations and other write-ups in the book value of any asset of such Person or a Consolidated Subsidiary of such Person subsequent to the Issue Date, and (iii) all investments in Subsidiaries that are not Consolidated Subsidiaries and in Persons that are not Subsidiaries.

     "Consolidated Subsidiary" means, for any Person, each Restricted Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

     "Consolidation" or "consolidation" means, with respect to the Company, the consolidation of the accounts of the Subsidiaries with those of the Company, all in accordance with GAAP; provided that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company. The term "Consolidated" or "consolidated" has a correlative meaning to the foregoing.

     "Credit Agreement" means (i) the Amended and Restated Credit Agreement to be dated as of April 10, 1997 by and among the Company, certain of its subsidiaries, certain financial institutions and Banque Indosuez, as agent, providing for an aggregate $50 million revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof or (ii) any substantially equivalent senior credit facility in lieu of the credit facility described in clause (i). Without limiting the generality of the foregoing, the term "Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to the Credit

Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided that on the date such Indebtedness is incurred it would not exceed the amount permitted to be incurred by clause (ii) of the definition of Permitted Indebtedness or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the Indenture.

     "Disqualified Capital Stock" means, with respect to any Person other than any Restricted Subsidiary of such Person, Equity Interests of such Person that, by their terms or by the terms of any security into which they are convertible or exercisable (in either case solely at the option of the holder thereof), are, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Restricted Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes and, with respect to any Restricted Subsidiary of such Person (including with respect to any Restricted Subsidiary of the Company), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.

     "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

     "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

     "Exempt Affiliate Transactions" means (a) transactions between or among the Company and/or the Guarantors, (b) reimbursement of or advances to officers of the Company or any Subsidiary of the Company in the ordinary course of business to provide for the payment of reasonable expenses incurred by such persons in the performance of their responsibilities to the Company or such Subsidiary or in connection with any relocation, (c) fees, compensation, and employee benefits, including bonuses, retirement plans and stock options, paid to and indemnity provided on behalf of directors, officers or employees of the Company or any Subsidiary of the Company in the ordinary course of business, provided that any such transaction in this clause (c) is approved by a majority of the independent directors on the board of directors, (d) any employment or consulting agreement that is in effect on the date of the Indenture and any such agreement entered into by the Company or a Subsidiary of the Company after the date of the Indenture in the ordinary course of business of the Company or such Subsidiary, provided that any such agreement is approved by a majority of the independent directors on the board of directors, (e) any Restricted Payment constituting a dividend or distribution pro rata to all holders of the Company's Common Stock permitted by the Indenture, and (f) repayment of Indebtedness owing to any Affiliate, if such Indebtedness is permitted by the Indenture and such Indebtedness was issued to an Affiliate by the Company or a Guarantor in compliance with the "Limitations on Transactions with Affiliates" and "Limitations on Incurrence of Additional Indebtedness and Disqualified Capital Stock" covenants.

     "Existing Assets" means assets of the Company and its Restricted Subsidiaries existing at the Issue Date (other than cash, Cash Equivalents or inventory held for resale in the ordinary course of business) and including proceeds of any sale of such assets and assets acquired in whole or in part with proceeds from the sale from any such assets.

     "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

     "Government Securities" means direct obligations of, or obligations fully guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged.

     "Guarantor" means a Restricted Subsidiary that guarantees the Notes in accordance with the terms of the Indenture.

     "Indebtedness" of any Person means, without duplication, if and to the extent any of the following (except as set forth below) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP,
(a) all liabilities and obligations, contingent or otherwise, of such any Person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments,
(iii) representing the balance deferred and unpaid of the purchase price of any property, except those that would constitute ordinarily an accrued expense or a trade payable to trade creditors, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) relating to any Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit (regardless of whether they appear as a liability upon a balance sheet of such Person); (b) all net obligations of such Person under Interest Swap and Hedging Obligations (regardless of whether they appear as a liability upon a balance sheet of such Person); (c) all liabilities and obligations of others of the kind described in the preceding clause (a) or (b) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such Person and all obligations to purchase, redeem or acquire any Equity Interests and (d) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b) or (c), or this clause (d), whether or not between or among the same parties, and (e) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

     "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

     "Investment" by any Person in any other Person means (without duplication)
(i) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition; (ii) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (iii) the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person, other than guarantees of Indebtedness of the Company or any Guarantor to the extent permitted by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock;" (iv) the making of any capital contribution by such Person to such other Person; and (v) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary. The Company shall be deemed to make an Investment in an amount equal to the Fair Market Value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary shall be deemed an Investment valued at its Fair Market Value at the time of such transfer.

     "Issue Date" means the date of first issuance of the Notes under the Indenture.

     "Junior Security" means any Qualified Capital Stock and any Indebtedness of the Company or a Guarantor, as applicable, that is subordinated in right of payment to Senior Indebtedness at least to the same extent as the Notes or the Guarantee, as applicable, and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

     "Liquidated Damages" means all liquidated damages (as such term is therein defined) then owing pursuant to the Registration Rights Agreement.

     "Net Cash Proceeds" means the aggregate amount of Cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary), expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale.

     "Permitted Indebtedness" means any of the following:

          (i) Indebtedness evidenced by the Notes and the Guarantees and represented by the Indenture up to the amounts specified therein as of the date thereof;

          (ii) Indebtedness incurred pursuant to the Credit Agreement (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company or the relevant Guarantor thereunder) up to an aggregate amount outstanding (including any Indebtedness issued to refinance, refund or replace such Indebtedness) at any time of $50 million, minus the amount of any such Indebtedness retired with Net Cash Proceeds from any Asset Sale or assumed by a transferee in an Asset Sale;

          (iii) Indebtedness by the Company to any Guarantor, and any Guarantor may incur Indebtedness to any other Guarantor or to the Company; provided that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Notes;

          (iv) Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clause (ii) of this definition, incurred under the Debt Incurrence Ratio test set forth in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock." or which was outstanding on the Issue Date;

          (v) Indebtedness represented by Capitalized Lease Obligations, mortgage financings or Purchase Money Indebtedness, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the

     Company or any Restricted Subsidiary or any permitted Refinancing Indebtedness thereof (provided that the requirements of clause (2)(A) of the definition of Refinancing Indebtedness need not be met for the purposes of this clause (v)), in an aggregate principal amount (including any Indebtedness issued to refinance, replace, or refund such Indebtedness) not to exceed $10 million at any time outstanding; and

          (vi) Indebtedness incurred in connection with the acquisition of assets or a new Restricted Subsidiary; provided, that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of its Restricted Subsidiaries and all such Indebtedness (including any Indebtedness issued to refinance, replace, or refund such Indebtedness) does not exceed an aggregate principal amount of $10 million at any time outstanding;

          (vii) Indebtedness of the Company, any Guarantor or any Restricted Subsidiary outstanding on the date of this Indenture;

          (viii) Indebtedness of Microsurge existing on the Issue Date and disclosed in the financial statements of Microsurge included in this Offering Memorandum incurred in connection with the acquisition of Microsurge;

          (ix) Indebtedness which represents Interest Swap and Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate indebtedness that is permitted by the terms of this Indenture to be outstanding and any currency exchange agreement entered into to protect against fluctuations in currency values; and

          (x) in addition to Indebtedness described in (i) through (ix) above, Indebtedness in an aggregate amount outstanding at any time (including any Indebtedness issued to refinance, replace, or refund such Indebtedness) of up to $7.5 million.

     "Permitted Investments" means (i) Investments in the Company or in a Restricted Subsidiary of the Company (including, without limitation, guarantees of the Indebtedness and/or other obligations of the Company and/or any Restricted Subsidiary of the Company, so long as such Indebtedness and/or other obligations are permitted under the Indenture), (ii) Investments in Cash and Cash Equivalents, (iii) Investments by the Company or any Restricted Subsidiary of the Company in, or the purchase of the securities of, a Person if, as a result of such Investment, (a) such person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, (iv) accounts receivable acquired in the ordinary course of business and notes receivable acquired in consideration of the transfer to a third party of capital equipment in the ordinary course of business, (v) any non-cash consideration received (and any Investment made as a result of the receipt thereof) in connection with an Asset Sale that complies with the covenant "Limitation on Sale of Assets and Subsidiary Stock," (vi) any Investment in an Unrestricted Subsidiary or in an entity in which the Company or any Restricted Subsidiary has an Equity Interest together with one or more other Persons, and which is formed after the date of the Indenture for the purpose of engaging in a Related Business, provided that, at the date any such Investment is made and after giving effect thereto, such Investment, together with all other such Investments by the Company and its Restricted Subsidiaries since the Issue Date, does not exceed $10 million, (vii) Investments in connection with Interest Swap and Hedging Obligations permitted to be incurred under the definition "Permitted Indebtedness," and (viii) loans to employees not to exceed $1 million at any time outstanding.

     "Permitted Lien" means (i) Liens existing on the Issue Date (including, without limitation, Liens under the New Credit Facility); (ii) Liens securing the Notes; (iii) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Restricted Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (iv) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness, provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property,
(v) Liens securing Indebtedness permitted by clause (v) of the definition of "Permitted Indebtedness" covering only the assets acquired with such Indebtedness, (vi) Liens securing Interest Swap and Hedging Obligations of the Company and its Restricted Subsidiaries that were permitted pursuant to the Indenture, (vii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business, (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, (ix) Liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's, and vendors' Liens, (x) judgment Liens to the extent that such judgments do not cause or constitute a Default or an Event of Default, and (xi) Liens in favor of the lessee on instruments which are the subject of leases entered into in the ordinary course of business; provided that any such Lien shall not extend to or cover any assets or property of the Company and its Restricted Subsidiaries that is not the subject of any such lease.

     "Public Equity Offering" means an underwritten offering of Common Stock for cash pursuant to an effective registration statement under the Securities Act as a consequence of which such Common Stock is listed on a national securities exchange or quoted on the national market system of the NASDAQ Stock Market.

     "Purchase Money Indebtedness" means Indebtedness of the Company or the Guarantors to the extent that (i) such Indebtedness is incurred in connection with the acquisition of specified assets and property (the "Subject Assets") for the business of the Company or the Guarantors, including Indebtedness which existed at the time of the acquisition of such Subject Asset and was assumed in connection therewith; and (ii) Liens securing such Indebtedness are limited to the Subject Asset.

     "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

     "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock or any exchange of Qualified Capital Stock for any Capital Stock or Indebtedness of the Company issued on or after the Issue Date.

     "Reference Period" with regard to any Person means (i) for any Incurrence Date from and including April 1, 1997 through and including June 30, 1997, the fiscal quarter ended March 31, 1997, (ii) for any Incurrence Date from and including July 1, 1997 through and including September 30, 1997, the two fiscal quarters ended June 30, 1997, (iii) for any Incurrence Date from and including October 1, 1997 through and including December 31, 1997, the three fiscal quarters ended September 30, 1997, and (iv) for any Incurrence Date after December 31, 1997, the four full fiscal quarters for which financial statements have been completed by the Company ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture (or, in each case, such lesser period during which such Person has been in existence).

     "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock
(i) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (ii) constituting an amendment, modification or supplement to, or a deferral or renewal of ((i) and (ii) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (a) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (b) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such

Refinancing; provided, that (1) such Refinancing Indebtedness of any Subsidiary of the Company shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (2) such Refinancing Indebtedness shall (A) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (B) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness or Disqualified Capital Stock to be refinanced and (3) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so refinanced.

     "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially complementary, incidental, ancillary or related businesses.

     "Restricted Investment" means, in one or a series of related transactions, any Investment, other than investments in Cash Equivalents and other Permitted Investments.

     "Restricted Payment" means, with respect to any Person, (i) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person or any parent or Restricted Subsidiary of such Person, (ii) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person or any Subsidiary or parent of such Person, (iii) any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or a parent or Restricted Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness, other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness and (iv) any Restricted Investment by such Person; provided, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests to the extent payable solely in shares of Qualified Capital Stock of such issuer, (ii) any dividend, distribution or other payment to the Company, or to any of its wholly owned Restricted Subsidiaries, by the Company or any of its Subsidiaries or (iii) the purchase, redemption or retirement by the Company of shares of its Common Stock held by an employee or former employee of the Company or any of its Restricted Subsidiaries issued pursuant to any employee benefit plan, approved by the applicable board of directors, of the Company or any of its Restricted Subsidiaries, up to an aggregate of $1 million during any 12-month period.

     "Restricted Subsidiary" means, with respect to any Person, any Subsidiary that is not an Unrestricted Subsidiary.

     "Senior Indebtedness" of the Company or any Guarantor means Indebtedness (including any monetary obligation in respect of the Credit Agreement, and interest, whether or not allowable, accruing on Indebtedness incurred pursuant to the Credit Agreement after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law) of the Company or such Guarantor arising under the Credit Agreement or that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly designated Senior Indebtedness and made senior in right of payment to the Notes or the applicable Guarantee; provided, that in no event shall Senior Indebtedness include (i) Indebtedness to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company, (ii) Indebtedness incurred in violation of the terms of the Indenture, (iii) Indebtedness to trade creditors, (iv) Disqualified Capital Stock, (v) Capitalized Lease Obligations, and (vi) any liability for taxes owed or owing by the Company or such Guarantor.

     "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

     "Stated Maturity," when used with respect to any Note, means April 1, 2004.

     "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor that is subordinated in right of payment to the Notes or such Guarantee, as applicable, in any respect or has a stated maturity on (except for the Notes) or after the Stated Maturity.

     "Subsidiary," with respect to any Person, means (i) a corporation a majority of whose Equity Interest with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (iii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

     "Unrestricted Subsidiary" means any Subsidiary of the Company that does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any other Restricted Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided that (i) such subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business, (ii) neither immediately prior thereto nor after giving pro forma effect to such designation would occur or continue to exist a Default or Event of Default and (iii) immediately after giving pro forma effect thereto, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in the first paragraph of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock." The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in the first paragraph of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock." Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

BOOK-ENTRY, DELIVERY AND FORM

     Except as set forth below, the New Notes will be initially represented by one or more global notes (the "Global Securities") issued in the form of fully registered Global Securities, which will be deposited with or on behalf of the Depository and registered in the name of a nominee of the Depository. Interests in Global Securities will be available for purchase only by "qualified institutional buyers" as defined in Rule 144A under the Securities Act.

     New Notes that were originally issued to or transferred to institutional "accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act or to any other persons who are not qualified institutional buyers will be issued as Certificated Securities. Upon the transfer to a qualified institutional buyer of Securities in registered form ("Certificated Securities"), such Certificated Securities will be exchanged for an interest in the Global Securities representing the principal amount of the Securities being transferred.

     The Depository has advised the Company and the Initial Purchaser that the Depository intends to follow the procedures described below:

          The Depository will act as securities depository for the Global Securities. The Global Securities will be issued as a fully registered security registered in the name of Cede & Co. (the Depository's nominee).

          The Depository is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository holds securities that its participants ("Participants") deposit with the Depository. The Depository also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). The Depository is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depository's system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to the Depository and its Participants are on file with the Commission.

          Purchase of New Notes must be made by or through Direct Participants, which will receive a credit for the Securities on the Depository's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. Transfers of ownership interests in the New Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the New Notes, except in the event that use of the book-entry system for the New Notes is discontinued.

          Conveyance of New Notes and other communications by the Depository to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Redemption notices shall be sent to Cede & Co. If less than all of the New Notes are being redeemed, the Depository's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

          Neither the Depository nor Cede & Co. will consent or vote with respect to the New Notes. Under its usual procedures, the Depository mails an Omnibus Proxy to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

          Principal of, premium and Liquidated Damages, if any, and interest payments on the Notes will be made to the Depository. The Depository's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on the Depository's records unless the Depository has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the Depository, the Paying Agent or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to the Depository of principal of, premium and Liquidated Damages, if any, and interest on the Notes are the responsibility of the Company or the Paying Agent, disbursement of such payments to Direct Participants shall be the responsibility of the Depository, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources that the Company believe to be reliable, but the Company takes no responsibility for the accuracy thereof.

     If the Depository is at any time unwilling, unable or ineligible to continue as Depository and a successor Depository is not appointed by the Company within 90 days, the Company will issue Certificated Securities in exchange for the Global Securities. In addition, the Company may at any time and in its sole discretion determine not to have any New Notes in registered form represented by the Global Securities and, in such event, will issue Certificated Securities in exchange for the Global Notes. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of certificated securities registered in its name. Upon the exchange of the Global Securities for Certificated Securities, the Global Securities will be cancelled by the Trustee or the Warrant Agent, as applicable.

EXCHANGE OFFER; REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     The Company, the Guarantors and the Initial Purchaser entered into the Registration Rights Agreement on the Closing Date pursuant to which the Company and the Guarantors agreed, for the benefit of the Holders of the Notes, that they would, at their cost, (i) within 30 days after the Issue Date (as defined in the Registration Rights Agreement) file a registration statement under the Securities Act (an "Exchange Offer Registration Statement") with the Commission with respect to a registered offer to exchange the Old Notes for the New Notes, which will have terms substantially identical in all material respects to the Old Notes (except that such New Notes will not contain terms with respect to transfer restrictions) and (ii) use their best efforts to cause such Exchange Offer Registration Statement to be declared effective under the Securities Act within 90 days after the Issue Date. Upon such Exchange Offer Registration Statement being declared effective, the Company will offer New Notes in exchange for properly tendered Notes. The Company will keep the Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date notice of such Exchange Offer is mailed to the Holders of the Notes. For each Note surrendered pursuant to such Exchange Offer, the Holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Under existing Commission interpretations, the New Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act; provided that in the case of broker-dealers a prospectus meeting the requirements of the Securities Act must be delivered as required. The Company has agreed for a period of at least 120 days after consummation of the Exchange Offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such New Notes so acquired. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including, without limitation, certain indemnification and contribution rights and obligations).

     Each Holder of the Old Notes who wishes to exchange such Old Notes for New Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution of the New Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of either of the Company, or if it is an affiliate of either of the Company, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. In addition, if the Holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the New Notes. If the Holder is a broker-dealer that will receive New Notes for its own account in exchange for the Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

     In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect such an Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 120 days of the Issue Date, the Company and the Guarantors will, at their own expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the New Notes (a "Shelf Registration Statement"), (b) use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing of such Shelf Registration Statement and (c) use its best efforts to keep effective such Shelf Registration Statement until the earlier of 36 months following the Issue Date and such time as all of the Notes have been sold thereunder, or otherwise cease to be a Transfer Restricted Security (as defined in the Registration Rights Agreement). The Company will, in the event a Shelf Registration Statement is required to be filed, provide to each Holder of the New Notes copies of the prospectus which is a part of such Shelf Registration Statement, notify each such Holder when such Shelf Registration Statement for the New Notes has become effective and take certain other actions that are required to permit unrestricted resales of the New Notes. A Holder of the New Notes who sells such New Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which is applicable to such a Holder (including certain indemnification and contribution rights and obligations).

     Although the Company has filed this registration statements, there can be no assurance that such registration statement will become effective. If (a) neither of such registration statements is declared effective by the Commission on or prior to the 90th day after the Issue Date (the "Effectiveness Target Date"), (b) an Exchange Offer Registration Statement becomes effective, and the Company fails to consummate the Exchange Offer within 30 days of the earlier of the effectiveness of such registration statement or the Effectiveness Target Date, or (c) the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Notes during the period specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (c) above a "Registration Default"), then the Company will pay to each Holder of the Notes, accruing from the date of the first such Registration Default (or if such Registration Default has been cured, from the date of the next Registration Default), liquidated damages ("Liquidated Damages") in an amount equal to one-half of one percent (0.5%) per annum of the principal amount of the Notes held by such Holder during the first 90-day period immediately following the occurrence of such Registration Default, increasing by an additional onehalf of one percent (0.5%) per annum of the principal amount of such Notes during each subsequent 90-day period, up to a maximum amount of Liquidated Damages equal to two percent (2.0%) per annum of the principal amount of such Notes, which provision for Liquidated Damages will continue until such Registration Default has been cured. Liquidated Damages accrued as of any interest payment date will be payable on such date.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The Company is authorized to issue up to 50,000,000 shares of Common Stock, $.001 par value, and 5,000,000 shares of Preferred Stock, $.001 par value of which 250,000 shares have been designated as Series A Junior Participating Preferred Stock (the "Series A Preferred Shares"). As of June 30, 1997, there were 23,825,000 shares of Common Stock issued and outstanding and no preferred stock issued or outstanding.

COMMON STOCK

     Each holder of Common Stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There are no cumulative voting rights. Accordingly, the holders of a majority of the shares of Common Stock (and the Debentures described below) entitled to vote in any election of directors may elect all of the directors standing for election. Subject to any preferences which may be granted to the holders of Preferred Stock, each holder of Common Stock is entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, as well as any distributions to the stockholders upon liquidation, dissolution or winding up of the Company. Each holder of Common Stock is entitled to share ratably in all assets of the Company remaining after payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock. Holders of Common Stock have no conversion, redemption, subscription or preemptive rights or other rights to subscribe for additional shares. The outstanding shares of Common Stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company may designate and issue in the future.

PREFERRED STOCK

     The Board of Directors is authorized to issue the Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions, including the dividend rights, conversion rights, voting rights, rights and terms of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or the designations of such series, without any further vote or action by the stockholders of the Company. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action of the stockholders of the Company. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock of the Company, including the loss of voting control to others.

     The Company has adopted a Preferred Share Purchase Rights Plan (the "Rights Plan") which is designed to deter coercive or certain takeover tactics, to prevent a person or group from gaining control of the Company without offering fair value to all stockholders and to deter other abusive takeover tactics which are not in the best interest of stockholders. In May 1993, the Company executed the Rights Plan with its transfer agent and 250,000 Series A Preferred Shares were designated for potential issuance under the Rights Plan. Under the terms of the Rights Plan each share of Common Stock is accompanied by one right; each right entitles the registered stockholder to purchase from the Company one-hundredth of a share of Series A Junior Participating Preferred Stock, $.001 par value, at an exercise price of $200. The rights only become exercisable ten days after a public announcement that an acquiring person (as defined in the Rights Plan) has acquired 20% or more of the outstanding shares of Common Stock of the Company or a person or group offers to acquire 35% or more of the outstanding Common Stock or ten days after the Company determines that a person is an Adverse Person (as defined in the Rights Plan). The Company can redeem the Rights for $.01 per Right at any time until ten days after the rights become exercisable (the 10-day period can be extended by the Company). The Rights Plan will expire on June 30, 2003 unless earlier redeemed by the Company. If, subsequent to the rights becoming exercisable, the Company is acquired in a merger or other business combination at any time when there is a 20% or more holder, the rights will then entitle a holder to buy shares of common stock of the acquiring company with a market value equal to twice the exercise price of each right. Alternatively, if the 20% holder acquires the Company by means of a merger in which the Company and its stock survive, or if any person acquires 35% or more of the Company's Common Stock, each right now owned by a 20% or more stockholder, will become exercisable for Common Stock of the Company having a market value equal to twice the exercise price of the right.

VOTING DEBENTURES

     The holders of the Debentures are entitled to vote on all matters submitted to a vote of the stockholders of the Company, voting together with the holders of the Common Stock (and any other shares of capital stock of the Company entitled to vote at a meeting of stockholders) as one class. Each Debenture is entitled to a number of votes equal to the number of shares of Common Stock into which the Debenture could then be converted. As of June 30, 1997, there was $50.0 million aggregate principal amount of Debentures outstanding which would convert into 4,587,156 shares of Common Stock.

WARRANTS

  General

     The Warrants issued with the Old Notes (the "Warrants") were issued under a Warrant Agreement (the "Warrant Agreement") between the Company and The Bank of New York, as Warrant Agent (the "Warrant Agent"). The following description of the Warrants does not purport to be complete and is qualified in its entirety by the provisions of the Warrant Agreement. The Warrants are not the subject of the Exchange Offer and will continue to have restrictions on transfer as set forth therein until registered in accordance with the Warrant Registration Rights Agreement.

     Each Warrant entitles the registered owner thereof to purchase Common Stock at a per share exercise price of $9.50, subject to adjustment as specified below (the "Exercise Price"). The Warrants are exercisable on or after June 30, 1998, and expire at 5:00 p.m., New York City time, on April 1, 2004. The number of shares of Common Stock into which each Warrant is exercisable is (i) 4.44 or
(ii) 9.06 if the Company has Consolidated EBITDA of less than $32.5 million for its fiscal year ended March 31, 1998.

     Holders of Warrants are not entitled, by virtue of being such holders, to any of the rights of holders of shares of Common Stock. The Warrants are not subject to redemption by the Company.

  Exercise of Warrants

     Warrants may be exercised by surrendering to the Warrant Agent a signed Warrant certificate indicating the Warrantholder's election to exercise all or a portion of the Warrants evidenced by such certificate. Surrendered Warrant certificates must be accompanied by payment of the aggregate Exercise Price. The Exercise Price is payable at the holder's option by certified or cashier's check payable to the order of the Company, or by any combination thereof. No adjustments as to dividends (other than stock dividends) with respect to the Common Stock will be made upon any exercise of Warrants.

     The Company has reserved for issuance a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the Warrants. When delivered, such shares will be fully paid and nonassessable.

     The Company will bear the cost of any documentary stamp tax payable in connection with the issuance of shares of Common Stock upon the exercise of the Warrants, but will not be responsible for the payment of any such taxes upon the issuance of such shares to any person other than the registered holder of the Warrants so exercised or upon the transfer of the Warrants.

     The Company is not required to issue fractional shares upon the exercise of Warrants. In lieu of any fractional share to which a holder would otherwise be entitled upon exercise of any Warrant, the Company will pay to such holder an amount in cash equal to the value of such fractional interests based upon the then current market price of a full share of Common Stock.

     If the Company, in a single transaction or through a series of related transactions, consolidates with or merges with or into any other person or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets to another person or group of affiliated persons or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock (any such transaction, an "Extraordinary Transaction"), as a condition to consummating any such Extraordinary Transaction, the person formed by or surviving any such consolidation or merger if other than the Company or the person to whom such transfer has been made (the "Surviving Person") shall enter into a supplemental warrant agreement pursuant to which it agrees to assume all of the obligations of the Company under the Warrants and the Warrant Registration Rights Agreement. If such Extraordinary Transaction occurs prior to June 30, 1998, then (i) the Warrants shall become exercisable immediately upon the consummation of such Extraordinary Transaction for the kind and amount of consideration that the holder thereof would have received as a result of the Extraordinary Transaction if such holder had exercised the Warrant for 4.44 shares of Common Stock, subject to adjustment, immediately prior to the consummation of the Extraordinary Transaction, and (ii) the Surviving Person shall, upon consummation of the Extraordinary Transaction, issue to each holder of Warrants on that date, a new Warrant certificate having the same terms as the Warrants but representing the right to receive the kind and amount of consideration that such holder would have received as a result of the Extraordinary Transaction if such holder had exercised the Warrant for 4.62 shares of Common Stock, subject to adjustment, immediately prior to the consummation of the Extraordinary Transaction, exercisable on or after June 30, 1998 if the Company's Consolidated EBITDA for its fiscal year ended March 31, 1998 is less than $32.5 million.

  Anti-dilution and Warrant Price Adjustments

     The number of shares of Common Stock purchasable upon the exercise of each Warrant and the Exercise Price are subject to adjustment upon the occurrence of certain events affecting the Common Stock, including, without limitation, (i) payment of a dividend or the making of a distribution on the shares of Common Stock which is paid or made in shares of Common Stock or other securities of the Company or in certain rights to purchase Common Stock or other securities of the Company, (ii) subdivision of the outstanding shares of Common Stock into a greater number of shares, (iii) combination of the outstanding shares of Common Stock into a smaller number of shares, (iv) issuance of certain rights or warrants to the holders of the shares of Common Stock, entitling them to subscribe for or purchase shares of Common Stock, or of securities convertible into or exchangeable for Common Stock, at a price less than the current market price, (v) reclassification of the shares of Common Stock, (vi) distribution to the holders of the shares of Common

Stock of evidences of indebtedness or assets (excluding any dividend or distribution paid in cash out of retained earnings), and (vii) extraordinary cash dividends on the Common Stock, subject to the limitation that no adjustment in the number of shares acquirable upon exercise of the Warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. No adjustment will be made on account of any dividend or interest reinvestment plan or any employee stock purchase plan providing for the purchase of shares of Common Stock at a discount from market price.

  Registration Rights

     The Company is required under the Warrant Registration Rights Agreement to file a shelf registration statement under the Securities Act covering the resale of the Warrants by the holders thereof (the "Warrant Shelf Registration Statement") within 60 days after the Issue Date and to use its reasonable efforts to cause the Warrant Shelf Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date and to remain effective until the earliest of (i) such time as all the Warrants have been sold thereunder, (ii) three years after its effective date and (iii) such time as the Warrants can be sold without restriction under the Securities Act.

     Each holder of Warrants that sells such Warrants pursuant to the Warrant Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to the purchaser, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by certain provision of the Warrant Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations). In addition, each holder of Warrants will be required to deliver information to be used in connection with the Warrant Shelf Registration Statement in order to have its Warrants included in the Warrant Shelf Registration Statement.

     The Company is required under the Warrant Registration Rights Agreement to file a shelf registration statement under the Securities Act covering the issuance of Warrant Shares (the "Common Shelf Registration Statement") and to use its reasonable efforts to cause the Common Shelf Registration Statement to be declared effective on or before 365 days after the Issue Date and to remain effective until the earlier of (i) such time as all Warrants have been exercised and (ii) the Expiration Date.

     During any consecutive 365-day period, the Company shall be entitled to suspend the availability of each of the Warrant Shelf Registration Statement and the Common Shelf Registration Statement for up to two 45 consecutive-day periods (except for the 45 consecutive-day period immediately prior to the Expiration
Date) if the Board of Directors determines in the exercise of its reasonable judgment that there is a valid business purpose for such suspension and provides notice that such determination was made to the holders of the Warrants; provided, however, that in no event shall the Company be required to disclose the business purpose for such suspension if the Company determines in good faith that such business purpose must remain confidential. There can be no assurance that the Company will be able to file, cause to be declared effective, or keep a registration statement continuously effective until all of the Warrants have been exercised or have expired.

  Book-Entry, Delivery and Form

     Except as set forth below, the Warrants were initially represented by one or more global warrants (the "Global Warrants") issued in the form of fully registered Global Warrants, which were deposited with or on behalf of the Depository and registered in the name of a nominee of the Depository. Interests in Global Warrants were available for purchase only by "qualified institutional buyers" as defined in Rule 144A under the Securities Act.

     Warrants that were originally issued to or transferred to institutional "accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act or to any other persons who are not qualified institutional buyers will be issued as Certificated Securities. Upon the transfer to a qualified institutional buyer of Certificated Securities, such Certificated Securities will be exchanged for an interest in the Global

Warrants representing the Warrants being transferred. See "Description of Notes -- Book-Entry, Delivery and Form."

DELAWARE ANTI-TAKEOVER LAW

     Section 203 of the Delaware General Corporation Law ("Section 203") provides, in general, that a stockholder acquiring more than 15% of the outstanding voting shares of a corporation subject to the statute (an "Interested Stockholder") but less than 85% of such shares may not engage in certain "Business Combinations" with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless (i) prior to such date the corporation's Board of Directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) the Business Combination is approved by the corporation's board of directors and authorized by a vote of at least two-thirds of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

     Section 203 defines the term "Business Combination" to encompass a wide variety of transactions with or caused by an Interested Stockholder in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, including mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder, transactions with the corporation which increase the proportionate interest of the Interested Stockholder, or transactions in which the Interested Stockholder receives certain other benefits.

REGISTRATION RIGHTS

     The Company has granted registration rights to the holders of the Debentures with respect to both the Debentures and the shares of Common Stock into which the Debentures may be converted. Pursuant to such rights, the Company may, on no more than one occasion and when requested by the holders of not less than 51% of the aggregate principal amount of the Debentures outstanding at such time the request is made, be required to register the Debentures for resale under the Securities Act. In addition, the Company may, on no more than three occasions, be required to register the shares of Common Stock into which the Debentures may be converted. Such registration may only be required of the Company if the registration is requested with respect to not less than 20% of the shares of Common Stock underlying the Debentures. Finally, shares of Common Stock into which the Debentures may be converted may also participate in any other registered offering initiated by the Company for its own account or for shares of Common Stock owned by other stockholders of the Company.

     The Company has granted registration rights to Avatex Corporation ("Avatex") in connection with financing transactions. At any time, the holders of not less than 20% of the shares of Common Stock received or to be received in connection with these transactions may, on two occasions, require the Company to register such shares of Common Stock for resale under the Securities Act. In addition, shares of Common Stock issued or to be issued in connection with these transactions may also participate in any other registered offering initiated by the Company for its own account or for shares of Common Stock owned by other stockholders of the Company.

     The Company has granted registration rights to certain "affiliates" of Osbon with respect to shares of Common Stock received by them in the acquisition of Osbon by the Company. The holders of not less than 20% of the shares of Common Stock received in the acquisition of Osbon by holders of registration rights may, on one occasion, require the Company to register such shares of Common Stock for resale under the Securities Act. In addition, shares of Common Stock received by "affiliates" of Osbon in the Company's acquisition of Osbon may also participate in any other registered offering initiated by the Company for its own account or for shares of Common Stock owned by other stockholders of the Company.

     The Company has granted registration rights to certain "affiliates" of Dacomed with respect to shares of Common Stock received by them in the acquisition of Dacomed by the Company. The holders of not less than 20% of the shares of Common Stock received in the acquisition of Dacomed by the Company by the holders of registration rights may, on one occasion, require the Company to register such shares of Common Stock for resale under the Securities Act. In addition, shares of Common Stock received by "affiliates" of Dacomed in the Company's acquisition of Dacomed may also participate in any other registered offering initiated by the Company for its own account or for shares of Common Stock owned by other stockholders of the Company.

     The Company has granted certain piggyback registration rights with respect to shares of Common Stock to be received upon exercise of warrants issued to a lender in connection with loans to the Company and granted piggyback and demand registration rights to another lender with respect to shares issuable upon exercise of a warrant issued in connection with the Company's former credit facilities.

TRANSFER AGENT AND REGISTRAR

     American Stock Transfer and Trust Company is the transfer agent and registrar for the Common Stock.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain U.S. Federal income tax consequences associated with the exchange of Old Notes for New Notes pursuant to the Exchange Offer and the ownership and disposition of New Notes by Holders who acquire the New Notes pursuant to the Exchange Offer. This summary is based upon current laws, regulations, rulings and judicial decisions all of which are subject to change, possibly retroactively. This summary does not discuss all aspects of U.S. Federal income taxation that may be relevant to particular Holders in the context of their specific investment circumstances or to certain types of Holders subject to special treatment under such laws (for example, financial institutions, insurance companies, tax-exempt organizations, broker-dealers, foreign corporations, partnerships, trusts and estates, and individuals who are not citizens or residents of the United States). In addition, the discussion does not address any aspect of state, local or foreign taxation and assumes that Holders of the New Notes will hold them as "capital assets" (generally, properly held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

     PROSPECTIVE HOLDERS OF THE NEW NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES AND THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

THE EXCHANGE OFFER

     The exchange of Old Notes for New Notes pursuant to the Exchange Offer will be treated as a modification of the Old Notes which does not constitute a significant modification. Accordingly, a New Note will be treated as a continuation of the corresponding Old Note for U.S. Federal income tax purposes and an exchanging Holder should not recognize gain or loss as a result of the exchange. In addition, a Holder's basis in a new Note will be equal to the basis of the corresponding Old Note and the holding period of the New Note will include such Holder's holding period for the corresponding Old Note.

     The Exchange Offer will not have any U.S. Federal income tax consequences to a non-exchanging Holder.

STATED INTEREST

     The stated interest of the New Notes generally will be taxable to the Holder as ordinary income at the time that it is paid or accrued, in accordance with the Holder's method of accounting for U.S. Federal income tax purposes.

ORIGINAL ISSUE DISCOUNT

     The Company does not believe that the Old Notes were issued with original issue discount ("OID"). However, if the Internal Revenue Service were to assert successfully that the Old Notes were issued with

OID, then the New Notes would inherit OID from the Old Notes. If the New Notes were considered to bear OID, a Holder would be required to recognize OID as ordinary income as it accrues (in advance of receipt of any cash payments attributable to such income) regardless of the Holder's regular method of tax accounting.

DISPOSITION OF NOTES

     If a New Note is redeemed, sold or otherwise disposed of, the Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other disposition of such New Note (to the extent such amount does not represent accrued but unpaid interest) and the Holder's tax basis in the New Note. Subject to the market discount rules discussed below, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if, on the date of the sale, a Holder has a holding period for the New Notes (which will include the holding period of the Old Notes) of more than one year.

     The character of gain or loss recognized upon the disposition of a New Note may be affected by the "market discount" rules of the Code. A Holder who acquired an Old Note at its original issuance generally is not subject to the market discount rules. Under the market discount rules of the Code, an exchanging Holder (other than a Holder who made the election described below) who purchased and Old Note with "market discount" (generally defined as the amount by which the stated redemption price at maturity of the Old Note exceeds the purchase price) will be required to treat any gain recognized on the redemption, sale or other disposition of the New Note received in the exchange as ordinary income to the extent of the market discount that accrued during the holding period of such New Note (which would include the holding period of the Old Note). A Holder who has elected under applicable Code provisions to include market discount in income annually as such discount accrues will not, however, be required to treat any gain recognized as ordinary income under these rules. Holders should consult their tax advisors as to the portion of any gain that would be taxable as ordinary income under the market discount rules.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business one year after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sales of New Notes by broker-dealers or others. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit from any such resale of New Notes and any commissions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of one year after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The legality of the New Notes and the Guarantees will be passed upon for the Company and the Guarantors by Morrison & Foerster LLP, Irvine, California.

                                    EXPERTS

     The consolidated financial statements of Urohealth as of March, 31, 1996 and 1997, and for the year ended June 30, 1995, for the nine months ended March 31, 1996 and for the year ended March 31, 1997, included in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included elsewhere herein. Such report is based in part on the report included elsewhere herein of Coopers & Lybrand L.L.P., independent accountants, with respect to the consolidated financial statements of Microsurge, Inc., as of March 31, 1996 and 1997 and for the year ended December 31, 1995, the nine months ended March 31, 1996 and the year ended March 31, 1997 (not separately included or incorporated herein), and the report included elsewhere herein of KPMG Peat Marwick LLP, independent auditors, with respect to the consolidated financial statements of Dacomed Corporation for the year ended June 24, 1995 (not separately included or incorporated by reference herein). The consolidated financial statements referred to above are included herein in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

     The financial statements of X-Cardia Corporation as of December 31, 1996 and for the period from inception (February 13, 1996) to December 31, 1996, included in the Joint Proxy Statement of Urohealth and Imagyn, which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein. Such consolidated financial statements are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Richard-Allan Medical Industries, Inc. as of June 30, 1995 and March 31, 1996, and for the years ended June 30, 1994 and 1995 and for the nine months ended March 31, 1996, included in the Joint Proxy Statement of Urohealth and Imagyn, which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein. Such consolidated financial statements are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        -----
UROHEALTH SYSTEMS, INC.
Report of Independent Auditors........................................................  F-2
Consolidated Balance Sheets as of March 31, 1996 and 1997.............................  F-5
Consolidated Statements of Operations for the year ended June 30, 1995, for the nine months ended March 31, 1996 and for the year ended March 31, 1997...................  F-6
Consolidated Statements of Common Stockholders' Equity (Deficiency) for the year ended
  June 30, 1995, for the nine months ended March 31, 1996 and for the year ended March
  31, 1997............................................................................  F-7
Consolidated Statements of Cash Flows for the year ended June 30, 1995, for the nine months ended March 31, 1996 and for the year ended March 31, 1997...................  F-8
Notes to Consolidated Financial Statements............................................  F-9
Condensed Consolidated Balance Sheets as of March 31, 1997 and June 30, 1997
  (unaudited).........................................................................  F-28
Condensed Consolidated Statements of Operations for the three months ended June 30,
  1996 and 1997 (unaudited)...........................................................  F-29
Condensed Consolidated Statements of Cash Flows for the three months ended June 30,
  1996 and 1997 (unaudited)...........................................................  F-30
Notes to Condensed Consolidated Financial Statements (unaudited)......................  F-31

X-CARDIA CORPORATION
Report of Independent Auditors........................................................  F-36
Balance Sheet as of December 31, 1996.................................................  F-37
Statement of Operations for the period from inception (2/13/96) through December 31,
  1996................................................................................  F-38
Statement of Shareholders' Equity (Deficit) for the period from inception (2/13/96)
  through December 31, 1996...........................................................  F-39
Statement of Cash Flows for the period from inception (2/13/96) through December 31,
  1996................................................................................  F-40
Notes to Financial Statements.........................................................  F-41

RICHARD-ALLAN MEDICAL INDUSTRIES, INC.
Report of Independent Auditors........................................................  F-46
Consolidated Balance Sheets as of June 30, 1995 and March 31, 1996....................  F-47
Consolidated Statements of Operations for the years ended June 30, 1994 and 1995 and for the nine months ended March 31, 1996............................................  F-48
Consolidated Statements of Stockholders' Equity for the years ended June 30, 1994 and
  1995 and for the nine months ended March 31, 1996...................................  F-49
Consolidated Statements of Cash Flows for the years ended June 30, 1994 and 1995 and for the nine months ended March 31, 1996............................................  F-50
Notes to Consolidated Financial Statements............................................  F-51
Condensed Consolidated Balance Sheets as of March 31, 1996 and June 30 1996...........  F-58
Condensed Consolidated Statements of Operations for the three months ended June 30,
  1995 and 1996.......................................................................  F-59
Condensed Consolidated Statements of Cash Flows for the three months ended June 30,
  1995 and 1996.......................................................................  F-60
Notes to Condensed Consolidated Financial Statements..................................  F-61

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.......................  F-62
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended
  March 31, 1997......................................................................  F-63
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements..............  F-64

                         REPORT OF INDEPENDENT AUDITORS

Stockholders and Board of Directors
UROHEALTH Systems, Inc.

     We have audited the accompanying consolidated balance sheets of UROHEALTH Systems, Inc. as of March 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the year ended June 30, 1995, the nine months ended March 31, 1996 and the year ended March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audits. We did not audit the financial statements of Microsurge, Inc., a wholly-owned subsidiary, as of March 31, 1996 and 1997 and for the year ended December 31, 1995, the nine months ended March 31, 1996 and the year ended March 31, 1997 and of Dacomed Corporation, a wholly-owned subsidiary, for the year ended June 24, 1995, which statements reflect total assets constituting 16.5% and 3.9% of consolidated total assets as of March 31, 1996 and 1997, respectively, and net sales constituting 27%, 8%, and 8% of consolidated net sales for the year ended June 30, 1995, the nine months ended March 31, 1996 and the year ended March 31, 1997, respectively. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to data included in the consolidated financial statements for such entities, is based solely on the reports of other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

     In our opinion, based upon our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of UROHEALTH Systems, Inc. at March 31, 1996 and 1997, and the consolidated results of its operations and its cash flows for the year ended June 30, 1995, the nine months ended March 31, 1996 and the year ended March 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

Orange County, California
July 8, 1997

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
UROHEALTH Systems, Inc.:

     We have audited the accompanying balance sheets of Microsurge, Inc. as of March 31, 1997 and 1996, and the related statements of operations, stockholders' deficit and cash flows for the year ended March 31, 1997, the nine months ended March 31, 1996 and the year ended December 31, 1995 (not included separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As described in Note 1 to the financial statements, on March 31, 1997, Microsurge, Inc. was acquired by and became a wholly-owned subsidiary of UROHEALTH Systems, Inc.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Microsurge, Inc. as of March 31, 1997 and 1996, and the results of its operations and its cash flows for the year ended March 31, 1997, the nine months ended March 31, 1996, and the year ended December 31, 1995 in conformity with generally accepted accounting principles.

                                          /s/ COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
May 9, 1997

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Dacomed Corporation:

     We have audited the accompanying consolidated statements of operations, stockholders' equity, and cash flows of Dacomed Corporation for the fiscal year ended June 24, 1995 (not included separately herein). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Dacomed Corporation and subsidiary for the fiscal year ended June 24, 1995, in conformity with generally accepted accounting principles.

                                          /s/ KPMG PEAT MARWICK LLP

Minneapolis, Minnesota
October 10, 1995

                            UROHEALTH SYSTEMS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                                                 UNAUDITED
                                                                           MARCH 31,             PRO FORMA
                                                                     ----------------------      MARCH 31,
                                                                       1996         1997           1997
                                                                     --------     ---------     -----------
                                                                       (IN THOUSANDS, EXCEPT SHARE DATA)
ASSETS (NOTE 5)

Current assets:
  Cash and equivalents............................................   $  3,345     $   2,591      $  34,007
  Short-term investments..........................................        243            --             --
  Receivables, net of allowance for doubtful accounts of $1,744
    and $1,896 in 1996 and 1997, respectively.....................      8,074        17,272         17,272
  Income tax receivable...........................................         --           377            377
  Advances to officers............................................         --           114            114
  Inventories.....................................................      6,702        20,945         20,945
  Distributor inventories.........................................         --         6,307          6,307
  Prepaid expenses................................................      1,715         2,278          2,278
  Deferred debt issuance costs....................................        614            --             --
                                                                     --------     ---------      ---------
Total current assets..............................................     20,693        49,884         81,300
Restricted cash...................................................         96            48         19,228
Receivables -- long term..........................................         --         2,722          2,722
Property and equipment, net.......................................      9,084        26,035         26,035
Patents and intangibles, net of accumulated amortization of $2,102
  and $2,646 in 1996 and 1997, respectively.......................      2,401         6,285          6,285
Loans to officers.................................................         --           550            550
Deposits and other assets.........................................        688         2,232          2,232
Deferred debt issuance costs......................................         --         5,986          9,305
Goodwill..........................................................        393        43,417         43,417
                                                                     --------     ---------      ---------
                                                                     $ 33,355     $ 137,159      $ 191,074
                                                                     ========     =========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities:
  Accounts payable and accrued liabilities........................   $ 10,541     $  20,882      $  20,882
  Compensation and employee benefits..............................      2,042         3,250          3,250
  Restructuring liabilities.......................................      1,345         6,192          6,192
  Short-term debt.................................................      9,549        14,518          5,268
  Current portion of long-term debt...............................        546         3,328          3,328
                                                                     --------     ---------      ---------
Total current liabilities.........................................     24,023        48,170         38,920
Long-term liabilities:
  Long-term debt..................................................      8,272        98,292         53,292
  Senior subordinated notes, net of discount......................         --            --        108,278
  Restructuring liabilities, less current portion.................        823           822            822
  Other liabilities...............................................        185         4,149          4,149
Commitments and contingencies (Notes 1, 7 and 15)
Minority interest in consolidated subsidiary......................      1,073           237            237
Redeemable convertible preferred stock............................      3,554            --             --
Common stockholders' equity (deficiency):
  Preferred stock, $0.001 par value Authorized shares -- 5,000,000
    Issued and outstanding shares -- none.........................         --            --             --
  Common stock, $0.001 par value
    Authorized shares -- 50,000,000
    Issued and outstanding shares -- 15,230,000 and 23,807,000, at
      March 31, 1996 and 1997, respectively.......................         15            24             24
  Warrants........................................................      3,000         5,359          7,080
  Additional paid-in capital......................................     75,975       150,468        150,468
  Foreign currency translation adjustment.........................        (98)          (14)           (14)
  Deficit.........................................................    (83,467)     (170,348)      (172,182)
                                                                     --------     ---------      ---------
Total common stockholders' equity (deficiency)....................     (4,575)      (14,511)       (14,624)
                                                                     --------     ---------      ---------
                                                                     $ 33,355     $ 137,159      $ 191,074
                                                                     ========     =========      =========

                            See accompanying notes.

                            UROHEALTH SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                         NINE MONTHS
                                                          YEAR ENDED        ENDED        YEAR ENDED
                                                           JUNE 30,       MARCH 31,      MARCH 31,
                                                             1995           1996            1997
                                                          ----------     -----------     ----------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales...............................................   $ 49,250       $  42,953       $ 90,695
Cost of sales...........................................     18,529          14,964         41,083
                                                           --------       ---------       --------
Gross profit............................................     30,721          27,989         49,612

Operating expenses:
  Selling, general and administrative...................     41,057          37,056         57,691
  Research and development..............................      5,406           2,777          4,997
  Restructuring charges.................................      1,200           5,456         12,000
  Write-off of purchased research and development.......      5,312              --         47,232
  Direct acquisition costs..............................        851           4,232          3,600
  Settlement of litigation..............................        300              --             --
                                                           --------       ---------       --------
Total operating expenses................................     54,126          49,521        125,520
                                                           --------       ---------       --------
Loss from operations....................................    (23,405)        (21,532)       (75,908)

Other income (expense):
  Minority interest consisting of accrued dividends on
     preferred stock of subsidiary......................        (78)            (55)           (25)
  Interest income.......................................        394             101            339
  Interest expense......................................       (367)         (1,059)        (8,143)
  Other.................................................          5             (48)            --
                                                           --------       ---------       --------
Loss before taxes and extraordinary item................    (23,451)        (22,593)       (83,737)
Provision (benefit) for income taxes....................      1,386             431           (227)
                                                           --------       ---------       --------
Loss before extraordinary item..........................    (24,837)        (23,024)       (83,510)
Extraordinary item (early extinguishment of debt).......         --              --         (2,973)
                                                           --------       ---------       --------
Net loss................................................   $(24,837)      $ (23,024)      $(86,483)
                                                           ========       =========       ========

Net loss per share:
  Loss before extraordinary item........................   $(24,837)      $ (23,024)      $(83,510)
  Dividends and accretion on redeemable convertible
     preferred stock....................................        (45)           (579)          (398)
                                                           --------       ---------       --------
  Loss attributable to common stockholders before
     extraordinary item.................................    (24,882)        (23,603)       (83,908)
  Extraordinary item....................................         --              --         (2,973)
                                                           --------       ---------       --------
  Net loss attributable to common stockholders..........   $(24,882)      $ (23,603)      $(86,881)
                                                           ========       =========       ========
  Loss per share before extraordinary item..............   $  (1.70)      $   (1.58)      $  (4.31)
                                                           ========       =========       ========
  Net loss per share....................................   $  (1.70)      $   (1.58)      $  (4.47)
                                                           ========       =========       ========
Weighted average number of shares used to compute net
  loss per share........................................     14,672          14,980         19,453
                                                           ========       =========       ========


                            See accompanying notes.

                            UROHEALTH SYSTEMS, INC.

      CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' EQUITY (DEFICIENCY)
                                 (IN THOUSANDS)

                                             COMMON STOCK                 ADDITIONAL                 FOREIGN
                                           -----------------               PAID-IN                  CURRENCY
                                           SHARES    AMOUNT    WARRANTS    CAPITAL      DEFICIT    TRANSLATION    TOTAL
                                           ------   --------   --------   ----------   ---------   -----------   --------
Balance at June 30, 1994.................  14,171   $ 46,476    $1,000     $  20,623   $ (48,562)     $  --      $ 19,537
  Exercise of options and warrants.......      55         87        --            15          --         --           102
  Issuance of common stock...............     169        899        --            95          --         --           994
  Warrants...............................      --         --       402            --          --         --           402
  Issuance of common stock for preferred
     stock of subsidiary.................     195      2,720        --            --          --         --         2,720
  Reincorporation in Delaware............      --    (50,168)       --        50,168          --         --            --
  Adjustment for pooling of interests....      --         --        --            --      13,953         --        13,953
  Dividends and accretion on redeemable
     convertible preferred stock.........      --         --        --            --         (45)        --           (45)
  Net loss...............................      --         --        --            --     (24,837)        --       (24,837)
  Foreign currency translation...........      --         --        --            --          --        115           115
                                           ------   --------    ------     ---------   ---------      -----      --------
Balance at June 30, 1995.................  14,590         14     1,402        70,901     (59,491)       115        12,941
  Adjustments for pooling of interests...      --         --        --            --        (373)        --          (373)
  Exercise of options and warrants.......     170         --        --           880          --         --           880
  Issuance of equity securities by pooled
     company.............................     467         --        --         4,149          --         --         4,149
  Issuance of common stock for preferred
     stock of subsidiary.................       3          1        --            45          --         --            46
  Dividends and accretion on redeemable
     convertible preferred stock.........      --         --        --            --        (579)        --          (579)
  Warrants...............................      --         --     1,598            --          --         --         1,598
  Net loss...............................      --         --        --            --     (23,024)        --       (23,024)
  Foreign currency translation...........      --         --        --            --          --       (213)         (213)
                                           ------   --------    ------     ---------   ---------      -----      --------
Balance at March 31, 1996................  15,230         15     3,000        75,975     (83,467)       (98)       (4,575)
  Exercise of options and warrants.......     295         --        --         1,436          --         --         1,436
  Issuance of common stock for preferred
     stock of subsidiary.................      54         --        --           860          --         --           860
  Issuance of common shares relating to
     secondary offering..................   2,684          3        --        18,814          --         --        18,817
  Issuance of common shares related to
     acquisitions........................   4,088          4        --        48,042          --         --        48,046
  Issuance of common shares on conversion
     of convertible preferred stock......   1,056          1        --         3,656          --         --         3,657
  Issuance of common shares on conversion
     of convertible note.................     359          1        --         1,326          --         --         1,327
  Issuance of common shares under stock
     purchase plan.......................      41         --        --           359          --         --           359
  Warrants...............................      --         --     2,359            --          --         --         2,359
  Dividends and accretion on redeemable
     convertible preferred stock.........      --         --        --            --        (398)        --          (398)
  Net loss...............................      --         --        --            --     (86,483)        --       (86,483)
  Foreign currency translation...........      --         --        --            --          --         84            84
                                           ------   --------    ------     ---------   ---------      -----      --------
Balance at March 31, 1997................  23,807   $     24    $5,359     $ 150,468   $(170,348)     $ (14)     $(14,511)
                                           ======   ========    ======     =========   =========      =====      ========

                            See accompanying notes.

                            UROHEALTH SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                          YEAR ENDED     NINE MONTHS ENDED     YEAR ENDED
                                                           JUNE 30,          MARCH 31,         MARCH 31,
                                                             1995              1996               1997
                                                          ----------     -----------------     ----------
OPERATING ACTIVITIES
Net loss................................................   $(24,837)         $ (23,024)         $(86,483)
Noncash items included in net loss:
  Extraordinary item....................................         --                 --             2,433
  Write-off of purchased research and development.......      5,312                 --            40,982
  Depreciation and amortization.........................      3,090              1,715             5,272
  Loss on retirement/write-off of assets................         61                664               347
  Deferred income taxes.................................         50               (152)               --
  Amortization of deferred debt issuance costs..........         --                637               813
  Provision for doubtful accounts.......................        134              1,126               (39)
  Accretion and accrued interest on convertible notes...         --                 15               445
  Accrued dividends on preferred stock of subsidiary....         78                 55                25
Changes in operating assets and liabilities.............      3,252              2,070           (18,801)
                                                           --------          ---------          --------
Net cash used in operating activities...................    (12,860)           (16,894)          (55,006)
INVESTING ACTIVITIES
Purchases of investments................................     (4,363)            (1,502)               --
Sale of investments.....................................     10,433              2,282               243
Purchases of property and equipment, net................     (3,645)            (3,033)          (12,277)
Payments for acquisition of businesses, net of cash
  acquired..............................................         --                 --           (38,161)
Proceeds from disposal of property and equipment........          5                788                --
Purchases of technology.................................       (605)              (333)           (1,207)
Decrease in restricted cash.............................         --                 --                48
Note receivable from related party......................        (60)                --                --
Loans and advances to officers..........................         --                 --              (664)
                                                           --------          ---------          --------
Net cash provided by (used in) investing activities.....      1,765             (1,798)          (52,018)
FINANCING ACTIVITIES
Issuance of common shares...............................        748                 --               359
Secondary offering of common stock......................         --                 --            18,817
Exercise of stock options and warrants..................         16                709             1,436
Issuance of preferred stock by subsidiary...............      3,331              1,831                --
Issuance of equity securities by pooled company.........      4,149              4,149                --
Issuance of warrants....................................         --                670                --
Proceeds from long-term debt............................      1,888              7,913           110,184
Revolving lines of credit, net..........................        256              5,433             1,977
Principal payments on long-term debt....................       (984)              (868)          (19,888)
Deferred debt issuance costs............................         --               (130)           (6,615)
                                                           --------          ---------          --------
Net cash provided by financing activities...............      9,404             19,707           106,270
                                                           --------          ---------          --------
Net increase (decrease) in cash and equivalents.........     (1,691)             1,015              (754)
Cash and equivalents, beginning of year.................      4,520              2,330             3,345
                                                           --------          ---------          --------
Cash and equivalents, end of year.......................   $  2,829          $   3,345          $  2,591
                                                           ========          =========          ========

                            See accompanying notes.

                            UROHEALTH SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  DESCRIPTION OF THE COMPANY AND BASIS OF FINANCIAL STATEMENT PRESENTATION

  Description of the Company

     Urohealth Systems, Inc. ("Urohealth" or the "Company") is engaged in the manufacture, marketing and distribution of products used by surgeons, urologists and gynecologists. The Company is focused on developing a broad range of products specific to these three specialities using a direct sales and distributor distribution channel.

  Basis of Financial Statement Presentation

     The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned except for Urohealth, Inc. (California). All significant intercompany accounts and transactions are eliminated in consolidation.

     In 1996, the Company changed its fiscal year to March 31. Fiscal 1996 is a nine month transition period ended March 31, 1996. During the nine month period ended March 31, 1995, the Company's unaudited consolidated results of operations included net sales of $34.5 million; gross profit of $22.0 million; net loss of $19.3 million; and net loss per share of $1.39.

     Financial information for 1995 and 1996 has been restated to reflect the fiscal 1997 merger with Microsurge, Inc., which has been accounted for as a pooling of interests. Additionally, certain amounts in the fiscal 1995 and 1996 consolidated financial statements have been reclassified to conform with the fiscal 1997 presentation.

     The minority interest in Urohealth, Inc. (California) at March 31, 1997 consists of 42,000 shares of its Series A preferred stock, which were redeemed or exchanged for shares of common stock subsequent to March 31, 1997. The redemption price was $6.41 per share, consisting of the redemption price of $5.00 per share plus accrued and unpaid dividends and a $.20 per share redemption premium.

  Unaudited Pro Forma Financial Information

     The unaudited pro forma balance sheet as of March 31, 1997 gives effect to a private placement of $110 million of senior subordinated notes, which the Company completed on April 10, 1997, as if such debt had been issued at March 31, 1997 and a portion of proceeds had been used to retire other outstanding debt and to establish a restricted cash fund to be used solely for payment of interest. (See Note 5).

  Business Combinations

     On March 31, 1997, the Company acquired all of the outstanding voting securities of Microsurge, Inc. (Microsurge), a designer and manufacturer of products for use in minimally invasive surgery, in a transaction accounted for as a pooling of interests. Additionally, during the nine months ended March 31, 1996 the Company acquired four other companies in separate transactions accounted for as pooling of interests. Dacomed Corporation (Dacomed), a manufacturer of urological products, and Allstate Medical Products, Inc. (Allstate), a manufacturer and distributor of disposable urinary incontinence products, were acquired in July 1995. Osbon Medical Systems, Ltd. (Osbon), a manufacturer of urological products, and Advanced Surgical, Inc. (Advanced), a manufacturer and distributor of minimally invasive surgical products, were acquired in December 1995. The accompanying consolidated financial statements include the accounts of these entities for all periods presented. The following number of shares of the Company's common stock were issued in the transactions:
Microsurge -- 2,771,366; Dacomed -- 1,610,367; Allstate -- 190,488; Osbon --
5,000,000; and Advanced -- 937,833.

                            UROHEALTH SYSTEMS, INC.

1. DESCRIPTION OF THE COMPANY AND BASIS OF FINANCIAL STATEMENT PRESENTATION (CONTINUED)
     The results of operations previously reported by the Company, including Osbon, Advanced, Dacomed, and Allstate, and those of Microsurge included in the accompanying consolidated financial statements are summarized below (in thousands):

                                                                     NINE MONTHS
                                                      YEAR ENDED        ENDED        YEAR ENDED
                                                       JUNE 30,       MARCH 31,      MARCH 31,
                                                         1995           1996            1997
                                                      ----------     -----------     ----------
    Net sales:
      Osbon.......................................     $ 25,767       $  23,653       $
      Advanced....................................        2,231           1,223
      Dacomed.....................................        9,300           8,017
      Allstate....................................        2,275           1,798
      Urohealth...................................        5,880           4,950         83,679
                                                       -------------------------
         As previously reported...................       45,453          39,641
      Microsurge..................................        3,797           3,312          7,584
      Consolidation adjustment....................           --              --           (568)
                                                       --------       ---------       --------
         Combined.................................     $ 49,250       $  42,953       $ 90,695
                                                       ========       =========       ========
    Net income (loss):
      Osbon.......................................     $  2,035       $     530       $
      Advanced....................................      (12,283)         (2,408)
      Dacomed.....................................         (692)         (1,310)
      Allstate....................................          (42)           (623)
      Urohealth...................................       (7,524)        (14,185)       (79,146)
                                                       -------------------------
         As previously reported...................      (18,506)        (17,996)
      Microsurge..................................       (6,331)         (5,028)        (7,337)
                                                       --------       ---------       --------
         Combined.................................     $(24,837)      $ (23,024)      $(86,483)
                                                       ========       =========       ========

     Prior to the March 31, 1997 merger, Microsurge prepared its financial statements on the basis of a December 31 fiscal year end. The consolidated results of operations for the year ended June 30, 1995, include the results of operations of Microsurge for the year ended December 31, 1995. The reporting periods for Microsurge's results of operations have been conformed to those of the Company for the nine months ended March 31, 1996 and the fiscal year ended March 31, 1997. Accordingly, net sales of approximately $2,155,000 and net loss of $3,521,000 were included in the consolidated results of operations for both the fiscal periods ended June 30, 1995 and March 31, 1996.

     Prior to the December 1995 mergers, Osbon prepared its financial statements on the basis of a September 30 fiscal year and Advanced on the basis of a December 31 fiscal year. The consolidated results of operations for the year ended June 30, 1995 includes the results of operations of Osbon for the year ended September 30, 1995. Accordingly, net sales of approximately $6,809,000 and net income of $373,000 were included in the consolidated results of operations for both the fiscal periods ended June 30, 1995 and March 31, 1996. The consolidated results of operations for the years ended June 30, 1994 and 1995 include the results of operations of Advanced for the year ended December 31, 1994 and for the year ended June 30, 1995, respectively. Accordingly, net sales of approximately $1,111,000 and net loss of $10,154,000 for Advanced were included in both the June 30, 1994 and 1995 consolidated results of operations.

     Prior to the July 1995 mergers, Dacomed and Allstate prepared their financial statements on the basis of an October 31 and December 31 fiscal year-end, respectively. Net sales of approximately $3,500,000 and net

                            UROHEALTH SYSTEMS, INC.

1. DESCRIPTION OF THE COMPANY AND BASIS OF FINANCIAL STATEMENT PRESENTATION (CONTINUED)

loss of $315,000 of Dacomed for the period from July 1, 1994 to October 31, 1994 were included in both the June 30, 1994 and 1995 consolidated results of operations. Net sales of approximately $1,100,000 and net income of $74,000 of Allstate for the period from July 1, 1994 to December 31, 1994 were included in both the June 30, 1994 and 1995 consolidated results of operations.

     No adjustments were required to be made to the net assets of the combining enterprises to conform accounting practices and there was no effect on net income previously reported.


     During the year ended March 31, 1997, in transactions accounted for as purchases, the Company acquired: Richard-Allan Medical Industries, Inc. (Richard-Allan); X-Cardia Corporation (X-Cardia); The Intermed Group (Intermed); certain assets from O.R. Concepts, Inc. (O.R. Concepts) and three other immaterial businesses. Richard-Allan and the O.R. Concepts assets; are engaged in the development, manufacture and marketing of surgical products and supplies; X-Cardia is developing cardiac monitoring products; and Intermed develops, manufactures and markets disposable medical products. The aggregate initial purchase price for these entities, including direct acquisition costs, was $39.7 million in cash, $3.0 million in debt, and 3,622,000 shares of the Company's common stock valued at $44.0 million. In allocating the total purchase price for these acquisitions, it was determined that acquired in-process research and development costs aggregating $37.0 million related to the Richard-Allan and X-Cardia acquisitions should be immediately expensed and the balance of the total purchase price for all of the transactions allocated to the fair value of the net assets acquired, including $44.6 million which was assigned to goodwill and relates to all transactions, except X-Cardia, that is being amortized over a period of 25 years. Independent valuations were obtained in connection with the Richard-Allan and X-Cardia acquisitions and were used as aids in the allocation of the purchase price for these entities. The Company agreed to make additional payments in connection with the X-Cardia acquisition of up to $21 million upon achievement of clinical and patent approval milestones. There can be no assurance that the milestones will be achieved. In addition, the Company is obligated to pay a percentage of sales for a four-year period after commercial introduction of the first product using the acquired X-Cardia technology.


     These entities have been included in the Company's consolidated operating results from their respective dates of acquisition. Unaudited pro forma operating results assuming the acquisition of Richard-Allan had taken place as of July 1, 1995 are as follows:

                                                              NINE MONTHS
                                                                 ENDED        YEAR ENDED
                                                               MARCH 31,      MARCH 31,
                                                                 1996            1997
                                                              -----------     ----------
        Net sales...........................................   $  58,658       $ 99,122
        Loss before extraordinary item......................     (26,444)       (88,045)
        Net loss............................................     (26,444)       (91,018)
        Net loss per share..................................       (1.58)         (4.52)

     The unaudited pro forma results including the other business acquisitions accounted for as purchases do not differ materially from those presented above.

     Additionally, during the year ended March 31, 1997, the Company purchased five in-process research and development projects that did not constitute businesses, and expensed the aggregate purchase price of $10.2 million as acquired in-process research and development costs.

     Prior year business combinations accounted for as purchases include Laparomed Corporation, which was acquired by Advanced on July 27, 1994 in exchange for 236,000 shares of the Advanced common stock and Urohealth of Kentucky, Inc., which was acquired by the Company on March 17, 1995 in exchange for 25,000 shares of the Company's common stock and assumption of debt aggregating $137,000. The pro forma

                            UROHEALTH SYSTEMS, INC.

1. DESCRIPTION OF THE COMPANY AND BASIS OF FINANCIAL STATEMENT PRESENTATION (CONTINUED)

effect of these acquisitions is immaterial. The consolidated results of operations for the fiscal year ended June 30, 1995, included approximately $1,665,000 of expenses related to the relocation of Laparomed's operations and employee termination costs.

  Liquidity Requirements

     During the year ended March 31, 1997, the Company relied primarily upon a net increase in borrowings of $92 million and net proceeds of $19 million from the sale of its common stock to finance its fiscal 1997 operating cash requirements of $55 million and cash expenditures aggregating $52 million in fiscal 1997 in connection with capital improvements and business and technology acquisitions. In addition, in April 1997 the Company completed a $110 million offering of its 12 1/2% Senior Subordinated Notes and entered into an amended and restated $50 million revolving credit facility. As a result, the Company is highly leveraged with approximately $172 million of debt outstanding at March 31, 1997 after giving effect to issuance of the Senior Subordinated Notes and the simultaneous repayment of all amounts outstanding under its revolving credit agreement as well as certain other debt items. While the Company believes it has adequate sources of liquidity to finance its operations for the next 12 months, such sources primarily consist of: available cash balances; borrowings under the April 1997 revolving credit agreement; and funds generated from operations. However, through June 30, 1997 the Company has continued to experience negative cash flows from operations, and it will be necessary for the Company to improve its operating results to generate cash from operations and qualify for borrowings under the April 1997 revolving credit agreement's financial covenant requirements. Additionally, the Company's business strategy includes efforts to expand its business through the acquisition of new products, product lines and businesses. Therefore, the Company may need to obtain additional capital from other debt or equity financing transactions. No assurance can be given that additional financing will be available or that, if available, such financing will be obtainable on terms favorable to the Company. In such event, the Company may be required to restructure its operations and/or proceed with its planned expansion at a slower rate.

2. SIGNIFICANT ACCOUNTING POLICIES

  Revenue Recognition

     Revenue from sales of manufactured products is generally recognized upon the dates of shipment to customers. Revenue from sales of certain introductory products containing return privileges where the amount of future returns cannot be reasonably estimated is recognized upon acceptance by the customer after the date of shipment. With respect to certain distributor initial stocking orders shipped during 1997 to new distributors, the Company will recognize revenue on those orders upon establishment of a sales and payment history by those distributors, thereby establishing that collection of the sales price is reasonable assured.

     The Company grants its distributors limited stock balancing rights whereby inventory previously purchased may be returned for credit against purchases of other Company products. It also generally provides the ultimate customers for its products with a right to return products they find unsatisfactory within 30 days after purchase. Sales revenue and cost of sales reported in the consolidated statements of operations are net of estimated provisions, determined based on experience, for costs or losses that may be incurred in connection with sales returns.

  Cash and Equivalents

     Cash and equivalents include time deposits, certificates of deposit and other marketable securities with original maturities of three months or less.

                            UROHEALTH SYSTEMS, INC.

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  Investments

     All investments have been classified as available-for-sale, and are carried at amortized cost which approximates fair value. At March 31, 1996, investments consisted of corporate bonds and certificates of deposits which matured not more than one month after the balance sheet date.

  Property and Equipment

     Property and equipment are recorded at cost, less accumulated depreciation and amortization. Maintenance and repairs are charged to expense as incurred, and renewals and betterments are capitalized. Depreciation and amortization are provided on the straight line method over the assets estimated useful lives. Estimated useful lives range from five to seven years for office equipment, five to ten years for equipment and tooling, ten years for molds and three to five years for vehicles. For leasehold improvements, the useful life is determined to be the original term of the lease.

  Patents, Intangibles and Goodwill

     Intangible assets consisting of patents, trademarks and goodwill are amortized on a straight-line basis over various periods up to twenty-five years. Intangible assets are reviewed if the facts and circumstances suggest that they may be impaired. An intangible asset is deemed to be impaired when the unamortized balance exceeds the undiscounted estimated future cash flows from the related assets.

  Asset Impairment

     Following adoption of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long Lived Assets to be Disposed Of" by the Company in the first quarter of fiscal 1996, the Company tests for and records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than assets' carrying amount. Asset impairment is recognized on long-lived assets held for sale when the estimated fair value less costs to sell is less than the assets carrying amount. As a result of the Company's decision to deemphasize its participation in incontinence clinics, the Company recorded in the fourth quarter of fiscal 1997 a $347,000 charge relating to the impairment of the goodwill recorded on the acquisition of Urohealth of Kentucky.

  Advertising Expense

     Advertising and promotion costs are expensed when incurred. Such costs in fiscal 1995, 1996 and 1997 were $1,261,000, $895,000 and $1,612,000, respectively.

  Research and Development Expense

     Research and development expenses are charged to operations as incurred.

  Warranty and Product Liability Costs

     Estimated warranty costs, insurance deductible amounts associated with product liability claims, and an amount for incurred but not reported product liability incidents are accrued in the period revenue is recognized from the sale of products. Actual costs are charged against the accrual when paid.

  Per Share Information

     Net loss per share is based on net loss attributable to common stockholders and the weighted average number of shares of common stock outstanding during the periods presented. Common stock equivalents and other potentially dilutive securities have not been included in the calculation as they are anti-dilutive.

                            UROHEALTH SYSTEMS, INC.

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  Recent Accounting Pronouncements

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS 128). SFAS 128 redefines the standards for computing earnings per share and is effective for the Company on March 31, 1998. The Company has not yet determined the impact that the adoption of SFAS No. 128 will have on future earnings per share calculations.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates primarily relate to the collectibility of accounts receivable, inventory obsolescence and estimates of future cash flows used to evaluate whether conditions are present that would require asset impairment charges to be recognized. Actual results could differ from those estimates.

3. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following (in thousands):

                                                                   MARCH        MARCH
                                                                    31,          31,
                                                                    1996         1997
                                                                  --------     --------
        Office equipment........................................  $ 4,574      $10,887
        Equipment and tooling...................................    5,504       15,229
        Molds...................................................    2,177        1,336
        Leasehold improvements..................................    1,223        2,204
        Building................................................    1,718        6,179
        Land....................................................      247          334
        Other...................................................      962          665
                                                                  -------      -------
                                                                   16,405       36,834
        Accumulated depreciation................................    7,321       10,799
                                                                  -------      -------
                                                                  $ 9,084      $26,035
                                                                  =======      =======
        Equipment recorded under capital leases included
          above.................................................  $ 1,434      $ 1,475
        Accumulated depreciation................................      639          937
                                                                  -------      -------
                                                                  $   795      $   538
                                                                  =======      =======

4. INVENTORIES

     Inventories are carried at the lower of cost, determined on the first-in, first-out basis, or market and consist of the following (in thousands):

                                                                   MARCH        MARCH
                                                                    31,          31,
                                                                    1996         1997
                                                                  --------     --------
        Raw materials and supplies..............................  $ 2,339      $ 8,731
        Work in progress........................................      395        2,942
        Finished goods..........................................    3,968        9,272
                                                                  -------      -------
                                                                  $ 6,702      $20,945
                                                                  =======      =======
        Distributor inventories.................................  $    --      $ 6,307
                                                                  =======      =======

                            UROHEALTH SYSTEMS, INC.

4. INVENTORIES (CONTINUED)

     Distributor inventories are comprised of initial stocking orders shipped during fiscal 1997 to new distributors for which revenue recognition has been deferred. (See Note 2 -- Revenue Recognition.)

5. DEBT

  Short-term debt

     Short-term debt consists of the following (dollars in thousands):

                                                                     MARCH 31,     MARCH 31,
                                                                       1996          1997
                                                                     ---------     ---------
    Line of credit under Credit Agreement, interest at 9.75%.......   $    --       $ 9,250
    Line of credit under Credit Agreement, repaid in May 1996......     5,500            --
    Convertible subordinated notes at 9.25%, due August 1997.......     2,276         5,268
    Line of credit with a bank, repaid in May 1996.................     1,623            --
    Line of credit with a bank, repaid October 1996................       150            --
                                                                      -------       -------
                                                                      $ 9,549       $14,518
                                                                      =======       =======

     To finance the cash portion of the Richard-Allan acquisition, the Company obtained a $35.0 million bank credit facility. The facility originally consisted of a $20.0 million dollar term loan and a $15.0 million revolving line of credit, which was subsequently increased to $16.5 million in November 1996. A portion of the proceeds from the public equity offering in November 1996 were used to reduce the term loan by $6.5 million. The credit facility is secured by substantially all the assets of the Company has a five-year term and bears interest at a rate of approximately 9.75% at March 31, 1997. Additionally, the Company is required to meet certain financial covenants. In March 1997, the Company's term and revolving credit facility was amended to provide for maximum borrowings of $55.0 million, consisting of $45.8 million of term loans and $9.2 million of revolving loans. As of March 31, 1997, the Company had outstanding borrowings of $54.3 million under this facility.

     In February 1996, Microsurge entered into a credit agreement with a group of lenders ("Purchasers") who agreed to purchase a series of convertible subordinated notes ("the Notes") up to $3,268,180 upon the request of the Company. In August 1996, the agreement was amended to provide for total advances of $5,268,180. The Company received advances of $2,334,414 in February and March 1996, $933,766 in June 1996 and $2,000,000 in August 1996. The Notes bear interest at 9.25% and mature on August 28, 1997. The Company may prepay amounts outstanding on the Notes without penalty at any time after an Investor Sale (as defined below) and prior to maturity date. Upon the closing, or series of closings, in which Microsurge sells capital stock of Microsurge for gross proceeds of $10,000,000 or more (an "Investor Sale"), the Notes will become convertible, at the option of the Purchasers, into the same type and class of stock issued in connection with the Investor Sale. Any outstanding principal amount of the Notes plus accrued interest may convert at a conversion price equal to 60% of the price per share paid by the purchasers of capital stock in connection with the Investor Sale (the "Investor Sale Price"). The Company has no plans to undertake any action that would constitute an Investor Sale and expects to retire the notes for cash at maturity.

     On November 22, 1995, the Company entered into a $10.0 million Credit Agreement consisting initially of a $6.0 million term loan and a $4.0 million revolving line of credit. The revolving line of credit under the Credit Agreement was increased to $5.5 million in March 1996 and to $10.5 million in April 1996. Interest on all borrowings under the Credit Agreement was at the bank's prime rate plus 4.0% (plus 2.0% in the event of default). The Credit Agreement was repaid with proceeds from the sale of convertible subordinated debentures in May 1996. In connection with this repayment, the Company incurred an extraordinary loss of $2.9 million resulting from the early repayment of this debt.

                            UROHEALTH SYSTEMS, INC.

5. DEBT (CONTINUED)

     In connection with the initial borrowings under the Credit Agreement, the Company granted a warrant to purchase 366,667 shares of the Company's common stock at $9.15 per share. The warrant expires on November 22, 2000. In connection with subsequent increases of amounts available under the line of credit and significant covenant modifications, the Company granted a warrant to purchase 350,000 shares of the Company's common stock at $9.15 per share. The warrant expires on April 12, 2001.

     On April 10, 1997, the Company used proceeds from the sale of the Senior Subordinated Notes (see below) to repay all amounts outstanding under the Company's term and revolving credit facility. Concurrently with the repayment of the existing credit facility, the Company entered into an amended and restated $50 million revolving credit facility with its senior lender. The new credit facility is secured by substantially all of the Company's assets and contains the same basic covenants as in the prior facility.

  Long-term debt

     Long-term debt consist of the following (dollars in thousands):

                                                                     MARCH 31,     MARCH 31,
                                                                       1996          1997
                                                                     ---------     ---------
    Convertible subordinated debentures............................   $    --      $  50,000
    Term loan under Credit Agreement, repaid April 10, 1997........        --         45,000
    Term loan under Credit Agreement, repaid May 13, 1996..........     6,000             --
    Bank note, interest at 8.75%, repaid in April 1996.............       326             --
    Bank note, interest at 8.75%, repaid in April 1996.............       221             --
    Bank note dated December 21, 1992, due in 180 monthly
      installments with interest at 8.75% collateralized by a
      building.....................................................       175            167
    Bank note dated August 15, 1996, interest at 8.25%. Note is collateralized by a building and matures on August 15, 2006.
      The entire balance is due on maturity........................        --          3,000
    Bank note dated August 15, 1996, interest at 6.25%. Note
      matures on April 17, 1997. The entire balance is due on
      maturity.....................................................        --          3,000
    Bank note dated April 29, 1994, due in 36 monthly installments
      with interest at 8.75%; collateralized by equipment..........        41             14
    Bank note dated February 11, 1994, repaid May 1996.............        29             --
    Various notes payable with interest from 8.5% to 10%, due dates
      through August 1, 1997, secured by equipment.................        19             40
    Convertible subordinated notes.................................     1,284             --
    Capital leases.................................................       723            399
                                                                      -------      ---------
                                                                        8,818        101,620
    Less current maturities........................................       546          3,328
                                                                      -------      ---------
                                                                      $ 8,272      $  98,292
                                                                      =======      =========

     On May 3, 1996, the Company authorized the issuance of $50.0 million of 8.75% convertible subordinated debentures (the "Debentures") and warrants to purchase 250,000 shares of the Company's common stock at $12.88 per warrant, subject to anti-dilution adjustments. The Debentures are convertible at any time and are subject to certain registration rights. The Debentures mature in May 2006 and interest is payable quarterly in arrears. The warrants expire in five years. The Debentures are redeemable at the option of the Company after two years, if the average market price of the Company's common stock is above $22.00 for 60 consecutive days, or after three years without regard to the Company's common stock price. The redemption price is equal to 105% of the principal amount decreasing annually to the principal amount in

                            UROHEALTH SYSTEMS, INC.

5. DEBT (CONTINUED)

2004, plus accrued and unpaid interest. The Debentures are convertible into common stock at $10.90 per share, subject to further anti-dilution adjustments, are subordinate to all future senior borrowings and will have voting rights on all matters on an "as converted" basis. The holders of the Debentures must approve any dividend, payment or other distribution to stockholders, as well as any redemption of shares of common stock, options or warrants of the Company or any subsidiary other than the preferred stock issued by Urohealth (California).

     The Company has various capital equipment leases with future minimum lease payments for years ending March 31, 1998, 1999, 2000, and 2001 of $301,000; $102,000; $43,000; and $2,000, respectively. Pursuant to a capital lease agreement entered into during 1993 and as amended in 1994, the Company maintained $96,000 and $48,000 in restricted cash at March 31, 1996 and 1997.

  Senior Subordinated Notes

     On April 10, 1997, the Company completed the sale of $110 million of its 12 1/2% Senior Subordinated Notes due 2004 (the "Notes") raising net proceeds of approximately $105 million. The Notes bear interest, payable semi-annually, at 12 1/2% per annum, subject to increase if certain obligations are not satisfied, and mature on April 1, 2004. There are no mandatory redemption or sinking fund payments required on the Notes. The Company is entitled to redeem the Notes on or after April 1, 2001 for an amount equal to the principal amount of the Note, accrued but unpaid interest through the redemption date, the redemption premium and liquidated damages, if any. In the event of a Change of Control (as defined in the Indenture), each holder of a Note is entitled to require the Company to purchase such holder's Notes at 101% of the principal amount of the Notes, plus accrued but unpaid interest to the date of repurchase and liquidated damages, if any.

     The Notes are general unsecured obligations of the Company subordinated in right of payment to all existing and future senior indebtedness of the Company. The Indenture governing the Notes contains certain covenants, including among other matters limitations on the ability of the Company to: (i) incur additional indebtedness; (ii) incur certain liens; (iii) engage in certain transactions with affiliates; (iv) engage in unrelated lines of business; or (v) engage in mergers, consolidations or similar transactions. The Company used $19.2 million of the proceeds from the sales of the Notes to purchase government securities (the "Pledged Securities") which that have been pledged for the benefit of the holders of the Notes. The scheduled interest and principal payments on the Pledged Securities is in an amount sufficient to pay when due the first three scheduled interest payments on the Notes.

     The Company is a holding company with no material assets or operations other than its investments in its subsidiaries. The Notes are guaranteed by all of the Company's domestic and material foreign subsidiaries. The guarantees are full, unconditional, and joint and several. All of the guarantor subsidiaries are wholly-owned by the Company. Assets, equity, income and cash flows of all other subsidiaries of the Company that have not guaranteed the Notes are less than two percent of the respective consolidated amounts and are inconsequential, individually and in the aggregate to the Company. The Company has not included separate financial information for the guarantors, since the Company believes that such information is not material to investors.

     In connection with the issuance of the Notes, the Company issued with each $1,000 principal amount of Notes, a warrant entitling the holder to purchase
4.44 shares of Common Stock of the Company (or 9.06 shares, if a certain level of EBITDA for fiscal 1998 is not achieved) at an exercise price of $9.50 per share. The warrants are exercisable on or after June 30, 1998 and expire April 1, 2004.

                            UROHEALTH SYSTEMS, INC.

5. DEBT (CONTINUED)
  Debt Maturities

     The contractual maturities of all debt securities of the Company at March 31, 1997 and on a pro forma basis to reflect the sale of the Notes and the repayment of the term and revolving credit facility with a portion of the proceeds after March 31, 1997 are as follows (in thousands):

                        YEAR ENDING MARCH 31,                                     PRO FORMA
    -------------------------------------------------------------                 ---------
         1998....................................................    $ 17,846     $   8,596
         1999....................................................       4,612           112
         2000....................................................       5,554            54
         2001....................................................       6,014            14
         2002....................................................       6,513            13
         Thereafter..............................................      75,599       163,099
                                                                     --------      --------
              Total..............................................    $116,138     $ 171,888
                                                                     ========      ========

6. RESTRUCTURING CHARGES

     During the year ended June 30, 1995, the Company hired a new senior management team which adopted and implemented a restructuring plan under which it has refocused the Company's strategic direction. Under the plan, the Company terminated or amended certain distribution, consulting and employment agreements. Accordingly, the consolidated statement of operations reflects a charge of $1,200,000 to terminate or restructure these agreements under the plan. The components of the restructuring charges include a provision to discontinue the distribution of the Adzorbstar(TM) product line of $360,000, termination agreements which include indemnification costs of former employees for legal fees associated with an SEC investigation of $250,000, termination of certain other consulting and distributor agreements of $50,000, and the amendment and settlement of certain claims under the employment agreement with the former Chief Executive Officer of $540,000. All significant restructuring charges were paid in cash during the 1995 calendar year. Through March 31, 1997, cash payments have reduced the balance of this restructuring accrual to $49,000, which primarily relates to the settlement of certain claims with the former Chief Executive Officer.

     In December 1995, the Company implemented a restructuring plan to consolidate redundant facilities and reduce personnel resulting from the mergers with Dacomed Corporation, Osbon Medical Systems, Ltd. and Advanced Surgical, Inc. Under the plan the Company has eliminated approximately 70 manufacturing, engineering and administrative personnel and closed all operations at two acquired facilities. The estimated cost associated with each component of this restructuring plan and the cash and non-cash charges incurred through March 31, 1997 are summarized in the table below. Non-cash charges consist of the write-down of existing assets to their estimated net realizable value. Reclassifications during the period relate to decreases in severance amounts payable to officers of acquired companies, offset by increases in estimates for facility closure costs including loss on sale of discontinued product lines and closure costs related to international operations of acquired companies. The remaining restructuring accrual at March 31, 1997 relates primarily to facility lease obligations, which are expected to be paid in cash.

                                              BEGINNING                                      BALANCE AT
                                            RESTRUCTURING   NON-CASH    CASH     RECLASSI-   MARCH 31,
                                               ACCRUAL      CHARGES    CHARGES   FICATIONS      1997
                                            -------------   --------   -------   ---------   ----------
                                                                  (IN THOUSANDS)
    Personnel reduction costs.............     $ 2,620       $   --    $1,822     $  (730)     $   68
    Facility reduction costs..............       2,836        1,199     1,822         730         545
                                               -------       ------    ------     -------      ------
                                               $ 5,456       $1,199    $3,644     $    --      $  613
                                               =======       ======    ======     =======      ======

     In September 1996, the Company established a restructuring plan to eliminate redundant manufacturing facilities resulting from the Richard-Allan, Intermed and O.R. Concepts acquisitions and their consolidation

                            UROHEALTH SYSTEMS, INC.

6. RESTRUCTURING CHARGES (CONTINUED)
with some of the existing manufacturing locations. This restructuring is expected to be completed within one year except for redundant facility, lease costs and payments under certain severance agreements that may continue over their terms. The Company has provided a restructuring charge of $4.0 million, of which all are cash expenditures. This restructuring includes severance costs for approximately 18 employees, certain facility closures and elimination of other redundant selling and administrative costs.

                                                    BEGINNING                             BALANCE AT
                                                  RESTRUCTURING    NON-CASH     CASH      MARCH 31,
                                                     ACCRUAL       CHARGES     CHARGES       1997
                                                  -------------    --------    -------    ----------
                                                                    (IN THOUSANDS)
    Personnel reduction costs...................     $ 2,412        $   --     $  990       $1,422
    Facility reduction costs....................       1,588            --        263        1,325
                                                     -------        ------     ------       ------
                                                     $ 4,000        $   --     $1,253       $2,747
                                                     =======        ======     ======       ======

     In March 1997, the Company implemented a restructuring plan to consolidate redundant facilities and reduce personnel resulting from the mergers with Osbon and Microsurge. The plan provides for the elimination of approximately 90 personnel and the closure of all operations at Osbon except for customer service, sales and a limited accounting support staff, and the closure of all Microsurge facilities. The estimated cost associated with each component of this restructuring plan and the cash and non-cash charges incurred through March 31, 1997 are summarized in the table below. Non-cash charges consist of the write-down of existing assets to their estimated net realizable value.

                                                       BEGINNING                          BALANCE AT
                                                     RESTRUCTURING   NON-CASH    CASH     MARCH 31,
                                                        ACCRUAL      CHARGES    CHARGES      1997
                                                     -------------   --------   -------   ----------
                                                                     (IN THOUSANDS)
    Personnel reduction costs......................     $ 7,067       $   --    $3,879      $3,188
    Facility reduction costs.......................         933          473        43         417
                                                        -------       ------    ------      ------
                                                        $ 8,000       $  473    $3,922      $3,605
                                                        =======       ======    ======      ======

     Although subject to future adjustment, management of the Company believes that restructuring liabilities as of March 31, 1997 are adequate to complete the actions contemplated by the restructuring plans.

7. COMMITMENTS AND CONTINGENCIES

     Dacomed is a defendant in approximately five lawsuits seeking damages against Dacomed in products liability and related theories. Dacomed has also been notified of certain other products liability claims that may become the subject of lawsuits in the future. Dacomed is being defended in such lawsuits by law firms selected by Dacomed's products liability insurer(s). In addition, the Company is involved from time to time in various claims and legal actions in the ordinary course of business. No provision for any liability that may result from the ultimate resolution of such matters has been included in the accompanying consolidated financial statements.

     The Company has various operating lease agreements for office and production facilities. Minimum future lease payments for years ending March 31, 1998, 1999, 2000, 2001, 2002 and thereafter are $1,200,000, $1,210,000,
$705,000, $439,000, $210,000 and $368,000 respectively. In addition, the Company is required to pay maintenance and property taxes attributable to the facilities. Rent expense under all operating leases was approximately $1,408,000, $859,000, and $1,237,000 in 1995, 1996 and 1997, respectively.

     The Company has employment agreements with 9 officers providing for annual aggregate salaries of approximately $2.2 million per annum.

                            UROHEALTH SYSTEMS, INC.

7. COMMITMENTS AND CONTINGENCIES (CONTINUED)
     The Company has various product licensing arrangements which require the payment of certain of the licensor's patent costs and royalties on sales of products which incorporate the licensed technology.

8. CAPITAL STOCK

     Each outstanding share of the Company's common stock carries a stock purchase right. Under certain circumstances, each right may be exercised to purchase one-hundredth of a share of the Company's Series B Preferred Stock for $200. Under certain circumstances, following the acquisition of 20% or more of the Company's outstanding common stock by an acquiring person, as defined in the Preferred Share Purchase Rights Plan, each right (other than rights held by an acquiring person) may be exercised to purchase common stock of the Company or a successor company with a market value of twice the $200 exercise price. The rights, which are redeemable by the Company at $.01 per right, expire June 30, 2003.

     At March 31, 1997, the Company had reserved 12,313,142 shares of authorized common stock, subject to increase under anti-dilution provisions, pursuant to outstanding stock options and warrants and for conversion of debt and the preferred stock of Urohealth (California).

     Subsequent to March 31, 1997, the Board of Directors approved an increase in the number of common shares authorized to be issued from 50 million shares to 100 million shares, which increase is subject to stockholder approval.

9. STOCK OPTIONS AND WARRANTS

     The Company has outstanding, under various stock option plans, options granted to current and former employees, management personnel and directors for up to 5,123,376 shares of the Company's common stock. Additionally, in connection with the acquisitions of Dacomed, Advanced, X-Cardia and Microsurge, the Company assumed the obligations of those corporations to their employees and consultants with respect to 129,449 stock options granted under the respective plans and currently outstanding. Options granted generally have five to ten-year terms and generally vest and become exercisable over periods of one to five years.

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     Pro forma information regarding net income and earnings per share is required by Statement 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to June 30, 1995 under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for fiscal 1996 and 1997, respectively: risk-free interest rates of 5.6% and 6.6%; no dividend yield; volatility factors of the expected market price of the Company's common stock of 63% and 57%; and a weighted-average expected life of the option of 6 years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in

                            UROHEALTH SYSTEMS, INC.

9. STOCK OPTIONS AND WARRANTS (CONTINUED) management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows (in thousands except for earnings per share information):

                                                                   1996         1997
                                                                 --------     --------
        Pro forma net loss.....................................  $(24,554)    $(93,325)
        Pro forma net loss per share...........................  $  (1.68)    $  (4.82)

     Because Statement 123 is applicable only to options granted subsequent to June 30, 1995, its pro forma effect will not be fully reflected until fiscal 2000.

     A summary of the Company's stock option activity, and related information for the years ended June 30, 1995, March 31, 1996 and March 31, 1997 follows:

                                              1995                       1996                       1997
                                    ------------------------   ------------------------   ------------------------
                                                WEIGHTED-                  WEIGHTED-                  WEIGHTED-
                                    OPTIONS      AVERAGE       OPTIONS      AVERAGE       OPTIONS      AVERAGE
                                     (000)    EXERCISE PRICE    (000)    EXERCISE PRICE    (000)    EXERCISE PRICE
                                    -------   --------------   -------   --------------   -------   --------------
Outstanding -- beginning of year...    464        $14.87         1,532       $10.23         4,017       $10.66
Granted............................  1,143          9.43         2,684         8.51         1,758         7.63
Assumed in acquisitions............     --            --            --           --            52         2.22
Exercised..........................    (31)         9.43          (160)        5.20          (327)        5.20
Forfeited..........................    (44)         9.01           (39)        9.62          (246)        8.61
                                     -----        ------        ------       ------        ------       ------
Outstanding end of year............  1,532        $10.23         4,017       $10.66         5,254       $ 9.97
Exercisable at end of year.........     --            --           975       $ 9.14         2,557       $ 9.74
Weighted-average fair value of
  options granted during year......                            $  5.35                    $  7.74

     Exercise prices for options outstanding as of March 31, 1997 ranged from $1.86 to $54.50. The weighted average remaining contractual life of those options is 7.09 years.

     Additionally, at March 31, 1997, the Company has non-employee stock options and warrants for 2,458,986 shares of common stock outstanding with exercise prices ranging from $3.81 to $58.48 per share, of which options and warrants for 2,449,186 are currently exercisable. These options and warrants were assigned values at issuance generally using a Black-Scholes option pricing model and expire at various dates through May 2005. The outstanding non-employee options and warrants are exercisable for the following per share prices: less than $5 per share -- 0; $5 to $10 per share -- 2,034,167; $10 to $20 per share -- 408,909; and the remainder have exercise prices in excess of $20 per share. In March 1997 approximately 1,321,991 warrants issued in connection with various securities offerings expired unexercised.

10. SETTLEMENT OF LITIGATION

     Class action litigation which has been settled, was filed against the Company and its former management in November 1992, in the United States District Court in Los Angeles, California alleging federal securities law claims. The Company negotiated a settlement that was approved by the court in March, 1995. Under the terms of the settlement, the Company issued to the stockholder class 260,163 warrants to purchase Common Stock identical to the Company's then outstanding publicly traded warrants at an exercise price of $15.00 per

                            UROHEALTH SYSTEMS, INC.

10. SETTLEMENT OF LITIGATION (CONTINUED) share. The warrants expired on March 20, 1997. The Company's insurance carrier made a cash payment to the stockholder class in the amount of $2.4 million. The settlement included a release of class claims.

     The Securities and Exchange Commission (the "Commission") also instituted an investigation relating to the above matters. The Commission approved a settlement under which the Company neither admits nor denies the findings of the Commission and under which the Company is the subject of a cease and desist order. There were no monetary sanctions sought against the Company as a part of the settlement.

     The Company required Advanced as part of the merger agreement to resolve a class action complaint filed in the United States District Court for the Southern District of New York which names Advanced as one of the defendants in the class action lawsuit titled "In re Blech Securities Litigation." In September 1995, Advanced and the plaintiffs in the litigation, through their attorneys, reached an agreement in principle for the settlement of the class action with respect to Advanced, the terms of which are set forth in a Stipulation of Settlement between such parties (the "Stipulation of Settlement"). Pursuant to the terms of the Stipulation of Settlement, Advanced paid $300,000 in settlement of such lawsuit.

11. INCOME TAXES

     Deferred income taxes reflect the net effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                 MARCH 31,     MARCH 31,
                                                                   1996          1997
                                                                 ---------     ---------
                                                                     (IN THOUSANDS)
        Deferred tax assets:
          Federal, state and foreign net operating loss
             carryovers........................................  $  25,838     $  35,826
          Restructuring and merger costs.......................      2,875         1,305
          Tax credit carryovers................................      1,394         1,656
          Accrued compensation.................................         --         2,179
          Inventory reserve....................................        805         1,754
          Allowance for doubtful accounts......................        645         1,134
          Other................................................        788         1,475
          Valuation allowance..................................    (31,115)      (43,698)
                                                                 ---------     ---------
                  Total deferred tax assets, net...............      1,230         1,631
        Deferred tax liabilities:
          Book basis of fixed assets in excess of tax basis....        270            78
          State taxes..........................................        960         1,553
                                                                 ---------     ---------
                  Total deferred tax liabilities...............      1,230         1,631
                                                                 ---------     ---------
                  Total........................................  $      --     $      --
                                                                 =========     =========

     The Company increased its valuation allowance during the period ended March 31, 1997 by $12,583,000 due to uncertainties as to the ultimate realization of the Company's deferred tax assets. Certain reductions in the valuation allowance totaling approximately $1,078,000 will be credited to additional paid-in capital.

                            UROHEALTH SYSTEMS, INC.

11. INCOME TAXES (CONTINUED)
     The components of the provision (benefit) for income taxes are as follows:

                                                        JUNE 30,     MARCH 31,     MARCH 31,
                                                          1995         1996          1997
                                                        --------     ---------     ---------
                                                                   (IN THOUSANDS)
        Current:
          Federal.....................................   $1,199       $   420        $(262)
          Foreign.....................................       --            14           --
          State.......................................      137           149           35
                                                         ------       -------        -----
                  Total current.......................    1,336           583         (227)
        Deferred:
          Federal.....................................       42          (128)          --
          Foreign.....................................       --            --           --
          State.......................................        8           (24)
                                                         ------       -------        -----
                  Total deferred......................       50          (152)          --
                                                         ------       -------        -----
        Provision for income taxes....................   $1,386       $   431        $(227)
                                                         ======       =======        =====

     The provision for income taxes at the Company's effective tax rate differed from the provision for income taxes at the statutory rate as follows:

                                                       JUNE 30,     MARCH 31,     MARCH 31,
                                                         1995         1996          1997
                                                       --------     ---------     ---------
                                                                  (IN THOUSANDS)
        Tax benefit at the expected statutory rate...  $ (7,713)     $(7,662)     $ (29,339)
        Increases (decreases) in taxes resulting
          from:
          Non-deductible goodwill....................       286           --         16,150
          Valuation allowance........................     8,639        6,917         10,839
          Reverse foreign net operating loss not
             previously benefited....................        --        1,994             --
          State income taxes, net....................       137           69            593
          Other......................................        37          188          1,530
          Establishment of deferred tax assets not
             previously benefited....................        --       (1,075)            --
                                                       --------      -------      ---------
          Provision for income taxes.................  $  1,386      $   431      $    (227)
                                                       ========      =======      =========

     The utilization of net operating loss carryovers (NOL's) of the Company is limited by change in ownership rules under section 382 of the Internal Revenue Code of 1986. Accordingly, the annual utilization of the Company's NOL's is limited to a prescribed annual amount equal to 5.75% multiplied by the fair market value of the Company as of December 29, 1995. The issuance of stock at March 31, 1997 in connection with the Company's merger with Microsurge caused an ownership change which may further limit the Company's annual utilization of a portion of its NOL's. However, the Company does not believe this limitation will exceed the previous limitation resulting from the December 29, 1995 change in ownership. Additionally, certain losses and credits of each individual subsidiary which arose prior to its merger with the Company can only be used against that subsidiary's future taxable income.

     At March 31, 1997, the Company had NOL's for U.S. federal and state income tax purposes of approximately $92,000,000 and $68,000,000, respectively, and general business credit carryovers of approximately $1,000,000 and $650,000, respectively. These NOL's and general business credits are available to offset future taxable income, if any, through the year 2012 and are subject to limitations as well as separate return

                            UROHEALTH SYSTEMS, INC.

11. INCOME TAXES (CONTINUED)
limitations for the subsidiaries Urohealth (California), Advanced, Laparomed and Microsurge, as described below.

     Urohealth (California) has a June 30 tax year end. At March 31, 1997, Urohealth (California) had federal and state NOL's of approximately $30,000,000 and $20,000,000, respectively, and general business credit carryovers of approximately $200,000 and $250,000, respectively, reflecting the tax return filings through June 30, 1996.

     Advanced had a December 31 tax year end prior to its merger with the Company. As of December 29, 1995, Advanced has federal and state NOL's of approximately $25,000,000 and $21,000,000, respectively and research and experimental credit carryovers of approximately $600,000. Advanced's wholly-owned subsidiary, Laparomed, has federal and state NOL's (of approximately $7,000,000 and $3,000,000, respectively) and research and experimental credits (of approximately $172,000) included in the amounts above. There is a strong likelihood that a portion of these attributes will expire before utilization.

     Microsurge had a December 31 tax year end prior to its merger with the Company on March 31, 1997. As of March 31, 1997, Microsurge has federal and state NOL's of approximately $23,000,000 and $16,000,000, respectively and general business credit carryovers of approximately $200,000 and $174,000, respectively. During 1992, in conjunction with Microsurge's Series C redeemable preferred stock offering, a change in ownership under Section 382 of the Internal Revenue Code of 1986 occurred. As a result of this change in ownership, the use of approximately $1,638,000 of the Microsurge NOL carryforward is limited to approximately $187,000 per year beginning in 1992. On March 31, 1997 a subsequent change in ownership occurred as a result of the acquisition of Microsurge by the Company. Further limitations will be placed on remaining NOL's equal to 5.50% multiplied by the fair market value of the Company as of March 31, 1997.

     On July 24, 1995, the Company redomesticated from Canada to the United States. As of this date, the Company had loss carryovers for Canadian income tax purposes of approximately $15,000,000, of which $4,000,000 would expire in various years through 2003 and $11,000,000 would carryforward indefinitely. These losses will not be carried forward due to the redomestication. Any potential Canadian tax liability arising from the redomestication will be offset against the Company's Canadian loss carryovers. Accordingly, no provision for any such potential liability has been included in the accompanying consolidated financial statements.

12. RELATED PARTY TRANSACTIONS

     Corporations related through common ownership by a former director provide advertising, publishing management and computer services to the Company. Such services totaled $1,977,000, $1,359,000 and $2,710,000 for the fiscal periods ended June 30, 1995 and March 31, 1996 and 1997, respectively. At March 31, 1996 and 1997, amounts owed to these related corporations totaled $53,000 and $0, respectively. In the opinion of management, these services are in all cases competitively priced and of comparable value to services that would have been received from a third party.

     The Company leases certain of its office facilities from a party related to a former director; rental expense under the lease is $17,500 per month and the lease expires in 2003.

     A member of the board of directors is affiliated with the holder of $25 million of the 8.75% convertible debentures described in Note 5. Interest expense for the $25 million of debentures aggregated $1.9 for the year ended March 31, 1997.

     An officer of the Company is a member of the board of directors of a customer to which the Company made net sales aggregating approximately $5.8 million in the year ended March 31, 1997. These sales were made under terms that provide for payment over 15-36 month periods. At March 31, 1997 accounts receivable aggregating approximately $4.3 million are due from this customer.

                            UROHEALTH SYSTEMS, INC.

12. RELATED PARTY TRANSACTIONS (CONTINUED)
     Subsequent to March 31, 1997, the Company advanced its Chairman and Chief Executive Officer $1.5 million pursuant to an unsecured loan accruing interest at 6.02%, and maturing on November 25, 1999.

13. SUPPLEMENTAL CASH FLOW INFORMATION

                                                                 JUNE 30,    MARCH 31,    MARCH 31,
                                                                   1995        1996         1997
                                                                 --------    ---------    ---------
                                                                 (IN THOUSANDS)
Changes in operating assets and liabilities:
  Receivables..................................................  $ (1,800)    $(1,853)    $  (8,019)
  Income tax receivable........................................        --          --          (377)
  Inventories..................................................      (809)       (963)      (12,342)
  Distributor inventories......................................        --          --        (6,307)
  Prepaid expenses.............................................      (261)     (1,044)         (447)
  Deposits and other assets....................................     1,162          --        (1,333)
  Accounts payable and accrued liabilities.....................     3,510       3,014           272
  Compensation and employee benefits...........................       343         729         1,205
  Restructuring liabilities....................................       486       2,005         5,319
  Other liabilities............................................        76          --         3,116
  Other........................................................       545         182           112
                                                                 --------     -------     ---------
                                                                 $  3,252     $ 2,070     $ (18,801)
                                                                 ========     =======     =========
NONCASH INVESTING AND FINANCING ACTIVITIES
Equipment acquired under capital leases........................  $    160     $    --     $      41
                                                                 ========     =======     =========
Preferred stock of subsidiary exchanged for common shares of
  the Company..................................................  $  2,720     $    45     $     860
                                                                 ========     =======     =========
Equity issued in acquisitions of businesses....................  $  6,990          --     $  48,046
                                                                 ========     =======     =========
Warrants issued in early extinguishment of debt................  $     --     $           $   1,794
                                                                 ========     =======     =========
Warrants issued in connection with financings..................  $     --     $ 1,520     $     501
                                                                 ========     =======     =========
Issuance of common stock on debt and preferred stock
  conversions..................................................  $     --     $    --     $   4,984
                                                                 ========     =======     =========
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest.........................................  $    259     $   950     $   7,529
                                                                 ========     =======     =========
Cash paid for taxes, net of refunds............................  $  1,262     $ 1,010     $      18
                                                                 ========     =======     =========

                            UROHEALTH SYSTEMS, INC.

14. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

     Set forth below is summary operating results on a quarterly basis for fiscal 1997. These results for the first three quarters have been restated to reflect the delayed recognition of revenue from distributor initial stocking orders and introductory products and manufacturing variance adjustments. The information presented in the first table below excludes the results of operations of Microsurge, which was acquired on March 31, 1997 in a transaction accounted for as a pooling-of-interests, while the information in the second table includes Microsurge.

                                                                  QUARTERS
                                                ---------------------------------------------
        FISCAL 1997 -- WITHOUT MICROSURGE        FIRST       SECOND       THIRD       FOURTH
    ------------------------------------------  -------     --------     -------     --------
                                                               (IN THOUSANDS)
      Net sales...............................  $16,027     $ 20,064     $26,995     $ 20,593
      Gross profit............................   10,778       13,106      16,207        6,953
      Income (loss) from operations...........    1,329      (27,694)      2,270      (45,277)
      Net income (loss).......................   (2,572)     (28,986)        119      (47,707)
      Income (loss) per share.................    (0.22)       (1.88)        .01        (2.39)


     The results of operations for the first three quarters of fiscal 1997 were restated primarily to reflect the delayed recognition of revenues relating to distributor initial stocking orders ($2,465,000 in Q3), the delayed recognition of revenue relating to the shipment of introductory products ($661,000 in Q1, $855,000 in Q2 and $55,000 in Q3), reductions of overhead capitalized in inventory ($143,000 in Q1, $349,000 in Q2 and $978,000 in Q3) and increased sales return allowances ($53,000 in Q1, $53,000 in Q2 and $115,000 in Q3).


                                                                  QUARTERS
                                                ---------------------------------------------
       FISCAL 1997 -- INCLUDING MICROSURGE       FIRST       SECOND       THIRD       FOURTH
    ------------------------------------------  -------     --------     -------     --------
                                                               (IN THOUSANDS)
      Net sales...............................  $17,318     $ 21,581     $28,891     $ 22,905
      Gross profit............................   11,198       13,575      16,898        7,941
      Loss from operations....................     (287)     (29,168)        (57)     (46,396)
      Net loss................................   (4,263)     (30,555)     (2,452)     (49,213)
      Loss per share..........................    (0.29)       (1.68)      (0.11)       (2.17)

     The operating results for the fourth quarter of fiscal 1997 include the writeoff of acquired in-process research and development of $21,732,000, costs of restructuring certain operations of $8,000,000, costs associated with the Microsurge merger of $3,600,000, the writeoff of $1,916,000 in discontinued product inventory, $197,000 in cost associated with the abandoned Relax project, and $347,000 relating to the impairment of goodwill on the Company's Urohealth of Kentucky subsidiary.

15. SUBSEQUENT EVENTS

     Pending Acquisition

     On April 19, 1997, the Company entered into a definitive agreement pursuant to which the Company would acquire Imagyn Medical, Inc. ("Imagyn") in a stock-for-stock merger (the "Merger"). The Merger is expected to be accounted for as a pooling of interests and each share of Imagyn common stock will be exchanged for 1.0358 shares (subsequently increased to 1.40 shares) of Common Stock of the Company. The consummation of the Merger is subject to approval by the Company's and Imagyn's stockholders, and other customary closing conditions. No assurances can be given that the Merger will be successfully consummated.

                            UROHEALTH SYSTEMS, INC.

15. SUBSEQUENT EVENTS (CONTINUED)

     Securities Litigation


     In July 1997, several complaints were filed against the Company, certain of its officers and directors and, in certain complaints, the lead underwriters of the Company's November 1996 public offering requesting certification of a class action, alleging various violations of Federal securities laws and seeking unspecified compensatory damages. The suits were filed in the United States District Court for the Central District of California. All of the suits are based on substantially the same facts and have been brought on behalf of purchasers of Common Stock of the Company during various periods between July 18, 1996 and July 1, 1997. No proceedings have taken place in any of the suits, and no provision for any liability that may result from the ultimate resolution of this matter has been included in the accompanying consolidated financial statements.

                            UROHEALTH SYSTEMS, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
            (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT PAR VALUE DATA)

                                     ASSETS

                                                                          MARCH 31,   JUNE 30,
                                                                            1997        1997
                                                                          ---------   ---------
Current assets:
  Cash and equivalents..................................................  $   2,591   $   5,750
  Receivables, net of allowance for doubtful accounts of $1,684 and
     $1,695 on March 31, 1997 and June 30, 1997, respectively...........     17,272      22,044
  Income tax receivable.................................................        377         377
  Advances to officers..................................................        114           9
  Inventories...........................................................     20,945      29,728
  Distributor inventories...............................................      6,307       6,307
  Prepaid expenses......................................................      2,278       3,849
                                                                          ---------    --------
Total current assets....................................................     49,884      68,064
Restricted cash.........................................................         48      19,327
Receivables -- long term................................................      2,722       2,383
Property and equipment, net.............................................     26,035      27,421
Patents and intangibles, net of accumulated amortization of $2,646 and
  $3,573 on March 31, 1997, and June 30, 1997, respectively.............      6,285       6,099
Loans to officers.......................................................        550       2,041
Deposits and other assets...............................................      2,232       1,753
Deferred debt issuance costs............................................      5,986       9,734
Goodwill................................................................     43,417      42,867
                                                                          ---------    --------
                                                                          $ 137,159   $ 179,689
                                                                          =========    ========
                       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
  Accounts payable and accrued liabilities..............................  $  20,882   $  20,679
  Compensation and employee benefits....................................      3,250       2,911
  Restructuring liabilities.............................................      6,192       5,482
  Short-term debt.......................................................     14,518       5,268
  Current portion of long-term debt.....................................      3,328       3,216
                                                                          ---------    --------
          Total current liabilities.....................................     48,170      37,556
Long-term liabilities:
  Long-term debt........................................................     98,292      53,269
  Senior subordinated notes, net of discount............................         --     108,340
  Restructuring liabilities, less current portion.......................        822         678
  Other liabilities.....................................................      4,149       3,822
Minority interest in consolidated subsidiary............................        237          --
Common Stockholders' Equity:
  Common stock -- $0.001 par value
     Authorized shares -- 50,000,000
     Issued and outstanding shares -- 23,807,000 and 23,825,000 at March
      31, 1997 and June 30, 1997, respectively..........................         24          24
  Warrants..............................................................      5,359       7,080
  Additional paid-in capital............................................    150,468     150,638
  Foreign currency translation adjustment...............................        (14)         44
  Deficit...............................................................   (170,348)   (181,762)
                                                                          ---------    --------
          Total common stockholders' equity (deficiency)................    (14,511)    (23,976)
                                                                          ---------    --------
                                                                          $ 137,159   $ 179,689
                                                                          =========    ========

                            See accompanying notes.

                            UROHEALTH SYSTEMS, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (UNAUDITED, IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)


                                                                           THREE MONTHS ENDED
                                                                          --------------------
                                                                                        JUNE
                                                                          JUNE 30,       30,
                                                                            1996        1997
                                                                          --------     -------
Net sales.............................................................    $ 17,318     $25,237
Cost of sales.........................................................       6,120      11,702
                                                                          --------     -------
Gross profit..........................................................      11,198      13,535

Operating expenses:
  Selling, general and administrative.................................      10,685      16,863
  Research and development............................................         800       1,665
                                                                          --------     -------
Total operating expenses..............................................      11,485      18,528
Loss from operations..................................................        (287)     (4,993)
Other income (expense):
  Minority interest consisting of accrued dividends on preferred stock
     of subsidiary....................................................         (18)         (4)
  Interest income.....................................................          59         389
  Interest expense....................................................      (1,044)     (5,433)
  Other...............................................................          --         450
                                                                          --------     -------
Loss before taxes and extraordinary item..............................      (1,290)     (9,591)
Provision (benefit) for income taxes..................................          --          --
                                                                          --------     -------
Loss before extraordinary item........................................      (1,290)     (9,591)
Extraordinary item (early extinguishment of debt).....................      (2,973)     (1,823)
                                                                          --------     -------
Net loss..............................................................    $ (4,263)    $(11,414)
                                                                          ========     =======
Net loss per share:
  Loss before extraordinary item......................................    $ (1,290)    $(9,591)
  Dividends and accretion on redeemable convertible preferred stock...         398          --
                                                                          --------     -------
  Loss attributable to common stockholders before extraordinary
     item.............................................................      (1,688)     (9,591)
  Extraordinary item..................................................      (2,973)     (1,823)
                                                                          --------     -------
  Net loss attributable to common stockholders........................    $ (4,661)    $(11,414)
                                                                          ========     =======
  Loss per share before extraordinary item............................    $  (0.10)    $ (0.40)
                                                                          ========     =======
  Net loss per share..................................................    $  (0.29)    $ (0.48)
                                                                          ========     =======
Weighted average number of common shares used to compute loss per
  share...............................................................      16,210      23,822
                                                                          ========     =======


                            See accompanying notes.

                            UROHEALTH SYSTEMS, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                                                           THREE MONTHS ENDED
                                                                     -------------------------------
                                                                     JUNE 30, 1996     JUNE 30, 1997
                                                                     -------------     -------------
Cash flows from operating activities:
  Net loss.........................................................    $  (4,263)        $ (11,414)

  Non cash items included in net loss:
     Extraordinary expense.........................................        2,433             1,823
     Depreciation and amortization.................................          649             2,535
     Amortization of deferred debt issuance costs..................          271               414
     Accretion and accrued interest on convertible notes...........           42                --
     Loss on retirement/write-off of assets........................           --                37
     Accrued dividend on preferred stock in subsidiary.............           17                 4
     Deferred income taxes.........................................           --                --
     Provision for doubtful accounts...............................         (180)               27
     Other.........................................................           10               (91)
  Changes in operating assets and liabilities......................       (7,789)          (16,225)
                                                                        --------          --------
          Net cash used in operating activities....................       (8,810)          (22,890)

Cash flows from investing activities:
  Purchase of property and equipment, net..........................       (3,642)           (3,119)
  Purchase of patents..............................................          (56)             (170)
  Payments for acquisition of businesses, net of cash acquired.....       (2,784)               --
  Proceeds from sale or maturity of marketable securities..........          243                --
  Restricted cash..................................................           --           (19,178)
  Purchase of technology...........................................         (250)               --
  Loans and advances to officers...................................           --            (1,345)
                                                                        --------          --------
          Net cash used in investing activities....................       (6,489)          (23,812)

Cash flows from financing activities:
  Deferred financing fees paid.....................................       (4,911)           (5,924)
  Issuance of common stock.........................................          814               170
  Proceeds from Senior Subordinated Notes..........................           --           110,000
  Proceeds from long-term debt.....................................       35,234                --
  Principal payments of long-term debt.............................      (14,047)          (54,385)
                                                                        --------          --------
          Net cash provided by financing activities................       17,090            49,861
                                                                        --------          --------
Net increase in cash...............................................        1,791             3,159
Cash, beginning of period..........................................        3,345             2,591
                                                                        --------          --------
Cash, end of period................................................    $   5,136         $   5,750
                                                                        ========          ========
  Cash paid for interest...........................................    $     396         $   5,389
                                                                        ========          ========
  Cash paid for taxes..............................................    $      --         $      --
                                                                        ========          ========

                            See accompanying notes.

                            UROHEALTH SYSTEMS, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
                                  (UNAUDITED)

 1. INTERIM REPORTING

BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles (GAAP) and include the accounts of Urohealth Systems, Inc. (the "Company") and its subsidiaries. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The condensed consolidated financial statements have been restated to reflect business combinations accounted for using the pooling of interests method.

     In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments necessary to present fairly the Company's condensed consolidated financial position as of June 30, 1997, its condensed consolidated results of operations for the three month period ended June 30, 1997 and June 30, 1996, and its condensed consolidated cash flows for the three month period ended June 30, 1997 and June 30, 1996. Adjustments consist of normal recurring accruals except for the extraordinary loss on early extinguishment of debt in the accompanying unaudited condensed consolidated statements of operations. The results of operations for the three month period ended June 30, 1997 are not necessarily indicative of those to be expected for the entire year.

     These condensed consolidated financial statements should be read in conjunction with the financial statements included in the Company's Annual Report on Form 10-K, as amended, for the year ended March 31, 1997, as filed with the Securities and Exchange Commission.

     Significant intercompany accounts and transactions have been eliminated in consolidation and certain amounts have been reclassified in prior periods to conform to the current presentation.

     In interim periods the Company defers and amortizes over the fiscal year certain administrative costs to more appropriately reflect the benefits realized during the course of the fiscal year.

     Financial information presented reflects the March 31, 1997 merger with Microsurge, Inc., which has been accounted for as a pooling of interests.

     The results of operations previously reported by the Company and those of Microsurge included in the accompanying interim consolidated financial statements are summarized below:

                                                                 THREE MONTHS ENDED
                                                                   JUNE 30, 1996
                                                                 ------------------
                                                                   (IN THOUSANDS)
            Net sales:
              Urohealth........................................       $ 16,027
              Microsurge.......................................          1,291
                                                                       -------
                                                                      $ 17,318
                                                                       -------
            Net loss:
              Urohealth........................................       $ (2,572)
              Microsurge.......................................         (1,691)
                                                                       -------
                                                                      $ (4,263)
                                                                       =======

                            UROHEALTH SYSTEMS, INC.

                                 JUNE 30, 1997
                                  (UNAUDITED)

 2. NET LOSS PER SHARE

     Net loss per share is based on the weighted average number of shares of common stock outstanding during the periods presented. Common stock equivalents have not been included in the calculation because they are anti-dilutive. Net loss per common share for the three months ended June 30, 1996 reflects $295,000 of warrants issued to induce the conversion of the redeemable convertible preferred stock.

 3. INVENTORIES

     Inventories are carried at the lower of cost or net realizable value. Cost is determined on the first-in, first-out basis (in thousands).

                                                             MARCH 31,      JUNE 30,
                                                                1997          1997
                                                             ----------     ---------
            Raw materials and supplies.....................   $  8,731       $12,157
            Work in progress...............................      2,942         3,146
            Finished goods.................................      9,272        14,425
                                                               -------       -------
                                                              $ 20,945       $29,728
                                                               =======       =======
            Distributor inventories........................   $  6,307       $ 6,307
                                                               =======       =======

 4. DEBT

     On April 10, 1997, the Company completed the sale of $110 million of its 12.5% Senior Subordinated Notes due 2004 (the "Notes") raising net proceeds of approximately $105 million. The notes bear interest, payable semi-annually, at 12.5% per annum, subject to increase if certain obligations are not satisfied, and mature on April 1, 2004. There are no mandatory redemption or sinking fund payments required on the Notes.

     The Notes are general unsecured obligations of the Company subordinated in right of payment to all existing and future senior indebtedness of the Company. The indenture governing the Notes contains certain covenants which limit some of the Company's ability to engage in certain transactions.

     The Company used $19.2 million of the proceeds from the sale of the Notes to purchase government securities (the "Pledged Securities") which that have been pledged for the benefit of the holders of the Notes. The scheduled interest and principal payments on the Pledged Securities is an amount sufficient to pay when due the first three scheduled interest payments on the Notes.

     The Company is a holding company with no material assets or operations other than its investments in its subsidiaries. The Notes are guaranteed by all of the Company's domestic and material foreign subsidiaries. The guarantees are full, unconditional, and joint and several. All of the guarantor subsidiaries are wholly-owned by the Company. In connection with the Notes, the Company issued with each $1,000 principal amount of Notes, a warrant entitling the holder to purchase 4.44 shares of Common Stock of the Company (or 9.06 shares, if a certain EBITDA for fiscal 1998 is not achieved) at an exercise price of $9.50 per share. The warrants are exercisable on or after June 30, 1998 and expire April 1, 2004.

     The Company used $54.2 million of the net proceeds from the offering to repay amounts outstanding under the Company's term and revolving credit facility. Concurrently with the consummation of the sale of the Notes, the Company entered into a new $50 million revolving credit facility with the Company's senior lender (the "Senior Credit Facility"). The Senior Credit Facility is secured by substantially all of the Company's assets and matures in March 2002. The Company is required to meet certain financial covenants under the Senior Credit Facility and available amounts under the revolving credit facility are based on eligible

                            UROHEALTH SYSTEMS, INC.

                                 JUNE 30, 1997
                                  (UNAUDITED)

 4. DEBT (CONTINUED)
inventory and accounts receivable. The Company was not in compliance with certain financial covenants under its Senior Credit Facility for the quarter ended June 30, 1997, but was granted a waiver through September 15, 1997 by its senior lender that permits borrowings equal to the lesser of the $15.0 million and 80% of eligible accounts receivable under the facility. As of June 30, 1997, the Company's borrowing eligibility was approximately $13.4 million of which $5.0 million was borrowed subsequent to June 30, 1997. As of June 30, 1997, the Company had working capital of approximately $30.5 million.

     The Company recorded during the quarter an extraordinary loss of $1.8 million in connection with the early retirement of bank debt of $54.2 million on April 10, 1997 from its previous bank credit facility.

 5. RESTRUCTURING

     During the year ended June 30, 1995, the Company hired a new senior management team which adopted and implemented a restructuring plan (the Plan) under which it has refocused the Company's strategic direction. Through June 30, 1997, cash payments have reduced the components of the restructuring accrual to $5,000.

     The Company's restructuring plan to consolidate redundant facilities and reduce personnel resulting from the mergers with Dacomed Corporation, Osbon Medical Systems, Ltd. and Advanced Surgical, Inc. was initiated in December 1995. The remaining restructuring accrual at June 30, 1997 relates primarily to terminated employee severance and facility lease obligations, which are expected to be paid in cash.

                                         BEGINNING                                              BALANCE AT
                                       RESTRUCTURING   NON-CASH    CASH                          JUNE 30,
                                          ACCRUAL      CHARGES    CHARGES   RECLASSIFICATIONS      1997
                                       -------------   --------   -------   -----------------   ----------
                                                                 (IN THOUSANDS)
    Personnel reduction costs........     $ 2,620       $   --    $1,822          $(730)           $ 68
    Facility reduction costs.........       2,836        1,199     1,865            730             502
                                           ------       ------    ------          -----            ----
                                          $ 5,456       $1,199    $3,687          $  --            $570
                                           ======       ======    ======          =====            ====

     In September 1996, the Company established a restructuring plan to eliminate redundant manufacturing facilities resulting from Richard-Allan, Intermed and O.R. Concepts acquisitions and their consolidation with some of the existing manufacturing locations.

                                                       BEGINNING                          BALANCE AT
                                                     RESTRUCTURING   NON-CASH    CASH      JUNE 30,
                                                        ACCRUAL      CHARGES    CHARGES      1997
                                                     -------------   --------   -------   ----------
                                                                     (IN THOUSANDS)
    Personnel reduction cost.......................     $ 2,412        $ --     $1,196      $1,216
    Facility reduction costs.......................       1,588          --        263       1,325
                                                         ------         ---     ------      ------
                                                        $ 4,000        $ --     $1,459      $2,541
                                                         ======         ===     ======      ======

                            UROHEALTH SYSTEMS, INC.

                                 JUNE 30, 1997
                                  (UNAUDITED)

 5. RESTRUCTURING (CONTINUED)
     In March 1997, the Company implemented a restructuring plan to consolidate redundant facilities and reduce personnel resulting from mergers with Osbon and Microsurge. The estimated cost associated with each component of this restructuring plan and the cash and non-cash charges incurred through June 30, 1997 are summarized in the table below. Non-cash charges consist of the write-down of existing assets to their estimated net realizable value.

                                                       BEGINNING                          BALANCE AT
                                                     RESTRUCTURING   NON-CASH    CASH      JUNE 30,
                                                        ACCRUAL      CHARGES    CHARGES      1997
                                                     -------------   --------   -------   ----------
                                                                     (IN THOUSANDS)
    Personnel reduction costs......................     $ 7,067        $ --     $4,405      $2,662
    Facility reduction costs.......................         933         473         78         382
                                                        -------        ----     ------      ------
                                                        $ 8,000        $473     $4,483      $3,044
                                                        =======        ====     ======      ======

     Although subject to future adjustment, management of the Company believes that restructuring liabilities as of June 30, 1997 are adequate to complete the various restructuring plans.

 6. CAPITAL STOCK

     The minority interest in Urohealth, Inc. (California) consisted of 42,000 shares of its Series A preferred stock. As of June 20, 1997, these shares were redeemed or exchanged for shares of common stock. The redemption price was $6.41 per share, consisting of the redemption price of $5.00 per share plus accrued and unpaid dividends and a $.20 per share redemption premium.

     In April 1997, the Company granted its Chief Executive Officer and its Chief Operating Officer options to purchase 1,500,000 and 50,000 shares, respectively, exercisable at $8.50 per share, the market price of the Company's common stock on the grant date. The options vest over a three year period.

 7. INCOME TAXES

     The Company did not record an income tax provision or benefit for the quarter ended June 30, 1997 since the realization of tax benefits of operating losses is not assured.

 8. CONTINGENCIES

     In July 1997, several complaints were filed against the Company, certain of its officers and directors and, in certain complaints, the lead underwriters of the Company's November 1996 public offering, requesting certification of a class action, alleging various violations of Federal securities laws and seeking unspecified compensatory damages.

     The suits were filed in the United States District Court for the Central District of California. All the suits are based on substantially the same facts and have been brought on behalf of purchasers of Common Stock of the Company during various periods between July 18, 1996 and July 1, 1997. No proceedings have taken place in any of the suits, and no provision for any liability that may result from the ultimate resolution of this matter has been included in the accompanying consolidated financial statements.

     In addition, the Company is involved from time to time in various claims and legal actions in the ordinary course of business. No provision for any liability that may result from the ultimate resolution of such matters has been included in the accompanying consolidated financial statements.

                            UROHEALTH SYSTEMS, INC.

                                 JUNE 30, 1997
                                  (UNAUDITED)

 9. PENDING ACQUISITION

     On April 19, 1997, the Company entered into a definitive agreement pursuant to which the Company would acquire Imagyn Medical, Inc. ("Imagyn") in a stock for stock merger (the "Merger"). The Merger is expected to be accounted for as a pooling of interests and each share of Imagyn common stock will exchanged for
1.4 shares of Common Stock of the Company. The consummation of the Merger is subject to approval by the Company's and Imagyn's stockholders, and other customary closing conditions. No assurances can be given that the Merger will be successfully consummated.

10. SUBSEQUENT EVENTS

     On August 5, 1997, the Company received United States Patent Office approval covering its Endotracheal Cardiac Output Monitoring technology. This technology was acquired in the X-Cardia acquisition completed in February 1997. The devices under development incorporate this patented technology into a standard endotracheal tube allowing for continuous cardiac output monitoring of patients undergoing surgery or on respiratory support.

     Based upon the issuance of the patent, the Company is obligated to pay the former X-Cardia shareholders on or prior to October 3, 1997, $16.5 million in cash and $1.5 million in Urohealth Common Stock.

11. SUPPLEMENTAL CASH FLOW INFORMATION

     Changes in operating assets and liabilities:

                                                                  JUNE 30,     JUNE 30,
                                                                    1996         1997
                                                                  --------     --------
        Receivables.............................................  $ (2,289)    $ (4,460)
        Inventories.............................................    (2,995)      (8,692)
        Prepaid expenses........................................      (597)      (1,092)
        Accounts payable and accrued liabilities................    (1,193)        (468)
        Compensation and employee benefits......................        96         (339)
        Restructuring liabilities...............................      (726)        (854)
        Deposit and other assets................................       (60)          --
        Other liabilities.......................................       (25)        (320)
                                                                  --------     --------
                                                                  $ (7,789)    $(16,225)
                                                                  ========     ========

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
X-Cardia Corporation

     We have audited the accompanying balance sheet of X-Cardia Corporation (a development stage company) as of December 31, 1996 and the related statements of operations, shareholders' equity (deficit) and cash flows for the period from inception (February 13, 1996) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of X-Cardia Corporation (a development stage company) at December 31, 1996 and the results of its operations and its cash flows for the period from inception (February 13, 1996) to December 31, 1996 in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

Palo Alto, California
February 5, 1997

                              X-CARDIA CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEET
                               DECEMBER 31, 1996

                                     ASSETS

Current assets -- cash and cash equivalents......................................  $  830,979
Property and equipment, net......................................................      30,035
Advances to Cybro Medical, Ltd...................................................     150,000
                                                                                   ----------
                                                                                   $1,011,014
                                                                                   ==========
                       LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Accounts payable.................................................................  $   11,926
Accrued liabilities..............................................................     136,765
                                                                                   ----------
          Total current liabilities..............................................     148,691
Convertible notes and accrued interest...........................................   1,017,100
Commitments
Shareholders' equity (deficit):
  Preferred stock, 15,000,000 shares authorized, issuable in series:
     Series A preferred stock; 13,000,000 shares authorized; 5,344,500 shares issued and outstanding; aggregate liquidation preference of $5,344,500 as of
     December 31, 1996...........................................................     460,751
  Common stock, 25,000,000 shares authorized; none issued and outstanding........          --
  Notes receivable from shareholders.............................................        (751)
  Deficit accumulated during the development stage...............................    (614,777)
                                                                                   ----------
Total shareholders' equity (deficit).............................................    (154,777)
                                                                                   ----------
                                                                                   $1,011,014
                                                                                   ==========

                            See accompanying notes.

                              X-CARDIA CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF OPERATIONS
                             PERIOD FROM INCEPTION
                    (FEBRUARY 13, 1996) TO DECEMBER 31, 1996

Operating expenses:
  Research and development.......................................................  $ 353,856
  General and administrative.....................................................    255,131
                                                                                   ---------
Total operating expenses.........................................................    608,987
                                                                                   ---------
Loss from operations.............................................................   (608,987)
Interest expense.................................................................    (17,100)
Interest income..................................................................     11,310
                                                                                   ---------
Net loss.........................................................................  $(614,777)
                                                                                   =========

                            See accompanying notes.

                              X-CARDIA CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                             PERIOD FROM INCEPTION
                    (FEBRUARY 13, 1996) TO DECEMBER 31, 1996

                                                                                                      DEFICIT
                                                                                      NOTES         ACCUMULATED         TOTAL
                                 PREFERRED STOCK            COMMON STOCK            RECEIVABLE      DURING THE      SHAREHOLDERS'
                              ----------------------   -----------------------         FROM         DEVELOPMENT        EQUITY
                                SHARES       AMOUNT      SHARES        AMOUNT      SHAREHOLDERS        STAGE          (DEFICIT)
                              ----------    --------   ----------     --------     ------------     -----------     -------------
Balances at inception
  (February 13, 1996).......          --    $     --           --     $     --        $   --         $      --        $      --
Issuance of common stock to
  founders in February
  1996......................          --          --    4,504,500          751          (751)               --               --
Issuance of common stock to
  investors at $0.50 per
  share in March 1996.......          --          --      360,000      180,000            --                --          180,000
Issuance of common stock to
  investors at $0.583 per
  share in August 1996......          --          --      420,000      245,000            --                --          245,000
Issuance of common stock to
  investors at $0.583 per
  share in October 1996.....          --          --       60,000       35,000            --                --           35,000
Exchange of one share of
  Series A preferred stock
  for one share of common
  stock in December 1996....   5,344,500     460,751   (5,344,500)    (460,751)           --                --               --
Net loss....................          --          --           --           --            --          (614,777)        (614,777)
                               ---------    --------   ----------     ---------        -----         ---------        ---------
Balances at December 31,
  1996......................   5,344,500    $460,751           --     $     --        $ (751)        $(614,777)       $(154,777)
                               =========    ========   ==========     =========        =====         =========        =========

                            See accompanying notes.

                              X-CARDIA CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                             PERIOD FROM INCEPTION
                    (FEBRUARY 13, 1996) TO DECEMBER 31, 1996

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss.........................................................................  $ (614,777)
Adjustments to reconcile net loss to cash used in operating activities:
  Depreciation expense...........................................................       2,618
  Changes in operating assets and liabilities:
     Accounts payable............................................................      11,926
     Accrued interest on convertible note........................................      17,100
     Accrued liabilities.........................................................     136,765
                                                                                   ----------
Cash used in operating activities................................................    (446,368)
                                                                                   ----------
CASH FLOWS FROM INVESTING ACTIVITIES
Advances on investment...........................................................    (150,000)
Expenditures for property and equipment..........................................     (32,653)
                                                                                   ----------
Cash used in investing activities................................................    (182,653)
                                                                                   ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuances of common stock, net.....................................     460,000
Proceeds from issuance of convertible note.......................................   1,000,000
                                                                                   ----------
Cash provided by financing activities............................................   1,460,000
                                                                                   ----------
Net increase (decrease) in cash and cash equivalents.............................     830,979
Cash and cash equivalents at beginning of period.................................          --
                                                                                   ----------
Cash and cash equivalents at end of period.......................................  $  830,979
                                                                                   ==========

                            See accompanying notes.

                              X-CARDIA CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

 1. ORGANIZATION

  Basis of Presentation

     X-Cardia Corporation (the "Company") is a development stage company and was incorporated on February 13, 1996 in the state of California. The Company is engaged in development of noninvasive cardiac output monitoring devices. The Company's primary activities since incorporation have been establishing offices and research facilities, recruiting personnel, conducting research and development activities, performing business and financial planning and raising capital.

     The Company has sustained operating losses since its inception and would expect such losses would have continued, however, on February 4, 1997, the Company entered into the Agreement and Plan of Merger with Urohealth Systems, Inc. ("Urohealth"). Subject to the terms of the Merger, the Company is to be merged with a wholly owned subsidiary of Urohealth, with Urohealth to be the surviving corporation in the Merger (see Note 7). If the merger contemplated by management is not consummated, management will have to seek other sources of capital or reevaluate its operating plans to attempt to provide the Company the means to continue as a going concern.

     In September 1996, the board of directors of the Company authorized a stock split, in which one share of common stock was exchanged for six shares of common stock. Following shareholder approval, the stock split was effected on November 19, 1996. All share and per share amounts included in the financial statements have been retroactively adjusted to reflect the stock split.

     On December 27, 1996, the board of directors and the shareholders approved the exchange of one share of common stock for one share of Series A preferred stock. The exchange was effected on December 31, 1996.

  Cash, Cash Equivalents and Short-Term Investments

     The Company's cash and cash equivalents are maintained in demand deposit and money market accounts with a commercial bank. The Company considers all highly liquid investments with a maturity of three months or less from the date of purchase to be cash equivalents.

  Depreciation and Amortization

     Equipment is recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, which is generally three to five years.

  Stock-Based Compensation

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Under SFAS 123, stock-based compensation is measured using either the intrinsic-value method as prescribed by Accounting Principles Board Opinion No. 25 ("APB 25") or the fair-value method described in SFAS 123. Beginning in 1996, the Company implemented SFAS 123 using the intrinsic value method. Accordingly, adoption of the SFAS 123 had no material effect on the Company's financial position or results of operations.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                              X-CARDIA CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1996

 2. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                      DECEMBER 31,
                                                                          1996
                                                                      ------------
            Furniture...............................................    $ 29,211
            Office equipment........................................       3,442
                                                                        --------
                                                                          32,653
            Less accumulated depreciation and amortization..........      (2,618)
                                                                        --------
                                                                        $ 30,035
                                                                        ========

 3. CONVERTIBLE NOTE AND COMMON STOCK PURCHASE AGREEMENT

     On September 30, 1996, the Company entered into a convertible note and common stock purchase agreement for the sale of 2,000,000 shares of its common stock to be completed in two closings. The first closing, which took place on September 30, 1996, involved the issuance of a convertible note for $1,000,000, which note is automatically converted into 1,000,000 shares upon the completion of the second closing initially scheduled to occur on March 31, 1997. If the second closing is not consummated, the principal is repayable on or before September 30, 2001. Interest accrues on the unpaid principal amount at a rate of 6.84% per annum and is payable beginning March 31, 1997 (see Note 7).

 4. RELATED PARTY TRANSACTIONS

  Consulting Agreement

     The Company has engaged a shareholder and director to provide consulting services related to its proprietary technology. For these services and for the contribution of related patents, the Company has incurred fees totaling $43,750 for the period from inception (February 13, 1996) to December 31, 1996.

  Facilities Sublease

     The Company subleases its facilities from a company owned by the Company's president and chief executive officer under a noncancelable operating sublease. The facilities lease expires on September 14, 2001. Future minimum lease payments under the operating leases at December 31, 1996 are as follows:

                                                                 OPERATING
                                                                  LEASES
                                                                 ---------
                    Year ending December 31,
                      1997.....................................   $13,266
                      1998.....................................    13,266
                      1999.....................................    13,266
                      2000.....................................    13,266
                      2001.....................................     9,397
                                                                  -------
                    Total......................................   $62,461
                                                                  =======

     Rent expense for the period from inception (February 13, 1996) to December 31, 1996 was approximately $7,829.

                              X-CARDIA CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1996

 5. SHAREHOLDERS' EQUITY

  Preferred Stock

     The board of directors has the authority to issue 15,000,000 shares of preferred stock, currently designated as Series A. Each share of Series A preferred stock outstanding is convertible at the option of the holder into one share of common stock, subject to adjustment, upon the occurrence of certain specified events, and automatically converts upon the consummation of a public offering of common stock.

     Each share of Series A preferred stock entitles its holder to one vote for each common share into which such shares would convert. Dividends at the rate of $0.10 per share if and as declared by the board of directors are payable to the preferred shareholders in preference to any dividends for common stock declared by the board of directors. Dividends are non-cumulative. No dividends have been declared as of December 31, 1996.

     The holders of the Company's Series A preferred stock are entitled to an amount per share equal to the original issue price, in liquidation, plus an amount equal to all declared but unpaid dividends, prior and in preference to any distribution of the holders of common stock. As of December 31, 1996, the aggregate liquidation value of the Series A preferred stock is $5,344,500.

     In the event of a merger, consolidation or sale of the Company's assets, as defined, the holders of preferred stock are entitled to receive the liquidation preference for such shares plus any declared but unpaid dividends in preference to the holders of common stock.

  1996 Stock Option Plan

     The Company's 1996 Stock Option Plan (the "Plan") was adopted by the board of directors in November 1996, approved by the shareholders in December 1996. As of December 31, 1996, a total of 1,000,000 shares of common stock have been reserved for issuance under the Plan. The Plan provides for the granting to employees, directors and consultants of the Company, incentive stock options and nonstatutory stock options.

     The exercise price of all stock options granted under the Stock Plan must be at least 100% of the fair value of the common stock of the Company on the grant date. The term of an incentive stock option may not exceed 10 years from the date of grant. An option shall be exercisable on or after each vesting date in accordance with the terms set forth in the option agreement. No options were granted out of the Plan in 1996.

  Stock Option Grants Outside the Plan

     In March, August and September 1996, the Company granted options to purchase 184,500 shares of Series A preferred stock to employees and consultants. The exercise price for all such options was $0.50, which price represented the fair value of the underlying stock on the respective grant dates. The stock option terms vary between the individual grants, and the terms were approved by the board of directors.

  Stock Compensation

     During 1996, the Company adopted SFAS 123. In accordance with the Statement, the Company applies APB 25 in accounting for option grants to employees and, accordingly, does not recognize compensation expense for options granted to employees with an exercise price equal to the fair value of the underlying stock on the grant date.

                              X-CARDIA CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1996

 5. SHAREHOLDERS' EQUITY (CONTINUED)
     Under SFAS 123, options granted to nonemployees must be accounted for at fair value. The fair value of stock options granted to nonemployees was immaterial and, therefore, no value was recorded in the financial statements.

     For disclosure purposes, the Company used the minimum value method to determine the fair value of stock options granted in 1996 using the following weighted average assumptions: risk free interest rate of 5.91% and a weighted average expected option life of 3.19 years. The effect of applying the minimum value method of SFAS 123 in determining the fair values of stock options granted in 1996 did not result in pro forma net loss that is materially different from the amount reported. Therefore, such pro forma information is not presented herein. Future pro forma results of operations may be materially different from actual amounts reported.

     A summary of the Company's stock option activity related to options granted outside of the Plan and related information for the period from inception (February 13, 1996) to December 31, 1996 follows. No options were granted under the Plan in 1996:

                                                              SERIES A            WEIGHTED
                                                           PREFERRED STOCK        AVERAGE
                                                               OPTIONS         EXERCISE PRICE
                                                           ---------------     --------------
        Outstanding at beginning of period...............           --             $   --
        Options granted..................................      184,500             $ 0.50
        Options exercised................................           --             $   --
        Options forfeited................................           --             $   --
                                                               -------             ------
        Outstanding at December 31, 1996.................      184,500             $ 0.50
                                                               =======             ======

     The weighted-average remaining contractual life of those options is approximately 9.5 years. As of December 31, 1996, 40,000 options were exercisable.

 6. INCOME TAXES

     At December 31, 1996, the Company had a federal net operating loss carryforward of approximately $600,000. The net operating loss carryforward will expire beginning in 2011, if not utilized.

     Utilization of net operating losses may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986. The annual limitation may result in the expiration of net operating losses before utilization.

     As of December 31, 1996, the Company had a deferred tax asset of approximately $200,000 which relates primarily to net operating loss carryforwards and capitalized research and development costs. The net deferred tax asset has been fully offset by a valuation allowance.

 7. SUBSEQUENT EVENTS

     On January 2, 1997, the Company entered into a share purchase agreement with Cybro Medical, Ltd. ("Cybro") in which the Company purchased 80% of the outstanding stock of Cybro, an Israeli research and development company engaged in the development of blood oxygen saturation monitors. The purchase price was $125,000. Concurrently, the Company entered into an option agreement under which the Company may purchase the remaining (20%) of the outstanding stock of Cybro upon the occurrence of specific events. The Company wired $150,000 to an escrow account on December 30, 1996 in contemplation of the closing of the

                              X-CARDIA CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1996

 7. SUBSEQUENT EVENTS (CONTINUED)
transaction and to advance to Cybro cash to fund operating expenses after the transaction. This amount is included under the caption "Advances to Cybro Medical, Ltd." in the balance sheet as of December 31, 1996. Upon the completion of the acquisition in 1997, the entire $150,000 was charged to in-process research and development expense.

     In January and February 1997, the Company granted employees options to purchase 30,500 shares of the Company's common stock and consultants options to purchase 125,000 shares of the Company's common stock at an exercise price of $0.25. The deemed fair value of the underlying shares on the grant date was $4.00, therefore, the aggregate value of the options to employees was deemed to be approximately $114,000, based on the intrinsic-value method. The valuation related to stock options granted to nonemployees was deemed to be approximately $469,000. The Company used the minimum-value method to determine the fair value of stock options to nonemployees at the grant date using the following weighted average assumptions: risk-free interest rate of 6.0% and a weighted average expected option life of 0.25 years. The Company will recognize as expense the aggregate valuation for these employee and nonemployee option grants over the option life.

     Also in January 1997, the Company issued 16,780 shares of common stock to consultants for services rendered. The Company used the minimum value method to determine the valuation and recorded $67,000 on the grant date.

     In February 1997, the Company accelerated the vesting of certain outstanding stock options in contemplation of the proposed merger with Urohealth Systems, Inc. (see below). This change in the options terms resulted in the establishment of a new measurement date for accounting purposes, and, therefore, a value of $372,000 was expensed on the new measurement date based on the deemed fair value of the underlying securities at that date.

     On February 4, 1997, the Company entered into a Merger Agreement ("Merger") with Urohealth Systems, Inc. ("Urohealth"), a Delaware corporation, Urohealth, Inc. (California) ("Urohealth Sub"), a California corporation and a wholly owned subsidiary of Urohealth Systems, Inc. Subject to terms of the Merger, the Company was merged with Urohealth Sub, with Urohealth Sub being the surviving corporation in the Merger. The Company's common and preferred shareholders received an aggregate of 1,295,700 shares of Urohealth common stock. In addition, the shareholders have the right to receive milestone payments totaling $21 million dependent upon the successful achievement of specified milestones. The shareholders also have the right to receive additional payments termed "Earn-Out Consideration" based on the sales of X-Cardia products (as defined in the agreement) for the four-year period after the first commercial release of an X-Cardia product. There can be no assurance that Urohealth will have sufficient funds to make these payments.

     In connection with the Merger, the Company amended the Convertible Note and Common Stock Purchase Agreement of September 30, 1996 to complete the second closing of the agreement concurrent with the closing of the Merger. In addition, the Company exercised its call option with respect to the remaining 20% interest in Cybro.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Richard-Allan Medical Industries, Inc.

     We have audited the accompanying consolidated balance sheets of Richard-Allan Medical Industries, Inc. and Subsidiary as of March 31, 1996 and June 30, 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for the nine months ended March 31, 1996 and the years ended June 30, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Richard-Allan Medical Industries, Inc. and Subsidiary at March 31, 1996 and June 30, 1995 and the consolidated results of their operations and their cash flows for the nine months ended March 31, 1996 and the years ended June 30, 1995 and 1994 in conformity with generally accepted accounting principles.


                                          /s/ ERNST & YOUNG LLP


Kalamazoo, Michigan
August 8, 1996, except Note K as to
which the date is August 14, 1996

             RICHARD-ALLAN MEDICAL INDUSTRIES, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                                           JUNE
                                                                            30,       MARCH 31,
                                                                           1995         1996
                                                                          -------     ---------
                                                                             (IN THOUSANDS)
ASSETS (NOTE F)
Current assets:
  Cash and cash equivalents.............................................  $ 3,003      $    20
  Accounts receivable, less allowance for doubtful accounts of $8.......    2,993        3,116
  Refundable income taxes...............................................       --          376
  Inventories (Note D)..................................................    1,722        1,251
  Prepaid expenses......................................................      131           --
  Current assets of discontinued operations (Note B)....................      168           --
                                                                          -------       ------
          Total current assets..........................................    8,017        4,763
Property and equipment:
  Land..................................................................       86           86
  Building..............................................................       67           41
  Machinery and equipment...............................................    5,870        6,492
  Furniture and fixtures................................................    1,112        1,208
  Property under capital lease (Note E).................................      509          509
  Leasehold improvements................................................      329          311
  Computer software.....................................................      319          336
                                                                          -------       ------
                                                                            8,292        8,983
  Less accumulated depreciation and amortization........................    4,034        4,575
                                                                          -------       ------
                                                                            4,258        4,408
Other assets............................................................       27           64
                                                                          -------       ------
                                                                          $12,302      $ 9,235
                                                                          =======       ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Checks issued against future deposits.................................  $    --      $   340
  Accounts payable......................................................    3,182        2,315
  Compensation and commissions..........................................      578          578
  Income taxes payable..................................................    2,100           --
  Other current liabilities.............................................      549          376
  Current maturities of long-term debt..................................      136          160
                                                                          -------       ------
          Total current liabilities.....................................    6,545        3,769
Long-term debt, less current maturities (Note F)........................    2,157        2,347
Commitments and Contingencies (Note J)
Stockholders' equity (Note F):
  Preferred stock $5 par value:
     authorized -- 150,000 shares; issued -- 7,534 shares
     (1995 -- 9,634)....................................................       48           38
  Common stock $1 par value:
     authorized -- 50,000 shares; issued -- 4,645 shares
     (1995 -- 4,660)....................................................        5            5
  Retained earnings.....................................................    3,604        3,118
  Treasury stock, at cost:
     7,534 shares preferred stock and 113 shares common stock
     (1995 -- 9,634 and 128, respectively)..............................      (80)         (63)
  Foreign currency translation adjustments..............................       23           21
                                                                          -------       ------
          Total stockholders' equity....................................    3,600        3,119
                                                                          -------       ------
                                                                          $12,302      $ 9,235
                                                                          =======       ======

          See accompanying notes to consolidated financial statements.

             RICHARD-ALLAN MEDICAL INDUSTRIES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                      NINE MONTHS
                                                            YEAR ENDED JUNE 30,          ENDED
                                                           ----------------------      MARCH 31,
                                                             1994         1995           1996
                                                           --------     ---------     -----------
Net sales................................................  $ 16,852     $  19,598       $15,705
Cost of sales............................................     9,566        11,515         8,195
                                                            -------     ---------       -------
Gross profit.............................................     7,286         8,083         7,510

Operating expenses (income):
  Selling, general and administrative (Note J):..........     8,953        12,756         7,450
  Research and development...............................     2,421         1,694           765
  Distribution fees......................................       (28)           --            --
  Loss on disposition of property........................       112           340            --
  Interest income........................................       (16)          (38)          (42)
  Interest expense.......................................       602           794           183
  Other..................................................        51            41             9
                                                            -------     ---------       -------
                                                             12,095        15,587         8,365
                                                            -------     ---------       -------
Loss from continuing operations before income taxes......    (4,809)       (7,504)         (855)
Income taxes (credits) (Note I)..........................      (742)       (3,266)         (376)
                                                            -------     ---------       -------
Loss from continuing operations..........................    (4,067)       (4,238)         (479)

Discontinued operations (Note B):
  Income from operations, less applicable income taxes of
     $524
     and $734 in 1995 and 1994, respectively.............     1,427         1,008            --
  Gain on sale, less applicable income taxes of $4,845...        --         9,405            --
                                                            -------     ---------       -------
                                                              1,427        10,413            --
                                                            -------     ---------       -------
Net income (loss)........................................  $ (2,640)    $   6,175       $  (479)
                                                            =======     =========       =======

          See accompanying notes to consolidated financial statements.

             RICHARD-ALLAN MEDICAL INDUSTRIES, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                                                        FOREIGN
                 PREFERRED STOCK    COMMON STOCK                   COMMON       RETAINED               CURRENCY         TOTAL
                 ---------------   ---------------   PAID-IN        STOCK       EARNINGS   TREASURY   TRANSLATION   STOCKHOLDERS'
                 SHARES   AMOUNT   SHARES   AMOUNT   CAPITAL    SUBSCRIPTIONS   (DEFICIT)   STOCK     ADJUSTMENTS      EQUITY
                 ------   ------   ------   ------   --------   -------------   --------   --------   -----------   -------------
Balance as of
  June 30,
  1993..........    14     $ 68        5     $  5    $    --        $  --       $ 1,083     $ (114)      $ (15)        $ 1,027

Net loss........    --       --       --       --         --           --        (2,640)        --          --          (2,640)
Issuance of
  common
  stock.........    --       --        1        1        999           --            --         --          --           1,000
Retirement of
  pledged
  treasury
  stock.........    (2)     (10)      --       --         --           --            (7)        17          --              --
Common stock
  subscription
  by officer
  (Note C)......    --       --       --       --         --          660            --         --          --             660
Foreign currency
  translation
  adjustments...    --       --       --       --         --           --            --         --          30              30
                   ---     ----      ---     ----    -------        -----       -------      -----       -----          ------
Balance as of
  June 30,
  1994..........    12       58        6        6        999          660        (1,564)       (97)         15              77

Net income......    --       --       --       --         --           --         6,175         --          --           6,175
Issuance of
  common
  stock.........    --       --       --       --      1,000         (660)           --         --          --             340
Purchase of
  common
  stock.........    --       --       (1)      (1)    (1,999)          --        (1,000)        --          --          (3,000)
Retirement of
  pledged
  treasury
  stock.........    (2)     (10)      --       --         --           --            (7)        17          --              --
Foreign currency
  translation
  adjustments...    --       --       --       --         --           --            --         --           8               8
                   ---     ----      ---     ----    -------        -----       -------      -----       -----          ------
Balance as of
  June 30,
  1995..........    10       48        5        5         --           --         3,604        (80)         23           3,600

Net loss........                                                                   (479)                                  (479)
Retirement of
  pledged
  treasury
  stock.........    (2)     (10)      --       --         --           --            (7)        17          --              --
Foreign currency
  translation
  adjustments...    --       --       --       --         --           --            --         --          (2)             (2)
                   ---     ----      ---     ----    -------        -----       -------      -----       -----          ------
Balance as of
  March 31,
  1996..........     8     $ 38        5     $  5    $    --        $  --       $ 3,118     $  (63)      $  21         $ 3,119
                   ===     ====      ===     ====    =======        =====       =======      =====       =====          ======

          See accompanying notes to consolidated financial statements.

             RICHARD-ALLAN MEDICAL INDUSTRIES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                      NINE MONTHS
                                                             YEAR ENDED JUNE 30,         ENDED
                                                             --------------------      MARCH 31,
                                                              1994         1995          1996
                                                             -------     --------     -----------
OPERATING ACTIVITIES
Net income (loss)..........................................  $(2,640)    $  6,175       $  (479)
Adjustments to reconcile net income (loss) to net cash used
  in operating activities:

     Depreciation and amortization.........................      492          810           597
     Gain on sale of discontinued operations...............       --      (14,250)           --
     Loss on disposition of property.......................      112          340            --

     Changes in operating assets and liabilities:
       Receivables.........................................     (281)         579            46
       Income taxes........................................                 2,107        (2,476)
       Inventories.........................................     (285)        (430)          470
       Other operating assets..............................       --          (19)           94
       Accounts payable....................................     (227)       1,160          (867)
       Other operating liabilities.........................      680         (594)          166
                                                             -------     --------       -------
Net cash used in operating activities......................   (2,149)      (4,122)       (2,449)

INVESTING ACTIVITIES
Capital expenditures.......................................   (1,638)      (1,045)         (747)
Proceeds from sale of discontinued operations, net of
  expenses.................................................       --       14,745            --
                                                             -------     --------       -------
Net cash provided by (used in) investing activities........   (1,638)      13,700          (747)

FINANCING ACTIVITIES
Principal payments under capital lease obligations.........      (62)         (75)          (56)
Principal payments under long-term debt....................     (118)      (4,025)          (16)
Net borrowings (repayment) under revolving line-of-credit
  agreement................................................    1,132       (3,632)          278
Proceeds from issuance of long-term debt...................    2,360        3,102             7
Proceeds from issuance of common stock.....................    1,000        1,000            --
Repurchase of common stock.................................     (513)      (3,000)           --
                                                             -------     --------       -------
Net cash provided by (used in) financing activities........    3,799       (6,630)          213
Effect of exchange rate changes on cash and cash
  equivalents..............................................       52          (28)           --
                                                             -------     --------       -------
Increase (decrease) in cash and cash equivalents...........       64        2,920        (2,983)
Cash and cash equivalents at beginning of period...........       19           83         3,003
                                                             -------     --------       -------
Cash and cash equivalents at end of period.................  $    83     $  3,003       $    20
                                                             =======     ========       =======

          See accompanying notes to consolidated financial statements.

             RICHARD-ALLAN MEDICAL INDUSTRIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 1996

NOTE A -- BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Business Description

     Richard-Allan Medical Industries, Inc. and Subsidiary (the Company) manufactures and markets surgical operating room supplies. The Company markets these products both domestically and abroad through the use of a direct sales force and foreign distributors. A division that manufactures and markets diagnostic reagents used primarily in hospital laboratories was sold in 1995 (see Note B).

  Basis of Financial Statement Presentation

     The Company has elected to change its fiscal year end to March 31. Fiscal 1996 is a nine month transition period ended March 31, 1996. During the nine month period ended March 31, 1995, the Company's unaudited results of operations included: net sales of $14.4 million; gross profit of $5.9 million; income tax credits of $352,000; and a net loss of $4.8 million.

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Richard-Allan Medical Industries (U.K.) Ltd. (subsidiary). All material intercompany balances and transactions are eliminated.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Cash Equivalents

     The Company considers all liquid investments with a maturity of three months or less when purchased to be cash equivalents. The carrying amount of cash and cash equivalents reported in the balance sheets equal their fair value.

  Accounts Receivable and Concentration of Credit Risk

     The Company sells to a large number of domestic and foreign customers. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. An allowance for doubtful accounts is maintained at a level that management believes is sufficient to cover potential credit losses.

  Foreign Currency Translation

     The financial statements of the subsidiary have been translated into U.S. dollars in accordance with Financial Accounting Standards Board ("FASB") Statement No. 52, Foreign Currency Translation. All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet dates, and operations statement accounts have been translated using the average exchange rates for the respective periods. The gains and losses resulting from the changes in exchange rates from period to period have been reported as a separate component of stockholders' equity. The effect on the statements of operations of transaction gains and losses is insignificant for all periods presented.

             RICHARD-ALLAN MEDICAL INDUSTRIES, INC. AND SUBSIDIARY

  Inventories

     Inventories are stated at the lower of cost or market. Cost is determined by the last-in, first-out (LIFO) method for U.S. inventories which approximate 93% and 92% of total inventories at March 31, 1996 and June 30, 1995, respectively.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the assets.

  Income Taxes

     Deferred income taxes are provided on the difference in earnings determined for tax and financial reporting purposes. Deferred income taxes have been calculated under the liability method in accordance with FASB Statement No. 109, Accounting for Income Taxes.

     Income taxes have not been provided on the undistributed earnings of Richard-Allan Medical Industries (U.K.) Ltd. as it is the Company's intention to indefinitely reinvest such earnings in the subsidiary's operations and not to transfer them in the form of a taxable transaction.

  Research and Development Expenses

     Research and development expenses are charged against income as incurred.

  Revenue Recognition

     Revenue from sales of manufactured products is recognized upon shipment to customers (see Note H).

  Advertising Expense

     Advertising and promotion costs are expensed as incurred.

  Reclassification

     Certain amounts for 1995 and 1994 have been reclassified to conform with the 1996 presentation.

NOTE B -- DISCONTINUED OPERATIONS

     In May 1995, the Company sold substantially all of the assets and operations of its laboratory products division. The proceeds from the sale, net of expenses, were approximately $14.7 million. The 1995 consolidated statement of operations excludes sales and expenses of the laboratory products division from continuing operations, and fiscal 1994 results have been restated to conform with this presentation. Net sales of the laboratory products division totaled $7,829,000 from July 1994 through May 1995, and $9,014,000 for the year ended June 30, 1994. The remaining assets of the laboratory products division have been segregated in the consolidated balance sheet as of June 30, 1995.

NOTE C -- STOCK SUBSCRIPTION

     During fiscal 1994 a stockholder made a commitment to purchase common stock in an amount sufficient to maintain compliance with debt covenants. The amount of the stock purchase was determined after June 30, 1994 based on financial statement amounts, and the stock purchase occurred on August 30, 1994. The purchase has been recorded as a 1994 increase in stockholders' equity, and is a noncash financing activity for purposes of the 1994 consolidated statement of cash flows.

             RICHARD-ALLAN MEDICAL INDUSTRIES, INC. AND SUBSIDIARY

NOTE D -- INVENTORIES

     Inventories from continuing operations are summarized as follows (in thousands):

                                                                       JUNE 30,     MARCH 31,
                                                                         1995         1996
                                                                       --------     ---------
    Raw materials and work in process................................   $  695       $   604
    Finished goods...................................................    1,027           647
                                                                        ------        ------
                                                                        $1,722       $ 1,251
                                                                        ======        ======

     If the first-in, first-out method of valuation had been used for all inventories by the Company, inventories would have been approximately $237,000 higher than reported at both March 31, 1996 and June 30, 1995.

NOTE E -- LEASES

     The Company leases certain land, manufacturing and office facilities and equipment under noncancelable leases. As of March 31, 1996, future net minimum lease payments under the capital leases and future minimum rental payments required under operating leases that have initial or remaining noncancelable terms in excess of one year were as follows (in thousands):

                                                                                      OPERATING
                    TWELVE MONTHS ENDED MARCH 31,                  CAPITAL LEASES      LEASES
    -------------------------------------------------------------  --------------     ---------
    1997.........................................................       $ 47             $ 7
    1998.........................................................         --               3
                                                                   ----------         -------
    Total minimum lease payments.................................         47              --

    Less amount representing interest............................          2             $10
                                                                   ----------         =========
    Present value of net minimum lease payments..................       $ 45
                                                                   ==========



     The Company pays property taxes, insurance and maintenance expenses for the building and land, which are leased from Newhauser Associates, a related party. Future minimum lease payments are subject to annual adjustments based on cost of living indices. Additional lease payments resulting from such adjustments totaled approximately $91,000 in 1994, $93,000 in 1995 and $71,000 for the nine months ended March 31, 1996.

     Total lease expense was approximately $299,000 and $254,000 in 1994 and 1995, respectively and $107,000 for the nine month period ended March 31, 1996.

             RICHARD-ALLAN MEDICAL INDUSTRIES, INC. AND SUBSIDIARY

NOTE F -- LONG-TERM DEBT

     Long-term debt consists of:

                                                                       JUNE 30,     MARCH 31,
                                                                         1995         1996
                                                                       --------     ---------
                                                                           (IN THOUSANDS)
    Notes payable to bank under revolving credit agreement...........   $1,679       $ 1,956
    Subordinated 12% unsecured note payable to the estate of a former stockholder for redemption of stock, maturing in annual
      installments of $41,963 through July 1997......................       84            84
    12% and 10% unsecured notes payable, maturing at various dates
      through July 2000..............................................      352           359
    Non-interest-bearing note (discounted to present value at a rate of 10%), secured by pledged shares of treasury stock held in escrow, to a former stockholder for redemption of stock,
      maturing in monthly installments varying from $3,000 to $3,500
      through October 1, 1999........................................       79            63
    Present value of lease payments under capitalized leases (see
      Note E)........................................................       99            45
                                                                        ------        ------
                                                                         2,293         2,507
    Less current maturities..........................................      136           160
                                                                        ------        ------
              Total long-term debt...................................   $2,157       $ 2,347
                                                                        ======        ======

     Effective May 1, 1996, the Company renegotiated the terms of its bank financing agreement. Under the terms of the amended agreement, the Company has a $3.1 million revolving line of credit, with interest payable monthly at the bank's prime rate (8.25% at March 31, 1996) plus 1.5%. Approximately $1.4 million of additional borrowings were available under the line at March 31, 1996, subject to an asset-based lending formula.

     All borrowings under the amended bank financing agreement are required to be paid in full on September 1, 1996, and the bank has stated its intention to call the debt on that date. This arrangement provides a grace period until that date for the Company to achieve compliance with certain financial covenants included in the agreement. The Company is currently in violation of financial covenants related to, among others, minimum working capital requirements. The bank financing agreement also restricts the payment of any dividends, other than dividends payable in Company-owned stock, on any shares of its capital stock.

     The bank borrowings are collateralized by substantially all assets of the Company, a personal guarantee of and life insurance policy on the principal stockholder, a $1 million guarantee by a former officer and stockholder of the Company, and a co-guarantee by Newhauser Associates, a related party. The Company is a co-guarantor of a $1.4 million bank construction loan held by Newhauser Associates that also expires on September 1, 1996.

     As described in Note K, the Company was acquired and became a division of Urohealth Systems, Inc. in August, 1996. In connection with this transaction, all of the Company's debt is being refinanced on a long-term basis. Accordingly, the Company's debt at March 31, 1996 has been classified as long-term, except for amounts which were expected to be repaid prior to the refinancing.

     Interest paid totaled $792,000 in 1994 and $608,000 in 1995, and $185,000 for the nine months ended March 31, 1996. The carrying amount of the Company's long-term debt approximates its fair value.

             RICHARD-ALLAN MEDICAL INDUSTRIES, INC. AND SUBSIDIARY

NOTE G -- EMPLOYEE BENEFIT PLAN

     The Company has a qualified profit-sharing plan covering employees with more than one year of service, who may elect to defer up to 15% of their compensation. The Company contributes 35% of the participant's deferred salary to the plan, up to 6% of compensation, and makes additional contributions to the plan at its discretion. The amount of Company contributions to the plan was approximately $16,500 in 1994, $88,000 in 1995 and $61,000 for the nine months ended March 31, 1996.

NOTE H -- DISTRIBUTION AGREEMENTS

     Certain international sales of the Company are transacted under the terms of international distribution agreements with foreign companies which the Company entered into in 1992, 1993 and 1994. The agreements appoint the distributor to sell and service all existing and future product lines of the Company in a particular territory. In exchange for these exclusive distribution rights, which range from six to twenty years, and for initial services provided by the Company for the distributor at the time the agreements were entered into, the distributors paid fees to the Company totaling $28,800 in 1994 and agreed to market no competing products in the territory during the term of the agreement. Income recognized by the Company from these distribution agreements was not significant for the periods presented.

NOTE I -- INCOME TAXES

     Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the Company's deferred tax assets are as follows (in thousands):

                                                                       JUNE 30,     MARCH 31,
                                                                         1995         1996
                                                                       --------     ---------
    Deferred tax assets:
      Operating expense accruals.....................................   $  200        $ 205
      Financial statement over tax depreciation......................       61           73
      Inventory capitalization for tax purposes......................       51           20
      Other..........................................................       15            3
                                                                         -----        -----
                                                                        $  327        $ 301
                                                                         =====        =====
    Valuation allowance for deferred tax assets......................   $ (327)       $(301)
                                                                         =====        =====

     The Company had no deferred income tax liabilities at March 31, 1996 or June 30, 1995.

             RICHARD-ALLAN MEDICAL INDUSTRIES, INC. AND SUBSIDIARY

     Significant components of the income tax provision (credit) from continuing operations are as follows (in thousands):

                                                            YEAR ENDED JUNE      NINE MONTHS
                                                                  30,               ENDED
                                                           -----------------      MARCH 31,
                                                           1994       1995          1996
                                                           -----     -------     -----------
    Current:
      Federal............................................  $(734)    $(3,266)       $(376)
      State..............................................     --          --           --
      Foreign............................................     (8)         --           --
                                                           -----      ------        -----
                                                           $(742)    $(3,266)       $(376)
                                                           =====      ======        =====
    Deferred:
      Federal............................................  $  --     $    --        $  --
      State..............................................     --          --           --
      Foreign............................................     --          --           --
                                                           -----      ------        -----
                                                           $  --     $    --        $  --
                                                           =====      ======        =====

     The Company's income tax provision (credit) from continuing operations differed from the income tax provision (credit) from continuing operations at the federal statutory rate of 34%, as follows (in thousands):

                                                                                  NINE MONTHS
                                                          YEAR ENDED JUNE 30,        ENDED
                                                          -------------------      MARCH 31,
                                                           1994        1995          1996
                                                          -------     -------     -----------
    Income tax provision (credit) at the statutory
      rate..............................................  $(1,635)    $(2,551)       $(291)
    Adjustments:
      Increase (decrease) in valuation allowance........      901        (855)         (26)
      Effect of favorable tax determinations............       --          --          (82)
      Other.............................................       (8)        140           23
                                                          -------     -------        -----
    Tax provision (credit)..............................  $  (742)    $(3,266)       $(376)
                                                          =======     =======        =====

     In 1995, the Company utilized approximately $938,000 and $228,000 of net operating loss tax benefit and research and development credit carryforwards, respectively.

     Cash paid for purposes of federal income taxes during the nine month period ended March 31, 1996, was approximately $2.1 million. No cash was paid for purposes of federal income taxes during the years ended June 30, 1995 and 1994.

             RICHARD-ALLAN MEDICAL INDUSTRIES, INC. AND SUBSIDIARY

NOTE J -- COMMITMENTS AND CONTINGENCIES

     The Company is subject to lawsuits and claims in the ordinary course of business. Management believes that the ultimate resolution of such lawsuits and claims will not have a material adverse effect on the Company's consolidated financial position or results of operations. During fiscal 1995 the Company incurred approximately $2,000,000 in legal fees in successful defense of a patent infringement suit initiated by a large surgical equipment manufacturer, which has been included in selling, general and administrative expenses. The Company is party to a negotiated payment plan for these legal fees. If the Company maintains payments in accordance with the plan, the law firm has agreed to reduce the legal fees charged to the Company by $350,000. This expense reduction will be recognized only after completion of the payment plan and the forgiveness of fees is realized.

     As of March 31, 1996, the Company had entered into various purchase commitments for tooling equipment of approximately $1 million.

NOTE K -- SUBSEQUENT EVENT

     On July 5, 1996, the Company entered into a definitive agreement to be acquired by Urohealth Systems, Inc. (Urohealth). The sale was consummated on August 14, 1996, at which time the Company became a division of Urohealth.

     Urohealth has made commitments to the Company to provide funding for the Company's operations for a minimum of twelve months beginning on July 5, 1996. In addition, Urohealth has entered into a financing arrangement which will be used to refinance all of the Company's debt with debt having maturities greater than one year.

             RICHARD-ALLAN MEDICAL INDUSTRIES, INC. AND SUBSIDIARY

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                       JUNE 30,
                                                                                         1996
                                                                        MARCH 31,     -----------
                                                                          1996
                                                                        ---------     (UNAUDITED)
                                                                             (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents...........................................   $    20        $    18
  Accounts receivable, less allowance for doubtful accounts of $8.....     3,116          3,472
  Refundable income taxes.............................................       376            510
  Inventories.........................................................     1,251          1,141
  Prepaid expenses....................................................        --            115
                                                                          ------         ------
          Total current assets........................................     4,763          5,256
Property and equipment, net...........................................     4,408          4,452
Other assets..........................................................        64             80
                                                                          ------         ------
                                                                         $ 9,235        $ 9,788
                                                                          ======         ======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Checks issued against future deposits...............................   $   340        $   525
  Accounts payable....................................................     2,315          2,140
  Compensation and commissions........................................       578            879
  Other current liabilities...........................................       376            780
  Current maturities of long-term debt................................       160            220
                                                                          ------         ------
          Total current liabilities...................................     3,769          4,544
Long-term debt, less current maturities...............................     2,347          2,648

Commitments and Contingencies

Stockholders' equity:
  Preferred stock $5 par value:
     authorized -- 150,000 shares; issued -- 7,534 shares.............        38             38
  Common stock $1 par value:
     authorized -- 50,000 shares; issued -- 4,645 shares..............         5              5
  Retained earnings...................................................     3,118          2,597
  Treasury stock, at cost:
     7,534 shares preferred stock and 113 shares common stock.........       (63)           (63)
  Foreign currency translation adjustments............................        21             19
                                                                          ------         ------
          Total stockholders' equity..................................     3,119          2,596
                                                                          ------         ------
                                                                         $ 9,235        $ 9,788
                                                                          ======         ======

     See accompanying notes to condensed consolidated financial statements.

             RICHARD-ALLAN MEDICAL INDUSTRIES, INC. AND SUBSIDIARY

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                         THREE MONTHS ENDED
                                                                              JUNE 30,
                                                                      ------------------------
                                                                        1995            1996
                                                                      ---------       --------
Net sales...........................................................  $   5,190       $  5,766
Cost of sales.......................................................      2,984          3,122
                                                                      ----------      ----------
                                                                              -              -
Gross profit........................................................      2,206          2,644

Operating expenses:
  Selling, general and administrative...............................      3,425          2,860
  Research and development..........................................        300            360
  Interest expense, net.............................................        142             80
                                                                      ----------      ----------
                                                                              -              -
                                                                          3,867          3,300
                                                                      ----------      ----------
                                                                              -              -
Loss from continuing operations before income taxes.................     (1,661)          (656)
Income taxes (credits)..............................................     (2,914)          (134)
                                                                      ----------      ----------
                                                                              -              -
Income (loss) from continuing operations............................      1,253           (522)

Discontinued operations:
  Income from operations, less applicable income taxes of $172......        323             --
  Gain on sale, less applicable income taxes of $4,845..............      9,405             --
                                                                      ----------      ----------
                                                                              -              -
                                                                          9,728             --
                                                                      ----------      ----------
                                                                              -              -
Net income (loss)...................................................  $  10,981       $   (522)
                                                                      ===========     ===========

     See accompanying notes to condensed consolidated financial statements.

             RICHARD-ALLAN MEDICAL INDUSTRIES, INC. AND SUBSIDIARY

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                           THREE MONTHS ENDED
                                                                                JUNE 30,
                                                                           ------------------
                                                                             1995       1996
                                                                           --------     -----
OPERATING ACTIVITIES
Net income (loss)........................................................  $ 10,981     $(522)
Adjustments to reconcile net income (loss) to net cash
  used in operating activities:

     Depreciation and amortization.......................................       155       276
     Gain on sale of discontinued operations.............................   (14,250)       --
     Loss on disposition of property.....................................         5        --

     Changes in operating assets and liabilities:
       Receivables.......................................................     1,844      (357)
       Income taxes......................................................     2,107      (134)
       Inventories.......................................................       315       112
       Other operating assets............................................      (253)     (132)
       Accounts payable..................................................    (1,993)        9
       Other operating liabilities.......................................       373       704
                                                                           --------     -----
Net cash used in operating activities....................................      (716)      (44)

INVESTING ACTIVITIES
Capital expenditures.....................................................      (265)     (319)
Proceeds from sale of discontinued operations, net of expenses...........    14,746        --
                                                                           --------     -----
Net cash provided by (used in) investing activities......................    14,481      (319)

FINANCING ACTIVITIES
Principal payments under capital lease obligations.......................       (33)      (19)
Principal payments under long-term debt..................................    (3,751)      (11)
Net borrowings (repayment) under revolving line-of-credit agreement......    (4,000)      391
Repurchase of common stock...............................................    (3,000)       --
                                                                           --------     -----
Net cash provided by (used in) financing activities......................   (10,784)      361
                                                                           --------     -----
Increase (decrease) in cash and cash equivalents.........................     2,981        (2)
Cash and cash equivalents at beginning of period.........................        22        20
                                                                           --------     -----
Cash and cash equivalents at end of period...............................  $  3,003     $  18
                                                                           ========     =====

     See accompanying notes to condensed consolidated financial statements.

             RICHARD-ALLAN MEDICAL INDUSTRIES, INC. AND SUBSIDIARY

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                 JUNE 30, 1996

1.   INTERIM REPORTING

BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles (GAAP) and include the accounts of Richard-Allan Medical Industries, Inc. (the "Company") and its subsidiary. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission.

     In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments necessary to present fairly the Company's condensed consolidated financial position as of June 30, 1996 and March 31, 1996, its condensed consolidated results of operations for the three month periods ended June 30, 1996 and June 30, 1995, and its condensed consolidated cash flows for the three month periods ended June 30, 1996 and June 30, 1995. The results of operations for the three month period ended June 30, 1996 are not necessarily indicative of those to be expected for the entire year.

2.   DISCONTINUED OPERATION

     In May 1995, the Company sold the assets and operations of its laboratory products division. The proceeds from the sale, net of expenses, were approximately $14.7 million. The condensed consolidated statement of operations for the three months ended June 30, 1995 excludes sales and expenses of the laboratory products division from continuing operations.

3.   INVENTORIES

     Inventories are carried at the lower of cost or market. Cost is determined on last-in, first-out (LIFO) method (IN THOUSANDS).

                                                                    MARCH 31,       JUNE 30,
                                                                       1996           1996
                                                                    ----------     -----------
                                                                                   (UNAUDITED)
    Finished Goods................................................    $  647         $   612
    Raw Materials.................................................       604             529
                                                                      ------          ------
                                                                      $1,251         $ 1,141
                                                                      ======          ======

4.   LITIGATION

     The Company is subject to lawsuits and claims in the ordinary course of business. Management believes that the ultimate resolution of such lawsuits and claims should not have a material adverse effect on the Company's condensed consolidated financial position or results of operations.

5.   SUBSEQUENT EVENT

     On July 5, 1996, the Company entered into a definitive agreement to be acquired by Urohealth Systems, Inc. (Urohealth). The sale was completed August 14, 1996, at which time the operations of the Company were merged with the operations of Urohealth Systems, Inc.

     The unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 1997 reflects the Urohealth acquisitions of X-Cardia, a purchase effective February 28, 1997, and Richard-Allan, a purchase effective August 14, 1996, as if these purchase transactions had taken place on April 1, 1996.

                            UROHEALTH SYSTEMS, INC.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed consolidated statement of operations is presented to reflect the Urohealth acquisitions of X-Cardia, a purchase effective February 28, 1997 and Richard-Allan, a purchase effective August 14, 1996, as if these purchase transactions had taken place on April 1, 1996.

     The unaudited pro forma statement of operations and accompanying notes should be read in conjunction with the respective historical audited consolidated financial statements of Urohealth, X-Cardia and Richard-Allan contained herein.

     The unaudited pro forma condensed consolidated financial information is based on the consolidated financial statements of Urohealth, X-Cardia and Richard-Allan, giving effect to the transactions under the assumptions and adjustments outlined in the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

     The pro forma adjustments are based upon available information and upon certain assumptions that Urohealth management believes are reasonable given the circumstances. The unaudited pro forma condensed consolidated statement of operations is provided for comparative purposes only and is not necessarily indicative of the results that would have been obtained had the acquisitions occurred on the dates indicated or that may be achieved in the future.

                            UROHEALTH SYSTEMS, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED MARCH 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                         PRO
                                                                             RICHARD-    PRO FORMA      FORMA
                                                  UROHEALTH   X-CARDIA(1)     ALLAN     ADJUSTMENTS     TOTAL
                                                  ---------   -----------    --------   -----------    --------
Net sales.......................................  $ 90,695      $    --      $  8,427     $            $ 99,122
Cost of sales...................................    41,083           --         4,320                    45,403
                                                  --------      -------      --------     -------      --------
Gross profit....................................    49,612           --         4,107                    53,719

Operating expenses:
  Selling, general and administrative...........    57,691          255         4,950         431(a)     63,327
  Research and development......................     4,997          354           594                     5,945
  Merger and acquisitions costs.................     3,600           --            --                     3,600
  Write-off incomplete research and
     development................................    47,232           --            --                    47,232
  Restructuring charges.........................    12,000           --            --                    12,000
                                                  --------      -------      --------     -------      --------
Total operating expenses........................   125,520          609         5,544         431       132,104
                                                  --------      -------      --------     -------      --------
Loss from operations............................   (75,908)        (609)       (1,437)       (431)      (78,385)

Other income (expense):
  Minority interest consisting of accrued
     dividends on preferred stock of
     subsidiary.................................       (25)          --            --                       (25)
  Interest income...............................       339           11            --                       350
  Interest expense..............................    (8,143)         (17)         (136)     (1,116)(b)    (9,412)
                                                  --------      -------      --------     -------      --------
Loss before tax and extraordinary item..........   (83,737)        (615)       (1,573)     (1,547)      (87,472)
Provision (benefit) for income tax..............      (227)          --          (134)         --          (361)
                                                  --------      -------      --------     -------      --------
Loss before extraordinary item..................  $(83,510)     $  (615)     $ (1,439)    $(1,547)     $(87,111)
                                                  ========      =======      ========     =======      ========

Loss per share:
  Loss before extraordinary item................  $(83,510)                                            $(87,111)
  Dividends and accretion on redeemable
     convertible preferred stock................      (398)                                                (398)
                                                  --------                                             --------
  Loss before extraordinary item attributable to
     common stockholders........................  $(83,908)                                            $(87,509)
                                                  ========                                             ========
  Loss per share before extraordinary item......  $  (4.31)                                            $  (4.09)
                                                  ========                                             ========
  Weighted average number of shares used to
     compute net loss per share.................    19,453                                               21,417
                                                  ========                                             ========

---------------

(1) X-Cardia results of operations reflect activity from the company's inception February 13, 1996 through December 31, 1996. Activity from February 13, 1996 through March 31, 1996 is immaterial.

                               See accompanying notes

                            UROHEALTH SYSTEMS, INC.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                FINANCIAL STATEMENTS

       Pro Forma Adjustments

       Acquisition of X-Cardia

     On February 28, 1997, the Company acquired X-Cardia Corporation through a merger of X-Cardia into a wholly owned subsidiary of the Company. This transaction was accounted for as a purchase. The results of operations of X-Cardia are included in the results of operations of Urohealth from the date of acquisition. The unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 1997 reflects the results of operations for X-Cardia as if the acquisition had occurred as of April 1, 1996.

  Acquisition of Richard-Allan

     On August 14, 1996, the Company acquired Richard-Allan Medical Industries, Inc. in a transaction accounted for as a purchase. The results of operations of Richard-Allan are included in the results of operations of Urohealth from the date of acquisition. The unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 1997 reflects the results of operations for Richard-Allan as if the acquisition had occurred as of April 1, 1996.

     (a) Goodwill, net of write-off of purchased research and development related to Richard-Allan, is $32.3 million. Goodwill is amortized over 25 years.

     (b) Interest on funds used and additional debt assumed to effect the acquisition of Richard-Allan including the new bank credit facility ($30.0 million) assumed note payable ($3.0 million), and internal funds (approximately $1.0 million) at an estimated composite interest rate of 8.75%.

======================================================

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
                               ------------------

    UNTIL               , 1997 (25 DAYS AFTER THE DATE OF THIS EXCHANGE OFFER)
ALL DEALERS EFFECTING TRANSACTIONS IN NEW NOTES, WHETHER OR NOT PARTICIPATING IN THIS EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS.
======================================================

ALL TENDERED OLD NOTES, EXECUTED LETTERS OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE DIRECTED TO THE EXCHANGE AGENT. QUESTIONS AND REQUESTS FOR ASSISTANCE AND REQUESTS FOR ADDITIONAL COPIES OF THE PROSPECTUS, THE LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE ADDRESSED TO THE EXCHANGE AGENT AS FOLLOWS:

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                              THE BANK OF NEW YORK

                         BY HAND OR OVERNIGHT DELIVERY

                              THE BANK OF NEW YORK
                               101 BARCLAY STREET
                            NEW YORK, NEW YORK 10286
                     ATTN: CORPORATE TRUST SERVICES WINDOW
                                  GROUND LEVEL
                          ATTN: REORGANIZATION SECTION
                                 ARWEN GIBBONS

             FACISIMILE TRANSMISSIONS (ELIGIBLE INSTITUTIONS ONLY):

                                 (212) 815-6339

                TO CONFIRM BY TELEPHONE OR FOR INFORMATION CALL:
                                 (212) 815-5920

                        BY REGISTERED OR CERTIFIED MAIL

                              THE BANK OF NEW YORK
                               101 BARCLAY STREET
                            NEW YORK, NEW YORK 10286
                          ATTN: REORGANIZATION SECTION
                                  ARWEN GIBBONS

(ORIGINALS OF ALL DOCUMENTS SUBMITTED BY FACSIMILE SHOULD BE SENT PROMPTLY BY HAND, OVERNIGHT COURIER, OR REGISTERED OR CERTIFIED MAIL).

                       OFFER TO EXCHANGE ALL OUTSTANDING

                          12 1/2% SENIOR SUBORDINATED
                                 NOTES DUE 2004

                        ($110,000,000 PRINCIPAL AMOUNT)
                                      FOR
                          12 1/2% SENIOR SUBORDINATED
                                 NOTES DUE 2004
                            UROHEALTH SYSTEMS, INC.
                            -----------------------
                                   PROSPECTUS
                            -----------------------
                                           , 1997

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to Section 145 ("Section 145") of the General Corporation Law of the State of Delaware (the "DGCL") which provides for indemnification of directors and officers in certain circumstances.

     The Company's Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director of the Company except for liability (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL (unlawful payment of dividends), or (iv) for any transaction from which such director derived an improper personal benefit.

     The Company is empowered by Section 145 of the DGCL, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in the defense of any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director or officer of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Company's Bylaws provide that the Company shall indemnify its directors and officers to the full extent permitted by law.

     The Registrant has entered into agreements with certain directors and officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts to the fullest extent permitted by law incurred in connection with any proceeding to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted honestly and in good faith with a view to the best interests of the corporation.

     There are directors' and officers' liability insurance policies presently in force insuring directors and officers of the Registrant and its subsidiaries.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits.


 EXHIBIT
 NUMBER                                         EXHIBIT
 ------    ----------------------------------------------------------------------------------
  4.1      Indenture, dated April 10, 1997, by and among Urohealth Systems, Inc., the
           Guarantors named therein and The Bank of New York, as trustee. (Incorporated by reference from Exhibit 4.1 to Urohealth's Form 8-K, dated April 28, 1997, as filed with the Commission on April 28, 1997).
  4.2      Registration Rights Agreement, dated April 10, 1997, between Urohealth Systems,
           Inc., the Guarantors named therein and the Initial Purchaser. (Incorporated by reference from Exhibit 4.3 to Urohealth's Form 8-K, dated April 28, 1997, as filed with the Commission on April 28, 1997).
  5.1      Opinion of Morrison & Foerster LLP.**
 12.1      Ratio of Earnings to Fixed Charges.**
 23.1      Consent of Ernst & Young LLP.
 23.2      Consent of Ernst & Young LLP.
 23.3      Consent of Ernst & Young LLP.
 23.4      Consent of KPMG Peat Marwick LLP.

 EXHIBIT
 NUMBER                                         EXHIBIT
 ------    ----------------------------------------------------------------------------------
 23.5      Consent of Coopers & Lybrand L.L.P.
 23.6      Consent of Morrison & Foerster LLP (included in Exhibit 5.1).**
 24.1      Power of Attorney of certain officers and directors (included in Part II to the
           Registration Statement).**
 25.1      Statement regarding eligibility of Trustee.**
 99.1      Form of Letter of Transmittal.**
 99.2      Form of Notice of Guaranteed Delivery.**


---------------

** Previously filed.

     (b) Financial Statement Schedules.

     Schedule II Consolidated Valuation Accounts and Accountant's Reports
thereon                                                                      S-1

ITEM 22.  UNDERTAKINGS

     (a) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933 (the "Act"), each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrants hereby undertake that:

          (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on September 10, 1997.


                                          UROHEALTH SYSTEMS, INC.

                                          By: /s/  CHARLES A. LAVERTY
                                            ------------------------------------
                                            Charles A. Laverty
                                            Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               SIGNATURES                              TITLE                       DATE
----------------------------------------  --------------------------------  -------------------
         /s/ CHARLES A. LAVERTY           Chairman of the Board and          September 10, 1997
----------------------------------------  Chief Executive Officer
           Charles A. Laverty             (Principal Executive Officer)

          /s/ JOSEPH T. ARTINO            Assistant Treasurer (Acting        September 10, 1997
----------------------------------------  Principal Financial Officer and
            Joseph T. Artino              Acting Principal Accounting
                                          Officer)
                   *                      Director                           September 10, 1997
----------------------------------------
            Abbey J. Butler

                   *                      Director                           September 10, 1997
----------------------------------------
            John Chamberlin

                   *                      Director                           September 10, 1997
----------------------------------------
            Robert N. Elkins

                   *                      Director                           September 10, 1997
----------------------------------------
            Melvyn J. Estrin

                   *                      Director                           September 10, 1997
----------------------------------------
             C. Sage Givens

                   *                      Director                           September 10, 1997
----------------------------------------
            Lawrence Goelman

                   *                      Director                           September 10, 1997
----------------------------------------
            Michael S. Gross

                   *                      Director                           September 10, 1997
----------------------------------------
          Richard R. Newhauser

                   *                      Director                           September 10, 1997
----------------------------------------
           Francis J. Tedesco


*By: /s/  CHARLES A. LAVERTY
     -------------------------------
           Charles A. Laverty
            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on September 10, 1997.


                                          GATES PLASTICS

                                          By: /s/  CHARLES A. LAVERTY
                                            ------------------------------------
                                            Charles A. Laverty
                                            President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               SIGNATURES                              TITLE                       DATE
----------------------------------------  --------------------------------  -------------------
         /s/ CHARLES A. LAVERTY           President and Chief Executive      September 10, 1997
----------------------------------------  Officer and Director
           Charles A. Laverty             (Principal Executive Officer)

          /s/ JOSEPH T. ARTINO            Vice President -- Finance          September 10, 1997
----------------------------------------  (Principal Financial Officer and
            Joseph T. Artino              Principal Accounting Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on September 10, 1997.


                                          DACOMED CORPORATION

                                          By: /s/  CHARLES A. LAVERTY
                                            ------------------------------------
                                            Charles A. Laverty
                                            President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               SIGNATURES                              TITLE                       DATE
----------------------------------------  --------------------------------  -------------------
         /s/ CHARLES A. LAVERTY           President and Chief Executive      September 10, 1997
----------------------------------------  Officer and Director
           Charles A. Laverty             (Principal Executive Officer)

          /s/ JOSEPH T. ARTINO            Vice President -- Finance          September 10, 1997
----------------------------------------  (Principal Financial Officer and
            Joseph T. Artino              Principal Accounting Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on September 10, 1997.


                                          DACOMED INTERNATIONAL, INC.

                                          By: /s/  CHARLES A. LAVERTY
                                            ------------------------------------
                                            Charles A. Laverty
                                            President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               SIGNATURES                              TITLE                       DATE
----------------------------------------  --------------------------------  -------------------
         /s/ CHARLES A. LAVERTY           President and Chief Executive      September 10, 1997
----------------------------------------  Officer and Director
           Charles A. Laverty             (Principal Executive Officer)

          /s/ JOSEPH T. ARTINO            Vice President -- Finance          September 10, 1997
----------------------------------------  (Principal Financial Officer and
            Joseph T. Artino              Principal Accounting Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on September 10, 1997.


                                          ALLSTATE MEDICAL PRODUCTS, INC.

                                          By: /s/  CHARLES A. LAVERTY
                                            ------------------------------------
                                            Charles A. Laverty
                                            President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               SIGNATURES                              TITLE                       DATE
----------------------------------------  --------------------------------  -------------------
         /s/ CHARLES A. LAVERTY           President and Chief Executive      September 10, 1997
----------------------------------------  Officer and Director
           Charles A. Laverty             (Principal Executive Officer)

          /s/ JOSEPH T. ARTINO            Vice President -- Finance          September 10, 1997
----------------------------------------  (Principal Financial Officer and
            Joseph T. Artino              Principal Accounting Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on September 10, 1997.


                                          UROHEALTH OF KENTUCKY, INC.

                                          By: /s/  CHARLES A. LAVERTY
                                            ------------------------------------
                                            Charles A. Laverty
                                            President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               SIGNATURES                              TITLE                       DATE
----------------------------------------  --------------------------------  -------------------
         /s/ CHARLES A. LAVERTY           President and Chief Executive      September 10, 1997
----------------------------------------  Officer and Director
           Charles A. Laverty             (Principal Executive Officer)

          /s/ JOSEPH T. ARTINO            Vice President -- Finance          September 10, 1997
----------------------------------------  (Principal Financial Officer and
            Joseph T. Artino              Principal Accounting Officer)

          /s/ KEVIN M. HIGGINS            Director                           September 10, 1997
----------------------------------------
            Kevin M. Higgins

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on September 10, 1997.


                                          MICROSURGE, INC.

                                          By: /s/  CHARLES A. LAVERTY
                                            ------------------------------------
                                            Charles A. Laverty
                                            President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               SIGNATURES                              TITLE                       DATE
----------------------------------------  --------------------------------  -------------------
         /s/ CHARLES A. LAVERTY           President and Chief Executive      September 10, 1997
----------------------------------------  Officer and Director
           Charles A. Laverty             (Principal Executive Officer)

          /s/ JOSEPH T. ARTINO            Vice President -- Finance          September 10, 1997
----------------------------------------  (Principal Financial Officer and
            Joseph T. Artino              Principal Accounting Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on September 10, 1997.


                                          OSBON MEDICAL SYSTEMS, LTD.

                                          By: /s/  CHARLES A. LAVERTY
                                            ------------------------------------
                                            Charles A. Laverty
                                            President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               SIGNATURES                              TITLE                       DATE
----------------------------------------  --------------------------------  -------------------
         /s/ CHARLES A. LAVERTY           President and Chief Executive      September 10, 1997
----------------------------------------  Officer and Director
           Charles A. Laverty             (Principal Executive Officer)

          /s/ JOSEPH T. ARTINO            Vice President -- Finance          September 10, 1997
----------------------------------------  (Principal Financial Officer and
            Joseph T. Artino              Principal Accounting Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on September 10, 1997.


                                          UROHEALTH, INC. (CALIFORNIA)

                                          By: /s/  CHARLES A. LAVERTY
                                            ------------------------------------
                                            Charles A. Laverty
                                            President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               SIGNATURES                              TITLE                       DATE
----------------------------------------  --------------------------------  -------------------
         /s/ CHARLES A. LAVERTY           President and Chief Executive      September 10, 1997
----------------------------------------  Officer and Director
           Charles A. Laverty             (Principal Executive Officer)

          /s/ JOSEPH T. ARTINO            Vice President -- Finance          September 10, 1997
----------------------------------------  (Principal Financial Officer and
            Joseph T. Artino              Principal Accounting Officer)

          /s/ KEVIN M. HIGGINS            Director                           September 10, 1997
----------------------------------------
            Kevin M. Higgins

                         REPORT OF INDEPENDENT AUDITORS

     We have audited the consolidated financial statements of Urohealth Systems, Inc. as of March 31, 1996 and 1997, and for the year ended June 30, 1995, the nine months ended March 31, 1996 and the year ended March 31, 1997, and have issued our report thereon dated July 8, 1997 (included in the Joint Proxy Statement of Urohealth Systems, Inc. and Imagyn Medical Inc., which is referred to and made a part of this Prospectus and Registration Statement). Our audits also included the financial statement schedule listed in Item 21(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. We did not audit the financial statements of Microsurge, Inc., a wholly owned subsidiary, as of March 31, 1996 and 1997 and for the year ended December 31, 1995, the nine months ended March 31, 1996 and the year ended March 31, 1997 and of Dacomed Corporation, a wholly owned subsidiary, for the year ended June 24, 1995, which statements reflect total assets constituting 16.5% and 3.9% of consolidated total assets as of March 31, 1996 and 1997, respectively, and net sales constituting 27% and 8% and 8% of consolidated net sales for the year ended June 30, 1995, the nine months ended March 31, 1996 and the year ended March 31, 1997, respectively. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to data included in the consolidated financial statements for such entities, is based solely on the reports of other auditors.

     In our opinion, based on our audits and the reports of other auditors, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                 /s/ ERNST & YOUNG LLP

Orange County, California
July 8, 1997

                            UROHEALTH SYSTEMS, INC.

                                  SCHEDULE II
                        CONSOLIDATED VALUATION ACCOUNTS

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
                                              BALANCE AT
                                              BEGINNING                                           BALANCE AT
                DESCRIPTION                   OF PERIOD    ADDITIONS   ACQUISITION  WRITE OFFS   END OF PERIOD
--------------------------------------------  ----------   ---------   ----------   ----------   -------------
Year ended June 30, 1995:
     Allowance for doubtful accounts........    $  506      $   134       $ --        $  (22)       $   618
     Reserve for inventory obsolescence.....        --          422         --           (31)           391
                                                ------       ------       ----         -----         ------
          Total.............................    $  506      $   556       $ --        $  (53)       $ 1,009
                                                ======       ======       ====         =====         ======
Nine month period ended March 31, 1996:
     Allowance for doubtful accounts........    $  618      $ 1,126       $ --        $   --        $ 1,744
     Reserve for inventory obsolescence.....       391        1,320         --           (46)         1,665
                                                ------       ------       ----         -----         ------
          Total.............................    $1,009      $ 2,446       $ --        $  (46)       $ 3,409
                                                ======       ======       ====         =====         ======
Year ended March 31, 1997:
     Allowance for doubtful accounts........    $1,744      $    82       $232        $ (162)       $ 1,896
     Reserve for inventory obsolescence.....     1,665          157        451          (679)         1,594
                                                ------       ------       ----         -----         ------
          Total.............................    $3,409      $   239       $683        $ (841)       $ 3,490
                                                ======       ======       ====         =====         ======
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                                       S-2

                                 EXHIBIT INDEX


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                                                                                     SEQUENTIALLY
EXHIBIT NO.                                 DESCRIPTION                              NUMBERED PAGE
-----------     -------------------------------------------------------------------  -------------
 4.1            Indenture, dated April 10, 1997, by and among Urohealth Systems,
                Inc., the Guarantors named therein and The Bank of New York, as trustee. (Incorporated by reference from Exhibit 4.1 to Urohealth's
                Form 8-K, dated April 28, 1997, as filed with the Commission on
                April 28, 1997).
 4.2            Registration Rights Agreement, dated April 10, 1997, between
                Urohealth Systems, Inc. and the Initial Purchaser. (Incorporated by
                reference from Exhibit 4.3 to Urohealth's Form 8-K, dated April 28,
                1997, as filed with the Commission on April 28, 1997).
 5.1            Opinion of Morrison & Foerster LLP**
12.1            Ratio of Earnings to Fixed Charges**
23.1            Consent of Ernst & Young LLP.......................................
23.2            Consent of Ernst & Young LLP.......................................
23.3            Consent of Ernst & Young LLP.......................................
23.4            Consent of KPMG Peat Marwick LLP...................................
23.5            Consent of Coopers & Lybrand L.L.P. ...............................
23.6            Consent of Morrison & Foerster LLP (included in Exhibit 5.1)**
24.1            Power of Attorney of certain officers and directors (included in
                Part II to the Registration Statement)**
25.1            Statement regarding eligibility of Trustee**
99.1            Form of Letter of Transmittal**
99.2            Form of Notice of Guaranteed Delivery**
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** Previously filed.